UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Orbitz Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED MARCH 27, 2015

ORBITZ WORLDWIDE, INC.

500 W. Madison Street, Suite 1000

Chicago, Illinois 60661

United States

+1.312.894.5000

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

[—], 2015

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders, which we refer to as the “annual meeting,” of Orbitz Worldwide, Inc., which we refer to as “Orbitz,” to be held on [—], [—], 2015, at [—] a.m. local time, at [—]. We will conduct the business ordinarily held at our annual meeting, which is listed in the attached Notice of Annual Meeting of Stockholders.

In addition, on February 12, 2015, we entered into a merger agreement, which we refer to as the “merger agreement,” with Expedia, Inc., which we refer to as “Expedia,” and Xeta, Inc., an indirect wholly owned subsidiary of Expedia, which we refer to as “Merger Sub,” providing for the acquisition of Orbitz by Expedia. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Orbitz, with Orbitz continuing as the surviving corporation and as an indirect wholly owned subsidiary of Expedia, which we refer to as the “merger.” At the annual meeting, we will ask you to consider and vote upon a proposal to adopt the merger agreement, thereby approving the merger, and certain other matters as set forth in the stockholder notice and the accompanying proxy statement.

If the merger is approved and completed, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of Orbitz common stock, par value $0.01 per share, which we refer to as the “Orbitz common stock,” that you own.

Adoption of the merger agreement and the transactions contemplated thereby, including the merger, requires the affirmative vote of the holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting. Our Board of Directors, after considering various factors, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Orbitz and its stockholders, and approved the merger agreement and the transactions contemplated thereby, including the merger.

The Board of Directors recommends that you vote:

(1)	“FOR” the adoption of the merger agreement, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger;

i

(3)	“FOR” the proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate in the view of the Orbitz Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement;

(4)	“FOR” the election of Martin Brand, Ken Esterow and Barney Harford to our Board of Directors; and

(5)	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2015.

The accompanying proxy statement provides you with detailed information about these proposals, including the merger agreement and the merger. A copy of the merger agreement is included as Annex A to the proxy statement. You can also obtain other information about Orbitz from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the entire proxy statement carefully.

Your vote is important regardless of the number of shares you own. The merger cannot be completed unless holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting vote in favor of the adoption of the merger agreement.

Although stockholders may exercise their right to vote in person, we recognize that many stockholders may not be able to attend the annual meeting. Accordingly, we have enclosed a proxy card that will enable your shares to be voted on the matters to be considered at the annual meeting even if you are unable to attend. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the annual meeting, we request that you submit your proxy to vote your shares at your earliest convenience. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

If your shares of Orbitz common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to vote on the merger agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the adoption of the merger agreement.

We greatly appreciate your cooperation in voting your shares. If you have any questions about the annual meeting or the merger after reading the proxy statement, you may contact MacKenzie Partners, Inc., our proxy solicitor, toll-free at 1.800.322.2885 or collect at 1.212.929.5500.

On behalf of the Orbitz Board of Directors, we thank you for your support of Orbitz Worldwide, Inc. and appreciate your consideration of these matters.

Scott Forbes

Chairman of the Board of Directors

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement dated [—], 2015 and the enclosed proxy card are first being mailed to stockholders on or about [—], 2015.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED MARCH 27, 2015

ORBITZ WORLDWIDE, INC.

500 W. Madison Street, Suite 1000

Chicago, Illinois 60661

United States

+1.312.894.5000

Notice of Annual Meeting of Stockholders

To Be Held On [—], 2015

To the Stockholders of Orbitz Worldwide, Inc.:

Notice is hereby given that an annual meeting of the stockholders, which we refer to as the “annual meeting,” of Orbitz Worldwide, Inc., a Delaware corporation, which we refer to as “Orbitz” or the “company” will be held on [—], [—], 2015 at [—] a.m., local time, at [—], for the following purposes:

1. Adoption of the Merger Agreement. To consider and vote upon a proposal (which we refer to as the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of February 12, 2015, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Orbitz, Expedia, Inc., a Delaware corporation, which we refer to as “Expedia,” and Xeta, Inc., an indirect wholly owned subsidiary of Expedia, which we refer to as “Merger Sub.” The merger agreement provides for the merger of Merger Sub with and into Orbitz, with Orbitz continuing as the surviving corporation, which we refer to as the “merger,” and the conversion of each share of Orbitz common stock (other than “excluded shares”), into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes. By “excluded shares,” we mean the shares of Orbitz common stock held by Orbitz as treasury stock, or owned by wholly owned subsidiaries of Orbitz or by Expedia, Merger Sub or any of their wholly owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law.

2. Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger, which we refer to as the “merger-related named executive officer compensation proposal.”

3. Adjournment of the Annual Meeting. To consider and vote upon a proposal to approve the adjournment of the annual meeting from time to time, if necessary or appropriate in the view of the Orbitz Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, which we refer to as the “adjournment proposal.”

4. Election of Martin Brand, Ken Esterow and Barney Harford to our Board of Directors. To consider and vote upon the election of Martin Brand, Ken Esterow and Barney Harford to the Orbitz Board of Directors, which we refer to as the “election of directors.”

5. Ratification of Deloitte & Touche LLP. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2015, which we refer to as the “auditor ratification proposal.”

Only stockholders of record of our common stock, par value $0.01 per share, which we refer to as the “Orbitz common stock” or “our common stock,” at the close of business on [—], 2015, which we refer to as the “record date,” are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. We will make available an alphabetical list of our stockholders of record for examination by any of our stockholders for any purpose germane to the annual meeting at Orbitz’s principal executive offices, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, during ordinary business hours for the ten days prior to the annual meeting until the end of the annual meeting.

The adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting is a condition to the completion of the merger. The approval of each of the merger-related named executive officer compensation proposal, the adjournment proposal and the auditor ratification proposal requires the affirmative vote of holders of a majority of the shares of Orbitz common stock that are present in person or by proxy and entitled to vote on such proposal. Our directors are elected by a plurality of the votes cast at the annual meeting. The vote to approve the merger-related named executive officer compensation proposal is advisory only, will not be binding on Orbitz or Expedia and is not a condition to the completion of the merger.

Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

If your shares of Orbitz common stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the adoption of the merger agreement.

YOUR VOTE IS IMPORTANT. FAILURE TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. YOU MAY VOTE BY MAIL, INTERNET OR TELEPHONE OR BY ATTENDING THE ANNUAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

The Orbitz Board of Directors recommends that you vote:

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors; and

(5)	“FOR” the auditor ratification proposal.

Please note that we intend to limit attendance at the annual meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the annual meeting your account statement evidencing your beneficial ownership of Orbitz common stock as of the record date. All stockholders should also bring photo identification.

The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including the annexes and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the merger or the accompanying proxy statement, would like additional copies of the proxy statement or need help voting your shares of Orbitz common stock, please contact Orbitz’s proxy solicitor:

105 Madison Avenue

New York, New York 10016

United States

Toll-Free: +1.800.322.2885

Call collect: +1.212.929.5500

Email: proxy@mackenziepartners.com

By Order of the Board of Directors,

James F. Rogers

Secretary

Chicago, Illinois

[—], 2015

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SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

Ensure that your shares of Orbitz common stock are voted at the annual meeting by submitting your proxy or, if your shares of Orbitz common stock are held in street name through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote, it will have the same effect as voting “AGAINST” the merger proposal but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors or the auditor ratification proposal. If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the merger proposal but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal, the adjournment proposal or the election of directors, and your broker, bank or other nominee will have discretion to vote your shares with respect to the auditor ratification proposal.

If your shares of Orbitz common stock are registered in street name through a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Orbitz common stock are voted in favor of the proposals at the annual meeting.

If your shares of Orbitz common stock are registered in your name: submit your proxy as soon as possible via the internet or telephone or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope so that your shares of common stock can be voted in favor of the proposals at the annual meeting.

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact our proxy solicitor at:

105 Madison Avenue

New York, New York 10016

United States

Toll-Free: +1.800.322.2885

Call collect: +1.212.929.5500

Email: proxy@mackenziepartners.com

Recommendation of Our Board of Directors	50
Opinion of Orbitz’s Financial Advisor	50
Delisting and Deregistration of Our Common Stock	54
Financing of the Merger	55
Interests of Certain Persons in the Merger	55
Certain Projections Prepared by the Management of Orbitz	58
Regulatory Matters	60
Litigation Relating to the Merger	61
Material U.S. Federal Income Tax Consequences of the Merger	62
Appraisal Rights	65

TERMS OF THE MERGER AGREEMENT	70
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement are not Intended to Function or to be Relied on as Public Disclosures	70
Terms of the Merger; Merger Consideration	70
Certificate of Incorporation; By-laws; Directors and Officers	71
Completion of the Merger	71
Effective Time	71
Treatment of Outstanding Equity Awards	72
Exchange of Shares in the Merger	72
Lost, Stolen or Destroyed Certificates	73
Dissenting Shares	74
Representations and Warranties	74
Covenants Regarding Conduct of Business by Orbitz Pending the Merger	78
No Solicitation of Acquisition Proposals; Changes in Board Recommendation	80
Required Stockholder Vote	82
Consents, Approvals and Filings	83
Employee Benefits Matters	85
Directors’ and Officers’ Indemnification and Insurance	86
Other Covenants and Agreements	87
Conditions to Completion of the Merger	88
Termination of the Merger Agreement	89
Termination Fee; Effect of Termination	90
Fees and Expenses	92
Specific Performance	92
Third Party Beneficiaries	92
Amendments; Waivers	93
Vote Required	93
Board Recommendation	93

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION	94
Merger-Related Compensation	94
Narrative Disclosure to Merger-Related Compensation Table	95
Vote Required	95
Board Recommendation	96

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING	97
Adjournment Proposal	97
Vote Required	97
Board Recommendation	97

PROPOSAL 4: ELECTION OF DIRECTORS	98
Class I Directors—Terms Expire in 2017	98

Annex A	Agreement and Plan of Merger, dated as of February 12, 2015, by and among Orbitz Worldwide, Inc., Expedia, Inc. and Xeta, Inc.	A-1

Annex B	Text of Opinion of Qatalyst Partners LP, dated February 11, 2015	B-1

Annex C	Delaware General Corporation Law, Section 262	C-1

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—]

This proxy statement contains information related to our annual meeting of stockholders to be held on [—], [—], 2015, at [—] a.m., local time, at [—], and at any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of Orbitz Worldwide, Inc. as part of the solicitation of proxies by the Orbitz Board of Directors for use at the annual meeting.

SUMMARY TERM SHEET

This summary term sheet briefly summarizes material information found in this proxy statement concerning the merger. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

In this proxy statement, the terms “we,” “us,” “our,” “Orbitz” and the “company” refer to Orbitz Worldwide, Inc. and, where appropriate, its subsidiaries. We refer to the Orbitz Board of Directors as the “Board of Directors” or the “Board,” Expedia, Inc. as “Expedia” and Xeta, Inc. as “Merger Sub” in this proxy statement. All references to the “merger” refer to the merger of Merger Sub with and into Orbitz, with Orbitz surviving as an indirect wholly owned subsidiary of Expedia; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 12, 2015, as it may be amended from time to time, by and among Orbitz, Expedia and Merger Sub, a copy of which is included as Annex A to this proxy statement. Orbitz, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

Parties Involved in the Merger (Page 23)

Orbitz Worldwide, Inc.

Orbitz Worldwide, Inc., a Delaware corporation, is a global online travel company that uses innovative technology to enable leisure and business travelers to research, plan and book a broad range of travel products and services including hotels, flights, vacation packages, car rentals, cruises, rail tickets, travel insurance, destination services and event tickets. We provide our customers an easy-to-use booking experience across a wide variety of devices. Our global brand portfolio includes Orbitz and CheapTickets in the United States; ebookers in Europe; and HotelClub, which focuses on the Asia Pacific region. We also own and operate Orbitz for Business, which is a corporate travel management company and Orbitz Partner Network, which delivers private label travel solutions to a broad range of partners.

Orbitz’s common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE” in this proxy statement, under the symbol “OWW.”

Orbitz’s principal executive offices are located at 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, its telephone number is +1.312.894.5000 and its internet website address is www.orbitz.com. The information provided on or accessible through Orbitz’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Additional information about Orbitz is contained in its public filings, certain of which we incorporate by reference herein. See “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Expedia, Inc.

Expedia, Inc., a Delaware corporation, is an online travel company, empowering business and leisure travelers through technology with the tools and information they need to efficiently research, plan, book and experience travel. Expedia seeks to grow its business through a dynamic portfolio of travel brands, including its majority-owned subsidiaries, which feature approximately 435,000 properties in 200 countries, 400 airlines, packages, rental cars, cruises, as well as destination services and activities. Travel suppliers distribute and market products via Expedia’s traditional desktop offerings, as well as through alternative distribution channels including mobile and social media, Expedia’s private label business and Expedia’s call centers in order to reach Expedia’s global audience. In addition, Expedia’s advertising and media businesses help other businesses, primarily travel providers, reach a large audience of travelers around the globe.

Expedia’s common stock is listed on the NASDAQ Global Select Market, which we refer to as the “NASDAQ” in this proxy statement, under the symbol “EXPE.”

Expedia’s principal executive offices are located at 333 108th Avenue NE, Bellevue, Washington 98004, United States, its telephone number is +1.425.679.7200 and its internet website address is www.expediainc.com. The information provided on or accessible through Expedia’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Expedia’s website provided in this proxy statement.

Xeta, Inc.

Xeta, Inc., an indirect wholly owned subsidiary of Expedia, is a Delaware corporation that was formed on February 10, 2015 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Orbitz, with Orbitz surviving the merger as an indirect wholly owned subsidiary of Expedia.

Merger Sub’s principal executive offices are located at 333 108th Avenue NE, Bellevue, Washington 98004, United States, and its telephone number is +1.425.679.7200.

The Merger

The proposed transaction is the acquisition of Orbitz by Expedia pursuant to the merger agreement. The acquisition will be effected by the merger of Merger Sub with and into Orbitz, with Orbitz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Expedia.

Expected Timing of the Merger

Orbitz and Expedia are working to complete the merger promptly, and we intend it to be completed in 2015. The merger is subject, however, to various regulatory approvals and other conditions, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either company could result in the merger being completed at a later time, or not at all.

We expect to complete the merger promptly following the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent described in the merger agreement.

Merger Consideration (Page 70)

If the merger is completed, each share of our common stock, par value $0.01 per share, which we refer to as “Orbitz common stock” or “our common stock” in this proxy statement, issued and outstanding immediately prior to the effective time of the merger (other than the shares of Orbitz common stock held by Orbitz as treasury stock, or owned by wholly owned subsidiaries of Orbitz or by Expedia, Merger Sub or any of their wholly owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law, which section we refer to as “Section 262,” which statute we refer to as the “DGCL” and which shares we refer to collectively as the “excluded shares” in this proxy statement), will be converted into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes, which we refer to as the “merger consideration” in this proxy statement. At or immediately prior to the effective time of the merger, Expedia will deposit or cause to be deposited sufficient funds to pay the aggregate merger consideration with the paying agent.

The Annual Meeting (Page 25)

Date, Time and Place (Page 25)

The annual meeting will be held on [—], [—], 2015 at [—] a.m., local time at [—].

Purpose of the Annual Meeting (Page 25)

At the annual meeting, you will be asked to consider and vote upon:

(1)	a proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger, which proposal we refer to as the “merger proposal” in this proxy statement;

(2)	a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger, which proposal we refer to as the “merger-related named executive officer compensation proposal” in this proxy statement;

(3)	a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, which proposal we refer to as the “adjournment proposal” in this proxy statement;

(4)	the election of Martin Brand, Ken Esterow and Barney Harford to the Board, which vote for such nominees we refer to as the “election of directors” in this proxy statement; and

(5)	a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2015, which proposal we refer to as the “auditor ratification proposal” in this proxy statement.

Record Date and Voting Information (Page 26)

Only stockholders who hold shares of our common stock at the close of business on [—], which we refer to as the “record date” in this proxy statement, will be entitled to vote at the annual meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to our stockholders for approval at the annual meeting. As of the record date for the annual meeting, there were [—] outstanding shares of our common stock entitled to vote at the annual meeting.

Quorum (Page 26)

The presence in person or by proxy of the holders of record of a majority of the shares of our common stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the annual meeting. As of the record date for the annual meeting, the presence of holders of record of [—] shares of our common stock will be required to obtain a quorum.

Required Vote; Effect of Abstentions and Broker Non-Votes (Page 27)

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting. Approval of each of the merger-related named executive officer compensation proposal, the adjournment proposal and the auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present in person or by proxy and entitled to vote on such proposal. Our directors are elected by a plurality of the votes cast at the annual meeting.

Abstentions will have the same effect as votes “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal and the auditor ratification proposal but will have no effect on the election of directors.

Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors or the auditor ratification proposal, but will have the same effect as votes “AGAINST” the merger proposal.

If you hold your shares through a Nominee (as defined below) and do not instruct your Nominee on how you wish your shares of Orbitz common stock to be voted using the voting instruction form provided by your Nominee, your Nominee may not vote uninstructed shares on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal or the election of directors, but may vote, in its discretion, on the auditor ratification proposal. When a Nominee is permitted to vote a client’s uninstructed shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes will not be counted as votes either “FOR” or “AGAINST” the merger-related named executive officer compensation proposal, the adjournment proposal or the election of directors, but will have the effect of a vote ‘‘AGAINST’’ the merger proposal.

Voting by Stockholders (Page 27)

Any Orbitz stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the internet or by telephone, or may vote in person by appearing at the annual meeting. If you are a beneficial owner and hold your shares of Orbitz common stock in “street name” through a broker, bank or other nominee, which we refer to as a “Nominee” in this proxy statement, you should instruct your Nominee on how you wish your shares of Orbitz common stock to be voted using the instructions provided by your Nominee. The Nominee cannot vote on these proposals, except with respect to the auditor ratification proposal, without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish your shares to be voted. If you are a street name holder and wish to vote the shares beneficially owned by you in person by ballot at the annual meeting, you must provide a “legal proxy” from your Nominee, giving you the right to vote the shares at the annual meeting.

Voting by Orbitz’s Directors and Executive Officers (Page 29)

At the close of business on [—], the record date for the annual meeting, our directors and executive officers and their affiliates beneficially owned, in the aggregate, [—] shares of our common stock which they are entitled to vote at the annual meeting, representing approximately [—]% of the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting.

Treatment of Stock Options and Other Stock-Based Compensation (Page 55)

Stock Options

Immediately prior to the effective time of the merger, each option to purchase Orbitz common stock under any stock option or other equity or equity-based plan of Orbitz that is unexpired and unexercised immediately prior to the effective time of the merger will be cancelled and, in exchange therefor, each former holder of any such cancelled option will be entitled to receive the merger consideration with respect to each share of Orbitz common stock subject to such option immediately prior to such cancellation, less the applicable exercise price and less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be cancelled without the payment of any consideration to the holder.

Restricted Stock Units

At the effective time of the merger, each outstanding restricted stock unit (including performance-based restricted stock units and deferred stock units) with respect to Orbitz common stock will be assumed by Expedia. Each such restricted stock unit will continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the applicable Orbitz equity plan and Orbitz restricted stock unit agreements as in effect immediately prior to the effective time of the merger, except that each such assumed restricted stock unit will cover that number of whole shares of Expedia common stock, rounded down to the nearest whole share, equal to the product of the number of shares of Orbitz common stock underlying such restricted stock unit immediately prior to the effective time multiplied by the exchange ratio. The exchange ratio will be calculated by dividing $12.00 (the merger consideration) by the volume weighted average price for Expedia’s common stock for the 30 trading days before the date on which we complete the merger. With respect to any Orbitz restricted stock unit subject to performance vesting criteria, the number of shares of Orbitz common stock underlying such Orbitz restricted stock unit immediately prior to the effective time of the merger will equal the target number of shares of Orbitz common stock covered by such Orbitz restricted stock unit, and, following the effective time of the merger, the performance vesting criteria with respect to the assumed restricted stock units will no longer apply and the vesting of such assumed restricted stock unit will be subject to continued employment through the end of the applicable performance period or any later date required under the terms of the Orbitz restricted stock unit in effect immediately prior to the effective time of the merger.

With respect to each employee of Orbitz or any of its subsidiaries who is not a party to an employment agreement, offer letter or severance plan that provides for acceleration of vesting and whose employment is terminated by Expedia without cause or by the employee for good reason during the one-year period immediately following the effective time of the merger, (1) any assumed time-based restricted stock units held by such individual that would have vested during the one-year period following the date of the employment termination, and (2) a pro rata portion of any performance-based restricted stock units held by such individual immediately will vest.

Delisting and Deregistration of Our Common Stock (Page 54)

Upon completion of the merger, we will remove our common stock from listing on the NYSE and price quotations in the public market will no longer be available for our common stock, and the registration of our common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement, will be terminated.

Recommendations of Our Board of Directors (Page 50)

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members present unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Orbitz and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Orbitz directors Gavin Baiera and Brad Gerstner, having previously determined to recuse themselves from all Board discussions and votes concerning the strategic process following our January 21, 2015 Board meeting (in light of their respective interests described in the sections titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement and “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement), did not attend the Board meeting during which the merger agreement, the merger and the other transactions contemplated by the merger agreement were approved. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 46 of this proxy statement.

The Board of Directors recommends that Orbitz stockholders vote:

•	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

•	“FOR” the merger-related named executive officer compensation proposal;

•	“FOR” the adjournment proposal;

•	“FOR” the election of directors; and

•	“FOR” the auditor ratification proposal.

Opinion of Orbitz’s Financial Advisor (Page 50 and Annex B)

We retained Qatalyst Partners LP, which we refer to as “Qatalyst Partners” in this proxy statement, to act as our financial advisor in connection with a potential transaction such as the merger. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. At the meeting of our Board on February 11, 2015, Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing, that as of February 11, 2015 and based upon and subject to the considerations, limitations and other matters set forth in the written opinion, the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement is fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst Partners, dated February 11, 2015, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to our Board and addressed only, as of the date of the opinion, the fairness from a financial point of view of the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement. It does not address any other aspect of the merger and does not constitute a recommendation as to how any of our stockholders should vote with respect to the merger or any other matter. For a further discussion of Qatalyst Partners’ opinion, see “Proposal 1: Adoption of the Merger Agreement—Opinion of Orbitz’s Financial Advisor” beginning on page 55 of this proxy statement.

Interests of Certain Persons in the Merger (Page 55)

In considering the recommendation of the Board that Orbitz stockholders vote to adopt the merger agreement, which we refer to as the Board’s “recommendation” in this proxy statement, you should be aware that some of Orbitz’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Orbitz’s stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Orbitz’s stockholders include, but are not limited to:

•	the merger agreement provides for the cash settlement of all outstanding vested Orbitz stock options and the conversion of all restricted stock units (including performance-based restricted stock units and deferred stock units) into corresponding equity awards of Expedia (whether or not such restricted stock units are vested or unvested);

•	Barney Harford, our Chief Executive Officer, is party to an employment agreement with Orbitz that provides for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger;

•	our other executive officers other than Barney are eligible for severance benefits under our Severance Plan for Group Vice Presidents and Senior Vice Presidents, which we refer to as the “GVP/SVP Plan” in this proxy statement, in the event of certain qualifying terminations of employment in connection with or following the merger;

•	one of Orbitz’s executive officers is eligible for a continuity incentive under a continuity program established in accordance with the merger agreement;

•	the respective indemnity agreements between the company and the directors and executive officers of Orbitz will be assumed by the surviving corporation in the merger, without any further action, and will survive the merger and continue in full force and effect in accordance with their terms; and

•	each of Expedia and the surviving corporation has agreed to indemnify and hold harmless each of our directors and officers for six years following completion of the merger to the fullest extent permitted by applicable law for acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the transactions contemplated thereby, and we are entitled to obtain a policy of directors’ and officers’ liability insurance coverage for the benefit of our executive officers and directors for six years following completion of the merger.

Following receipt of Expedia’s initial proposal on January 16, 2015, Orbitz directors Gavin and Brad, after consultation with counsel, determined to recuse themselves from all further Board discussions and votes concerning the strategic process following our January 21, 2015 Board meeting. Gavin is also a director of Travelport Worldwide Limited, of which the Company is a substantial customer. Brad has a significant indirect economic interest in shares of Expedia through an investment fund he controls and manages.

These interests are discussed in more detail in the sections titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement and “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement. The members of the Board were aware of the different or additional interests set forth herein and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders of Orbitz that they adopt the merger agreement, and approve the transactions contemplated thereby, including the merger.

Financing of the Merger (Page 55)

The merger is not conditioned on Expedia obtaining the proceeds of any financing. We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $1.6 billion. These funds include the funds needed to:

•	pay our stockholders (including equity award holders) the amount due under the merger agreement;

•	refinance, repay or repurchase certain of our outstanding indebtedness, including our existing senior secured loan and revolving credit facilities; and

•	pay customary fees and expenses in connection with the transactions contemplated by the merger agreement.

No Solicitation of Acquisition Proposals (Page 80)

Orbitz has agreed to cease discussions or negotiations that may have been conducted prior to the date of the merger agreement with any parties with respect to an acquisition proposal, as defined below in the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page 80 of this proxy statement, to request to have returned to it or have destroyed any information that had been provided to any such party, to only waive any “standstill” provisions binding such parties on the condition that such parties shall not in any way restrict Orbitz from complying with its obligations under the merger agreement, and to take reasonably necessary action to enforce confidentiality provisions between Orbitz and such parties. The applicable standstill provisions under certain of the existing nondisclosure agreements entered into in connection with the process that culminated in the merger agreement automatically terminated upon public announcement of the proposed merger. These provisions are discussed in more detail in the section titled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement.

From the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Orbitz has agreed not to, and to cause its subsidiaries not to, and to use its reasonable best efforts to cause its and their respective representatives not to on behalf of the company, directly or indirectly:

•	initiate, solicit or knowingly encourage or facilitate (including by way of providing material non-public information) the making of any acquisition proposal; or

•	engage in any discussions or negotiations with respect to any acquisition proposal;

except that

•	it may ascertain facts from the maker of an acquisition proposal for the purpose of the Board informing itself about such acquisition proposal and the third party making it.

However, at any time prior to obtaining stockholder approval of the proposal to adopt the merger agreement, in the event that Orbitz receives a written unsolicited acquisition proposal and Orbitz has not materially breached its non-solicit obligations under the merger agreement with respect to the acquisition proposal, Orbitz and its Board and representatives may engage in negotiations or substantive discussions regarding the acquisition proposal with, or furnish any information to, the third party making such acquisition proposal and its representatives or potential sources of financing if the Board determines in good faith, after consultation with Orbitz’s financial and outside legal advisors, based on information then available, that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal, as defined below in the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page 80 of this proxy statement. Orbitz may not furnish any information to any such third party making the acquisition proposal without first entering into a confidentiality agreement with such third party that is no less restrictive of such third party than the confidentiality agreement entered into by and between Orbitz and Expedia, and Orbitz will make available, as promptly as practicable (and in any event within 48 hours) to Expedia any such information made available to such third party that was not already made available to Expedia. Within 24 hours of the receipt of any acquisition proposal, Orbitz must advise Expedia of the receipt of such acquisition proposal and provide Expedia with a copy of such acquisition proposal (or, where no such copy is available, a reasonable description of such acquisition proposal), and Orbitz is obligated to promptly, and in any event within 24 hours, advise Expedia if Orbitz determines to begin providing information or engage in discussions concerning an acquisition proposal.

Changes in Board Recommendation (Page 80)

Orbitz has agreed that the Board will not make an adverse change in the Board’s recommendation, or approve or recommend, or publicly propose to approve or recommend, any acquisition proposal, or approve or cause the company to enter into any merger agreement, letter of intent or other similar agreement relating to any acquisition proposal, or resolve or agree to do any of the foregoing. However, prior to obtaining stockholder approval of the merger proposal, if Orbitz receives a written acquisition proposal that did not result from a breach by Orbitz of its covenants related to solicitation of acquisition proposals, the Board may make a change of recommendation and/or terminate the merger agreement to enter into an agreement that provides for the acquisition proposal if:

•	the Board determines, after consultation with its financial and outside legal advisors, that the acquisition proposal constitutes a superior proposal;

•	Orbitz has provided Expedia at least three business days’ prior written notice advising Expedia that it intends to take such action and specifying the material terms and conditions of such acquisition proposal and containing a copy of the available proposed transaction agreement and all other definitive agreements to be entered into in connection with such acquisition proposal;

•	Orbitz has, if requested by Expedia, engaged in good faith negotiations with Expedia regarding amendments to the merger agreement proposed in writing by Expedia during such three business day notice period;

•	the Board has considered in good faith any adjustments and/or proposed amendments to the merger agreement irrevocably offered in writing by Expedia and determined that the superior proposal would continue to constitute a superior proposal if the proposed adjustments and/or amendments were to be given effect; and

•	Orbitz pays, or causes to be paid, prior to or concurrently with such termination the company termination fee (as more fully described in the section titled “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement).

The Board may also make a change of recommendation (but Orbitz may not terminate the merger agreement) in circumstances other than in response to an acquisition proposal if, prior to obtaining stockholder approval of the merger proposal:

•	the Board determines that an intervening event, as defined below in the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” on page 80 of this proxy statement, has occurred and is continuing;

•	the Board determines, after consultation with its outside counsel, that the failure to change its recommendation in response to the intervening event would be inconsistent with its fiduciary duties to the stockholders of Orbitz;

•	Orbitz has provided Expedia at least three business days’ prior written notice advising Expedia that it intends to take such action and specifying all available material information with respect to such intervening event;

•	Orbitz has, if requested by Expedia, engaged in good faith negotiations with Expedia regarding adjustments to the merger agreement during such three business day notice period; and

•	the Board maintains its determination to make a change of recommendation after consideration of such adjustments and the end of such three business day notice period.

Conditions to Completion of the Merger (Page 88)

The obligations of Expedia, Merger Sub and Orbitz to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Expedia, Merger Sub and Orbitz at or prior to the effective time of the merger of the following conditions:

•	the adoption of the merger agreement by Orbitz stockholders;

•	the receipt of approval or expiration or termination of the applicable waiting periods (or any extension thereof) under certain competition laws; and

•	the absence of any law or order that restrains, enjoins or otherwise prohibits, whether temporary, preliminary or permanent, the completion of the merger.

The obligations of Expedia and Merger Sub to complete the merger are subject to the satisfaction or waiver by Expedia and Merger Sub at or prior to the effective time of the merger of the following additional conditions:

•	each representation and warranty of Orbitz set forth in the merger agreement with respect to certain aspects of the capitalization of Orbitz being true and correct in all but de minimis respects as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date);

•	each of the representations and warranties of Orbitz set forth in the merger agreement with respect to (1) the Board’s receipt of the opinion of Qatalyst Partners, dated as of February 11, 2015 and (2) there not having occurred a material adverse effect with respect to Orbitz since December 31, 2013, being true and correct in all respects as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date);

•	each of the representations and warranties of Orbitz set forth in the merger agreement with respect to the organization and qualification of Orbitz and its subsidiaries, certain aspects of the capitalization of

Orbitz and its subsidiaries, authority of Orbitz to enter into and effect the merger agreement, broker fees and the inapplicability of takeover statutes being true and correct in all material respects as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date);

•	the other representations and warranties of Orbitz set forth in the merger agreement being true and correct as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date) (in each case without giving effect to any material adverse effect or materiality qualifications or other similar qualifications contained therein), except for failures of such representations and warranties to be true and correct if such failures would not constitute, individually or in the aggregate, a material adverse effect with respect to Orbitz;

•	Orbitz having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing of the merger (other than the covenants regarding Orbitz’s cooperation with respect to Expedia’s arrangement of third party debt financing);

•	there not being a material adverse effect with respect to Orbitz that occurred since the date of the merger agreement that is continuing; and

•	Expedia having received a certificate dated as of the closing date and signed by an executive officer of Orbitz certifying to the effect that specified conditions to the obligations of Expedia and Merger Sub have been satisfied.

Orbitz’s obligations to complete the merger are subject to the satisfaction or waiver by Orbitz at or prior to the effective time of the merger of the following additional conditions:

•	each of the representations and warranties of Expedia and Merger Sub contained in the merger agreement, without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications, being true and correct as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date), except if such failures would not, individually or in the aggregate, prevent or materially impair or materially delay the completion of the merger or the performance by Expedia and Merger Sub of their material obligations under the merger agreement;

•	Expedia and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing of the merger; and

•	Orbitz having received a certificate dated as of the closing date and signed by an executive officer of Expedia certifying to the effect that specified conditions to the obligations of Orbitz have been satisfied.

Orbitz, on the one hand, and Expedia and Merger Sub, on the other hand, may not rely on the failure of any of the joint conditions to obligations of the parties to complete the merger or the conditions to the obligations of that party to complete the merger to be satisfied if the primary cause of such failure was the failure of such party to perform its obligations under the merger agreement.

Termination of the Merger Agreement (Page 89)

The merger agreement may be terminated prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by Orbitz stockholders, under specified circumstances. See the section titled “Terms of the Merger Agreement—Termination of the Merger Agreement,” beginning on page 89 of this proxy statement, for more information about the circumstances in which either Orbitz or Expedia could terminate the merger agreement.

Termination Fee; Effect of Termination (Page 90)

The merger agreement provides that Orbitz or Expedia, as applicable, will pay the other a cash termination fee and/or an expense reimbursement in specified circumstances. For more information about the circumstances in which Orbitz or Expedia must pay a termination fee and/or an expense reimbursement in specified circumstances and the amount of the potential fees, see the section titled “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement.

Other than as provided above or as described below in the section titled “Terms of the Merger Agreement—Fees and Expenses” beginning on page 92 of this proxy statement, all fees and expenses incurred by the parties are to be paid by the party that has incurred the fees and expenses.

Specific Performance (Page 92)

The merger agreement generally provides that the parties will be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. The merger agreement also provides that the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and that a party’s pursuit of specific performance will not be deemed an election of remedy or a waiver of the right to pursue any other right or remedy.

The merger agreement also provides that in the event Orbitz is not granted specific performance of Expedia and Merger Sub’s obligation to effectuate the merger after Orbitz terminates the merger agreement due to a failure of Expedia and Merger Sub to complete the merger on the terms set forth in the merger agreement or a breach of Expedia’s representation and warranty regarding the sufficiency of its available funds to effectuate the merger, Expedia and Merger Sub will not be relieved of any liability or damages resulting from such termination.

Material U.S. Federal Income Tax Consequences of the Merger (Page 62)

The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in the section titled “Proposal 1:

Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement). If you are a U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement) being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States. You should read the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult with your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Regulatory Matters (Page 60)

The merger is subject to the expiration or termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act” in this proxy statement, and approval under certain foreign governments’ merger control regulations. The merger agreement requires Expedia to agree to certain conditions relating to Orbitz assets, including divestitures of Orbitz assets, that might be imposed upon Expedia by regulatory authorities, unless such conditions or divestitures would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of Orbitz and its subsidiaries, taken as a whole. Subject to the terms and conditions of the merger agreement, each party has agreed to use its best efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, filings and other documents and to obtain, as promptly as practicable, the required regulatory approvals in order to complete the merger or any of the other transactions contemplated by the merger agreement. It is possible that the required regulatory approvals may not be obtained before stockholders vote on the merger agreement. For further discussion of regulatory matters relating to the merger, see “Proposal 1: Adoption of the Merger Agreement—Regulatory Matters” beginning on page  60 of this proxy statement.

Market Price of Orbitz Common Stock and Dividend Information (Page 135)

Our common stock is listed on the NYSE under the trading symbol “OWW.” The closing sale price of our common stock on the NYSE on February 11, 2015, which was the last trading day before we announced the execution of the merger agreement, was $9.62, compared to which the merger consideration represents a premium of approximately 24.7%. The closing sale price of our common stock on the NYSE on January 5, 2015, which was the last trading day before the publication of rumors related to a possible strategic transaction involving the company, was $8.11, compared to which the merger consideration represents a premium of approximately 48%. On March 26, 2015, the last trading day before the date of this proxy statement, the closing price of our common stock on the NYSE was $11.68.

Under the terms of the merger agreement, we may not declare, authorize, make or pay any dividend or other distribution without the prior written consent of Expedia (not to be unreasonably withheld, conditioned or delayed). We do not expect to pay dividends in the foreseeable future.

Fees and Expenses (Page 92)

All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are completed, with certain exceptions expressly set forth in the merger agreement. These exceptions include certain expense reimbursements in the event of termination, as described in the section titled “Terms of the Merger Agreement— Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement, and reimbursement by Expedia of out-of-pocket expenses incurred by Orbitz in connection with the satisfaction or amendment of certain financial obligations of Orbitz.

Litigation Relating to the Merger (Page 61)

Since the announcement of the execution of the merger agreement on February 12, 2015, six putative stockholder class action lawsuits have been filed against directors of Orbitz, Expedia and certain other parties, in the Court of Chancery of the State of Delaware: (1) Irving Feldbaum v. Barney Harford, et al., No. 10692, filed on February 19, 2015; (2) Tonya Diamond v. Orbitz Worldwide, Inc., et al., No. 10703, filed on February 23, 2015; (3) Jonathan Shiller v. Orbitz Worldwide, Inc., et al., No. 10704, filed on February 23, 2015; (4) Suresh Rijhwani v. Barney Harford, et al., No. 10711, filed on February 24, 2015; (5) Matthew Sciabacucchi v. Orbitz Worldwide, Inc., et al., No. 10726, filed on February 26, 2015; and (6) Douglas Carlson v. Barney Harford, et al., No. 10736, filed on March 3, 2015. Collectively, we refer to these actions as the “Delaware Actions” in this proxy statement. In the Delaware Actions, plaintiffs allege that the individual director defendants breached their fiduciary duties to Orbitz stockholders in negotiating and approving the merger agreement, that the merger consideration negotiated in the merger agreement undervalues Orbitz, that Orbitz stockholders will not receive fair value for their Orbitz common stock in the merger and that the terms of the merger agreement impose improper deal-protection devices that purportedly preclude competing offers. The complaints further allege that Expedia and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the Orbitz directors. Three of the six complaints further allege that Orbitz aided and abetted the alleged breaches of fiduciary duties by the Orbitz individual directors. Plaintiffs seek injunctive relief, including enjoining or rescinding the merger, an award of unspecified attorneys’ fees, and other relief. On March 23, 2015, the Court of Chancery consolidated the Delaware Actions for all purposes under the caption In re Orbitz Worldwide, Inc. Consolidated Stockholder Litigation, No. 10711.

The outcome of these lawsuits cannot be predicted with certainty. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

Appraisal Rights (Page 65 and Annex C)

Under Delaware law, you are entitled to appraisal rights in connection with the merger, in lieu of the merger consideration offered by Expedia.

If you comply with the requirements of Section 262 of the DGCL, you will have the right under Delaware law to receive, in lieu of the $12.00 per share Merger consideration, the fair value of your shares of Orbitz common stock as determined by the Delaware Court of Chancery. The amount determined by the Delaware Court of Chancery to be the fair value of Orbitz common stock as of the effective time of the merger could be more than, the same as or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. Your appraisal rights are subject to a number of restrictions and technical requirements. Generally, in order to perfect your appraisal rights, you must comply with the following procedures:

•	prior to the vote on the merger proposal at the annual meeting, you must deliver to Orbitz a written demand for appraisal of your shares that complies with the applicable statutory requirements;

•	you must not vote “FOR” the merger proposal, either by proxy or in person, at the annual meeting;

•	you must continue to hold your shares through the effective time of the merger;

•	if the merger is approved at the annual meeting, you must not submit your shares for payment of the merger consideration; and

•	within 120 days of the effective time of the merger, you must file a petition in the Court of Chancery of the State of Delaware, requesting a determination of the fair value of your shares of Orbitz common stock as of the effective time of the merger.

Merely voting against the merger proposal will not perfect your appraisal rights. If you hold your shares in “street name,” you must instruct your broker or other nominee to take action in strict compliance with the DGCL to exercise your appraisal rights. Requirements under Delaware law for exercising appraisal rights are described in further detail under “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 65 of this proxy statement. Section 262 regarding appraisal rights available to stockholders of Delaware corporations in certain mergers and consolidations is reproduced and attached as Annex C to this proxy statement. If you wish to avail yourself of your appraisal rights, you should consult your legal advisor.

Help in Answering Questions

We greatly appreciate your cooperation in voting your shares. If you have any questions about the annual meeting or the merger after reading this proxy statement, you may contact MacKenzie Partners, our proxy solicitor, toll-free at +1.800.322.2885 or collect at +1.212.929.5500.

Neither the U.S. Securities and Exchange Commission, which we refer to as the “SEC” in this proxy statement, nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the annual meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q: Why am I receiving these materials?

A: You are receiving this proxy statement and the accompanying proxy card because you owned shares of our common stock at the close of business on [—], the record date for the annual meeting. Our Board is soliciting proxies for use at the annual meeting to consider and vote upon the proposal to adopt the merger agreement. These proxy materials provide you information for use in determining how to vote in connection with the matters to be considered at the annual meeting.

Q: When and where is the annual meeting?

A: The annual meeting will take place on [—], [—], 2015, at [—] a.m., local time, at [—].

Q: What matters will be voted on at the annual meeting?

A: We will ask you to consider and vote upon:

(1)	a proposal to adopt the merger agreement by and among Orbitz, Expedia and Merger Sub, pursuant to which Merger Sub will merge with and into Orbitz, with Orbitz continuing as the surviving corporation and as an indirect wholly owned subsidiary of Expedia, thereby approving the merger;

(2)	a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger;

(3)	a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement;

(4)	the election of Martin Brand, Ken Esterow and Barney Harford to the Board; and

(5)	a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2015.

Q: What is the proposed transaction?

A: Under the terms of the merger agreement, upon completion of the merger, Merger Sub will be merged with and into Orbitz, with Orbitz continuing as the surviving corporation and as an indirect wholly owned subsidiary of Expedia. After the merger is completed, our common stock will cease to be traded on the NYSE, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC.

Q: What will I receive if the merger is completed?

A: If the merger is completed, you will have the right to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you own, unless you are entitled to demand and have properly demanded appraisal for such shares in accordance with, and you comply in all respects with, Section 262 of the DGCL. In either case, as a result of the merger, your shares will be cancelled and you will not own shares in the surviving corporation.

Q: Should I send in my stock certificates now?

A: No. Please do not send your stock certificates now. If the merger is completed, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates with your proxy card.

Q: What happens if I sell or transfer my shares of common stock after the record date, but before the annual meeting?

A: If you sell or transfer your shares of our common stock after the record date, but before the annual meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the annual meeting.

Q: What vote is required to approve the merger proposal and thereby approve the merger?

A: Under Delaware law, and as a condition to the completion of the merger, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting. Accordingly, (1) an Orbitz stockholder’s failure to submit a proxy card or to vote in person at the annual meeting, (2) an abstention from voting or (3) a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal. As of the record date, there were [—] shares of Orbitz common stock outstanding.

Q: What vote is required for the merger-related named executive officer compensation proposal?

A: Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present at the annual meeting in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the merger-related named executive officer compensation proposal. Broker non-votes, if any, and shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Q: What vote is required for the adjournment proposal?

A: Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present at the annual meeting in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. Broker non-votes, if any, and shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the adjournment proposal.

Q: What vote is required for the election of directors?

A: Assuming a quorum is present, election of the director nominees requires a plurality of the votes cast at the annual meeting. Abstentions, broker non-votes, if any, and shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the election of directors.

Q: What vote is required for the auditor ratification proposal?

A: Assuming a quorum is present, approval of the auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present at the annual meeting in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the auditor ratification proposal. Under applicable NYSE rules, if you are a beneficial owner of shares and do not provide voting instructions to your Nominee, your Nominee may vote, in its discretion, your shares on the auditor ratification proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the auditor ratification proposal.

Q. What is “merger-related compensation”?

A. “Merger-related compensation” is certain compensation that is tied to or based on the completion of the merger and may be payable to Orbitz’s named executive officers under our existing plans or agreements, which is the subject of the merger-related named executive officer compensation proposal. See “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 94 of this proxy statement.

Q. Why am I being asked to cast a non-binding, advisory vote to approve “merger-related compensation” payable to Orbitz’s named executive officers under its plans or agreements?

A. In accordance with the rules promulgated under Section 14A of the Exchange Act, Orbitz is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the merger-related named executive officer compensation proposal on the compensation that may be payable to our named executive officers in connection with the merger.

Q. What will happen if the stockholders do not approve the “merger-related compensation” in the merger-related named executive officer compensation proposal at the annual meeting?

A: Approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger. The vote with respect to the merger-related named executive officer compensation proposal is an advisory vote and will not be binding on Orbitz or Expedia. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the “merger-related compensation” is not contingent on stockholder approval of the merger-related named executive officer compensation proposal.

Q. Are there any other risks to me from the merger that I should consider?

A. Yes. There are risks associated with all business combinations, including the merger. Please see the section titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 22 of this proxy statement.

Q: What constitutes a quorum?

A: At the annual meeting, stockholders holding a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum.

Q: How does the Board of Directors recommend that I vote?

A: After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members present unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Orbitz and its stockholders and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Gavin and Brad, having previously determined to recuse themselves from all Board discussions and votes concerning the strategic process following our January 21, 2015 Board meeting (in light of their respective interests described in the sections titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement and “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement), did not attend the Board meeting during which the merger agreement, the merger and the other transactions contemplated by the merger agreement were approved. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 46 of this proxy statement.

The Board of Directors recommends that Orbitz stockholders vote:

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors; and

(5)	“FOR” the auditor ratification proposal.

Q: What is the difference between holding shares as a stockholder of record and a beneficial owner?

A: Most of our stockholders hold their shares through a Nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and this proxy statement is being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the proxies named in the enclosed proxy card or to vote your shares in person at the annual meeting. We have enclosed a proxy card for you to use.

•	Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you, together with a voting instruction card, by your Nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your Nominee on how to vote your shares and you are also invited to attend the annual meeting where you may vote your shares in person by following the procedure described below.

Q: How do I vote my shares of Orbitz common stock?

A: Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a stockholder of record or through a Nominee, because this will determine the procedure that you must follow in order to vote. You are a stockholder of record if you hold your Orbitz common stock in certificate form or if you hold your Orbitz common stock in your name directly with our transfer agent, American Stock Transfer & Trust Company. If you are a stockholder of record, you may vote in any of the following ways:

•	Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.

•

Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

•	Via Mail—If you choose to grant a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, United States. Proxy cards that are returned without a signature will not be counted as present at the annual meeting and cannot be voted.

•	At the Annual Meeting—Stockholders of record who attend the annual meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the annual meeting. Even if you intend to attend and vote at the annual meeting, our Board recommends that you grant a proxy via the internet, telephone or mail in case you are later unable to attend the annual meeting to ensure that your vote is counted.

Q: If I hold my shares through a Nominee, will my Nominee vote my shares for me?

A: Other than for the auditor ratification proposal, your Nominee will only be permitted to vote your shares if you instruct your Nominee how to vote. You should follow the procedures provided by your Nominee regarding the voting of your shares. If you do not instruct your Nominee to vote your shares, your shares will not be voted, which will be treated as a vote against the proposal to adopt the Merger Agreement.

Under applicable NYSE rules, if you do not provide voting instructions to your Nominee, your Nominee has discretion to vote your shares only on the auditor ratification proposal. Your Nominee may not vote your shares on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal or the election of directors without specific instructions from you. If you do not vote, your Nominee may vote your shares only on the auditor ratification proposal in which case your shares will be counted toward the quorum for the annual meeting, but will be voted only on the auditor ratification proposal.

Q: What happens if I return my proxy card but I do not indicate how to vote?

A: If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors; and

(5)	“FOR” the auditor ratification proposal.

We do not currently intend to present any other proposals for consideration at the annual meeting. If other proposals requiring a vote of stockholders are brought before the annual meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q: What happens if I abstain from voting on a proposal?

A: If you sign and return a proxy card or grant a proxy over the internet or by telephone but abstain from voting on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal or the auditor ratification proposal, it will have the same effect as a vote “AGAINST” the applicable proposal or proposals. If you sign and return a proxy card or grant a proxy over the internet or by telephone but abstain from voting on the election of directors, it will have no effect on the outcome of the election of directors.

Q: May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A: Yes. Even if you sign and return the proxy card accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, Attn: Corporate Secretary, specifying such revocation or change in vote. You may also change your vote by delivery of a valid, later-dated proxy prior to the annual meeting or by attending and voting at the annual meeting.

Q: What does it mean if I receive more than one set of proxy materials?

A: This means that you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q: When do you expect the merger to be completed?

A: Orbitz and Expedia are working to complete the merger promptly, and we intend it to be completed in 2015. The merger is subject, however, to various regulatory approvals and other conditions, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either company could result in the merger being completed at a later time, or not at all.

Q: If the merger is completed, how will I receive the cash for my shares?

A: If the merger is completed and your shares of our common stock are held in book-entry through the Depositary Trust Company, which we refer to as “DTC” in this proxy statement, or in “street name” by a broker or other nominee, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a stockholder of record with your shares held in certificate form or held directly in your name in book-entry form other than through DTC, you will receive a letter of transmittal with instructions for returning such letter of transmittal, and, in the case of holders of share certificates, how to send your share certificates to the paying agent, in connection with the merger. The paying agent will issue and deliver to you a check for your shares after you comply with these instructions. See the section titled “Terms of the Merger Agreement—Exchange of Shares in the Merger” beginning on page 72 of this proxy statement.

Q: Is the merger taxable to me?

A: The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement). If you are a U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement) being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States. You should read the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Q: What happens if the merger is not completed?

A: If the merger agreement is not adopted by the stockholders at the annual meeting or if the merger is not completed for any other reason, stockholders will not receive the merger consideration or any payment for their shares of our common stock in connection with the merger. Instead, our common stock will continue to be listed and traded on the NYSE. In certain circumstances, we may be required to pay, or may be entitled to receive, a termination fee or we may seek other remedies in connection with a termination of the merger agreement, in each case, as described under “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement.

Q: Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A: Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, if the merger is completed, stockholders of Orbitz who do not vote in favor of adopting the merger agreement and who meet the other requirements set forth in Section 262 of the DGCL will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. Appraisal rights will only be available to Orbitz stockholders that deliver to Orbitz a written demand for appraisal of their shares prior to the annual meeting, do not vote in favor of the merger proposal, hold their shares continuously through the effective time of the merger, do not submit their shares for payment of the merger consideration, and otherwise comply with the statutory procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The amount determined by the Delaware Court of Chancery to be the fair value of Orbitz stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement and a summary of this provision can be found along with additional information about appraisal rights under “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 65 of this proxy statement.

Q: Who will count the votes?

A: The votes will be counted by a representative of MacKenzie Partners, who will act as the inspector of election appointed for the annual meeting.

Q: Where can I find the voting results of the annual meeting?

A: Orbitz intends to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All periodic and current reports Orbitz files with the SEC are publicly available when filed. See “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Q: Where can I find more information about Orbitz?

A: You can find more information about Orbitz in its publicly filed reports with the SEC, on Orbitz’s website www.orbitz.com, and in the section titled “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact MacKenzie Partners, our proxy solicitor, toll-free at +1.800.322.2885 or collect at +1.212.929.5500.

If your Nominee holds your shares, you should also call your Nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents that we incorporate by reference in this proxy statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act” in this proxy statement, and Section 21E of the Exchange Act. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different than the results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Factors that could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

•	the risk that the conditions to the closing of the merger are not satisfied (including a failure of our stockholders to approve, on a timely basis or otherwise, the merger proposal and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

•	litigation relating to the merger;

•	uncertainties as to the timing of the completion of the merger and the ability of each of Expedia and us to complete the merger;

•	risks that the proposed transaction disrupts the current plans and operations of Expedia and/or us;

•	the ability of Expedia and/or us to retain and hire key personnel;

•	competitive responses to the proposed merger;

•	unexpected costs, charges or expenses resulting from the merger;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and

•	legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2014 and our more recent reports filed with the SEC, if any. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Orbitz, Expedia or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. We can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All information contained in this proxy statement exclusively concerning Expedia, Merger Sub and their affiliates has been supplied by Expedia and Merger Sub and has not been independently verified by us.

PARTIES INVOLVED IN THE MERGER

Orbitz Worldwide, Inc.

500 W. Madison Street, Suite 1000

Chicago, Illinois 60661

United States

Telephone: +1.312.894.5000

Orbitz Worldwide, Inc., a Delaware corporation, is a global online travel company that uses innovative technology to enable leisure and business travelers to research, plan and book a broad range of travel products and services including hotels, flights, vacation packages, car rentals, cruises, rail tickets, travel insurance, destination services and event tickets. We provide our customers an easy-to-use booking experience across a wide variety of devices. Our global brand portfolio includes Orbitz.com and CheapTickets in the United States; ebookers in Europe; and HotelClub, which focuses on the Asia Pacific region. We also own and operate Orbitz for Business, which is a corporate travel management company, and Orbitz Partner Network, which delivers private label travel solutions to a broad range of partners.

Orbitz’s common stock is listed on the NYSE under the symbol “OWW.”

Orbitz’s principal executive offices are located at 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, its telephone number is +1.312.894.5000 and its internet website address is www.orbitz.com. The information provided on or accessible through Orbitz’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Orbitz’s website provided in this proxy statement.

Detailed descriptions of Orbitz’s business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its subsequent reports filed with the SEC, if any, which are incorporated in this proxy statement by reference. See the section titled “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Expedia, Inc.

333 108th Avenue NE

Bellevue, Washington 98004

United States

Telephone: +1.425.679.7200

Expedia, Inc., a Delaware corporation, is an online travel company, empowering business and leisure travelers through technology with the tools and information they need to efficiently research, plan, book and experience travel. Expedia seeks to grow its business through a dynamic portfolio of travel brands, including its majority-owned subsidiaries, which feature approximately 435,000 properties in 200 countries, 400 airlines, packages, rental cars, cruises, as well as destination services and activities. Travel suppliers distribute and market products via Expedia’s traditional desktop offerings, as well as through alternative distribution channels including mobile and social media, Expedia’s private label business and Expedia’s call centers in order to reach Expedia’s global audience. In addition, Expedia’s advertising and media businesses help other businesses, primarily travel providers, reach a large audience of travelers around the globe.

Expedia’s common stock is listed on the NASDAQ under the symbol “EXPE.”

Expedia’s principal executive offices are located at 333 108th Avenue NE, Bellevue, Washington 98004, United States, its telephone number is +1.425.679.7200 and its internet website address is www.expediainc.com. The information provided on or accessible through Expedia’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Expedia’s website provided in this proxy statement.

Xeta, Inc.

333 108th Avenue NE

Bellevue, Washington 98004

United States

Telephone: +1.425.679.7200

Xeta, Inc., an indirect wholly owned subsidiary of Expedia, is a Delaware corporation that was formed on February 10, 2015 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Orbitz, with Orbitz surviving the merger as an indirect wholly owned subsidiary of Expedia.

The principal executive offices of Merger Sub are located at 333 108th Avenue NE, Bellevue, Washington 98004, United States, and its telephone number is +1.425.679.7200.

THE ANNUAL MEETING

This section contains information about the annual meeting of Orbitz’s stockholders that has been called to consider and vote upon a proposal to adopt the merger agreement, a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger, a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate in the view of the Board of Directors, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, the election of Martin Brand, Ken Esterow and Barney Harford to the Board and a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2015.

This proxy statement is being provided to the stockholders of Orbitz as part of a solicitation of proxies by the Board of Directors for use at the annual meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting.

Date, Time and Place

The annual meeting of stockholders of Orbitz is scheduled to be held on [—],[—], 2015, at [—] a.m., local time, at [—], unless the annual meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about [—], 2015 to all stockholders entitled to vote at the annual meeting.

Purpose of the Annual Meeting

At the annual meeting, stockholders will be asked:

•	to consider and vote upon a proposal to adopt the merger agreement, which provides for the merger of Merger Sub with and into Orbitz, with Orbitz continuing as the surviving corporation, and the conversion of each share of Orbitz common stock, other than the excluded shares described in this proxy statement, into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes;

•	to consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger;

•	to consider and vote upon a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement;

•	to vote for the election of Martin Brand, Ken Esterow and Barney Harford to the company’s Board of Directors; and

•	to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2015.

Recommendations of Our Board of Directors

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members present unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Orbitz and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Gavin and Brad, having previously determined to recuse themselves from all Board discussions and votes concerning the strategic process following our January 21, 2015 Board meeting (in light of their respective interests described in the sections titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement and “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement), did not attend the Board meeting during which the merger agreement, the merger and the other transactions contemplated by the merger agreement were approved. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 46 of this proxy statement.

The Board of Directors recommends that Orbitz stockholders vote

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors; and

(5)	“FOR” the auditor ratification proposal.

Record Date and Voting Information

Only holders of record of our common stock at the close of business on [—], the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to our stockholders for approval at the annual meeting. If you sell or transfer your shares of our common stock after the record date but before the annual meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the annual meeting.

As of the close of business on the record date, there were [—] shares of Orbitz common stock, par value $0.01 per share, issued, outstanding and entitled to vote at the annual meeting, which shares were held by approximately [—] holders of record.

Nominees typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, Nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters. At the annual meeting, Nominees have the authority to vote without instructions from the beneficial owner only with respect to the auditor ratification proposal.

Quorum

At the annual meeting, stockholders holding a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any such stockholders. As of the record date for the annual meeting, [—] shares of our common stock will be required to obtain a quorum. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the annual meeting, it is expected the meeting will be adjourned to solicit additional proxies (subject to any applicable limitations in the merger agreement as described in the section titled “Terms of the Merger Agreement—Required Stockholder Vote” beginning on page 82 of this proxy statement).

Required Vote; Effect of Abstentions and Broker Non-Votes

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting. Assuming a quorum is present, approval of each of the merger-related named executive officer compensation proposal, the adjournment proposal and the auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present in person or by proxy and entitled to vote on such proposal. Our directors are elected by a plurality of the votes cast at the annual meeting.

Abstentions will have the same effect as votes “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal and the auditor ratification proposal but will have no effect on the election of directors.

Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors or the auditor ratification proposal, but will have the same effect as votes “AGAINST” the merger proposal.

If you hold your shares through a Nominee and do not instruct your Nominee on how you wish your shares of Orbitz common stock to be voted using the voting instruction form provided by your Nominee, your Nominee may not vote uninstructed shares on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal or the election of directors, but may vote, in its discretion, on the auditor ratification proposal. These “broker non-votes” will not be counted as votes either “FOR” or “AGAINST” the merger-related named executive officer compensation proposal, the adjournment proposal or the election of directors, but will have the effect of a vote “AGAINST” the merger proposal.

It is important that you vote your shares. Under the DGCL, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting and your abstaining from voting, failure to vote, or failure to instruct your Nominee to vote, will have the same effect as a vote “AGAINST” the merger proposal.

If the annual meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the annual meeting, except for any proxies that have been revoked or withdrawn in the interim.

Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, each stockholder of record of Orbitz common stock (that is, if your shares of Orbitz common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company) should grant a proxy to vote by mail, through the internet, or by telephone or attend the annual meeting in person and vote by ballot, according to the instructions described below. Each beneficial owner of Orbitz common stock (that is, if your shares of Orbitz common stock are held in “street name” through a Nominee) should vote by directing your Nominee how to vote your shares.

Voting Methods

For Stockholders of Record:

If your shares are held in your name on the records of our transfer agent, American Stock Transfer & Trust Company, you can vote:

•	Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote;

•	Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote;

•	Via Mail—If you choose to grant a proxy via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the annual meeting and cannot be voted; or

•	At the Annual Meeting—Stockholders of record who attend the annual meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the annual meeting.

Whether or not you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy via the internet or by telephone prior to the annual meeting to ensure that your shares will be voted at the annual meeting. Proxies received at any time before the annual meeting and not expired, revoked or superseded before being voted will be voted at the annual meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted

(1)	“FOR” the merger proposal, voting such shares in favor of approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors; and

(5)	“FOR” the auditor ratification proposal.

Please do not send us stock certificates or other documents representing Orbitz common stock at this time. If the merger is completed, holders of Orbitz stock certificates will receive instructions regarding the procedures for exchanging their existing Orbitz stock certificates for the payment of the merger consideration.

For Beneficial Owners:

If your shares are held in “street name” through a Nominee, you have the right to direct your Nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a “legal proxy” from the Nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

Revocation of Proxies

Orbitz stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card in the form accompanying this proxy statement, vote via the internet or vote via telephone. Orbitz stockholders can revoke their proxy at any time before it is exercised by giving written notice to our Corporate Secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, Attn: Corporate Secretary, specifying such revocation. Orbitz stockholders may also change their vote by timely delivering to us a valid, later-dated proxy or by voting by ballot in person at the annual meeting. Simply attending the annual meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a Nominee, you should follow the instructions of such Nominee regarding the revocation of voting instructions. If you have voted via the internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Orbitz’s Directors and Executive Officers as to the Merger Proposal

At the close of business on the record date for the annual meeting, directors and executive officers of Orbitz and their affiliates beneficially owned, in the aggregate, [—] shares of Orbitz common stock which they are entitled to vote at the annual meeting, representing approximately [—]% of the shares of Orbitz common stock outstanding on the record date and entitled to vote at the annual meeting. We currently expect that Orbitz’s directors and executive officers will vote their shares in favor of the merger proposal, although none of them have entered into any agreement obligating them to do so.

Certain directors and executive officers of Orbitz have interests as to the merger proposal that are different from, or in addition to, those of other Orbitz stockholders generally. For more information, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our Board. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of MacKenzie Partners to solicit proxies for the annual meeting. In connection with its retention by us, MacKenzie Partners has agreed to provide consulting, analytic and proxy solicitation services in connection with the annual meeting. We have agreed to pay MacKenzie Partners a fee of approximately $30,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie Partners for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Orbitz common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie Partners, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who hold their shares through a nominee, such as a broker, bank, broker-dealer or similar organization may receive notice from that nominee regarding the householding of proxy materials. As indicated in the notice, a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you would prefer to receive separate copies of a proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials for other stockholders in your household, either now or in the future, please contact your nominee. Upon written or oral request to our Corporate Secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, +1.312.894.5000, we will promptly provide separate copies of this proxy statement, our annual report on Form 10-K or the Notice of Internet Availability of Proxy Materials, as applicable.

Tabulation of Votes

All votes will be tabulated by a representative of MacKenzie Partners, who will act as the inspector of election appointed for the annual meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Confidential Voting

As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspector of election, certain of our employees and representatives of our transfer agent and our proxy solicitor who are associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except (1) when disclosure is required by applicable law, (2) when disclosure is requested by the stockholder, (3) when we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes or (4) in a contested proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards. All comments received are then forwarded to our Corporate Secretary. We intend to announce preliminary aggregate voting results at the annual meeting and to then disclose the final aggregate voting results in a Current Report on Form 8-K following the annual meeting.

Adjournments and Postponements

In addition to the merger proposal and the merger-related named executive officer compensation proposal, our stockholders are also being asked to approve a proposal that will give our Board authority to adjourn the annual meeting from time to time if necessary or appropriate in the view of our Board, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, to allow reasonable additional time for the filing and distribution of any necessary supplemental or amended disclosure to be disseminated to and reviewed by our stockholders prior to the annual meeting, or otherwise required by applicable law or with the consent of Expedia. In addition, our Board could postpone the meeting before it commences, in the case of any of the circumstances described above. The merger agreement limits the right of our Board to postpone or adjourn in certain circumstances. If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you submit a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. However, if you indicate that you wish to vote against the merger proposal, your shares will be voted in favor of the adjournment proposal only if you indicate that you wish to vote in favor of that proposal.

Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days or, if after the adjournment, our Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Attending the Annual Meeting

Only stockholders of record as of the close of business on [—], or their duly appointed proxies, and “street name” holders (those whose shares are held through a Nominee) who bring evidence of beneficial ownership on the record date for the annual meeting, such as a copy of your account statement or similar evidence of ownership of our common stock as of the record date for the annual meeting, may attend the annual meeting. If you are a “street name” holder and you wish to vote at the annual meeting, you must also bring a “legal proxy” from the record holder (your Nominee) of the shares of our common stock authorizing you to vote at the annual meeting. All stockholders should bring photo identification (a driver’s license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the annual meeting or any adjournment or postponement of the annual meeting. Everyone who attends the annual meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the annual meeting, we encourage you to grant a proxy to vote by the internet, telephone or mail so that your vote will be counted if you later decide not to attend the annual meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the annual meeting. Stockholders will be admitted to the meeting room starting at [—] a.m., local time, and admission will be on a first-come, first-served basis.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact MacKenzie Partners by telephone. Stockholders may call toll-free at +1.800.322.2885 or collect at +1.212.929.5500.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is adopted by Orbitz’s stockholders and the other conditions to the closing are either satisfied or waived, at the effective time of the merger, Merger Sub will be merged with and into Orbitz, with Orbitz surviving the merger as an indirect wholly owned subsidiary of Expedia. As a result of the merger, Orbitz will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

At the effective time of the merger, each share of Orbitz common stock issued and outstanding immediately prior to such time (other than the excluded shares held by Orbitz as treasury stock or held directly by Expedia, Merger Sub or Merger Sub’s direct parent entity (which will be cancelled and retired at the completion of the merger and no payment will be made with respect to such shares), the excluded shares owned by wholly owned subsidiaries of Orbitz or by wholly owned subsidiaries of Expedia other than Merger Sub and its direct parent entity (which will be cancelled and converted into such number of shares of the surviving corporation at the completion of the merger so as to maintain relative ownership percentages) and the excluded shares held by stockholders who are entitled to demand and have properly demanded appraisal rights with respect to such shares pursuant to, and in compliance in all respects with, the DGCL (which will have the rights provided by the applicable provisions of the DGCL)), will be converted into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes. All equity interests of Merger Sub that are issued and outstanding immediately prior to the effective time of the merger will be converted into and become (in the aggregate) 100 fully paid and non-assessable shares of common stock of the surviving corporation.

Immediately prior to the effective time of the merger, each option to purchase Orbitz common stock under any stock option or equity or equity-based plan of Orbitz that is unexpired and unexercised immediately prior to the effective time of the merger, will be cancelled and, in exchange therefor, each former holder of any such cancelled option will be entitled to receive the merger consideration with respect to each share of Orbitz common stock subject to such option immediately prior to such cancellation, less the applicable exercise price and less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be cancelled without the payment of any consideration to the holder.

At the effective time of the merger, each outstanding restricted stock unit (including performance-based restricted stock units and deferred stock units) with respect to Orbitz common stock will be assumed by Expedia. Each such restricted stock unit will continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the applicable Orbitz equity plan and Orbitz restricted stock unit agreements as in effect immediately prior to the effective time of the merger, except that each such assumed restricted stock unit will cover that number of whole shares of Expedia common stock, rounded down to the nearest whole share, equal to the product of the number of shares of Orbitz common stock underlying such restricted stock unit immediately prior to the effective time multiplied by the exchange ratio. The exchange ratio will be calculated by dividing $12.00 (the merger consideration) by the volume weighted average price for Expedia’s common stock for the 30 trading days before the date on which we complete the merger. With respect to any Orbitz restricted stock unit subject to performance vesting criteria, the number of shares of Orbitz common stock underlying such Orbitz restricted stock unit immediately prior to the effective time of the merger will equal the target number of shares of Orbitz common stock covered by such Orbitz restricted stock unit, and, following the effective time of the merger, the performance vesting criteria with respect to the assumed restricted stock units will no longer apply and the vesting of such assumed restricted stock unit will be subject to continued employment through the end of the applicable performance period or any later date required under the terms of the Orbitz restricted stock unit in effect immediately prior to the effective time of the merger.

At the effective time of the merger, the certificate of incorporation and the by-laws of Orbitz will be amended in their entirety to be in the forms set forth as exhibits to the merger agreement until thereafter changed or amended as provided therein or by applicable law. In addition, as of the effective time of the merger, the directors of Merger Sub immediately prior to the effective time or other individuals designated by Expedia prior to the effective time will become the directors of the surviving corporation until their successors have been duly elected, designated or qualified, as the case may be, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. The officers of Orbitz immediately prior to the effective time will continue as the officers of the surviving corporation until their successors have been duly elected, designated or qualified, as the case may be, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation.

Background of the Merger

Our Board and management periodically review and assess our operations and financial performance, business strategy, the various trends and conditions affecting our industry, our businesses generally and a variety of strategic alternatives reasonably available to the company, including business combinations, acquisitions and other financial and strategic alternatives.

On March 25, 2013, we refinanced our outstanding debt. A portion of the loans under the new credit arrangement were repriced and amended on May 24, 2013, reducing the interest rate and extending a portion of the maturity date of the loans.

In early August 2013, in the ordinary course of reviewing and assessing our strategic options, we accepted a request for an introductory meeting with a potential strategic acquiror, which we refer to as “Party A” in this proxy statement. Barney, Mike Randolfi, our chief financial officer, and Frank Petito, our head of corporate development and President of Orbitz for Business, spoke with representatives of Party A, which expressed interest in a potential commercial relationship with, and possible minority investment in, Orbitz.

On August 16, 2013, Party A entered into a confidentiality agreement with us to facilitate further discussions. Later that summer, Party A expressed an interest in the potential acquisition of shares of Orbitz common stock then held by Travelport Limited and certain of its affiliates, which we refer to collectively as “Travelport” in this proxy statement. In December 2013, Party A requested a waiver of our confidentiality agreement to allow Party A to have direct discussions with Travelport regarding an acquisition of shares in Orbitz common stock, which waiver we did not grant, as we did not believe it was in the company’s best interest to allow a single party to acquire Travelport’s entire controlling interest.

During late 2013 and early 2014, members of our management team continued discussions with Party A regarding a potential commercial relationship with, and possible minority investment in, Orbitz.

In February 2014, a representative of another potential strategic acquiror, which we refer to as “Party B” in this proxy statement, contacted a member of our Board to express Party B’s interest in a potential strategic relationship with Orbitz. In late February 2014, we requested an introductory meeting with Party B.

Also in February 2014, we announced new multi-year global distribution services agreements with Sabre Inc., Amadeus IT Group, S.A. and Travelport in anticipation of the January 1, 2015 expiration of the exclusivity provisions in our then current contract with Travelport governing the provision of global distribution services.

In early March 2014, Barney, Mike and Jim Rogers, our general counsel, held preliminary discussions with representatives of Party B concerning a potential commercial relationship, during which the topic of a possible minority investment in Orbitz was raised.

In April 2014, we refinanced our outstanding debt with a $450 million term loan maturing April 2021 that provided us with increased operational flexibility and a reduced interest rate.

On June 11, 2014, our Board held a regular meeting at which our strategic direction and competitive position were discussed. Our management presented the Board with information concerning industry participants that in management’s view may be potential acquisition targets for, or acquirors of, Orbitz. Our management also provided the Board with updates on discussions with Party A and Party B concerning a potential commercial relationship with, and possible minority investment in, Orbitz. The Board authorized management to continue discussions with Party A and Party B and to begin to explore Party A’s and Party B’s interest in a potential acquisition of the company.

During the summer of 2014, our management engaged in multiple conversations and meetings with members of Party B’s management regarding a potential commercial relationship with, and possible minority investment in, Orbitz. During this period, our management was informed by representatives of Party B that Party B was not then interested in an acquisition of Orbitz.

In July 2014, Travelport, which at the time held 36.1% of Orbitz common stock, sold 39,000,000 shares of Orbitz common stock in a registered offering, decreasing its ownership position in Orbitz to less than 1% of our outstanding common stock. This was a further reduction from its 44.8% ownership stake on December 31, 2013. As a result of this reduction in ownership by Travelport, provisions of our certificate of incorporation providing Travelport with significant control and influence in the operation of our business, including, among other things, requiring us to obtain Travelport’s consent before nominating or appointing directors, engaging in certain significant transactions (including a merger), entering into significant financing arrangements or changing our capital structure, became inapplicable.

In late August 2014, Barney, Frank, Mike and Roger Liew, our chief technology officer, continued discussions with representatives of Party A about a potential commercial relationship with, and possible minority investment in, Orbitz.

On September 7, 2014, Barney and Frank held discussions with representatives of Party B concerning a potential commercial relationship with, and possible minority investment in, Orbitz. Party B discussed certain proposed terms of a potential strategic relationship and possible minority investment and noted that Party B might be interested in an acquisition of Orbitz in the future, but not at that time.

On September 16, 2014, the Board held a special meeting during which management provided an update to the Board on the strategic alternatives presented to the Board during the June 11, 2014 meeting. The discussion focused on three alternatives: (1) engaging in a process to sell the company, (2) a partnership with, or strategic investment from, another industry participant or (3) an acquisition of assets to increase Orbitz’s scale. As part of that meeting, management updated the Board on discussions with Party A and Party B, including a summary of Party B’s proposed terms regarding a potential commercial relationship with, and possible minority investment in, Orbitz. Management and the Board discussed the potential benefits and risks of Party B’s proposal, including whether the proposed scale of Party B’s minority investment in Orbitz and associated governance controls, as well as other commercial terms, were in the best interests of our stockholders. Management presented the possibility of engaging in discussions with additional industry participants concerning a potential commercial or strategic relationship with Orbitz and identified a variety of potential partners, including companies with which Orbitz had prior relationships or contacts but which were considered by management to be unlikely to acquire Orbitz. The Board discussed at length the long term outlook of the company and the potential benefits and risks of each of the strategic alternatives, including the specific benefits and risks of Party B’s proposal, and determined that it would be in the best interests of the company and its stockholders for the company to explore a sale process while also engaging in discussions with Party B to seek to obtain terms more favorable to our stockholders, including a smaller investment, decreased governance controls and other more favorable commercial terms.

Our management then presented information regarding Qatalyst Partners and another potential financial advisor, a well-known financial institution, focusing on their respective qualifications, expertise, reputation and knowledge of our business and the industry in which we operate. Our Board also discussed potential conflicts of interests of the two financial advisor candidates, noting that the other leading financial advisor had previously represented (and was likely to want to seek to represent in the future) companies that were potential bidders in any sale process for the company and might request to provide financing to such a bidder. The Board concluded that Qatalyst Partners as a boutique investment bank, which did not provide financing for mergers and acquisitions, would be less likely to have material conflicts with potential bidders. Following discussion, our Board determined that Qatalyst Partners was best suited to act as the Board’s financial advisor in the sale process. In addition, our Board designated Mark Britton, Scott Forbes and Brad as members of a working group to lead coordination with management on the potential sale process. We refer to this group as the “director working group” in this “Background of the Merger” section. The Board authorized management to negotiate an engagement letter with Qatalyst Partners and to direct Qatalyst Partners to help identify and develop strategies to engage other potential acquirors. The Board further authorized management to continue discussions with Party A and Party B regarding a potential commercial relationship and possible minority investment, and to engage another potential strategic acquiror, which we refer to as “Party C” in this proxy statement, in discussions about a potential acquisition of Orbitz.

On September 17, 2014, the Board held a meeting and engaged in further discussions regarding Party B’s interest in a potential commercial relationship with, and possible minority investment in, Orbitz. The Board determined to delay any decision on a potential relationship with Party B pending further evaluation of the company’s long-term strategic plan and the alternatives that emerged from the planned outreach to other potential acquirors.

On the evening of September 22, 2014, Barney, Frank, Mike and Roger continued discussions with members of Party B’s senior management about a potential commercial relationship with, and possible minority investment in, Orbitz. These discussions continued with additional members of our management on September 23, 2014.

On September 25, 2014, during a meeting with Barney, Frank and Roger to discuss a potential commercial relationship and possible minority investment, members of Party A’s management expressed interest in acquiring the company, but indicated this would be at some point in the future, without detail as to the terms or timing of any proposal.

On September 25, 2014, Party B, in order to facilitate further discussions regarding a potential commercial relationship and possible minority investment, entered into a confidentiality agreement with customary standstill provisions.

On September 26, 2014, the senior management of Party C and Barney, Frank and Roger had an introductory meeting and explored Orbitz’s capabilities and a potential commercial relationship.

Throughout late September, October and November 2014, our management engaged in a series of meetings with members of Party B’s management to continue discussions about a potential commercial relationship with, and possible minority investment in, Orbitz. During this period, management regularly updated and sought advice from the director working group regarding the status of discussions with Party A, Party B and Party C.

Consistent with the Board’s direction to explore a sale process while maintaining discussions with Party A, Party B and Party C, on October 6, 2014, Barney, Mike, Jim and Frank had a meeting with representatives of Qatalyst Partners. During the meeting, a sale process was discussed that would initially focus on key strategic acquirors, while deferring contacts with financial sponsors, which were viewed as unlikely to offer as significant a premium to the company’s trading price to the company’s stockholders as potential strategic acquirors. This sale process would also defer any approach to Expedia while Orbitz conducted further regulatory analysis and as Expedia was viewed as likely to be able to move more quickly than other potential acquirors because of its transaction experience and familiarity with Orbitz’s business. Management provided representatives of Qatalyst

Partners with an overview of Orbitz’s business and an update regarding the status of discussions with Party A, Party B and Party C and discussed next steps for Orbitz’s engagement with those companies. Also at this meeting and throughout late September and October, our management negotiated the terms of an engagement letter with Qatalyst Partners. Our management regularly sought advice from the director working group and other members of our Board regarding the negotiations with Qatalyst Partners.

Later on October 6, 2014, Barney and Frank had discussions with members of the senior management of Party C, during which Party C expressed interest in acquiring the company and requested further discussions.

On October 7, 2014, Frank updated the director working group on the status of engagement letter negotiations with Qatalyst Partners and discussions with Party A, Party B and Party C, indicating that discussions were ongoing.

On October 12, 2014, Barney spoke with a member of the management of a potential strategic acquiror, which we refer to as “Party D” in this proxy statement, to explore Party D’s interest in a commercial or strategic relationship with Orbitz. Party D indicated it was not interested in a strategic relationship or strategic transaction with Orbitz at that time, in part due to its recent completion of a major strategic relationship with another industry participant.

On October 17, 2014, Barney, Frank, Mike, Jim and other members of Orbitz’s management had discussions with Party A’s management. Party A indicated that it would not be in a position to evaluate an acquisition of Orbitz until no earlier than the second quarter of 2015. Barney encouraged Party A to accelerate its timeline due to Orbitz’s participation in discussions with other parties as to alternative transactions.

In late October 2014, our management engaged in further discussions with Party C regarding a potential acquisition of the company. During these discussions, Party C indicated that it was potentially interested in acquiring the company, but its current focus was on other priorities and it could not engage in detailed discussions until 2015. Barney encouraged Party C to accelerate its timeline due to Orbitz’s participation in discussions with other parties as to alternative transactions.

On October 21, 2014, Barney spoke with a representative of Party B to gauge the status of negotiations with the company. Barney was informed again that Party B might be interested in an acquisition of Orbitz, but only well into the future.

On October 22, 2014, Frank informed the director working group that the key terms of an engagement letter with Qatalyst Partners had been agreed upon. Frank also updated the director working group on the continuing discussions with Party A, Party B and Party C and the next steps for each party, and the outcome of the meeting with Party D.

Also in late October 2014, Party B’s management continued discussions with representatives of Orbitz regarding a potential commercial relationship with, and possible minority investment in, Orbitz.

On October 27, 2014, Frank provided the director working group with another update on discussions with Party A, Party B and Party C and a possible sale process. The update included a discussion of the possible benefits of contacting additional potential strategic acquirors and management’s determination that regulatory considerations should not preclude Expedia’s participation in the sale process. Management recommended waiting to invite Expedia into the sale process however, in light of the regulatory considerations associated with a potential transaction with Expedia and Expedia’s expected ability to act quickly regarding a potential acquisition. The director working group provided feedback and guidance regarding the proposed strategy.

On October 31, 2014, we entered into an engagement letter with Qatalyst Partners confirming its engagement as financial advisor to our Board.

On November 3, 2014, the Board held a meeting at which Frank provided an update on the status of discussions with Party A, Party B and Party C and the sale process more generally. The update included a discussion of the benefits of attempting to advance discussions with Party A and Party C and reaching out to additional potential strategic acquirors to gauge interest in an acquisition of the company, while continuing to wait to reach out to Expedia and another potential strategic acquiror (which we refer to as “Party E” in this proxy statement) until later in the sale process. This discussion included management’s summary of their prior discussions with Qatalyst Partners regarding this strategy. Management discussed the fact that Party E may be unlikely to be interested in our sale process unless it sensed that a competitive sale process had emerged. Management also discussed the regulatory aspects of a transaction with Expedia and that Expedia could be expected to move more quickly than other potential acquirors. The Board agreed with this strategy and management’s plans to continue discussions with Party A, Party B and Party C. The Board and management identified three additional possible strategic acquirors to be contacted by representatives of Qatalyst Partners as part of the sale process. These companies were identified based on their business and operations within the internet commerce industry and their prior experience in making large acquisitions. The Board agreed that management and representatives of Qatalyst Partners should wait to engage with Expedia and Party E until after at least one other potential acquiror had expressed interest in, and met with our management regarding, a potential acquisition of Orbitz.

In early November 2014, at the direction of management and the Board, representatives of Qatalyst Partners reached out to the three potential strategic acquirors identified by the Board in order to gauge their potential interest in an acquisition of our company at that time. Two of the three potential strategic acquirors declined to engage in discussions with us. The third, a potential strategic acquiror, which we refer to as “Party F” in this proxy statement, expressed an interest in a potential transaction.

In mid-November 2014, Barney and Frank again discussed with Party A’s management Party A’s interest in a potential acquisition of Orbitz. Party A again informed our management that it was not prepared to consider an acquisition of the company at this time, and would not be prepared to do so until 2015. Barney reiterated that if Party A had interest in acquiring Orbitz, he would recommend it act quickly, as the company was engaged in discussions with other parties as to alternative transactions.

Also in mid-November 2014, Barney had further discussions with a member of Party B’s management regarding Party B’s interest in a potential commercial relationship with, and possible minority investment in, Orbitz.

On November 26, 2014, in order to facilitate further discussions, Party C entered into a confidentiality agreement with customary standstill provisions.

During November until mid-December 2014, our management continued to engage in discussions with members of Party B’s management regarding a potential commercial relationship and possible minority investment in Orbitz. On November 19, 2014, Party B provided a term sheet outlining a proposed commercial relationship and a substantial minority investment in Orbitz. On November 21, 2014, our management provided Party B with our comments to the proposed term sheet, proposing commercial terms more favorable to Orbitz and a smaller minority investment in Orbitz, as we believed the proposed scale of Party B’s minority investment in Orbitz and associated governance controls, as well as other commercial terms, were not in the best interests of our stockholders. We continued to exchange drafts of the term sheet with Party B in early December regarding the key terms.

On December 8, 2014, Party F entered into a confidentiality agreement with customary standstill provisions. Subsequently, Party F provided representatives of Qatalyst Partners with business, legal, accounting and technology-related due diligence questions. On December 15, 2014, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to Party F regarding the company’s business and prospects.

In mid-December of 2014, discussions with Party B concerning a potential commercial relationship with, and possible minority investment in, Orbitz halted due to differences between the parties on terms of the transaction. Party B maintained its preference for a potential commercial relationship and possible minority investment rather than an acquisition of Orbitz.

On December 16, 2014, in light of the continued discussions with Party A, Party B and Party C and the interest from Party F concerning a potential acquisition of Orbitz, Barney spoke with a member of Expedia’s senior management to introduce the sale process and gauge Expedia’s interest in a potential acquisition of the company. Expedia expressed interest in considering a potential transaction and we provided Expedia with a proposed confidentiality agreement. After negotiations, on December 18, 2014, Expedia entered into a confidentiality agreement with customary standstill provisions.

On December 17, 2014, representatives of Expedia contacted representatives of Qatalyst Partners in preparation for the upcoming presentation to Expedia by our management.

On December 18, 2014, our Board held a meeting attended by representatives of Qatalyst Partners. At this meeting, Barney and Frank provided our Board with an update on the sale process and the meetings with Party A, Party B, Party C, Party F and Expedia. Jim reviewed for the Board, after consultation with counsel at our outside legal counsel, Latham & Watkins LLP, which we refer to as “Latham & Watkins” in this proxy statement, the regulatory implications of the possible transactions and addressed the likelihood of receipt of regulatory approval. Also at this meeting, Mike presented the company’s 2015 financial plan, and the Board discussed implementing a substantial share repurchase program over 18 months in the event a sale of the company did not occur. Our Board instructed management to continue discussions with the potential acquirors and instructed representatives of Qatalyst Partners to identify and, at Orbitz’s direction, contact additional potential strategic acquirors.

On December 19, 2014, Barney, Mike, Roger, Frank, Jim, Sam Fulton, the president of Orbitz.com, and Manu Sivanandam, our vice president of business operations and customer marketing, accompanied by representatives of Qatalyst Partners, made a presentation to members of Expedia’s senior management regarding the company’s business and prospects.

On December 22, 2014, in light of the expressed interest of Expedia and Party F in a potential acquisition of Orbitz, Barney contacted a member of the senior management of Party E regarding a potential strategic transaction. On December 29, 2014, Party E expressed interest in continuing discussions concerning a possible acquisition of Orbitz to representatives of Qatalyst Partners.

On December 23, 2014, a representative of Expedia and representatives of Qatalyst Partners further discussed the sale process. On the same day, Party F provided our management and representatives of Qatalyst Partners with follow up questions to the December 15, 2014 management presentation.

On December 28, 2014, Barney and Frank engaged in discussions with Party C’s management regarding our business and prospects and certain business-related diligence questions. In early January, we provided Party C with certain business and financial information.

In early January 2015, Frank reached out to Party A’s management and again indicated our interest in further discussions concerning a potential strategic transaction. Party A indicated it would respond at a later date.

On January 2, 2015 and January 7, 2015, representatives of Qatalyst Partners delivered to Expedia and Party F certain limited diligence materials in response to their respective follow up requests after the management meetings.

During the weeks of January 5 and 12, 2015, Expedia and Party F asked follow up questions concerning the diligence materials, financial information and sale process, which they conveyed to representatives of Qatalyst Partners in order to secure responses from our management.

On January 6, 2015, Party B declined to proceed with further discussions with us as to the previously proposed commercial relationship and possible minority investment in Orbitz.

That same day, a rumor was published related to a possible strategic transaction involving the company. The closing price of our common stock on the day prior to publication of this rumor was $8.11.

In light of the rumor published on January 6, 2015, in anticipation of receiving unsolicited inbound contact from financial sponsors and after consultation with Qatalyst Partners, Orbitz determined to expand the sale process to include financial sponsors. Three financial sponsors were identified by Qatalyst Partners and Orbitz and selected by Orbitz based on each financial sponsor’s anticipated interest in an acquisition of the company, their perceived ability to offer acceptable value and their ability to finance such an acquisition. Representatives of Qatalyst Partners contacted the first three of these parties on January 7, 2015 to gauge their interest in a potential acquisition of the company. We refer to these three financial sponsors as “Party G,” “Party H” and “Party I” in this proxy statement.

Throughout January 2015, representatives of Qatalyst Partners and our management received inquiries from 11 additional financial sponsors regarding a potential acquisition of Orbitz. We and Qatalyst Partners evaluated each of these financial sponsors, of which three were chosen by Orbitz to participate in the sale process based on each financial sponsor’s anticipated or expressed interest in an acquisition of the company, their perceived ability to offer acceptable value and their ability to finance such an acquisition. We refer to these three financial sponsors as “Party J,” “Party K” and “Party L” in this proxy statement.

On January 8, 2015, Party E, which we previously contacted in late December 2014, entered into a confidentiality agreement with customary standstill provisions.

On January 9, 2015, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to Party E regarding the company’s business and prospects.

That same day, Party H indicated that it was not interested in pursuing a transaction and declined to participate in the sale process.

On January 12, 2015, certain members of management conducted a business diligence call with Party F.

Also on January 12, 2015, representatives of Qatalyst Partners reached out to another potential strategic buyer, which we refer to as “Party M” in this proxy statement, to gauge its interest in a potential acquisition of the company. On January 14, 2015, Party M indicated that it was not interested in pursuing a transaction at that time.

That same day, representatives of Qatalyst Partners reached out separately to Expedia and to Party F to encourage each of them to submit a proposal for the acquisition of the company by January 16, 2015.

On January 13, 2015, Party G entered into a confidentiality agreement with customary standstill provisions.

Also on January 13, 2015, Barney spoke with a representative of Party C regarding Party C’s interest in a possible acquisition of the company and reiterated Orbitz’s participation in discussions with other parties. Party C indicated that it would assess the situation and inform Barney of its decision.

On January 14, 2015, Party I entered into a confidentiality agreement with customary standstill provisions.

That same day, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to Party G regarding the company’s business and prospects.

Also that day, Scott, at the request of management and the Board, reached out to another potential strategic buyer to gauge its interest in a potential acquisition of the company. This potential strategic buyer did not respond to our query. Our management was aware that online assets were not considered a core component of this potential strategic buyer’s business, and consequently determined, after discussions with representatives of Qatalyst Partners, that additional outreach to such party during the sale process was unlikely to be productive.

On January 15, 2015, Barney and Frank again spoke with Party A’s management regarding Party A’s interest in a possible acquisition and reiterated Orbitz’s participation in discussions with other parties. Party A indicated that it was potentially interested in a transaction with the company later in the year, but declined to pursue a transaction at that time.

On January 16, 2015, Expedia submitted a written preliminary proposal to acquire the company at a cash price of $10.50 per share of our common stock, with a $50 million company termination fee (approximately 4.0% of the equity value of the transaction based on the $10.50 offer price) in customary circumstances prior to closing and a regulatory termination fee of $100 million (approximately 7.9% of the equity value of the transaction based on the $10.50 offer price) payable to the company if the transaction failed to close due to a lack of antitrust approval. The closing price of our common stock on that day was $9.16.

That same day, representatives of Qatalyst Partners reached out to another potential strategic buyer, which we refer to as “Party N” in this proxy statement, to gauge its interest in a potential acquisition of the company.

On January 16 and 17, 2015, respectively, Party E and Party F each declined to submit an acquisition proposal and withdrew from the sale process.

On January 17, 2015, our management, accompanied by representatives of Qatalyst Partners, updated the director working group and three other members of our Board, Gavin, Martin Brand and Bob Friedman, on the status of discussions with the fourteen potential acquirors engaged during the sale process to date. Representatives of Qatalyst Partners indicated that while Party E and Party F had demonstrated interest in a potential transaction, only Expedia had submitted an offer. Representatives of Qatalyst Partners noted that they had, at Orbitz’s direction, recently reached out to Party M and Party N, as well as three financial sponsors, Party G, Party H and Party I. Party G, Party I and Party N each indicated preliminary interest in a potential transaction. Following the status update, management and representatives of Qatalyst Partners summarized the key financial terms of Expedia’s offer.

On January 19, 2015, our management discussed the company’s financial forecast with Party G.

Also on January 19, 2015, a representative of Party C informed Barney that Party C was not able to pursue an acquisition of Orbitz within the current timetable and declined to participate further in the sale process.

That same day, Party N entered into a confidentiality agreement with customary standstill provisions.

On January 20, 2015, additional rumors related to a possible strategic transaction involving the company were published. The closing price of our common stock on the trading day prior to publication of these rumors was $9.16.

That same day, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to representatives of Party I regarding the company’s business and prospects and Party L, another financial sponsor, reached out to a representative of Qatalyst Partners to express interest in a potential acquisition of the company.

Party G also indicated that day that it was not interested in pursuing a transaction and declined to continue discussions.

On January 21, 2015, our Board held a meeting attended by representatives of Qatalyst Partners and Latham & Watkins. A representative of Qatalyst Partners provided our Board with an overview of the results of the sale process to date. A representative of Qatalyst Partners updated the Board that management and representatives of Qatalyst Partners had contacted 14 parties during the sale process to date, including both foreign and domestic industry participants and financial sponsors, but at that time only Expedia had made an offer. The Board discussed with representatives of Qatalyst Partners and management the likelihood of receiving an acquisition proposal from any of the other potential acquirors. A representative of Qatalyst Partners reviewed with our Board preliminary financial information regarding the company and Expedia’s proposal and discussed the prospects of Expedia increasing its offer.

After consultation with representatives of Latham & Watkins, our Board discussed its fiduciary duties when considering the proposed transaction, including the impact that potential conflicts of interest involving Expedia or other transaction participants could have on the Board process. As part of the discussion following this presentation, Gavin reminded the other directors that he was also a director of Travelport, a global distribution services provider to the company and to Expedia. Brad reminded the other directors that he has an indirect but significant economic interest in shares of Expedia through Altimeter Capital Management, an investment fund that he controls and in which he has equity and other interests. Gavin and Brad each asked to speak with company counsel concerning such matters. After consultation with representatives of Latham & Watkins, the Board also discussed in detail the regulatory aspects of a potential transaction with Expedia.

Our Board discussed the possibility of contacting additional potential acquirors, but, after discussion with management and representatives of Qatalyst Partners, concluded that in light of the public leak of a possible transaction, the contacts already initiated and the inbound inquiries already received, any interested party likely was already aware of the sale process and if they had any interest would likely have contacted the company or Qatalyst Partners directly.

After considering (1) Expedia’s offer, (2) the prospects for the company, (3) the risks to achieving those prospects, (4) the financial information presented by representatives of Qatalyst Partners, (5) the regulatory aspects of a sale to Expedia, (6) the prospects for offers from financial sponsors exceeding the price offered by Expedia and (7) the Board’s fiduciary duties, the Board authorized management and its advisors to continue the sale process and to obtain a “best and final” bid from Expedia, while continuing to meet with and encourage competing bids from Party I, Party L and Party N. The Board also instructed Qatalyst Partners to cease outbound calls to additional potential acquirors, but to notify the company of and respond to and qualify any potential acquirors that contacted the company or Qatalyst Partners to express interest in a potential acquisition of Orbitz.

Also on January 21, 2015, a representative of Party K, another financial sponsor, contacted Barney expressing interest in a potential acquisition of the company.

On January 22, 2015, our management spoke with representatives of Party I to answer follow up questions regarding the management presentation.

Also on January 22, 2015, Ronnie Gurion, the President of Orbitz Partner Network, was contacted by Party J, another financial sponsor, expressing Party J’s interest in a potential acquisition of Orbitz.

That same day, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to representatives of Party N regarding the company’s business and prospects. After listening to the presentation, Party N expressed an interest in a commercial relationship, but stated that it was not interested in an acquisition of the company and withdrew from the sale process.

On January 23, 2015, Expedia was provided access to a virtual data room to facilitate Expedia’s due diligence process.

Also on January 23, 2015, representatives of another potential strategic acquiror, which we refer to as “Party O” in this proxy statement, contacted representatives of Qatalyst Partners expressing interest in a potential acquisition of the company. Management instructed Qatalyst Partners to reach out to Party O in response to this inquiry, which representatives of Qatalyst Partners did early the following week.

That same day, a representative of Party J contacted Barney to reiterate Party J’s interest in a potential acquisition of Orbitz.

On January 24, 2015, Party L, a financial sponsor, entered into a confidentiality agreement with customary standstill provisions.

On January 26, 2015, Party K, a financial sponsor, entered into a confidentiality agreement with customary standstill provisions.

That same day, Party I declined to submit an offer to acquire the company and withdrew from the sale process.

Also that day, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to representatives of Party L regarding the company’s business and prospects.

In late January 2015, on the instruction of the Board and our management, Latham & Watkins drafted a proposed merger agreement. The draft proposed a tender offer structure and placed particular emphasis on the ability of the Board to consider and accept a proposal judged by the Board to be superior; the company termination fee, which we proposed to be 2.5% of the equity value of the transaction; the covenants regarding efforts to obtain regulatory approvals which we formulated as a “hell or high water” commitment level; the covenants regarding interim operation of the business; provisions related to certainty of closing; and the definition of “company material adverse effect.” Following discussion, our management instructed representatives of Latham & Watkins and Qatalyst Partners to deliver a merger agreement containing these terms to Expedia with the message that potential buyers’ markups of the merger agreement would be an important factor in the Board’s consideration of offers received by the company.

On January 27, 2015, representatives of Qatalyst Partners delivered the company’s draft of the merger agreement containing the terms described above to Expedia.

Also on January 27, 2015, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to representatives of Party K regarding the company’s business and prospects.

That same day, representatives of Qatalyst Partners, at the direction of the Board, reached out to Party J to follow up on its outreach to Ronnie and gauge its interest in a potential acquisition of the company.

On January 28, 2015, Party J, a financial sponsor, entered into a confidentiality agreement with customary standstill provisions.

Also on January 28, 2015, our management conducted follow up discussions with representatives of Party K and Party L.

On January 29, 2015, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to representatives of Party J regarding the company’s business and prospects.

Between January 29, 2015 and February 11, 2015, diligence sessions were held among Expedia and its advisors and our management and advisors concerning business, technology, legal, human resources, treasury, accounting, tax, compliance and intellectual property matters.

On January 30, 2015, Party O, a potential strategic acquiror, entered into a confidentiality agreement with customary standstill provisions. That same day, members of our senior management, accompanied by representatives of Qatalyst Partners, made a presentation to representatives of Party O regarding the company’s business and prospects.

On February 1, 2015, Party L declined to submit a proposal to acquire the company and withdrew from the sale process.

On February 2, 2015, representatives of Qatalyst Partners provided Expedia with a process letter requesting Expedia to submit a “best and final” bid and revised merger agreement by February 6, 2015.

That same day, Party J declined to submit a proposal to acquire the company and withdrew from the sale process.

On February 3, 2015, Party O requested additional financial information from the company, which our management provided.

On February 4, 2015, Party O submitted its proposal to acquire the company at a cash price of between $9.50 and $10.50 per share of our common stock.

Also on February 4, 2015, Party K declined to submit a proposal to acquire the company.

On February 6, 2015, Expedia submitted its “best and final” proposal to acquire the company at a cash price of $12.00 per share of our common stock. The closing price of our common stock on that day was $9.25.

Expedia’s bid also included a revised draft of the merger agreement prepared by Wachtell, Lipton, Rosen & Katz, Expedia’s outside legal counsel, which we refer to as “Wachtell Lipton” in this proxy statement. This revised draft of the merger agreement reflected (1) an alternative long-form merger structure, as opposed to the tender offer structure our initial draft had proposed; (2) changes limiting the circumstances in which the company would be permitted to pursue or accept an alternative bid, including requiring that any proposal judged by our Board to be “financially superior;” (3) a $50 million company termination fee (approximately 3.5% of the equity value of the transaction based on the $12.00 offer price) if Orbitz accepted a proposal judged by our Board to be superior or if our Board changes its recommendation to our stockholders regarding the merger; (4) tighter restrictions on the operations of the company during the interim period between signing and closing; (5) changes to the regulatory efforts requirements to eliminate the “hell or high water” commitment level and to add a regulatory termination fee of $100 million (approximately 7.0% of the equity value of the transaction based on the $12.00 offer price) payable to the company if the transaction fails to close due to a lack of antitrust approval; and (6) revisions to the closing conditions and “material adverse effect” definition to broaden the circumstances in which Expedia could elect not to close the transaction.

On February 8, 2015, our Board (other than Gavin and Brad, who had determined to recuse themselves from the meeting) held a meeting, with management, representatives of Latham & Watkins and representatives of Qatalyst Partners present, to discuss the sale process generally and Expedia’s final offer and draft of the merger agreement specifically.

After consultations with representatives of Latham & Watkins, the Board discussed Gavin’s and Brad’s potential conflicts of interest. As to Brad, because the value of the stake in Expedia held by the fund in which Brad is a principal substantially outweighed the value of the shares the fund and Brad held in Orbitz, and as Brad had determined to recuse himself from all further Board discussions and votes concerning the sale process, the Board concurred in that decision. As to Gavin, because he is a director of Travelport, of which Orbitz is a substantial customer for global distribution services, to avoid any possible appearance of impropriety arising from his dual roles as a director of both Travelport and Orbitz, Gavin had determined to recuse himself from all further Board discussions and votes concerning the sale process.

The Board and its advisors considered the $12.00 per share offer from Expedia and whether any other potential acquirors, including Party A and Party C, who had said they could not consider an acquisition of the company at that time, might later submit a financially superior offer. The Board, management and representatives of Qatalyst Partners discussed the results of the sale process to date, including the negative feedback financial sponsors had provided concerning the low expected premium they would be willing to offer to the company’s trading price and the limited availability of exit opportunities. Following such discussion, the Board concluded that outreach to additional potential acquirors would be unlikely to produce an offer superior to Expedia’s $12.00 per share offer. After consideration and discussion, the Board chose not to proceed with discussions with Party O at that time in light of both the price proposed by Party O and Party O’s lack of meaningful diligence to date, and determined to pursue Expedia’s offer on an expedited basis.

Also at the February 8, 2015 Board meeting, the Board, management, representatives of Latham & Watkins and representatives of Qatalyst Partners discussed the principal issues raised by the draft merger agreement provided by Expedia, including transaction structure, changes to the provisions allowing the Board to consider and accept a proposal judged by the Board to be superior, termination fees, regulatory approvals and efforts requirements, restrictions on the operations of the company during the interim period between signing and closing and related issues of retention of employees between signing and closing, and closing certainty. With input from its advisors, the Board determined to accept many of the proposals reflected in Expedia’s draft, including the change to a long-form merger structure. Representatives of Qatalyst Partners, Latham & Watkins, management and the Board discussed reverting with a lower company termination fee and proposing more limited circumstances under which the fee would be payable and the elimination of the expense reimbursement introduced by Expedia’s draft. The Board and representatives of Latham & Watkins further discussed revisions to the provisions allowing the Board to consider and accept a proposal judged by the Board to be superior, restrictions on the operations of the company during the interim period between signing and closing, the scope of company’s representations and warranties, and while acknowledging the substantial commitment to resolve regulatory impediments reflected in Expedia’s draft, also suggested improving the standard by which Expedia’s obligation to divest would be measured. The Board also discussed the necessity of protecting the company and its stockholders in the event the transaction were not to be consummated. The Board considered the need to maintain sufficient flexibility between signing and closing to operate the business and implement programs to retain and incentivize key employees in the face of the pending transaction. Our Board instructed management and representatives of Latham & Watkins to continue negotiation of the merger agreement, but to notify Expedia that it was willing to move forward at the proposed merger price. Of particular importance to the Board were (1) retaining sufficient flexibility for the company to operate its business and retain employees during the interim period between signing and closing, (2) improving the terms of the regulatory termination fee and, to a lesser extent, the company termination fee and (3) obtaining the best available commitments from Expedia to undertake steps necessary to obtain regulatory approval.

Following the February 8, 2015 meeting of the Board, and at the direction of the Board, representatives of Qatalyst Partners informed Expedia that the company was willing to move forward at a price of $12.00 per share subject to successful conclusion of the negotiation of the merger agreement generally and resolution on several key terms, including the nature of Expedia’s commitment to obtain regulatory approvals and the scale of the regulatory termination fee, the scale and terms of the company termination fee, and flexibility for the company to operate its business and retain employees during the interim period between signing and closing.

On February 9 and 10, 2015, based on input from the Board and management, representatives of Latham & Watkins negotiated the terms of the merger agreement and exchanged drafts of the merger agreement with Wachtell Lipton. During these discussions, representatives of Latham & Watkins relayed to representatives of Wachtell Lipton the importance of provisions relating to the certainty that the transaction would close. In negotiations among business principals and advisors, Expedia agreed to certain changes regarding unsolicited superior proposals or intervening events, including changes to the definition of “superior proposal” sought by Orbitz and Latham & Watkins. Expedia also increased its commitment to undertake efforts to obtain regulatory approvals, but would not accept a “hell or high water” standard. Expedia also proposed to increase the regulatory termination fee to $115 million (approximately 8.0% of the equity value of the transaction based on the $12.00 offer price), proportionately to the increase in Expedia’s purchase price offer from $10.50 to $12.00, but in return proposed a corresponding increase to the company termination fee to $57.5 million (approximately 4.0% of the equity value of the transaction based on the $12.00 offer price).

On February 10, 2015, the Board held a meeting attended by representatives of Latham & Watkins, representatives of Qatalyst Partners and representatives of Wilson, Sonsini, Goodrich & Rosati, P.C., the company’s outside legal advisors for employee compensation matters. Jim updated the Board on recent progress in negotiations with Expedia and its advisors. The Board, management and representatives of Latham & Watkins discussed the remaining open issues, identifying the most significant remaining open issues as (1) the amounts of the termination fees and circumstances in which they would be payable, (2) certain closing conditions including the bring-down of the representations and warranties, (3) the commitment of Expedia to obtaining regulatory approvals and (4) retaining sufficient flexibility for the company to operate its business and retain employees during the interim period between signing and closing. The Board discussed these issues at length and instructed management and its advisors to continue negotiations with Expedia and its advisors.

During the course of February 10 and 11, 2015, our legal and financial advisors at the direction of management and our Board held a series of negotiating meetings with Expedia’s legal and financial advisors to address the remaining open issues. During these negotiations, it was agreed that Expedia’s proposal on termination fees and further revised proposal for efforts to obtain regulatory approvals would be accepted. Expedia agreed to a revised formulation for certain of the closing conditions, including the bring-down of the company’s representations and warranties. Expedia and the company also reached agreement on an appropriate continuity program for the company.

On the evening of February 11, 2015, our Board held a meeting to consider approval of the proposed merger agreement. At this meeting,

•	representatives of Latham & Watkins reviewed with our Board its fiduciary duties when considering the proposed transaction;

•	management and representatives of Latham & Watkins and Qatalyst Partners, respectively, reviewed with our Board the outcome of negotiations with Expedia and the revised terms and conditions of the proposed merger agreement, including as to the termination fees and Expedia’s commitment to obtain regulatory approvals and the continuity program;

•	members of our senior management gave our Board their unanimous recommendation in favor of the merger; and

•	representatives of Qatalyst Partners orally delivered its opinion to our Board (which was subsequently confirmed in writing by delivery of a written opinion dated as of February 11, 2015) that, as of February 11, 2015, and based upon and subject to the considerations, limitations and other matters set forth in the written opinion, the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement is fair, from a financial point of view, to such holders. See “—Opinion of Orbitz’s Financial Advisor” beginning on page 50 of this proxy statement.

Our Board considered various reasons to approve the merger agreement (see “—Reasons for the Merger” beginning on page 46 of this proxy statement), including certain countervailing factors. After discussions with its financial and legal advisors and members of our senior management, and in light of the reasons considered, the Board members present (which included all members of the Board except for Brad and Gavin) unanimously:

•	determined the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and fair to and in the best interests of the company and our stockholders;

•	approved the merger agreement, the merger, the other transactions contemplated by the merger agreement and all other actions or matters necessary or advisable to give effect to the foregoing; and

•	recommended approval of the merger agreement by our stockholders and directed the merger agreement be submitted to our stockholders for approval at a meeting of our stockholders.

In the early morning of February 12, 2015, each of the company, Expedia and Merger Sub executed and delivered the merger agreement, effective as of February 12, 2015.

On February 12, 2015, before the opening of trading on the U.S. public stock markets, we and Expedia issued a joint press release announcing the execution of the merger agreement.

Any standstill provisions under confidentiality agreements entered into in connection with the company’s strategic process have either expired by their terms or been waived.

Reasons for the Merger

In evaluating the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Board consulted with our senior management, our outside counsel and our financial advisor. In the course of reaching its determination to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Orbitz’s stockholders vote to approve the merger proposal, the Board considered many factors, including the following factors weighing in favor of approving the merger agreement, which are not intended to be exhaustive and are not presented in any relative order of importance:

Compelling Value

The fact that the merger consideration represents a significant premium over the market prices at which our common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration of $12.00 per share of our common stock represented a premium of approximately:

•	30% over the $9.20 closing price per share of our common stock on February 10, 2015, the last trading day before our Board approved the transaction;

•	48% over the $8.11 closing price per share of our common stock on January 5, 2015, the last trading day prior to the publication of rumors related to a possible strategic transaction involving the company;

•	32% over the 20-day spot price of our common stock for the period ended February 10, 2015 of $9.10;

•	20% over the high trading price of our common stock over the 12 months ended February 10, 2015 of $9.99; and

•	76% over the low trading price of our common stock over the 12 months ended February 10, 2015 of $6.80.

The Board also considered the certainty of value and liquidity for our stockholders provided by the fact that the merger consideration is all cash and at a fixed price.

Financial and Business Position

The current and prospective conditions of the travel industry and the challenges that face the company and its competitors and how these challenges had evolved since the company’s initial public offering. In particular, the Board considered as significant factors: (1) the ability of the company to compete with larger competitors with greater resources to apply to marketing and product investments, (2) the past and expected future growth rate of the company’s hotel business relative to its competitors’ hotel businesses, (3) the increased cost of attracting and retaining customers due to increased spending by competitors and the increased costs of online advertising, (4) increased competition from supplier sites (including airline and hotel companies’ own websites) and (5) increased competition due to the introduction of new online travel models. The Board also considered the historical, current and prospective financial condition, results of operations and business and strategic objectives of the company and the risk-adjusted probabilities associated with achieving the company’s stand-alone plan.

Strategic Alternatives

The strategic process undertaken by the company, in consultation with its advisors, including the fact that the Board and the company’s management had evaluated and considered strategic alternatives including: (1) engaging in a process to sell the company, (2) a partnership with, or strategic investment from, another industry participant and (3) an acquisition of other businesses to increase the company’s scale. In addition, that after the Board determined to explore a process to sell the company, the company discussed a potential transaction with 18 separate parties, structured negotiations to maximize the likelihood of obtaining Expedia’s best proposal and subsequently negotiated to improve the terms of that proposal, with particular focus on maximizing closing certainty. That the Board, after consultation with representatives of Qatalyst Partners and Latham & Watkins, believed the terms of the merger agreement provide an adequate opportunity for alternative proposals to be made, associated due diligence to be conducted and definitive documentation to be negotiated with respect thereto, and for the Board to consider such alternative proposals and agreements, if any.

Negotiations with Expedia

The course of negotiations with Expedia, which were conducted at arm’s length and during which the Board was advised by independent legal and financial advisors, including that the negotiations resulted in (1) a materially increased price, (2) enhanced commitments to complete the transaction and (3) increased flexibility for the company to operate its business in a manner designed to preserve a viable standalone business if a transaction cannot be completed in accordance with the terms of the merger agreement; as well as the Board’s belief, based on these negotiations, that these were the most favorable terms to the company and its stockholders on which Expedia was willing to transact.

Likelihood of Completion

The likelihood of obtaining required regulatory approvals and Expedia’s covenants and commitments to obtain such approval, including its divestiture commitments, considered after consultation with Latham & Watkins. The Board considered the business reputation, financial resources and experience of Expedia in structuring and completing transactions similar to the merger. The Board also considered the likelihood that the merger will be completed, including, among other things, the probability of receiving the approval of the company’s stockholders necessary to complete the transaction in a timely manner, the other limited and otherwise customary conditions to the parties’ obligations to complete the merger, the fact that the transaction is not conditioned on Expedia’s receipt of financing and that Expedia will have sufficient financial resources to pay the aggregate merger consideration and complete the merger and the fact that the merger is not subject to approval by Expedia’s stockholders.

Opinion of Qatalyst Partners LP

The financial analysis presented by Qatalyst Partners, the company’s independent financial advisor, of the terms of the merger and the opinion of Qatalyst Partners to the Board that, as of February 11, 2015 and based upon and subject to the considerations, limitations and other matters set forth in the written opinion, the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement is fair, from a financial point of view, to such holders. The Board also considered that Qatalyst Partners was entitled to receive a fee upon delivery of its opinion and that, upon the closing of the merger, Qatalyst Partners will become entitled to a success fee.

Terms of the Merger Agreement

The terms and conditions of the merger agreement, including:

•	the customary nature of the representations, warranties and covenants of the company in the merger agreement;

•	the flexibility permitted under the interim operating covenants which restrict the conduct of the company’s business prior to the completion of the merger (see below under “Flexibility to Operate the Business”);

•	the covenants to undertake efforts to obtain regulatory approvals including the commitment by Expedia to obtain applicable competition law approvals and the related termination fee of $115 million payable to the company by Expedia if the merger is not completed due to a failure to meet the competition law conditions (see below under “Regulatory Commitments”);

•	the company’s ability, subject to certain limitations, to respond to unsolicited acquisition or business combination proposals from third parties and to provide such third parties with confidential information;

•	the Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, upon payment of a termination fee of $57.5 million;

•	the Board’s right, subject to certain limitations, to change its recommendation that the stockholders adopt the merger agreement following the occurrence of an “Intervening Event”;

•	the company’s ability to seek damages in the event of a willful and material breach by Expedia of its obligations under the merger agreement;

•	the company’s ability to seek specific enforcement of Expedia’s obligations under the merger agreement, including Expedia’s obligation to complete the merger, under certain circumstances; and

•	other terms that, taken as a whole, the Board viewed as providing a significant degree of certainty that the merger will be completed as promptly as possible.

Regulatory Commitments

The level of commitment by Expedia to obtain applicable regulatory approvals, which was negotiated vigorously, with the advice of counsel and to the satisfaction of the Board, and resulted in enhanced commitments from Expedia and the potential payment to the company of a fee of $115 million if the merger is not completed due to a failure to meet the competition law conditions.

Stockholder Vote

The fact that the merger agreement will be subject to the adoption by the affirmative vote of the holders of shares representing a majority of the company’s outstanding common stock entitled to vote at the annual meeting, and the absence of any commitments requiring any stockholders to vote in favor of the merger proposal at the annual meeting, allowing our stockholders to approve or disapprove of the merger proposal.

Availability of Appraisal Rights

The fact that our stockholders are entitled under Section 262 of the DGCL to exercise appraisal rights with respect to the merger, allowing such stockholders who have properly demanded and exercised appraisal rights under Section 262 of the DGCL to seek a determination of the fair value of their shares by a court of competent jurisdiction.

The Board also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement, including the following:

No Stockholder Participation in Future Growth or Earnings

The fact that the nature of the transaction as an all cash transaction would prevent our stockholders from participating in any future earnings or growth of our business, and our stockholders would not benefit from any potential future appreciation in the value of our common stock, including any value that could be achieved if we engaged in future strategic transactions, including a future sale of the company.

Effect of Failure to Complete the Transaction

While the Board expects that the merger will be completed, there can be no assurance that the required stockholder approval will be obtained or that all of the conditions to the completion of the merger will be satisfied or waived or that the merger will receive required regulatory approvals, and, as a result, it is possible that the merger may not be completed in a timely matter or at all, even if the merger proposal is approved by our stockholders. The Board also considered potential negative effects if the merger proposal were not completed, including that:

•	the trading price of the company’s common stock could be adversely affected;

•	the company would have incurred significant transaction and opportunity costs attempting to complete the merger;

•	the company could lose customers, suppliers, business partners and employees, including key sales and other personnel, after the announcement of the execution of the merger agreement;

•	the company’s business may be subject to significant disruption and decline;

•	the market’s perceptions of the company’s prospects could be adversely affected; and

•	the company’s directors, officers, and other employees would have expended considerable time and effort to negotiate, implement and complete the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger.

Effect of Public Announcement

The Board considered the effect of a public announcement of the execution of the merger agreement on the company’s operations, stock price and employees, our ability to retain key employees, our ability to effectively recruit replacement personnel if key personnel were to depart while the merger is pending and the potential adverse effects on the company’s financial results as a result of any related disruption in its business.

Regulatory Risk

The Board considered the possibility of significant costs and delays resulting from seeking regulatory approvals necessary to complete the transactions contemplated by the merger agreement, the possibility that the merger may not be completed if such approvals are not obtained and the potential negative impacts on the company, its business, and its stock price if such approvals are not obtained.

Flexibility to Operate the Business

Notwithstanding the increased flexibility to operate the company’s business and retain its employees obtained in negotiations with Expedia, the Board considered the remaining restrictions imposed by the merger agreement on the conduct of our business prior to the completion of the merger, which require the company to operate the business only in the ordinary course of business, and that subject the operations of the business to other restrictions, which could delay or prevent the company from undertaking timely business enhancement opportunities that may arise prior to the completion of the merger and that may have an adverse effect on the company’s ability to respond to changing market and business conditions in a timely manner or at all.

No Solicit

The Board considered the fact that it would not be permitted to solicit alternative transaction proposals regarding a business combination.

Termination Fee

The Board considered the fact that, under certain circumstances, the company may be required to pay to Expedia a termination fee of $57.5 million or, in some cases, a $10 million expense reimbursement. The Board considered the potential effect of such termination fee and expense reimbursement to deter other potential acquirors from making a competing offer for the company, and the potential impact of the termination fee and expense reimbursement on certain transactions involving the company in which the company or third parties may seek to engage for one year following the date the merger agreement is terminated in certain circumstances.

Interests of the Board and Management

The Board considered that certain of the directors and executive officers have interests in the transactions contemplated by the merger agreement described in the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement that would be different from, or in addition to, those of stockholders.

Recommendation of Our Board of Directors

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members present unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Orbitz and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Gavin and Brad, having previously determined to recuse themselves from all Board discussions and votes concerning the strategic process following our January 21, 2015 Board meeting (in light of their respective interests described in the sections titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55 of this proxy statement and “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” beginning on page 33 of this proxy statement), did not attend the Board meeting during which the merger agreement, the merger and the other transactions contemplated by the merger agreement were approved. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 46 of this proxy statement.

The Orbitz Board of Directors recommends that you vote “FOR” the merger proposal, thereby approving the transactions contemplated thereby, including the merger.

Opinion of Orbitz’s Financial Advisor

We retained Qatalyst Partners to act as financial advisor to our Board in connection with a potential transaction such as the merger and to evaluate whether the consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement is fair, from a financial point of view, to such holders. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. Qatalyst Partners has provided its written consent to the reproduction of Qatalyst Partners’ opinion in this proxy statement. At the meeting of our Board on February 11, 2015, Qatalyst Partners rendered its oral opinion, that, as of such date and based upon and subject to the considerations, limitations and other matters set forth in the written opinion, the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement is fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated February 11, 2015, to our Board following the meeting of our Board.

The full text of Qatalyst Partners’ written opinion, dated February 11, 2015, is attached hereto as Annex B and is incorporated by reference herein. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst

Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to our Board and addresses only, as of the date of the opinion, the fairness from a financial point of view, of the $12.00 per share cash consideration to be received by the holders of our common stock, other than

Expedia or any affiliates of Expedia, pursuant to the merger agreement, and it does not address any other aspect of the merger. It does not constitute a recommendation as to how any stockholder should vote with respect to the merger or any other matter and does not in any manner address the price at which our common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Qatalyst Partners reviewed a draft of the merger agreement dated February 11, 2015, which we refer to as the “draft merger agreement” in this proxy statement, certain related documents, and certain publicly available financial statements and other business and financial information of the company. Qatalyst Partners also reviewed certain forward-looking information prepared by our management, including our financial projections and operating data, which we refer to as the “management projections” in this proxy statement and which are described in the section titled “—Certain Projections Prepared by the Management of Orbitz.” Additionally, Qatalyst Partners discussed our past and current operations and financial condition and prospects with our senior executives. Qatalyst Partners also reviewed the historical market prices and trading activity for our common stock and compared our financial performance and the prices and trading activity of our common stock with that of certain other selected publicly traded companies and their securities. In addition, Qatalyst Partners performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by us. With respect to the management projections, Qatalyst Partners was advised by our management, and Qatalyst Partners assumed, that the management projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of our future financial performance and other matters covered thereby. Qatalyst Partners assumed that the merger will be completed in accordance with the terms set forth in the draft merger agreement, without any modification, waiver or delay. Qatalyst Partners also assumed that the final executed merger agreement would not differ in any material respect from the draft merger agreement reviewed by it. In addition, Qatalyst Partners assumed, that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on us or the contemplated benefits expected to be derived in the proposed merger. Qatalyst Partners did not make any independent evaluation or appraisal of our assets or liabilities (contingent or otherwise), nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of our management as to our existing and future technology and products and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by Qatalyst Partners’ opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address our underlying business decision to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to us. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to such consideration.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated February 11, 2015. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the consensus of third-party research analysts’ projections, which we refer to as the “Analyst Projections” in this proxy statement, and the management projections. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a potential, present value of share values for our common stock as of December 31, 2014 by:

•	adding:

(a)	the implied net present value of the estimated future unlevered free cash flows of the company, based on the management projections, for calendar year 2015 through calendar year 2018 (which implied present value was calculated by using a range of discount rates of 8.0% to 10.0%, based on an estimated weighted average cost of capital for the company);

(b)	the implied net present value of a corresponding terminal value of the company, calculated by multiplying the estimated Adjusted EBITDA in calendar year 2019, based on the management projections, by a range of multiples of enterprise value to next-twelve-months estimated Adjusted EBITDA of 6.0x to 8.0x and discounted to present value using the same range of discount rates used in item (a) above;

(c)	the implied net present value associated with the company’s estimated tax attributes based on the management projections and using an effective tax rate provided by our management; and

(d)	our net cash (debt) as of December 31, 2014, as provided by our management;

•	applying a dilution factor of 8% to reflect the dilution to current stockholders over the projection period due to the effect of future equity compensation grants projected by our management; and

•	dividing the resulting amount by the number of fully-diluted shares of our common stock outstanding, adjusted for stock options and restricted stock units outstanding as provided by our management as of February 5, 2015.

Based on the calculations set forth above, this analysis implied a range of values for our common stock of approximately $8.93 to $12.58 per share.

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for the company with publicly available information and public market multiples for selected companies. The companies used in this comparison are listed below and were selected because they are publicly traded companies in our industry.

Selected Companies

Global Travel

Expedia, Inc.

HomeAway, Inc.

The Priceline Group Inc.

TripAdvisor, Inc.

International Travel

eDreams ODIGEO, S.A.

Rakuten, Inc.

Recruit Holdings Co., Ltd.

Based upon research analyst consensus estimates for calendar year 2015 and using the closing prices as of February 10, 2015 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully-diluted enterprise value divided by the estimated consensus Adjusted EBITDA for calendar year 2015, which is referred to as “CY15E Adjusted EBITDA Multiple” in this proxy statement, for each of the selected companies. The low, median and high CY15E Adjusted EBITDA Multiple among (1) the Global Travel subset of the selected companies analyzed were 10.2x, 15.3x and 17.4x, respectively, and (2) the International Travel subset of the selected companies analyzed were 7.6x, 8.5x and 14.9x, respectively. The CY15E Adjusted EBITDA Multiple for the company was 7.3x, based on the Analyst Projections using the per share price of $8.11 as of January 5, 2015, the last trading day prior to the publication of rumors related to a possible strategic transaction involving the company.

Based on an analysis of CY15E Adjusted EBITDA Multiples for the selected companies, Qatalyst Partners selected a representative range of 6.0x to 9.0x for the CY15E Adjusted EBITDA Multiple and applied this range to our calendar year 2015 expected Adjusted EBITDA based on each of the management projections and the Analyst Projections. This analysis implied a range of values for our common stock of approximately $6.57 to $10.92 per share based on the management projections and approximately $6.32 to $10.54 per share based on the Analyst Projections.

No company included in the selected companies analysis is identical to the company. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond our control, such as the impact of competition on our business and our industry in general, industry growth and the absence of any material adverse change in our financial condition and prospects, the industry or in the financial markets in general. Mathematical analysis, such as determining the median, high or low, is not in itself a meaningful method of using selected company data.

Miscellaneous

In connection with the review of the merger by our Board, Qatalyst Partners performed financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given certain analyses and factors more or less weight than other analyses and factors and may have deemed certain assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of the company. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the $12.00 per share cash consideration to be received by the holders of our common stock, other than Expedia or any affiliates of Expedia, pursuant to the merger agreement, and in connection with the delivery of its opinion to our Board. These analyses do not purport to be appraisals or to reflect the price at which our common stock might actually trade.

Qatalyst Partners’ opinion and its presentation to our Board was one of many factors considered by our Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board with respect to the consideration to be received by our stockholders pursuant to the merger or of whether our Board would have been willing to agree to different consideration. The consideration was determined through arm’s-length negotiations between us and Expedia and was approved by our Board. Qatalyst Partners provided advice to us during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to us or that any specific consideration constituted the only appropriate consideration for the merger.

Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the company, Expedia or certain of their respective affiliates. During the two year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and the company or Expedia pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the company or Expedia or any of their respective affiliates for which it would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided us with financial advisory services in connection with the proposed merger for which it will be paid approximately $30 million, $150,000 of which was payable upon the execution of such engagement letter, $3 million of which was payable upon delivery of its opinion and the remaining portion of which will be paid upon, and subject to, completion of the merger. We have also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. We have also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Qatalyst Partners’ engagement.

Delisting and Deregistration of Our Common Stock

Orbitz common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol “OWW.” As a result of the merger, we will become an indirect wholly owned subsidiary of Expedia, with no public market for our common stock. After the merger, our common stock will cease to be traded on the NYSE, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Financing of the Merger

The merger is not conditioned on Expedia obtaining the proceeds of any financing. We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $1.6 billion. These funds include the funds needed to:

•	pay our stockholders (including equity award holders) the amount due under the merger agreement;

•	refinance, repay or repurchase certain of our outstanding indebtedness, including our existing senior secured loan and revolving credit facilities; and

•	pay customary fees and expenses in connection with the transactions contemplated by the merger agreement.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board that you vote to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The members of the Board were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our stockholders that they adopt the merger agreement at the annual meeting.

These interests are described in more detail below, and certain of them are quantified in the narrative below and under the heading “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 94 of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

In addition to the interests described below, two of our directors have interests that potentially differ from those of our stockholders generally. Gavin is a director of Travelport Worldwide Limited, of which the company is a substantial customer. Brad has an indirect but significant economic interest in shares of Expedia through Altimeter Capital Management, an investment fund that he controls and in which he has equity and other interests. Following receipt of Expedia’s initial proposal on January 16, 2015, Gavin and Brad, after consultation with counsel, determined to recuse themselves from all further Board discussions and votes concerning the strategic process following our January 21, 2015 Board meeting. See the sections titled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger,” “Proposal 1: Adoption of the Merger Agreement—Recommendation of Our Board of Directors” and “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on pages 33, 50 and 46, respectively, of this proxy statement. You should take these interests into account in deciding whether to vote “FOR” the merger proposal.

Treatment of Outstanding Equity Awards

Stock Options

Immediately prior to the effective time of the merger, each option to purchase Orbitz common stock under any stock option or other equity or equity-based plan of Orbitz that is unexpired and unexercised immediately prior to the effective time of the merger will be cancelled and, in exchange therefor, each former holder of any such cancelled option will be entitled to receive the merger consideration with respect to each share of Orbitz common stock subject to such option immediately prior to such cancellation, less the applicable exercise price and less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be cancelled without the payment of any consideration to the holder.

Restricted Stock Units

At the effective time of the merger, each outstanding restricted stock unit (including performance-based restricted stock units and deferred stock units) with respect to Orbitz common stock will be assumed by Expedia. Each such restricted stock unit will continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the applicable Orbitz equity plan and Orbitz restricted stock unit agreements as in effect immediately prior to the effective time of the merger, except that each such assumed restricted stock unit will cover that number of whole shares of Expedia common stock, rounded down to the nearest whole share, equal to the product of the number of shares of Orbitz common stock underlying such restricted stock unit immediately prior to the effective time multiplied by the exchange ratio. The exchange ratio will be calculated by dividing $12.00 (the merger consideration) by the volume weighted average price for Expedia’s common stock for the 30 trading days before the date on which we complete the merger. With respect to any Orbitz restricted stock unit subject to performance vesting criteria, the number of shares of Orbitz common stock underlying such Orbitz restricted stock unit immediately prior to the effective time of the merger will equal the target number of shares of Orbitz common stock covered by such Orbitz restricted stock unit, and, following the effective time of the merger, the performance vesting criteria with respect to the assumed restricted stock units will no longer apply and the vesting of such assumed restricted stock unit will be subject to continued employment through the end of the applicable performance period or any later date required under the terms of the Orbitz restricted stock unit in effect immediately prior to the effective time of the merger.

With respect to each employee of Orbitz or any of its subsidiaries who is not a party to an employment agreement, offer letter or severance plan that provides for acceleration of vesting and whose employment is terminated by Expedia without cause or by the employee for good reason during the one-year period immediately following the effective time of the merger, (1) any assumed time-based restricted stock units held by such individual that would have vested during the one-year period following the date of the employment termination, and (2) a pro rata portion of any performance-based restricted stock units held by such individual immediately will vest.

For an estimate of the amounts that would be payable to each of Orbitz’s named executive officers on settlement of their unvested equity-based awards, see “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” below. The estimated aggregate amount that would be payable to Orbitz’s executive officers who are not named executive officers in settlement of their unvested equity-based awards if the merger were completed on March 12, 2015, and with respect to such executives there has been a termination of employment on the closing date as a result of a resignation by the executive due to a constructive termination or a termination by the surviving corporation without cause, is $640,836. None of Orbitz’s non-employee directors holds any unvested equity-based awards.

Barney Harford Employment Agreement

Barney, our Chief Executive Officer, is party to an employment agreement with Orbitz that provides for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger. For information regarding Barney’s employment agreement, see “Executive Compensation—Employment and Severance Arrangements” beginning on page 128 of this proxy statement.

For an estimate of the amounts that would be payable to Barney upon a qualifying termination of employment in connection with the merger, see “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 94 of this proxy statement.

Severance Plan for Group Vice Presidents and Senior Vice Presidents

Our executive officers other than Barney are participants in our GVP/SVP Plan.

Under the GVP/SVP Plan, if we terminate a participant’s employment without “Cause” or if a participant resigns due to a “Constructive Termination,” in each case, within one year following a “Change in Control” (as such terms are defined in the GVP/SVP Plan), including the merger, the participant is entitled to receive, subject to his or her execution and non-revocation of a release of claims: (1) a payment in the amount of (a) twelve months’ base salary (or for a group vice president, nine months’ base salary), (b) an amount equal to the target annual bonus for the year of the date of termination (or for a group vice president, 75% of the target annual bonus) and (c) an amount equal to his or her target annual bonus for the year of the date of termination, prorated based on the number of days employed in the year of termination; (2) full accelerated vesting of restricted stock units, options and performance stock units at target level of achievement; and (3) COBRA subsidy payments for twelve months following the covered termination (or for a group vice president, COBRA subsidy payments for nine months following the covered termination).

Notwithstanding the foregoing, the accelerated vesting provisions summarized above do not apply for any equity grants made on or after the signing of the merger agreement.

For an estimate of the amounts that would be payable to each of Orbitz’s named executive officers who is a participant in the GVP/SVP Plan upon a qualifying termination of employment in connection with the merger, see “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” below. The estimated aggregate amount that would be payable to Orbitz’s executive officers who are not named executive officers if the merger were completed and they were to experience a qualifying termination of employment on March 12, 2015 is $926,788 (which includes the cash, COBRA benefits and unvested equity acceleration under the GVP/SVP Plan).

Continuity Programs

We have entered into a continuity incentive agreement with Tom Kram under a continuity program established in accordance with the merger agreement providing for a continuity incentive of $250,000, with one-half of the payment to be paid on the closing date and one-half of the payment to be paid on the 180th day following the closing date, subject, in each case, to continued employment through each such date (or, if earlier, a qualifying termination of employment).

None of our executive officers (other than Tom) will receive a continuity incentive. The estimated aggregate amount that would be payable to Tom if the merger were completed and he were to experience a qualifying termination of employment on March 12, 2015 is $250,000.

Employee Benefits

The merger agreement requires Expedia or its affiliates (including the surviving corporation) to continue to provide certain compensation and benefits for a one-year period following the effective time of the merger, and to take certain actions in respect of employee benefits provided to Orbitz employees, including its executive officers. For a detailed description of these requirements, please see the section titled “Terms of the Merger Agreement—Employee Benefits Matters” beginning on page 85 of this proxy statement.

Indemnification and Insurance

Orbitz is party to indemnity agreements with each of its directors and executive officers that require Orbitz, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers. These indemnity agreements will be assumed by the surviving corporation in the merger, without any further action, and will survive the merger and continue in full force and effect in accordance with their terms. In addition, pursuant to the terms of the merger agreement, our directors and executive officers may be entitled to certain indemnification and an extension of coverage under directors’ and officers’ liability insurance policies. Such indemnification and insurance coverage is further described in the section titled “Terms of the Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 86 of this proxy statement.

Certain Projections Prepared by the Management of Orbitz

Orbitz does not as a matter of course publicly disclose long-term projections of financial performance due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, the company provided the Board and Qatalyst Partners certain non-public, unaudited, stand-alone financial projections that were prepared by our management and not for public disclosure representing management’s best estimate of the future performance of the company. A subset of the management projections was provided to Expedia in connection with Expedia’s evaluation of a possible transaction involving the company. Specifically, Expedia was provided projected net revenue and Adjusted EBITDA for the year ending December 31, 2015. The management projections represent forecasted financial information and are included below. The inclusion of this information should not be regarded as an indication that any of Orbitz, Expedia, their respective financial advisors or any of their respective representatives or any other recipient of this information considered, or now considers, the management projections to be necessarily predictive of future results.

The management projections are subjective in many respects. As a result, the forecasted results may not be realized and the actual results may be significantly different than the forecasted results. Since the management projections cover multiple years, that information by its nature becomes less predictive with each successive year. Orbitz stockholders are urged to review Orbitz’s SEC filings for a description of risk factors with respect to Orbitz’s business. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 22 of this proxy statement and “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement. The management projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles, which we refer to as “GAAP” in this proxy statement, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the management projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in Orbitz’s historical GAAP financial statements.

Neither Orbitz’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the management projections contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability. The report of Orbitz’s independent registered public accounting firm contained in Orbitz’s Annual Report on Form 10-K for the year ended December 31, 2014 relates to Orbitz’s historical financial information. It does not extend to the management projections and should not be read to do so. Furthermore, the management projections do not take into account any circumstances or events occurring after the date they were prepared.

The following tables present selected management projections for the fiscal years ending 2015 through 2019 for Orbitz on a standalone basis.

Management Projections

	Year Ending December 31,
	2015E		2016E	2017E	2018E	2019E
	(in millions)
Net Revenue	$978	*	$1,060	$1,145	$1,231	$1,323
Adjusted EBITDA (1)	$173	*	$195	$221	$238	$255
Unlevered Free Cash Flow (2)	$83		$81	$97	$130	$149

*	Projection provided to Expedia.
(1)

“EBITDA” is defined in this proxy statement as net income or net loss plus (a) net interest expense, (b) provision for income taxes and (c) depreciation and amortization. “Adjusted EBITDA” is defined in this proxy statement as a representation of EBITDA adjusted for stock-based compensation and acquisition-related integration costs. EBITDA and Adjusted EBITDA are not defined terms under GAAP and should not be used as an alternative to net income or net loss as a measure of operating performance.
(2)	Unlevered Free Cash Flow is calculated using a normalized effective tax rate of 37%, which reflects management’s best estimate, and includes projected payments under the company’s tax sharing agreement entered into in connection with Orbitz’s initial public offering in 2003.

The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated:

	Year Ending December 31,
	2015E	2016E	2017E	2018E	2019E
	(in millions)
Net Income	$35	$53	$77	$92	$99
Net Interest Expense	$30	$25	$21	$18	$17
Provision/(benefit) for income taxes	$32	$36	$43	$49	$56
Depreciation and amortization	$59	$60	$58	$57	$61

EBITDA	$156	$174	$199	$216	$233
Stock Compensation	$16	$21	$22	$22	$22
Acquisition-Related Integration Costs (1)	$1	$0	$0	$0	$0

Adjusted EBITDA	$173	$195	$221	$238	$255

(1)	Acquisition-Related Integration Costs represent one-time costs to be incurred in connection with the 2014 purchase of the Travelocity Partner Network assets.

These management projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Orbitz’s management. They are not a guarantee of future financial performance. Important factors that may affect actual results and cause the management projections to not be achieved include, but are not limited to, the company’s ability to effectively compete in the travel industry; trends, declines, or disruptions affecting the travel industry or the level of travel activity, particularly air travel; the termination of any major supplier’s participation on the company’s websites; the company’s ability to renegotiate supplier agreements on acceptable terms; change in supplier distribution economics; the company’s ability to maintain and protect its information technology and intellectual property; the outcome of pending litigation; system-related failures, interruptions, or security breaches; risks related to the proposed merger between the company and Expedia, including the ability of the parties to consummate the proposed transaction; risks related to the company’s level of indebtedness; risks associated with doing business in multiple currencies and multiple markets; and general economic and business conditions and other risk factors described under the section titled “Risk Factors” and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Orbitz’s Annual Report on Form 10-K for the year ended December 31, 2014, and more recent filings incorporated by reference in this proxy statement and the section titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 22 of this proxy statement. The management projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the merger agreement, including the merger. The management projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these management projections. Accordingly, there can be no assurance that the management projections will be realized or that actual results will not be significantly different than projected.

None of Orbitz, Expedia or their respective affiliates, advisors, officers, employees, directors or their respective representatives undertakes any obligation to update or otherwise revise or reconcile these management projections to reflect circumstances existing after the date the management projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. Except as may be required by applicable securities laws, Orbitz does not intend to make publicly available any update or other revision to these management projections, even in the event that any or all of the assumptions are shown to be in error. None of Orbitz, Expedia or their respective affiliates, advisors, officers, employees, directors or their respective representatives has made or makes any representation to any Orbitz stockholder or other person regarding Orbitz’s ultimate performance compared to the information contained in these management projections or that projected results will be achieved. Orbitz has made no representation to Expedia, in the merger agreement or otherwise, concerning these management projections.

Since the date of the projections, Orbitz has made publicly available its actual results of operations for the fiscal year ended December 31, 2014. You should review Orbitz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 9, 2015 to obtain this information.

See the section titled “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Regulatory Matters

Each party has agreed to use best efforts to file as promptly as practicable all necessary applications and filings under applicable competition laws, including the HSR Act, and make any other required submissions and filings under applicable competition laws with respect to the merger and the other transactions contemplated by the merger agreement. Subject to the terms of the merger agreement, each party has agreed to use its best efforts to take, or cause to be taken, all actions necessary under applicable laws to complete the merger, including:

•	to obtain any consents, licenses, permits, waivers, approvals, authorizations or orders from governmental entities required to be obtained in order to effect the closing by not later than two business days prior to the outside date of August 12, 2015, or the applicable extended outside date set in accordance with the merger agreement;

•	to defend vigorously all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting the merger agreement or the completion of the transactions contemplated thereby;

•	to seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to complete the transactions contemplated by the merger agreement, in each case until the issuance of a final, non-appealable order; and

•	not, except as may be consented to in writing by the other party, directly or indirectly through one or more of their respective affiliates, take any action, including acquiring or making any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that would reasonably be expected to cause a material delay in the satisfaction of the conditions to the completion of the merger.

Additionally, each of Orbitz and Expedia has agreed to keep the other party apprised of the content and status of any communications regarding the transaction with and from any governmental authority, including promptly notifying the other party of any communications from any governmental authority relating to the merger or related transactions. Neither party shall agree to participate in any substantive discussions with any governmental authority in respect of any filing, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to participate in the discussion. Subject to compliance with applicable confidentiality agreements and legal requirements, each of Expedia and Orbitz has agreed to provide the other with copies of written communications provided by that party to any governmental authority.

The merger agreement requires Expedia to agree to certain conditions relating to Orbitz assets, including divestitures of Orbitz assets, that might be imposed upon Expedia by regulatory authorities, unless such conditions or divestitures would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of Orbitz and its subsidiaries, taken as a whole. In addition, Expedia has agreed to use its best efforts to defend through litigation on the merits any claim asserted before any court or administrative body with applicable jurisdiction by any party in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the merger from occurring on or prior to the outside date of August 12, 2015, or the applicable extended outside date set in accordance with the merger agreement.

U.S. Antitrust Filings

Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be completed unless specified waiting periods have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification form with the Federal Trade Commission, which we refer to as the “FTC” in this proxy statement, and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ” in this proxy statement. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms unless the waiting period is terminated early or is extended by a request for additional information or documentary materials, which we refer to as a “Second Request” in this proxy statement. Expedia and Orbitz submitted their pre-merger notification forms with the FTC and DOJ on February 23, 2015. On March 25, 2015, each of Orbitz and Expedia received a Second Request. Issuance of the Second Request extends the waiting period under the HSR Act until 30 days after Orbitz and Expedia have substantially complied with the Second Request, unless the waiting period is terminated earlier by the government.

At any time before the effective time of the merger, the FTC, the DOJ, or others could take action under antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets, or to impose restrictions on the operations of Orbitz or Expedia following the completion of the merger. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. In addition, state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

Foreign Antitrust Laws

The completion of the merger is also subject to comparable notifications and clearance requirements under the antitrust laws of certain foreign jurisdictions. Orbitz and Expedia have filed or intend to file notifications with the appropriate foreign governmental entities, and may be required to wait until the regulatory agencies complete their reviews before they may complete the merger. Orbitz and Expedia intend to observe such applicable waiting periods prior to completing the merger.

Litigation Relating to the Merger

Since the announcement of the execution of the merger agreement on February 12, 2015, six putative stockholder class action lawsuits have been filed against directors of Orbitz, Expedia and certain other parties, in the Court of Chancery of the State of Delaware. In the Delaware Actions, plaintiffs allege that the individual director defendants breached their fiduciary duties to Orbitz stockholders in negotiating and approving the merger agreement, that the merger consideration negotiated in the merger agreement undervalues Orbitz, that Orbitz stockholders will not receive fair value for their Orbitz common stock in the merger, and that the terms of the merger agreement impose improper deal-protection devices that purportedly preclude competing offers. The complaints further allege that Expedia and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the Orbitz directors. Three of the six complaints further allege that Orbitz aided and abetted the alleged breaches of fiduciary duty by the Orbitz individual directors. Plaintiffs seek injunctive relief, including enjoining or rescinding the merger, an award of unspecified attorneys’ fees, and other relief. On March 23, 2015, the Court of Chancery consolidated the Delaware Actions for all purposes under the caption In re Orbitz Worldwide, Inc. Consolidated Stockholder Litigation, No. 10711.

The outcome of these lawsuits cannot be predicted with certainty. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) who receive cash in exchange for shares of Orbitz common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. The tax consequences of the merger under U.S. federal tax laws other than those pertaining to the income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion also does not address any tax consequences arising under the Medicare contribution tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code” in this proxy statement, the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the “IRS” in this proxy statement, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.

This discussion is limited to holders of shares of Orbitz common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding shares of Orbitz common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers or dealers in securities;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell their shares of Orbitz common stock under the constructive sale provisions of the Code;

•	persons who hold or received their shares of Orbitz common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequence to holders of shares of Orbitz common stock who exercise appraisal rights in connection with the merger under the DGCL and assumes that shares of Orbitz common stock are not “U.S. real property interests” within the meaning of Section 897 of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Orbitz common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Orbitz common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the merger to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF ORBITZ COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF THE MEDICARE CONTRIBUTION TAX ON NET INVESTMENT INCOME, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO THE INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Orbitz common stock that for U.S. federal income tax purposes is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of Orbitz common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. Any gain or loss realized by a U.S. holder in connection therewith must be calculated separately for each block of shares of Orbitz common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the merger. The amount of any such gain or loss realized with respect to each block of shares of Orbitz common stock generally will equal the difference, if any, between the amount of cash received for such shares and the U.S. holder’s adjusted tax basis in such shares. A

U.S. holder’s adjusted tax basis in a share generally will be equal to the amount the U.S. holder paid for the share. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Orbitz common stock in the merger generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of merger. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of Orbitz common stock pursuant to the merger may be subject to information reporting and may be subject to backup withholding. To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Orbitz common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Orbitz common stock in the merger unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Orbitz common stock in the merger, and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates, generally in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding. Non-U.S. holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Appraisal Rights

If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal and who properly demand appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Orbitz common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Orbitz common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Orbitz common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of Orbitz common stock who (1) do not vote in favor of the merger proposal; (2) continuously hold such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Orbitz common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court. Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $12.00 per share merger consideration payable pursuant to the merger agreement.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Orbitz’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of Orbitz’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Orbitz common stock, Orbitz believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Orbitz common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the stockholder must not vote in favor of the merger proposal;

•	the stockholder must deliver to Orbitz a written demand for appraisal before the vote on the merger proposal at the annual meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•	the stockholder or the surviving corporation must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any holder of shares of Orbitz common stock wishing to exercise appraisal rights must deliver to Orbitz, before the vote on the merger proposal at the annual meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Orbitz common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the annual meeting will cause the stockholder to lose its appraisal rights in connection with the merger.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Orbitz of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEES AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR

BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Orbitz Worldwide, Inc.

500 W. Madison Street, Suite 1000

Chicago, Illinois 60661, United States

Attn: Corporate Secretary

Any holder of shares of Orbitz common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to Orbitz a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the Effective Time, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of Orbitz common stock who has demanded appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, any holders of shares of Orbitz common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of Orbitz common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of Orbitz common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Orbitz received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder of shares of Orbitz common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of Orbitz common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Orbitz believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Each of Orbitz and Expedia reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Orbitz common stock is less than the $12.00 per share merger consideration.

Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of Orbitz’s common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Orbitz common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Orbitz common stock, if any, payable to stockholders as of a time prior to the effective time of the merger.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement are not Intended to Function or to be Relied on as Public Disclosures

The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the merger agreement and are not intended to provide any factual information about Orbitz, Expedia, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that we or Expedia make with the SEC, as described for Orbitz in the section titled “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement, and:

•	are not intended as statements of fact, but rather as a way of allocating the risk among the parties to the merger agreement in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made among the parties to the merger agreement in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect, as defined in the section titled “Terms of the Merger Agreement—Representations and Warranties” on page 74 of this proxy statement.

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Orbitz, Expedia, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Orbitz’s or Expedia’s public disclosures. Accordingly, the representations, warranties, covenants and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Terms of the Merger; Merger Consideration

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into Orbitz, whereupon the separate existence of Merger Sub will cease, and Orbitz will continue as the surviving corporation and as an indirect wholly owned subsidiary of Expedia.

At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement:

•	each share of Orbitz common stock issued and outstanding immediately prior to such time (other than the excluded shares held by Orbitz as treasury stock or held directly by Expedia, Merger Sub or Merger Sub’s direct parent entity (which will be cancelled and retired at the completion of the merger and no payment will be made with respect to such shares), the excluded shares owned by wholly owned subsidiaries of Orbitz or by wholly owned subsidiaries of Expedia other than Merger Sub and its direct parent entity (which will be cancelled and converted into such number of shares of the surviving corporation at the completion of the merger so as to maintain relative ownership percentages) and the excluded shares held by stockholders who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and in compliance in all respects with, the DGCL (which will be cancelled and have the rights set forth in the DGCL)) will be converted into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes; and

•	all equity interests of Merger Sub that are issued and outstanding immediately prior to the effective time of the merger, will be converted into and become (in the aggregate) 100 fully paid and non-assessable shares of common stock of the surviving corporation.

In the event that, from the date of the merger agreement until the effective time of the merger, any change in the outstanding equity interests of Orbitz, other than as permitted in the merger agreement, occurs by any reclassification, recapitalization, stock split (including a reverse stock split), subdivision, combination, exchange or readjustment of shares, or any dividend or distribution, the merger consideration will be equitably adjusted to reflect such change.

Certificate of Incorporation; By-laws; Directors and Officers

At the effective time of the merger, the certificate of incorporation and the by-laws of Orbitz will be amended in their entirety to be in the forms set forth as exhibits to the merger agreement, and, as so amended, will be the certificate of incorporation and by-laws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. In addition, as of the effective time of the merger, the directors of Merger Sub immediately prior to the effective time or other individuals designated by Expedia prior to the effective time will become the directors of the surviving corporation until their successors have been duly elected, designated or qualified, as the case may be, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. The officers of Orbitz immediately prior to the effective time will continue as the officers of the surviving corporation until their successors have been duly elected, designated or qualified, as the case may be, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation.

Completion of the Merger

The closing of the merger will take place (1) at 10:00 a.m., New York City time, on a date no later than the third business day after all conditions to the completion of the merger have been satisfied or waived (other than those conditions that can only be satisfied at such closing, but subject to the satisfaction or waiver of such conditions), at the offices of Latham & Watkins LLP, 220 North Wabash, Suite 2800, Chicago, Illinois 60611, United States, or (2) at such other place, time or date as Expedia, Orbitz and Merger Sub may mutually agree in writing.

Effective Time

The effective time of the merger will be at the time when the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as the parties agree and specify in the certificate of merger. On the closing date, or on such other date as Orbitz and Merger Sub may mutually agree in writing, Merger Sub or Orbitz will cause the certificate of merger to be executed and filed with the Secretary of State of the State of Delaware along with all other filings required under the DGCL.

Treatment of Outstanding Equity Awards

Stock Options

Immediately prior to the effective time of the merger, each option to purchase Orbitz common stock under any stock option or other equity or equity-based plan of Orbitz that is unexpired and unexercised immediately prior to the effective time of the merger, will be cancelled and, in exchange therefor, each former holder of any such cancelled option will be entitled to receive the merger consideration with respect to each share of Orbitz common stock subject to such option immediately prior to such cancellation, less the applicable exercise price and less any applicable withholding taxes. If the exercise price of the option equals or exceeds the merger consideration, the option will be cancelled without the payment of any consideration to the holder.

Restricted Stock Units

At the effective time of the merger, each outstanding restricted stock unit (including performance-based restricted stock units and deferred stock units) with respect to Orbitz common stock will be assumed by Expedia. Each such restricted stock unit will continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the applicable Orbitz equity plan and Orbitz restricted stock unit agreements as in effect immediately prior to the effective time of the merger, except that each such assumed restricted stock unit will cover that number of whole shares of Expedia common stock, rounded down to the nearest whole share, equal to the product of the number of shares of Orbitz common stock underlying such restricted stock unit immediately prior to the effective time multiplied by the exchange ratio. The exchange ratio will be calculated by dividing $12.00 (the merger consideration) by the volume weighted average price for Expedia’s common stock for the 30 trading days before the date on which we complete the merger. With respect to any Orbitz restricted stock unit subject to performance vesting criteria, the number of shares of Orbitz common stock underlying such Orbitz restricted stock unit immediately prior to the effective time of the merger will equal the target number of shares of Orbitz common stock covered by such Orbitz restricted stock unit, and, following the effective time of the merger, the performance vesting criteria with respect to the assumed restricted stock units will no longer apply and the vesting of such assumed restricted stock unit will be subject to continued employment through the end of the applicable performance period or any later date required under the terms of the Orbitz restricted stock unit in effect immediately prior to the effective time of the merger.

With respect to each employee of Orbitz or any of its subsidiaries who is not a party to an employment agreement, offer letter or severance plan that provides for acceleration of vesting and whose employment is terminated by Expedia without cause or by the employee for good reason during the one-year period immediately following the effective time of the merger, (1) any assumed time-based restricted stock units held by such individual that would have vested during the one-year period following the date of the employment termination, and (2) a pro rata portion of any performance-based restricted stock units held by such individual immediately will vest.

Exchange of Shares in the Merger

Prior to the effective time of the merger, Merger Sub will designate a paying agent to handle the exchange of shares of Orbitz common stock for the merger consideration. At or prior to the effective time, Merger Sub will deposit (or cause to be deposited) with the paying agent the aggregate merger consideration. In the event that insufficient funds are deposited with the paying agent to make the payments to holders of Orbitz common stock required under the merger agreement, Expedia will promptly deposit, or cause to be deposited, additional funds to ensure that the paying agent has sufficient funds to make all such payments. The paying agent will invest the funds as directed by Merger Sub pending payment to holders of Orbitz common stock; in investments that will be in obligation of, or guaranteed by, the United States government or rated A-1, P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively.

As soon as practicable, and in no event later than three business days, after the effective time of the merger, the paying agent will mail to each record holder of Orbitz common stock certificates that represented outstanding shares of Orbitz common stock that were converted into the right to receive the merger consideration, which we refer to as “certificates” in this proxy statement, a letter of transmittal specifying that delivery will be effected, and risk of loss and title to any such certificates will pass, only upon receipt of such certificates by the paying agent, and providing instructions for effecting the surrender of certificates in exchange for the merger consideration.

Orbitz stockholders should not return certificates with the enclosed proxy card, and Orbitz stockholders should not forward certificates to the paying agent without a letter of transmittal.

Upon surrender of a certificate to the paying agent and upon delivery of a duly executed letter of transmittal, in the proper form, the paying agent will pay to each holder the merger consideration for each share formerly represented by such certificate and such certificate shall be cancelled. If payment of the merger consideration is to be made to a person other than the person in whose name any certificate is registered, the certificate must be properly endorsed and the person requesting payment must have paid any transfer or similar taxes required in conjunction with payment of the merger consideration.

No holder of non-certificated shares represented by book-entry, which we refer to as “book-entry shares” in this proxy statement, will be required to deliver a certificate or, in the case of book-entry shares held through DTC, an executed letter of transmittal, to the paying agent to receive the merger consideration. Instead, each holder of record of any book-entry share held through DTC whose shares were converted into the right to receive merger consideration will, upon receipt of an “agent’s message” by the paying agent (or other evidence the paying agent may reasonable request), be entitled to receive, as promptly as practicable after the effective time, a cash amount in immediately available funds deposited in DTC equal to the merger consideration (less any applicable withholding taxes). Payment will only be made to the person in whose name the book-entry share is registered and no interest will be paid or accrue on any amount payable.

As soon as practicable, and in no event later than three business days, after the effective time of the merger, the paying agent will mail to each holder of record of book-entry shares not held through DTC whose shares were converted into the right to receive merger consideration a letter of transmittal and instructions for returning such letter of transmittal in exchange for a cash amount equal to the merger consideration (less any applicable withholding taxes). Upon delivery of a duly executed letter of transmittal, the paying agent will pay to each holder of such book-entry shares the merger consideration (less any applicable withholding taxes) for each such book-entry share and such book-entry shares shall be cancelled. Payment will only be made to the person in whose name the book-entry share is registered and no interest will be paid or accrue on any amount payable.

At the effective time of the merger, the Orbitz stock transfer books will be closed and there will be no further registration of transfers of Orbitz common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, such certificates will be cancelled and exchanged as provided in the merger agreement.

Following the date that is one year after the effective time of the merger, any portion of the funds held by the paying agent that remain unclaimed by former holders of Orbitz common stock, including the proceeds from investment of the funds, will be delivered to the surviving corporation (or a designated affiliate), upon demand. Thereafter, any holder who has not tendered its certificate or book-entry share may look only to the surviving corporation (subject to abandoned property, escheat or similar laws) for delivery of the merger consideration. Any portion of the merger consideration remaining unclaimed prior to such time as such amounts would otherwise escheat will, to the extent permitted by law, become the property of the surviving corporation or a designated affiliate, free and clear of any claim or interest of and person previously entitled to such amounts.

Lost, Stolen or Destroyed Certificates

If any certificates have been lost, stolen or destroyed, then the paying agent will issue in exchange for such lost certificates, upon the making of an affidavit of that fact by the stockholder, the merger consideration payable in respect of such lost, stolen or destroyed certificate. Merger Sub may, in its reasonable discretion, require the owners of such lost, stolen or destroyed certificates to post a bond in a reasonable amount as indemnity against any claim that may be made against Expedia, Merger Sub, the surviving corporation or the paying agent with respect to certificates alleged to have been lost, stolen or destroyed.

Dissenting Shares

Any shares held by holders who have not voted in favor of the merger proposal or consented thereto in writing and who have properly exercised appraisal rights in accordance with Section 262 of the DGCL, which we refer to as “dissenting shares” in this proxy statement, will not be converted into the right to receive the merger consideration, and the holders of dissenting shares will be entitled to receive payment of the fair value of such dissenting shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses its right to appraisal and payment under the DGCL. If any holder of dissenting shares fails to perfect or otherwise waives, withdraws or loses such holder’s appraisal rights, then the dissenting shares will be deemed to have been converted, as of the effective time of the merger, into and will be exchangeable solely for the right to receive the merger consideration, without interest and less any applicable withholding taxes.

Representations and Warranties

The merger agreement contains customary representations and warranties made by Orbitz to Expedia and Merger Sub and customary representations and warranties made by Expedia and Merger Sub to Orbitz. These representations and warranties have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement, and:

•	are not intended as statements of fact, but rather as a way of allocating the risk among the parties to the merger agreement in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made among the parties to the merger agreement in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect, as defined in the section titled “Terms of the Merger Agreement—Representations and Warranties” on page 74 of this proxy statement.

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Orbitz, Expedia, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Orbitz’s or Expedia’s public disclosures. Accordingly, the representations, warranties, covenants and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled “Where Stockholders Can Find More Information” beginning on page 140 of this proxy statement.

Orbitz’s representations and warranties under the merger agreement relate to, among other things:

•	the due organization, valid existence, good standing and corporate power of Orbitz and each of its subsidiaries;

•	the capitalization of Orbitz, including the number of shares of Orbitz common stock and preferred stock, options and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;

•	the absence of restrictions or encumbrances with respect to the capital stock of Orbitz and its subsidiaries;

•	the authority of Orbitz to enter into the merger agreement and complete the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Orbitz;

•	the absence of (1) any conflict with or violation of the organizational documents of Orbitz, (2) any conflict with or violation of the organization documents of any Orbitz subsidiary, (3) any conflict with or violation of applicable laws, or (4) any required consents or approval, breach, loss of benefit, change of control or default under any contract of Orbitz or its subsidiaries, in each case, as a result of the execution and delivery by Orbitz of the merger agreement and the completion by Orbitz of the merger;

•	the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

•	required franchises, grants, licenses, permits and other similar governmental approvals necessary for the conduct of Orbitz’s business;

•	compliance with applicable laws and governmental orders;

•	litigation matters;

•	compliance with the Foreign Corrupt Practices Act of 1977, which we refer to as the “FCPA” in this proxy statement, or other applicable domestic or foreign anti-bribery or anti-corruption laws;

•	the absence of proceedings relating to the FCPA or other applicable domestic or foreign anti-bribery or anti-corruption laws since January 1, 2010;

•	compliance with applicable import and export control laws, including economic sanctions laws administered by the Office of Foreign Assets Control, since January 1, 2010;

•	compliance with SEC filing requirements for Orbitz’s SEC filings since January 1, 2013, including the accuracy of information contained in such documents and compliance with U.S. GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

•	the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

•	adequacy of disclosure controls and internal controls over financial reporting;

•	the absence of certain changes and events since December 31, 2013;

•	the absence of certain undisclosed liabilities;

•	environmental matters;

•	employee benefit plans;

•	intellectual property and privacy law matters;

•	tax matters;

•	material contracts and the absence of breach or default thereunder, including contracts with Orbitz’s largest customers, suppliers and business partners;

•	absence of owned real property, valid and binding leasehold interests in real property and ownership or leasehold interests in certain tangible personal property;

•	labor and other employment matters;

•	insurance policies and claims;

•	the absence of any voting requirement in connection with the merger, other than the vote of the stockholders of Orbitz to be taken at the annual meeting on the merger proposal;

•	receipt by the Board of an opinion of Qatalyst Partners as to the fairness, as of the date of the fairness opinion, from a financial point of view, of the merger consideration to be received by holders of shares of Orbitz common stock, other than shares of Orbitz common stock held by Expedia or any of its affiliates;

•	the absence of restrictions under any anti-takeover statute or regulation;

•	brokers’ and financial advisors’ fees related to the merger; and

•	the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the merger agreement.

Expedia’s and Merger Sub’s representations and warranties under the merger agreement, relate to, among other things:

•	Expedia’s and Merger Sub’s due organization, valid existence, good standing and corporate power;

•	the authority of Expedia and Merger Sub to enter into the merger agreement and complete the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Expedia and Merger Sub;

•	the absence of (1) any conflict with or violation of the organizational documents of Expedia or Merger Sub, (2) any conflict with or violation of applicable laws or (3) any required consent or approval, breach, loss of benefit or default under any contract of Expedia or Merger Sub, in each case, as a result of the execution and delivery by Expedia and Merger Sub of the merger agreement and completion by Expedia and Merger Sub of the merger;

•	the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

•	litigation matters;

•	the accuracy of information supplied to Orbitz by Expedia or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

•	the sufficiency of the funds that Expedia and Merger Sub have, or will have access to, to fund the transactions contemplated in the merger agreement;

•	the ownership of Merger Sub;

•	the absence of beneficial ownership of Orbitz’s common stock;

•	the absence of agreements or arrangements with Orbitz’s directors, executive officers and affiliates that would require disclosure under Item 1005(d) of Regulation M-A under the Exchange Act; and

•	the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the merger agreement.

None of the representations and warranties in the merger agreement will survive the completion of the merger.

Many of the representations and warranties in the merger agreement are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect).

For purposes of the merger agreement, a “material adverse effect” means, with respect to Orbitz, any change, event, development or occurrence that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, financial condition or results of operations of Orbitz and its subsidiaries, taken as a whole; except that changes, events, developments or occurrences resulting from the following will not constitute or be taken into account in determining if a material adverse effect with respect to Orbitz has occurred or would reasonably be expected to occur:

•	any change or proposed change in applicable law or GAAP or changes in interpretations or enforcement of applicable law or GAAP (except to the extent the change disproportionately impacts Orbitz relative to other companies operating in the same industry);

•	any change in general economic, business, labor or regulatory conditions or in securities, credit or other financial markets in the United States or globally, including changes in interest or exchange rates (except to the extent the change disproportionately impacts Orbitz relative to other companies operating in the same industry);

•	any change generally affecting the industries in which Orbitz or its subsidiaries operate in the United States or globally (including seasonal fluctuations) (except to the extent the change disproportionately impacts Orbitz relative to other companies operating in the same industry);

•	any change in global or national political conditions (including the outbreak or escalation of war (whether declared or not), military action, sabotage or acts of terrorism) (except to the extent the change disproportionately impacts Orbitz relative to other companies operating in the same industry);

•	any change due to natural disasters, or changes in the weather, or change due to the outbreak or worsening of epidemics, pandemics or other health crisis (except to the extent the change, event, development or occurrence disproportionately impacts Orbitz relative to other companies operating in the same industry);

•	the negotiation, announcement, pendency or completion of the merger agreement and the merger, including the identity of, or the effect of any fact or circumstance relating to, Expedia or any of its affiliates or any communication by Expedia or any of its affiliates regarding plans, proposals or projects with respect to Orbitz or its subsidiaries or employees (including any impact on the relationship of Orbitz or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees, or partners);

•	any action, claim, suit, hearing, arbitration, litigation, mediation, grievance, audit, investigation, examination or other proceeding, by or before any governmental entity, arising from allegations of breach of fiduciary duty or violation or law relating to the merger agreement or the transactions contemplated by the merger agreement;

•	the outcome of any action, claim, suit, hearing, arbitration, litigation, mediation, grievance, audit, investigation, examination or other proceeding, by or before any governmental entity, involving Orbitz or its subsidiaries with respect to certain matters disclosed by Orbitz to Expedia;

•	any action taken or not taken as required of Orbitz under the merger agreement or any action taken or not taken at the request of, or with the written consent of, Expedia or any of its affiliates; or

•	any changes in the market price or trading volume of Orbitz common stock, any suspension of trading or any failure by Orbitz or its subsidiaries to meet revenue, earnings or other financial projections or forecasts (provided that the underlying cause of any failure may be taken into account in determining whether a material adverse effect has occurred).

For purposes of the merger agreement, a “material adverse effect” means, with respect to Expedia, any change, event, development, condition, occurrence or effect that prevents or materially impairs or materially delays the completion of the merger or the performance by Expedia or Merger Sub of any of their material obligations under the merger agreement.

Covenants Regarding Conduct of Business by Orbitz Pending the Merger

Orbitz has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, Orbitz has agreed that, except (1) as is required by applicable law, (2) as required under the merger agreement, (3) as set forth in Orbitz’s confidential disclosure schedule delivered to Expedia concurrently with the execution of the merger agreement or (4) with the prior written consent of Expedia (not to be unreasonably withheld, conditioned or delayed), from the date of the merger agreement until the earlier of the effective time of the merger or termination of the merger agreement, (a) Orbitz will and will cause each of its subsidiaries to conduct its operations only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of its key officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those persons having business relationships with Orbitz or any of its subsidiaries and (b) Orbitz will not, and will cause each of its subsidiaries not to:

•	amend, modify, waive, rescind or otherwise change their respective charters or by-laws (or equivalent organizational or governing documents);

•	issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of (or other equity interests in) Orbitz or any of its subsidiaries (except for transactions among Orbitz and its wholly owned subsidiaries or transactions among Orbitz’s wholly owned subsidiaries), other than (1) the issuance of shares of Orbitz common stock upon the exercise of any Orbitz options or the vesting of Orbitz restricted stock units outstanding as of the date of, or in compliance with, the merger agreement and (2) pledges of shares in connection with the incurrence of indebtedness permitted under the merger agreement or required under the existing loan agreement, each as in effect on February 12, 2015;

•	declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or any combination of the foregoing, with respect to Orbitz’s or any of its subsidiaries’ capital stock (or other equity interests), other than dividends paid by any wholly owned subsidiary of Orbitz to Orbitz or to another wholly owned subsidiary of Orbitz, or enter into any agreement with respect to the voting or registration of Orbitz’s or any of its subsidiaries’ capital stock (or other equity interests);

•	reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of Orbitz or any of its subsidiaries, except (1) the acquisition by Orbitz of shares of Orbitz common stock in connection with the surrender of shares in order to pay the exercise price of an Orbitz option, (2) the withholding or disposition of shares of Orbitz common stock to satisfy withholding tax obligations with respect to awards granted pursuant to Orbitz equity plans in accordance with the terms of such awards in effect as of February 12, 2015 and (3) upon the forfeiture of outstanding Orbitz options or Orbitz restricted stock units;

•

except as required by applicable law or to comply with any Orbitz benefit plan in effect on February 12, 2015 (1) increase the compensation or benefits of any Orbitz employee, except, with respect to any employee at the level of Vice President or below, for routine increases in cash compensation in the ordinary course of business consistent with past practice or in connection with promotions or normal merit increases in base salaries or base wages and benefit levels, not to exceed 3% in the aggregate, (2) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any employee of Orbitz or any Orbitz subsidiary (other than, with respect to any newly hired employee hired without violating the terms of the merger agreement or any employee promoted in the ordinary course of business consistent with past practice, severance rights under an Orbitz severance plan in effect on February 12, 2015), or establish, adopt, enter into or amend any Orbitz benefits plan (or any agreement or plan that would constitute an Orbitz benefit plan) or any collective bargaining, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement for the benefit of any employee, director or independent contractor (except that under the merger agreement, Orbitz may establish a continuity program in an aggregate amount of up to $30 million and no directors or executive officers may participate in the continuity program other than Tom), (3) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Orbitz benefits plan, (4) take any action to fund any trust or similar funding vehicle in advance of the payment of compensation or benefits under any Orbitz benefits plan (except for payment of insurance premiums, contributions to tax-qualified plans, or payment of employment taxes, in each case as required under applicable law or the applicable Orbitz benefits plan), (5) terminate the employment of any executive officer of Orbitz, other than for cause or (6) hire any employee or individual independent contractor having a total annual compensation (including salary, bonus and benefits) in excess of $200,000, other than any employee or individual independent contractor hired to replace an employee or individual independent contractor whose employment terminates after February 12, 2015 but only if the compensation and benefits provided to such new hire are not greater than those provided to the departed individual being replaced by the new hire;

•	(1) forgive any loans to directors, officers, employees or any affiliates or (2) except as in the ordinary course of business consistent with past practice, enter into any transaction or agreement with any affiliates or other person that Item 404 of Regulation S-K of the SEC, which we refer to as “Regulation S-K” in this proxy statement, would require Orbitz to disclose;

•	except as required by GAAP or Regulation S-X promulgated under the Exchange Act or applicable rules and regulations of the SEC, make any material change in accounting policies, practices, principles, methods or procedures;

•	except as required by law or to the extent already reflected in the corresponding privacy policy of Expedia for the applicable jurisdiction, amend or modify any privacy policy of Orbitz or any of its subsidiaries;

•	acquire (including by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, association, trust, limited liability company or other entity or group;

•	sell, dispose of, transfer, assign, lease, grant a license (other than a non-exclusive license in the ordinary course of business consistent with past practice), abandon, pledge, dedicate to the public or permit to lapse or fail to use reasonable best efforts consistent with past practice to protect or prosecute (solely in the case of Orbitz’s intellectual property) any material property or assets of Orbitz or any of its subsidiaries (other than transactions between Orbitz and any wholly owned subsidiary or among wholly owned subsidiaries), other than tangible or physical property or assets if the fair market value of such property does not, in the aggregate, exceed $2 million, or permitted liens and liens securing indebtedness permitted by the merger agreement to be incurred or to the extent such liens are required under the terms of the existing loan agreement, as in effect on February 12, 2015;

•	incur any indebtedness or guarantee any indebtedness (other than guarantees of obligations of Orbitz or any of its wholly owned subsidiaries), except for (1) refinancing of existing indebtedness meeting specified criteria, (2) borrowings in the ordinary course of business under Orbitz’s revolving credit facility in accordance with Orbitz’s existing loan agreement (subject to certain conditions) or (3) letters of credit and similar instruments issued in the ordinary course of Orbitz’s business consistent with past practice;

•	loan, advance, invest, or make a capital contribution to or in any individual, corporation, partnership, association, trust, limited liability company or other entity or group (other than any Orbitz subsidiary) in excess of $2 million in the aggregate;

•	make or agree to make any capital expenditures other than (1) in respect or capitalized labor, that do not exceed by more than 5%, in the aggregate, the budgeted amount set forth in the capital expenditure budget and (2) other capital expenditures not in excess of 10%, in the aggregate, of the budgeted amount;

•

(1) enter into any new joint venture, (2) renew, modify or extend certain material contracts, (3) accelerate the performance of Orbitz or any of its subsidiaries under any material contract in any material respect other than in the ordinary course of business consistent with past practice or (4) except in the ordinary course of business consistent with past practice and as would not restrict or limit the operations of Expedia or any of its subsidiaries (other than Orbitz and its subsidiaries) after the effective time of the merger or require their performance, enter into, renew, materially modify or amend, cancel or terminate or waive, or release or assign any rights or claims with respect to any material contract;

•	waive, release, assign, settle or compromise any (1) governmental complaint or proceeding or (2) claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation concerning the merger agreement) or other proceedings other than settlements of, or compromises for, (a) any such litigation or other proceedings where Expedia and Orbitz (or any of their respective subsidiaries) are parties to a joint defense agreement and Expedia is concurrently settling on substantially equivalent terms, or (b) any such litigation or proceeding (x) that does not impose equitable relief on or involve the admission of wrongdoing by Orbitz or any of its subsidiaries, or any of their officers or directors, or establish a materially adverse precedent for similar settlements by Expedia and its subsidiaries and (y) where the amounts paid or to be paid do not exceed $1 million individually and $5 million in the aggregate;

•	make, change or rescind any material tax election, adopt or change any material annual tax accounting period or adopt (other than in the ordinary course of business) or change any material method of tax accounting, file any amended income tax return or material non-income tax return, settle or compromise any material tax liability, surrender any right to claim a material tax refund, enter into certain agreements with or seek any ruling from any taxing authority or otherwise enter into any tax restructuring project as described in the merger agreement;

•	fail to maintain insurance consistent with past practices for the business of Orbitz and of its subsidiaries to the extent commercially practicable;

•	merge or consolidate Orbitz or any of its subsidiaries or adopt or enter into a plan of complete or partial liquidation or resolutions providing for dissolution, restructuring, recapitalization or other reorganization of Orbitz or its subsidiaries (except for a merger or consolidation of a wholly owned subsidiary with and into another wholly owned subsidiary); or

•	authorize or enter into any agreement to do any of the foregoing.

No Solicitation of Acquisition Proposals; Changes in Board Recommendation

Orbitz has agreed to cease discussions or negotiations that may have been conducted prior to the date of the merger agreement with any parties with respect to an acquisition proposal, as defined below, to request to have returned to it or have destroyed any information that had been provided to any such party, to only waive any “standstill” provisions binding such parties on the condition that such parties shall not in any way restrict Orbitz from complying with its obligations under the merger agreement, and to take reasonably necessary action to enforce confidentiality provisions between Orbitz and such parties.

From the date of the merger agreement until the effective time of the merger or, if earlier, the valid termination of the merger agreement in accordance with its terms, Orbitz has agreed not to, and to cause its subsidiaries not to, and to use its reasonable best efforts to cause its and their respective representatives not to on behalf of the company, directly or indirectly:

•	initiate, solicit or knowingly encourage or facilitate (including by way of providing non-public information) the making of any acquisition proposal; or

•	engage in any discussions or negotiations with respect to any acquisition proposal;

except that

•	it may ascertain facts from the maker of an acquisition proposal for the purpose of the Board informing itself about such acquisition proposal and the third party making it.

However, at any time prior to obtaining stockholder approval of the proposal to adopt the merger agreement, in the event that Orbitz receives a written unsolicited acquisition proposal and Orbitz has not materially breached its non-solicit obligations under the merger agreement with respect to the acquisition proposal, Orbitz and its Board and representatives may engage in negotiations or substantive discussions regarding the acquisition proposal with, or furnish any information to, any third party making such acquisition proposal and its representatives or potential sources of financing if the Board determines in good faith, after consultation with Orbitz’s financial and outside legal advisors, based on information then available, that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal, as defined below. Orbitz may not furnish any information to any such third party making the acquisition proposal without first entering into a confidentiality agreement with such third party that is no less restrictive of such third party than the confidentiality agreement entered into by and between Orbitz and Expedia and Orbitz will make available, as promptly as practicable (and in any event within 48 hours) to Expedia any such information made available to such third party that was not already made available to Expedia. Within 24 hours of the receipt of any acquisition proposal, Orbitz must advise Expedia of the receipt of such acquisition proposal and provide Expedia with a copy of such acquisition proposal (or, where no such copy is available, a reasonable description of such acquisition proposal), and is obligated to promptly, and in any event within 24 hours, advise Expedia if Orbitz determines to begin providing information or engage in discussions concerning an acquisition proposal.

In addition, Orbitz has agreed that the Board (and committees thereof) will not (1) approve or recommend, or publicly propose to approve or recommend, any acquisition proposal or, if an acquisition proposal has been publicly disclosed, fail to publicly recommend against any such acquisition proposal and reaffirm the Board’s recommendation that Orbitz stockholders adopt the merger agreement within ten business days of the request of Expedia, (2) withdraw, change or qualify, or propose publicly to withdraw, change or qualify, in a manner adverse to the Expedia or Merger Sub, the Board’s recommendation, (3) approve or cause the company to enter into any merger agreement, letter of intent or other similar agreement relating to any acquisition proposal, or (4) resolve or agree to do any of the foregoing (we refer to any action set forth in clauses (1), (2) or (4) of this sentence in this proxy statement as a “change of recommendation”). However, prior to obtaining stockholder approval of the merger agreement, if Orbitz receives a written acquisition proposal that did not result from a breach by Orbitz of its covenants relating to solicitation of acquisition proposals, the Board may make a change of recommendation and/or terminate the merger agreement to enter into an agreement that provides for the acquisition proposal if:

•	the Board determines, after consultation with its financial and outside legal advisors, that the acquisition proposal constitutes a superior proposal;

•	Orbitz has provided Expedia at least three business days’ prior written notice advising Expedia that it intends to take such action and specifying the material terms and conditions of such acquisition proposal and containing a copy of the available proposed transaction agreement and all other definitive agreements to be entered into in connection with such acquisition proposal;

•	Orbitz has, if requested by Expedia, engaged in good faith negotiations with Expedia regarding amendments to the merger agreement proposed in writing by Expedia during such three business day notice period;

•	the Board has considered in good faith any adjustment and/or proposed amendments to the merger agreement irrevocably offered in writing by Expedia and determined that the superior proposal would continue to constitute a superior proposal if the proposed adjustments and/or amendments were to be given effect; and

•	Orbitz pays, or causes to be paid, prior to or concurrently with such termination the company termination fee (as more fully described in the section titled “—Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement).

A material revision or amendment to the superior proposal will require Orbitz to deliver a new written notice to Expedia and to again comply with the above requirements, except that the three business day notice period described above is reduced to 48 hours with respect to such revised superior proposal.

The Board may also make a change of recommendation (but Orbitz may not terminate the merger agreement) in circumstances other than in response to an acquisition proposal if, prior to obtaining stockholder approval of the merger agreement:

•	the Board determines that an intervening event, as defined below, has occurred and is continuing;

•	the Board determines, after consultation with its outside counsel, that the failure to effect a change of recommendation in response to such intervening event would be inconsistent with its fiduciary duties to the stockholders of Orbitz;

•	Orbitz has provided Expedia at least three business days’ prior written notice advising Expedia that it intends to take such action and specifying all available material information with respect to such intervening event;

•	Orbitz has, if requested by Expedia, engaged in good faith negotiations with Expedia regarding adjustments to the merger agreement during such three day notice period; and

•	the Board maintains its determination to make a change of recommendation after consideration of such adjustments and the end of such three business day notice period.

For the purposes of the merger agreement, the term “acquisition proposal” means any proposal, offer or inquiry from a third party concerning (1) a merger, consolidation or other business combination transaction involving Orbitz or any of its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Orbitz and its subsidiaries; (2) a sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, directly or indirectly, of assets of Orbitz (including equity interests of an Orbitz subsidiary) or its subsidiaries constituting 25% or more of the consolidated assets, net revenues or net income of Orbitz and its subsidiaries (in the case of assets, based on fair market value, as determined in good faith by the Board); (3) an issuance (including by way of merger, consolidation, business combination or share exchange) of equity interests representing 25% or more of the voting power of Orbitz; (4) the acquisition in any manner, either directly or indirectly, by a third party of 25% or more of any class of equity or voting securities of Orbitz or any of its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Orbitz and its subsidiaries; or (5) any combination of the foregoing.

For the purposes of the merger agreement, the term “superior proposal” means a bona fide written acquisition proposal (except (1) references to “25%” in the definition of acquisition proposal shall be replaced by references to “50.01%” and (2) an acquisition proposal shall only be deemed to refer to a transaction involving Orbitz and not any of its subsidiaries or material businesses alone) made by a third party which in the good faith judgment of the Board, after consultation with its financial advisors and outside counsel, taking into account such factors as the Board considers to be appropriate (including the transaction consideration, conditionality, timing, certainty of financing and likelihood of completion of such proposal), is superior, for Orbitz’s stockholders, to the merger (taking into account all terms of any proposal made by Expedia to amend or modify the terms of the merger agreement).

For the purposes of the merger agreement, the term “intervening event” means any event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that is material to Orbitz and its subsidiaries that (1) was not known to the Board as of or prior to the date of the merger agreement, and (2) does not involve or relate to any acquisition proposal.

Required Stockholder Vote

As promptly as practicable, and in any event within five business days following the date on which the SEC confirms it has no further comment to this proxy statement, Orbitz is obligated to use all reasonable efforts to mail this proxy statement to holders of Orbitz common stock as of the record date and give notice of a meeting of its stockholders for the purpose of voting upon the adoption of the merger agreement. Subject to the provisions permitting a change of recommendation, Orbitz has agreed to use all reasonable efforts to solicit proxies in favor of the adoption of the merger agreement, including by postponing or adjourning the stockholder meeting by up to a total of ten business days to allow additional solicitation of votes if necessary to obtain stockholder approval. Subject to limits specified in the merger agreement in certain cases, such stockholder meeting may also be postponed or adjourned with the consent of Expedia, if a quorum has not been established, to allow reasonable additional time for the filing and mailing of supplemental or amended disclosure which the Board has determined in good faith after consultation with outside legal and financial advisors is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Orbitz stockholders prior to the meeting, or if required by law. Subject to Orbitz’s right to effect a change of recommendation (in certain circumstances, as described above), Orbitz is obligated to include in this proxy statement the recommendation of the Board that Orbitz stockholders vote in favor of the proposal to adopt the merger agreement.

Consents, Approvals and Filings

Expedia, Orbitz and Merger Sub have each agreed, subject to the terms of the merger agreement, to use their best efforts to:

•	take, or cause to be taken, and assist and cooperate with the other parties doing, all actions necessary, proper or advisable to complete, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement;

•	take such actions necessary to cause the expiration of any waiting or notice periods under competition laws as promptly as practicable after the execution of the merger agreement;

•	cause the closing conditions to the merger to be satisfied;

•	defend against any proceeding, whether judicial or administrative, challenging the merger or affecting the merger agreement or the completion of the other transactions contemplated hereby, in each case until a final, non-appealable order has been issued;

•	obtain all necessary consents, licenses, approvals, waivers, permits, authorizations or orders required by any governmental authority necessary in order to complete the merger no later than two business days prior to the outside date (or if extended, to the extended outside date or second extended outside date contemplated by the merger agreement), and to avoid any action or proceeding by any governmental authority in connection with the completion of the transactions contemplated by the merger agreement;

•	seek to lift or rescind any injunction or restraining order that may adversely affect the ability of the parties to complete the transactions contemplated by the merger agreement, in each case until a final, non-appealable order has been issued;

•	make, or cause to be made, all applications and filings necessary under competition laws, as promptly as practicable (but in any event to file all required HSR Act notifications within ten business days after the date of the merger agreement) and make any other required submissions and pay any fees due in connection therewith; and

•	make, or cause to be made, all filings and submissions necessary, as promptly as practicable, and pay any fees due with respect to the merger under any applicable law;

The parties have agreed that they will cooperate with each other to prepare and file the proxy statement and other filings, to determine whether any action or filing with a governmental entity is required and to seek any such actions, consents, approvals or waivers or make any such filings. Expedia and Orbitz agreed to furnish to each other all information required for any application or filing under the rules and regulations of any applicable law in connection with the completion of the transactions contemplated by the merger agreement.

The parties have agreed that in no event will any party consent to any voluntary delay of the completion of the merger at the behest of any governmental entity without the prior written consent of all other parties to the merger agreement. Expedia and Orbitz each agreed it will not, directly or indirectly, take any action (including acquiring or making any investment in any business organization) that would reasonably be expected to cause a material delay in the satisfaction of the closing conditions to the merger without the written consent of the other party.

The required notification and report forms under the HSR Act were filed with the Antitrust Division of the DOJ and the FTC by Orbitz and Expedia on February 23, 2015. Under the HSR Act, Orbitz and Expedia are required to observe a waiting period of 30 calendar days from the date of the filing before consummating the merger, unless the waiting period is terminated early or extended by a Second Request. On March 25, 2015, each of Orbitz and Expedia received a Second Request. Issuance of the Second Request extends the waiting period under the HSR Act until 30 days after Orbitz and Expedia have substantially complied with the Second Request, unless the waiting period is terminated earlier by the government.

Expedia has agreed to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate any impediments under any competition law that may be asserted by any governmental entity with respect to the merger so as to enable closing to occur as promptly as reasonably practicable (in any event no later than February 12, 2016) including (1) proposing, negotiating, committing to, and effecting, by consent or decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of Orbitz or any of its subsidiaries or (2) accepting any operational restrictions or otherwise taking or committing to take actions that limit Expedia’s or any of its subsidiaries’ freedom to retain any of the assets, properties, licenses, rights, product lines, operations or business of Orbitz or any of its subsidiaries, in each case as may be necessary to avoid the entry or effect the lifting of any order that would delay closing; provided, however, that neither Expedia nor any of its subsidiaries will be required to take any such actions if such action would reasonably be expected to have a material adverse effect on the business, operations or financial condition of Orbitz and its subsidiaries, taken as a whole. Expedia has agreed to use its best efforts to defend, through litigation on the merits, any claim asserted by any party before any court or administrative body in order to avoid or have vacated or terminated any order that would prevent closing on or prior to May 12, 2016.

Expedia and Orbitz have agreed (1) if any request, inquiry, investigation, action, or proceeding, whether judicial or administrative, is commenced by or before any governmental entity with respect to any of the transactions contemplated by the merger agreement, to promptly give the other parties notice of such action, (2) keep the other parties informed as to the status of any such request, inquiry, investigation, action or proceeding, (3) promptly inform the other parties of any communication to or from any governmental entity regarding the merger and transactions contemplated by the merger agreement and (4) promptly provide the other parties with copies of any written communication received or provided by such party or any of its subsidiaries to any governmental entity regarding the transactions contemplated by the merger agreement.

Each party has agreed to consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filings, analyses, appearances, presentations, memorandums, briefs, arguments, opinions or proposals submitted in connection with the merger agreement. Each party will permit authorized representatives of the other parties to be present at each meeting or conference relating to any request, inquiry, investigation, action or proceeding commenced by or before any governmental entity with respect to any of the transactions contemplated by the merger agreement and to have access to and be consulted with any document, opinion or proposal made or submitted to any governmental entity, to the extent permitted by the merger agreement or such governmental entity.

Nothing contained in the merger agreement will give Expedia or Merger Sub the right to directly or indirectly control or direct the operations of Orbitz prior to the completion of the merger. Prior to the completion of the merger, Orbitz will exercise complete unilateral control and supervision over its business operations, subject to the terms and conditions of the merger agreement.

Orbitz has agreed to use its reasonable best efforts, prior to the effective time of the merger, to cause its representatives to provide all customary cooperation, including provision of customary financial information, reasonably requested by Expedia or Merger Sub in connection with any third-party debt financing obtained by Merger Sub for the purpose of financing the merger; provided, however, that (1) Orbitz and its subsidiaries will not be required to execute any credit or security document or similar agreement prior to the effective time and that (2) such cooperation will not be required to the extent that it unreasonably disrupts the conduct of Orbitz’s business or requires Orbitz or any of its subsidiaries to incur any fees, expenses or other liability prior to the effective time for which it is not promptly reimbursed or indemnified.

Orbitz has agreed to use reasonable best efforts to (1) deliver to Expedia and Merger Sub, at least three business days (or at such later date as will be reasonably practicable) prior to the effective time of the merger, a customary payoff letter with respect to the credit agreement, dated as of March 25, 2013, among Orbitz, Credit Suisse AG, as administrative agent, collateral agent, L/C issuer and swingline lender, and the lenders from time to time party thereto (as amended, supplemented, modified, refinanced or replaced) and (2) facilitate the termination and repayment in full of all obligations under such credit agreement, and the release of any liens and termination of all guarantees in connection with such termination and repayment, at, and subject to the occurrence of, the effective time of the merger (provided that Orbitz will have the necessary funds on hand, or will have received from Expedia the funds necessary, to pay in full such obligations). Expedia has agreed to reimburse Orbitz for any out-of-pocket expenses incurred by Orbitz as a result of such efforts.

Orbitz has agreed to use reasonable best efforts to cooperate with Expedia and Merger Sub in connection with (1) the replacement, backstopping or amendment, as of the effective date, of outstanding financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments and obligations of Orbitz and any of its subsidiaries, including granting any waivers in respect thereof and facilitating the migration of such products to the facilities of Expedia or any of its affiliates and (2) the satisfaction or amendment, as of the effective date of the merger, of derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), in each case as reasonably requested by Expedia. Expedia has agreed to reimburse Orbitz for any out-of-pocket expenses incurred by Orbitz as a result of such efforts.

Employee Benefits Matters

Under the merger agreement, Expedia and the surviving corporation have agreed that for one year after the effective time of the merger, continuing employees of Orbitz and its subsidiaries will be provided with: (1) base compensation or wages and target annual cash bonus opportunity that is not less favorable than the base compensation and target annual cash bonus opportunity provided to the continuing employee immediately prior to the effective time of the merger and (2) other benefits (including equity award compensation and long-term compensation, but excluding severance) that, taken as a whole, have a value that is not less favorable in the aggregate than the benefits (including equity award compensation and long-term compensation, but excluding severance) provided to similarly situated employees of Expedia’s subsidiaries (excluding continuing employees of Orbitz and its subsidiaries). In addition, Expedia has agreed that, during the one-year period after the merger, or if sooner, until all obligations have been satisfied, will assume, honor and continue all of Orbitz’s employment, severance, retention and termination plans, policies, programs, agreements and arrangements without amendment or modification, other than any amendment or modification made in accordance with the terms of the applicable arrangement, any amendment or modification made to comply with applicable law or as consented to by the parties to the applicable arrangement. Expedia will also consult in good faith with Orbitz’s senior management team to reasonably determine the level of payments to continuing employees pursuant to Orbitz’s cash incentive plans with respect to the annual performance period in which the effective time of the merger occurs.

For purposes of eligibility to participate, level of benefits, vesting, benefit accruals, and early retirement subsidies under the benefit plans of Expedia and its subsidiaries after the merger, continuing employees will be credited with their years of service before the closing date of the merger to the same extent that such employees were entitled to credit for such service under any similar Orbitz benefit plan prior to the closing date of the merger, except where such service would result in a duplication of benefits and provided that the foregoing service credit will not apply with respect to any defined benefit plan.

Effective as of the effective time of the merger and thereafter, Expedia will, and will cause the surviving corporation to (1) waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements or applicable waiting periods that apply with respect to the continuing employees under the applicable benefit plans of Expedia or any or its subsidiaries (except to the extent applicable under any Orbitz benefit plans immediately prior to the effective time of the merger), and (2) credit each continuing employee with the dollar amount of all deductible payments, co-payments, or similar expenses paid by such employee under the Orbitz benefit plans prior to the effective time of the merger during the year in which the closing of the merger occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and co-payment limitations under any welfare benefit plan of Expedia or its subsidiaries for such year in which the continuing employee will be eligible to participate from and after the effective time of the merger.

Following the effective time of the merger, any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time will be credited to such continuing employee, and will not be subject to accrual limits or other forfeiture and will not limit future accrual (except that vacation and paid time off will not carry over from one year to the next or be cashed out except as required by applicable law).

Any continuing employee who participates in Orbitz’s performance-based annual incentive plan, referred to in the merger agreement and this proxy as AIP, and who experiences a “qualifying termination” (as defined in the merger agreement) will be entitled to receive from the surviving corporation a bonus in respect of calendar year 2015 under the AIP equal to the product determined by multiplying (1) the actual bonus that such individual would have earned for the full calendar year based on actual performance and results and (2) a fraction, the numerator of which is the lesser of 365 and the total number of days elapsed from and including January 1, 2015 through and including the date of the qualifying termination, and the denominator of which is 365, with any such bonus paid at such time as the surviving corporation pays annual bonuses to continuing employees generally (except where payment would result in duplication of benefits due to any prorated bonus).

Directors’ and Officers’ Indemnification and Insurance

Under the merger agreement, for six years after the effective time of the merger, Expedia and the surviving corporation have agreed to indemnify and hold harmless, to the same extent such persons are indemnified as of the date of the merger agreement by Orbitz under applicable law, Orbitz’s certificate of incorporation and by-laws, the organizational documents of Orbitz’s subsidiaries and indemnification agreements made available to Expedia, any present and former officer, director or employee of Orbitz or any of its subsidiaries, each of whom is referred to as a “covered person” in this proxy statement, arising out of acts or omissions in their capacities as such occurring at or prior to the effective time of the merger. Without limiting the prior sentence, Expedia has agreed to, and to cause the surviving corporation to, indemnify and hold harmless the directors and officers of Orbitz, to the fullest extent permitted by applicable law, for acts or omissions occurring in connection with the adoption and approval of the merger agreement and the transactions contemplated therein, and to advance expenses (including reasonable legal fees and expenses), incurred in defending any claim, action, suit, hearing, arbitration, litigation, mediation, grievance, audit examination, proceeding or investigation, with respect to the indemnification matters described in this paragraph, in accordance with the procedures set forth in Orbitz’s certificate of incorporation, Orbitz’s by-laws (or such equivalent organizational or governing documents of any of Orbitz’s subsidiaries as in effect on the date of the merger agreement), and any indemnification agreement of Orbitz or its subsidiaries in effect on the date of the merger agreement, and made available to Expedia; provided, however, such covered person to whom expenses were advanced will undertake to repay such advanced expenses to Expedia and the surviving corporation, if it is ultimately determined by a final, non-appealable judgment that such covered person is not entitled to the indemnification contemplated by the merger agreement.

The merger agreement provides that, from and for six years after the effective time of the merger, the surviving corporation’s certificate of incorporation and by-laws will contain no provisions less favorable with respect to exculpation, indemnification of and advancement of expenses to covered persons for periods at or prior to the effective time as set forth in Orbitz’s certificate of incorporation and by-laws in effect as of the date of the merger agreement.

The merger agreement provides that, from and for six years after the effective time of the merger, the surviving corporation will, and Expedia will cause the surviving corporation to, maintain for the benefit of Orbitz’s directors and officers an insurance and indemnification policy providing coverage for events occurring prior to the effective time that is substantially equivalent to and in any event not less favorable in the aggregate than Orbitz’s existing policy. However, if substantially equivalent coverage is not available, the surviving corporation will maintain the best available coverage, except that the surviving corporation will not be required to pay an annual premium for the insurance in excess of 300% of the last annual premium paid prior to the date of the merger agreement. The obligation to maintain insurance will be deemed satisfied if prepaid policies have been obtained by any party prior to the effective time of the merger and such policies provide directors and officers with coverage for an aggregate period of at least six years (in which case Expedia has agreed to, and to cause the surviving corporation to, maintain the insurance policy in full force and effect and to honor the obligations thereunder).

Expedia and Merger Sub agreed in the merger agreement that the obligations under the merger agreement with respect to director and officer insurance and indemnity will not be terminated or modified in any manner that is adverse to covered persons without the consent of such affected indemnitee, and expressly agreed that covered persons (including successors and assigns) will be third party beneficiaries of these insurance and indemnity provisions. If Expedia or the surviving corporation consolidates with, merges with, transfers all or substantially all of its property and assets to any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group, then proper provision will be made so that the continuing or surviving corporation will assume the insurance and indemnity obligations.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Expedia and Orbitz in the preparation and filing of this proxy statement;

•	reasonable access to information about Orbitz and any of its subsidiaries to be given to Expedia and Merger Sub;

•	confidentiality obligations of and access by Expedia and Merger Sub to certain information about Orbitz pursuant to the confidentiality agreement between Expedia and Orbitz;

•	Orbitz and Expedia providing each other prompt notice of any material change, effect, development or any event that would reasonably be expected to cause the failure of a condition to the completion of the merger;

•	obtaining the prior written consent of the other party prior to public announcements relating to the merger or related transactions (subject to limited exceptions);

•	Expedia’s guarantee of Merger Sub’s performance and payment obligations under the merger agreement and approval by Merger Sub’s direct parent entity of the merger agreement;

•	Orbitz’s agreement to duly call, give notice of, convene and hold a stockholder meeting to obtain stockholder approval of the merger agreement;

•	Orbitz’s obligation to render any takeover law or other state law that limits of restricts business combination inapplicable to the merger agreement;

•	Orbitz’s action related to Section 16 of the Exchange Act; and

•	Orbitz providing Expedia with the opportunity to participate in stockholder litigation relating to the transactions contemplated by the merger agreement;

Conditions to Completion of the Merger

The obligations of Expedia, Merger Sub and Orbitz to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Expedia, Merger Sub and Orbitz at or prior to the effective time of the merger of the following conditions:

•	the adoption of the merger agreement by Orbitz stockholders;

•	the receipt of approval or expiration or termination of the applicable waiting period (or any extension thereof) under certain competition laws; and

•	the absence of any law or order that restrains, enjoins or otherwise prohibits, whether temporary, preliminary or permanent, the completion of the merger.

The obligations of Expedia and Merger Sub to complete the merger are subject to the satisfaction or waiver by Expedia and Merger Sub at or prior to the effective time of the merger of the following further conditions:

•	each representation and warranty of Orbitz set forth in the merger agreement with respect to certain aspects of the capitalization of Orbitz being true and correct in all but de minimis respects as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date);

•	each of the representations and warranties of Orbitz set forth in the merger agreement with respect to (i) the Board’s receipt of the opinion of Qatalyst Partners, dated as of February 11, 2015 and (ii) there not having occurred a material adverse effect with respect to Orbitz since December 31, 2013, being true and correct in all respects as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date);

•	each of the representations and warranties of Orbitz set forth in the merger agreement with respect to the organization and qualification of Orbitz and its subsidiaries, certain aspects of the capitalization of Orbitz and its subsidiaries, authority of Orbitz to enter into and effect the merger agreement, broker fees and the inapplicability of takeover statutes being true and correct in all material respects as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date);

•	the other representations and warranties of Orbitz set forth in the merger agreement being true and correct as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date) (in each case without giving effect to any material adverse effect or materiality qualifications or other similar qualifications contained therein), except for failures of such representations and warranties to be true and correct if such failures would not constitute, individually or in the aggregate, a material adverse effect with respect to Orbitz;

•	Orbitz having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing of the merger (other than the covenants regarding Orbitz’s cooperation with respect to Expedia’s arrangement of third party debt financing);

•	Expedia having received a certificate dated as of the closing date and signed by an executive officer of Orbitz certifying to the effect that the conditions in the two bullets above have been satisfied; and

•	there not being a material adverse effect with respect to Orbitz that occurred since the date of the merger agreement and that is continuing.

Orbitz’s obligations to complete the merger are subject to the satisfaction or waiver by Orbitz at or prior to the effective time the merger of the following further conditions:

•

each of the representations and warranties of Expedia and Merger Sub contained in the merger agreement, without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications, being true and correct as of the date of the merger agreement and the closing (except to the extent expressly made as of a specific date, in which case as of such date), except if such failures would not, individually or in the aggregate, prevent or materially impair or materially delay the completion of the merger or the performance by Expedia and Merger Sub of their material obligations under the merger agreement;

•	Expedia and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing of the merger; and

•	Orbitz having received a certificate dated as of the closing date and signed by an executive officer of Expedia certifying to the effect that the conditions in the two bullets above have been satisfied.

No party to the merger agreement may rely on the failure of any conditions set forth therein with respect to the failure of any of the joint conditions to obligations of the parties to complete the merger or the conditions to the obligations of that party to complete the merger to be satisfied if the primary cause of such failure was the failure of such party to perform its obligations under the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of Expedia and Orbitz. In addition, either Expedia or Orbitz may terminate the merger agreement prior to the effective time of the merger, if:

•	the merger has not been completed on or before August 12, 2015, which we refer to as the “outside date” in this proxy statement; provided, however, that if all of the closing conditions except those related to certain competition laws or legal restraints have been satisfied or duly waived by all parties entitled to the benefit of such conditions, either Expedia or Orbitz may, by written notice delivered to such other party, extend the outside date to November 12, 2015; provided, further, that in the event that as of November 12, 2015 all of the closing conditions except those related to certain competition laws or legal restraints have been satisfied or duly waived by all parties entitled to the benefit of such conditions, Expedia or Orbitz may further extend the outside date from time to time by additional period(s) of no more than one month but ultimately to a date not later than February 12, 2016; provided, further, that in the event that as of February 12, 2016 all of the closing conditions except those related to certain competition laws or legal restraints have been satisfied or duly waived by all parties entitled to the benefit of such conditions, and at such time there exists any claim asserted in court by a party in order to avoid entry of or, to have vacated or terminated, any order that would prohibit the merger or otherwise prevent closing, Orbitz may further extend the outside date to May 12, 2016;

•	any order has been issued permanently restraining, enjoining or otherwise prohibiting the completion of the merger, and such order has become final and non-appealable; provided that this termination right will not be available to a party that did not comply with its obligations under the regulatory matters covenants set forth in the merger agreement with respect to such order restraining, enjoining or otherwise prohibiting the completion of the merger; or

•	Orbitz stockholders fail to adopt the merger agreement upon a vote taken at the stockholders’ meeting duly convened therefor or at any adjournment or postponement thereof.

The merger agreement may also be terminated by Orbitz:

•

if Expedia or Merger Sub has breached any of their respective representations, warranties or covenants set forth in the merger agreement, which breach or failure to perform (1) would prevent or materially impair or materially delay the completion of the merger or the performance by Expedia and Merger Sub of their material obligations under the merger agreement and (2) is not capable of being cured prior to the applicable outside date, if so curable, has not been cured in all material respects by Expedia or Merger Sub on or before the date that is 45 days following the receipt by Merger Sub of written notice from Orbitz of such breach or failure, it being understood that such period will apply only to the extent that Expedia or Merger Sub, as applicable, continues to diligently pursue efforts to cure such breach; provided that this termination right will not be available if Orbitz is then in material breach of any of its representations, warranties or covenants under the merger agreement; or

•	at any time before obtaining Orbitz stockholder approval of the merger proposal, if the Board has determined to enter into a definitive agreement with respect to a superior proposal in compliance in all material respects with the applicable provisions of the merger agreement and so long as concurrently with such termination, Orbitz pays to Expedia the company termination fee described under the section titled “—Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement.

The merger agreement may also be terminated by Expedia:

•	if (1) Orbitz has breached its representations, warranties or covenants set forth in the merger agreement, such that certain conditions to Expedia’s and Merger Sub’s obligation to complete the merger are not reasonably capable of being satisfied while such breach is continuing, (2) Merger Sub has delivered notice to Orbitz of such breach and (3) such breach is not capable of being cured prior to the applicable outside date, if so curable, has not been cured in all material respects by Orbitz on or before the date that is 45 days following the receipt by Orbitz of written notice from Merger Sub of such breach or failure, it being understood that such period will apply only to the extent that Orbitz continues to diligently pursue efforts to cure such breach; provided that this termination right will not be available if Expedia or Merger Sub is then in material breach of any of its representations, warranties or covenants under the merger agreement; or

•	at any time before obtaining Orbitz stockholder approval of the merger proposal, if (1) the Board makes a change of recommendation or Orbitz fails to include the recommendation of the Board in this proxy statement, provided that this termination right will expire at 5:00 p.m. New York City time on the fifteenth calendar day following the date on which the event permitting such termination occurred or (2) Orbitz enters into a merger agreement, letter of intent or other similar agreement relating to an acquisition proposal.

Termination Fee; Effect of Termination

Under the merger agreement, Orbitz will be required to pay Expedia a “company termination fee” of $57.5 million under any of the following circumstances:

•	If the merger agreement is terminated by Expedia due to Orbitz not including in this proxy statement the Board’s recommendation that Orbitz stockholders adopt the merger agreement, the Board having effected a change of recommendation or Orbitz entering into a merger agreement, letter of intent or other similar agreement relating to an alternative acquisition proposal.

•	If the merger agreement is terminated by Orbitz due to the Board’s determining to enter into an alternative acquisition agreement related to a superior proposal.

•

If the merger agreement is terminated by either Orbitz or Expedia as a result of the failure to obtain the Orbitz stockholder approval and (1) after the date of the merger agreement and prior to the date of the Orbitz stockholder meeting, an acquisition proposal is made to Orbitz or the Board and is not withdrawn at least ten days before the date of such meeting (taking into account adjournments) and (2) Orbitz or any of its subsidiaries enters into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is completed, in either such case within twelve months after termination of the merger agreement, then Orbitz will be required to pay Expedia a $10 million reimbursement of expenses related to the merger agreement and, in certain circumstances, the company termination fee. The reimbursement of expenses must be paid within two business days of entry into a definitive agreement with respect to an acquisition proposal. The company termination fee, less any previously paid reimbursement of expenses, must be paid within two business days of the completion of such an acquisition proposal; provided that, if (a) Expedia terminated the merger agreement in these circumstances, (b) Orbitz enters into a definitive agreement with the party that made the acquisition proposal referenced in clause (a) of this paragraph, and (c) the first anniversary of the date of the termination of the merger agreement is earlier than the completion of an acquisition proposal, then Orbitz must pay the company termination fee, less any previously paid reimbursement of expenses, on such first anniversary. For purposes of this paragraph, “acquisition proposal” has the meaning described on page 82 of this proxy statement, except that the references to 25% will be deemed to be references to 50.01%.

•	If the merger agreement is terminated by Expedia due to a breach of Orbitz’s representations, warranties or covenants as described above (other than the covenants related to solicitation of acquisition proposals), where (1) such breach by Orbitz occurred on or after the date an acquisition proposal is made to Orbitz or announced publicly to Orbitz stockholders and (2) Orbitz or any of its subsidiaries enters into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is completed, in either such case within twelve months after termination of the merger agreement, then Orbitz will be required to pay Expedia a $10 million reimbursement of expenses related to the merger agreement and, in certain circumstances, the company termination fee. The reimbursement of expenses must be paid within two business days of entry into a definitive agreement with respect to an acquisition proposal. The company termination fee, less any previously paid reimbursement of expenses, must be paid within two business days of the completion of such an acquisition proposal; provided that, if (a) Expedia terminated the merger agreement because of a willful and material breach of Orbitz’s representations, warranties or covenants and (b) the first anniversary of the date of the termination of the merger agreement is earlier than the completion of an acquisition proposal, then Orbitz must pay the company termination fee, less any previously paid reimbursement of expenses, on such first anniversary. For purposes of this paragraph, “acquisition proposal” has the meaning described on page 82 of this proxy statement, except that the references to 25% will be deemed to be references to 50.01%.

•	If the merger agreement is terminated by Expedia due to a breach of Orbitz’s covenants relating to solicitation of acquisition proposals and Orbitz or any of its subsidiaries enters into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is completed, in either such case within twelve months after such termination, then Orbitz will be required to pay Expedia a $10 million reimbursement of expenses related to the merger agreement and, in certain circumstances, the company termination fee. The reimbursement of expenses must be paid within two business days of entry into a definitive agreement with respect to an acquisition proposal. The company termination fee, less any previously paid reimbursement of expenses, must be paid within two business days of the completion of an acquisition proposal; provided that, if (1) Expedia terminated the merger agreement because of a willful and material breach of Orbitz’s covenants related to solicitation of acquisition proposals and (2) the first anniversary of the date of the termination of the merger agreement is earlier than the completion of an acquisition proposal, then Orbitz must pay the company termination fee, less any previously paid reimbursement of expenses, on such first anniversary. For purposes of this paragraph, “acquisition proposal” has the meaning described on page 82 of this proxy statement, except that the references to 25% will be deemed to be references to 50.01%.

Under the merger agreement, Expedia must pay to Orbitz a fee of $115 million if the merger agreement is terminated by Expedia or Orbitz due to:

•	the failure to complete the merger prior to the outside date (or the applicable extended outside date set in accordance with the merger agreement), and (1) one or more of the conditions regarding governmental or court orders or any regulatory approval under competition laws has not been satisfied (but only, in the case of governmental or court orders, if (a) the failure to meet such condition is a result of the HSR Act or the required competition law approvals and (b) Orbitz is not otherwise in willful and material breach of obligations to obtain consents and make filings pursuant to the merger agreement) and (2) all of the other conditions to completion of the merger have been satisfied or waived (other than conditions that by their nature can only be satisfied on the closing date); or

•	a court or other governmental entity having issued an order or taken any other actions to restrain, enjoin or otherwise prohibit the completion of the merger (but only if such order arises under the HSR Act or other competition laws and Orbitz is not otherwise in willful and material breach of its obligations to obtain consents and make filings pursuant to the merger agreement).

In circumstances where the parties’ respective termination fees are payable in accordance with the provisions of the merger agreement, either party’s receipt of the other party’s termination fee (if received) will be each party’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable laws or otherwise) against the other party and its subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the merger or the other transactions contemplated by the merger agreement to be completed, for any breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount, no such individual, corporation, partnership, association, trust, limited liability company or other entity or group will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby, except in each case, in the event of a willful and material breach.

For purposes of the merger agreement, “willful and material breach” means, (1) with respect to any material breach of a representation and warranty, that the breaching party had knowledge of such breach as of the date of the merger agreement and (2) with respect to any material breach of a covenant or other agreement, that the breaching party took or failed to take action with knowledge that the action so taken or omitted to be taken constituted a material breach of such covenant or agreement.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are completed, with certain exceptions expressly set forth in the merger agreement. These exceptions include certain expense reimbursements in the event of termination, as described in the section titled “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page 90 of this proxy statement, and reimbursement by Expedia of out-of-pocket expenses incurred by Orbitz in connection with the satisfaction or amendment of certain financial obligations of Orbitz.

Specific Performance

The merger agreement generally provides that the parties will be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

Third Party Beneficiaries

The merger agreement provides that it will be binding upon, inure to the benefit of and be enforceable by Orbitz, Expedia and Merger Sub and their respective successors and permitted assigns. The merger agreement is not intended to and will not confer any rights, benefits or remedies upon any person other than Orbitz, Expedia and Merger Sub and their respective successors and permitted assigns, except for certain exceptions, including: (1) any persons entitled to indemnification under the merger agreement, (2) the stockholders of Orbitz, after the effective time of the merger, with respect to the stockholder’s right to receive the merger consideration under the terms and conditions of the merger agreement, and (3) the rights of holders of Orbitz options to receive their respective option payments after the effective time of the merger if the closing occurs.

Amendments; Waivers

The merger agreement may be amended by mutual agreement of the parties to the merger agreement by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the approval by Orbitz stockholders of the matters presented in connection with the merger. However, amendments that by law require approval by stockholders must be further approved by Orbitz stockholders if Orbitz stockholders have already approved the matters presented in connection with the merger.

Vote Required

Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Orbitz common stock entitled to vote at the annual meeting is required to approve the merger proposal. A failure to vote your shares of Orbitz common stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal.

Board Recommendation

The Board of Directors unanimously recommends that Orbitz stockholders vote “FOR” the merger proposal.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

Merger-Related Compensation

We are required pursuant to Section 14A of the Exchange Act to include in this proxy statement a proposal with respect to a non-binding advisory vote on the compensation that may be paid or become payable to each of our “named executive officers,” as determined in accordance with Item 402(t) of Regulation S-K, in connection with the merger pursuant to arrangements entered into with us, and we therefore are asking our stockholders to approve the following resolution:

RESOLVED, that the compensation that may be paid or become payable to Orbitz’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K, in this merger-related named executive officer compensation proposal, is hereby APPROVED.

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer that is based on or otherwise relates to the merger.

Please note that the amounts indicated below are estimates based on the assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed, solely for purposes of the table below:

•	a closing date for the merger of March 12, 2015 (the latest practicable date prior to the filing of this proxy statement); and

•	unless otherwise described below, with respect to each named executive officer, a termination of employment on the closing date as a result of a resignation by the executive due to a constructive termination or a termination by the surviving corporation without cause (each, a “qualifying termination”).

Name	Cash Severance ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($)
Barney Harford (4)	3,460,479	16,258,224	12,961	19,731,665
Mike Randolfi	682,521	3,240,432	15,601	3,938,554
Roger Liew	618,016	3,765,312	—	4,383,328
Sam Fulton	669,518	3,303,780	15,601	3,988,899
Jim Rogers	567,027	2,232,300	11,144	2,810,472
Chris Orton (5)	—	—	—	—

(1)	Represents potential cash severance payments upon a qualifying termination of employment under an employment agreement or our GVP/SVP Plan, as applicable.

The following table quantifies each separate form of cash severance included in the aggregate total reported in this column. The bonus component column includes the pro-rated portion of the 2015 bonus payable on a qualifying termination.

Name	Base Salary Component of Severance ($)	Bonus Component of Severance ($)
Barney Harford	1,650,000	1,810,479
Mike Randolfi	360,000	322,521
Roger Liew	360,000	258,016
Sam Fulton	390,000	279,518
Jim Rogers	355,000	212,027

(2)	Represents unvested time-based restricted stock units and performance-based restricted stock units that accelerate upon a qualified termination of employment under an employment agreement or our GVP/SVP Plan, as applicable. In accordance with the merger agreement, each performance-based restricted stock unit will convert to a time-based restricted stock unit assuming a target level of achievement. All such amounts are “double-trigger.”
(3)	Represents the cost for Orbitz-paid coverage under COBRA payable upon a qualified termination of employment under an employment agreement or our GVP/SVP Plan, as applicable. All such amounts are “double-trigger.”
(4)	Barney’s agreement includes a provision for a tax-gross up for certain excise taxes under Section 4999 of the Internal Revenue Code. Based on currently available information, Barney would not be subject to an excise tax under Section 4999 of the Code as a result of a qualified termination of employment in connection with the merger and thus no gross-up would be payable under his agreement. Estimated excise tax reimbursements are subject to change based on the actual effective time of the merger, date of termination of employment (if any), interest rates then in effect, and certain other assumptions used in the calculations. Any such gross-up payment would be “single-trigger” if payable.
(5)	Chris is a former executive officer of Orbitz and is included in the table above as required by the SEC disclosure rules. Chris resigned from Orbitz effective July 2, 2014.

Narrative Disclosure to Merger-Related Compensation Table

For additional information relating to the named executive officers’ employment agreements and the treatment of our equity awards held by the named executive officers, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 55.

Completion of the merger is not conditioned on approval of the merger-related named executive officer compensation proposal.

Vote Required

The vote on this proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, you may vote not to approve the merger-related named executive officer compensation proposal and vote to approve the merger proposal and vice versa. The vote to approve the merger-related named executive officer compensation proposal is advisory in nature and, therefore, is not binding on Orbitz, Expedia, the boards of directors of Orbitz or Expedia, or their respective compensation committees, regardless of whether the merger proposal is approved. Approval of the merger-related named executive officer compensation proposal is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger proposal. The merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, and accordingly, the outcome of this advisory vote will not affect the obligation to make these payments.

Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present at the annual meeting in person or by proxy and entitled to vote on the merger-related named executive officer compensation proposal is required to approve the merger-related named executive officer compensation proposal. Abstentions will have the same effect as votes “AGAINST” the merger-related executive officer compensation proposal. Broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the approval of the merger-related executive officer compensation proposal and shares not in attendance will have no effect on the outcome of any vote on the merger-related executive officer compensation proposal.

Board Recommendation

The Board of Directors unanimously recommends that Orbitz stockholders vote “FOR” the merger-related named executive officer compensation proposal.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING

Adjournment Proposal

Orbitz stockholders are being asked to approve the adjournment proposal, providing for the adjournment of the annual meeting from time to time if necessary or appropriate in the view of the Board to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement to allow reasonable additional time for the filing and distribution of any necessary supplemental or amended disclosure to be disseminated to and reviewed by Orbitz stockholders prior to the annual meeting or otherwise required by applicable law or with the consent of Expedia.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the annual meeting, and any later adjournments, to another time and place. If Orbitz stockholders approve the adjournment proposal, we could adjourn the annual meeting in any of the circumstances described above, and any adjourned session of the annual meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Orbitz common stock that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn the annual meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

Vote Required

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present at the annual meeting in person or by proxy and entitled to vote on the adjournment proposal is required to approve the adjournment proposal. Abstentions will have the same effect as votes “AGAINST” the adjournment proposal. Broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the approval of the adjournment proposal and shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Board Recommendation

The Board believes that if the number of shares of Orbitz common stock present in person or represented at the annual meeting and voting in favor of the merger proposal is not sufficient to adopt the merger agreement, it is in the best interests of the holders of Orbitz common stock to enable the Board to continue to seek to obtain a sufficient number of additional votes to adopt the merger agreement.

The Board of Directors unanimously recommends that Orbitz stockholders vote “FOR” the adjournment proposal.

PROPOSAL 4: ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws specify that the Board shall consist of not fewer than three, nor more than fifteen, members, as may be set by the Board from time to time. The Board recently reduced the size of the Board from ten members to nine members. Our Board is divided into three classes, designated as Class I, Class II and Class III. Members of each class hold office for staggered three-year terms and until their successors are duly elected and qualified. The terms of Martin Brand, Ken Esterow and Barney Harford, our Class II directors, expire on the date of the annual meeting. At the annual meeting, you will vote on the nomination of these three directors, each to be elected to our Board for a three-year term expiring at the 2018 annual meeting. If the merger proposal is adopted and the merger is completed, the merger agreement provides that the terms of all of our current directors, including, if elected, Martin, Ken and Barney, will end at the effective time of the merger.

Directors are elected by a plurality of all of the votes cast at the annual meeting. This means that nominees receiving the highest number of votes at the annual meeting will be elected, even if those votes do not constitute a majority of the votes cast.

We set forth below the names, ages and certain background information of each of the continuing directors and director nominees. We also discuss the particular experience, qualifications, attributes and skills of each of the director nominees and the persons continuing to serve on our Board that led the Board to conclude that each director nominee and incumbent director should serve as a director of the company.

Class I Directors—Terms Expire in 2017

Mark Britton, age 48, has served as a member of our Board since April 2011. Mark is the founder, Chairman and CEO of Avvo, a website offering free Q&A forums, ratings and profiles for 97% of U.S. lawyers. Prior to founding Avvo in 2005, Mark was Executive Vice President of Worldwide Corporate Affairs of InterActiveCorp Travel and Expedia from 2003 to 2004 and Senior Vice President, General Counsel and Secretary of Expedia from 1999 to 2003. At InterActiveCorp Travel and Expedia, he oversaw all finance, strategy, corporate development, legal, human resources and government relations functions for the InterActiveCorp Travel companies, including Expedia, Hotels.com, Hotwire, Classic Custom Vacations and Interval International. Mark currently serves on the board of regents of Gonzaga University. Mark holds a B.A. degree in Finance from Gonzaga University and a J.D. from George Washington University.

From his many years of experience at Avvo, Expedia and IACT, Mark brings to the Board a deep understanding of the travel industry and the consumer internet. Mark also provides strong business operations and financial expertise that enhances our Board’s ability to perform its oversight role. Mark is an audit committee financial expert.

Brad Gerstner, age 43, has served as a member of our Board since March 2010. Brad is CEO of Altimeter Capital Management, an investment firm he founded in November 2008. Prior to Altimeter, Brad was Vice President at PAR Capital Management from 2005 to 2008. Brad also served an appointment as Deputy Secretary of State of Indiana. Brad is the founder and Chairman of Room 77 Inc., a hotel-focused travel research site. Brad currently serves on the boards of Silver Rail Technologies, Inc., Room 77 Inc., Hotel Tonight, Trigger Media and Duetto Research Inc. Brad holds a B.A. degree from Wabash College, a J.D. from Indiana University and an M.B.A. from the Harvard Business School.

As founder of Room 77 and a former CEO of two online businesses, including one that operated in the travel industry, Brad has specific strategic and operating knowledge regarding running a successful online commerce company. Furthermore, as an investor with a focus on the travel industry, he brings subject-matter expertise and a keen understanding of the competitive landscape and our public and private competitors.

Kris Leslie, age 50, Kris has served as a member of our Board since March 2011. She is currently a consultant. From 2004 to 2007, Kris served as CFO of DreamWorks Animation SKG, Inc., a company that develops and produces computer-generated, animated feature films. Kris currently serves on the board of directors of Blue Shield of California and is a member of its audit, finance and investment and quality improvement committees. She also serves on the board of PICO Holdings, Inc. where she is non-executive chairwoman, chair of the nominating and governance committee and a member of the audit and compensation committees. Kris previously served on the boards of Bare Escentuals, Inc. and Obagi Medical Products, Inc. From 2006 to 2013, Kris served on the board of directors of Methodist Hospital in Arcadia, California where she was a member of the finance, audit and compliance committee and the compensation and executive committees. Kris holds a B.A. degree in Economics from Bucknell University and an M.B.A. from Columbia University.

As a former CFO of DreamWorks, Kris brings a wealth of financial management experience and understands the challenges a public reporting company faces. Her audit committee experience at Blue Shield, PICO, Obagi Medical Products and Bare Escentuals enhances our Board’s financial expertise. Kris is an audit committee financial expert.

Class II Directors—Terms Expire in 2015

Martin Brand, age 40, has served as a member of our Board since March 2010. He is a Senior Managing Director in the Private Equity Group for The Blackstone Group, L.P., a global investment and advisory firm. Martin joined Blackstone’s London office in 2003 and transferred to the New York office in 2005. Before joining Blackstone, he worked as a derivatives trader with the FICC division of Goldman Sachs in New York and Tokyo, and with McKinsey & Company in London. Martin currently serves on the boards of Bayview Financial, Sungard, Exeter Finance and PBF Energy. He also serves on the advisory board of the Hudson Union Society and the board of the Harvard Business School Club of New York. Martin received a B.A./M.A. in Mathematics and Computation from Oxford University and an M.B.A. from the Harvard Business School.

Martin brings extensive financial expertise and broad-based international experience to our Board. His experience and knowledge enhance the Board’s financial expertise and provide the Board with insight into the global marketplace and competition.

Ken Esterow, age 50, has served as a member of our Board since August 2011. Ken was appointed as the President and CEO of Bankrate, Inc. in January 2014 and serves on its board of directors. He previously served as Bankrate’s Senior Vice President and Chief Operating Officer from September 2013 to December 2013. Prior to that, Ken was an industry consultant and a CEO1st Partner with Frontenac Company, a private equity firm. Ken served in a variety of roles at Travelport Limited and Cendant Corporation from 1995 to 2011. From January 2007 to May 2011, he was President and CEO of Travelport Limited’s Gullivers Travel Associates business, a leading global hotel wholesaler, which includes Octopustravel.com. The Gullivers Travel Associates business was sold to Kuoni Reisen Holding AG in May 2011. Ken previously served as an executive committee member of the board of the U.S. Travel Association. Ken holds a B.A. degree in Biology from the University of Pennsylvania and an M.B.A. from the Wharton School at the University of Pennsylvania.

Ken brings to our Board a wealth of previous travel, hospitality and business experience. His global experience, including experience in emerging markets in Asia and the Middle East, and his extensive knowledge of business development, leadership team development and execution is also valuable to our Board.

Barney Harford, age 43, has served as our Chief Executive Officer and as a member of our Board since January 2009. Prior to joining the company in January 2009, Barney served in a variety of roles at Expedia from 1999 to 2006, including as President of Expedia Asia Pacific. Barney currently serves on the board of LiquidPlanner, Inc. He previously served on the boards of Orange Hotel Group, Global English Corporation, and eLong, Inc. He holds an M.A. degree in Natural Sciences from Clare College, Cambridge University and an M.B.A. from INSEAD.

As our Chief Executive Officer, Barney is uniquely qualified to provide the Board with key insight into our operational and strategic initiatives. His strong leadership capabilities, knowledge of our business, and deep insights into the travel industry make him a valuable member of our Board. He also has significant current and past experience serving on the boards of public and private companies.

Class III Directors—Terms Expire in 2016

Gavin Baiera, age 39, has been on our Board since April 2014. He is currently a Managing Director at Angelo, Gordon & Co., an SEC-registered investment adviser. Prior to joining Angelo, Gordon, & Co., he was the co-head of the strategic finance group at Morgan Stanley from 2006 to 2008, where he was responsible for the origination, underwriting and distribution of restructuring transactions. From 2000 to 2005, Gavin was a Vice President at General Electric Capital Corporation, concentrating on underwriting and investing in performing and distressed transactions. Gavin serves on the boards of both Travelport Worldwide Limited and Mach Gen, LLC. As a board member for Travelport Worldwide Limited, he serves as both a member of the governance and compensation committees. Gavin holds a B.A. from Fairfield University and an M.B.A. from the University of Southern California.

Gavin brings to the Board substantial expertise in conducting financial analysis of companies across multiple industries, including travel and media.

Scott Forbes, age 57, has served as a member of our Board since June 2013 and was named non-executive Chairman of the Board in April 2014. Since November 2014, Scott has been Chairman of Innasol Group Limited, a leading UK renewable energy distributor. Since July 2005, Scott has been Chairman of Rightmove plc, the UK’s leading online classified property advertising portal. Since November 2006, Scott has been the founder and Executive Chairman of Bridge Capital Advisors LLP, a provider of investment, strategic and advisory services. During the period from March 1999 to May 2005, Scott was the Group Managing Director of Cendant Europe, Middle East, Africa and Asia. From 1990 to 1999, Scott held several senior positions at Cendant Corporation and its predecessor, HFS, Inc., a leading global provider of travel and residential real estate services. Scott holds a B.S. degree from Rutgers University.

Scott has strategic and operating knowledge from working with successful online companies serving the residential real estate and travel sectors. He has over 20 years of hospitality industry experience and led the consolidation of the managed vacation rental market for Cendant (now Wyndham Vacation Rentals). Scott led or participated in numerous mergers, acquisitions and divestitures over the last 15 years. He brings further substantial finance, operations, reporting and treasury expertise from his executive finance roles with Cendant. His service as Chairman of Rightmove plc has provided him with experience in corporate governance and other public company matters.

Bob Friedman, age 72, has served as a member of our Board since March 2011. Bob is a Senior Advisor of The Blackstone Group, L.P., a global investment and advisory firm, having previously served as a Senior Managing Director of Blackstone from 1999 until his retirement in June 2012. He was Chief Legal Officer of Blackstone from January 2003 to August 2010 and was also its Chief Administrative Officer during most of that period. Before joining Blackstone, Bob was a partner with Simpson Thacher & Bartlett for 25 years, where he was a senior member of that law firm’s mergers and acquisitions practice. He currently serves on the boards of Axis Capital Holdings Limited, TRW Automotive Holdings Corp. and YRC Worldwide Inc. Bob previously served on the boards of The India Fund, Inc. from 2008 to 2012, Northwest Airlines, Inc. from 2001 to 2008, Corp Group Banking S.A. from 1999 to 2008 and FGIC Corporation from 2009 to 2013. Bob holds a B.A. degree from Columbia College and a J.D. from the University of Pennsylvania Law School.

Bob’s long career with Simpson Thacher & Bartlett advising boards on legal, corporate governance and compliance matters makes him a valued member of our Board. In addition, he is knowledgeable about the debt and capital markets based on his experience as a senior executive at Blackstone and has executive management skills from his various executive positions at Blackstone and Simpson Thacher & Bartlett. Bob also brings travel and airline experience to our Board from his previous service as a director of Northwest Airlines and as its principal outside lawyer before he joined its board.

Vote Required

Assuming a quorum is present, our directors are elected by a plurality of the votes cast at the annual meeting. Abstentions, broker non-votes, if any, and shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the election of directors.

Board Recommendation

The Board of Directors unanimously recommends that Orbitz stockholders vote “FOR” the election of each of Martin Brand, Ken Esterow and Barney Harford.

CORPORATE GOVERNANCE

We believe that a strong corporate governance framework is important to the long-term success of our company. This section describes our Board leadership structure, risk oversight and governance practices and policies.

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the Chairman of the Board and the CEO roles. The non-executive Chairman manages the overall functioning of our Board and presides over stockholder meetings, Board meetings and executive sessions of the Board. Scott currently serves as our Chairman. Our Board structure creates a positive balance in leadership and accountability, as the functions of CEO and Chairman are significantly different. In addition to balancing responsibilities, our current structure increases our CEO’s accountability to the Board and strengthens the Board’s independence from management. By separating the roles of Chairman and CEO, Barney can focus his efforts on running our business and managing our company in the best interests of our stockholders.

Director Independence

No director will be deemed independent unless the Board affirmatively determines that the director has no direct material relationship with us other than as a director (directly or as a partner, stockholder or officer of an organization that has a relationship with us). With the aid of the Nominating & Corporate Governance Committee, the Board annually reviews our relationships with each of our directors. To assist the Board, each director completes an annual questionnaire designed to identify relationships and transactions that might be perceived as having the potential to impair an individual’s independent judgment as a director of the company. The Board then makes a determination regarding each director, and only those directors who the Board affirmatively determines have no material relationship with the company are considered independent directors, subject to any additional qualifications prescribed under the NYSE corporate governance rules or under applicable law. A director is required to promptly inform the Board of any changes in circumstances that may result in the director no longer being considered independent under the NYSE corporate governance rules or under applicable law.

The Board has determined that Mark, Brad, Kris, Martin, Ken, Bob and Scott are independent within the meaning of NYSE corporate governance rules and have no other material relationships with us that could interfere with their ability to exercise independent judgment. The Board does not consider Barney or Gavin to be independent.

Risk Oversight

Our business faces various risks, including strategic, financial, legal, operational and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing this process are critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board has ultimate responsibility for risk oversight. Management reviews and discusses risks with the Board as part of the business and operating review conducted at each of our regular Board meetings.

Our Board has delegated a portion of its risk oversight responsibilities to its committees consistent with each committee’s area of responsibility. Each committee regularly reports back to the Board on its risk oversight activities. The Audit Committee has primary oversight of our financial reporting, internal control and compliance risks and also oversees risks arising from related-party transactions. See the section titled “Certain Relationships and Related-Persons Transactions” beginning on page 136 of this proxy statement for further discussion of the Audit Committee’s role in the review and approval of related-party transactions. At least quarterly, the Audit

Committee meets separately with our internal auditor and representatives from our independent auditor. In addition, management regularly reports to the Audit Committee on litigation and regulatory developments and our compliance with the Sarbanes-Oxley Act and corporate compliance policies. The Compensation Committee reviews risks arising from our executive compensation programs and specifically evaluates whether the risks arising from our compensation programs are reasonably likely to have a material adverse effect on our business or results of operations. The Nominating & Corporate Governance Committee oversees risks related to our governance structure and succession planning.

Board Committees and Membership

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The charter of each committee is available, free of charge, on our Investor Relations website (www.orbitz-ir.com) under “Investors—Corporate Governance—Committee Charters.”

Current Committee Membership

Director	Audit	Compensation	Nominating & Corporate Governance
Mark Britton	Member	Member	—
Scott Forbes	Member	Chair	Member
Bob Friedman	—	—	Chair
Brad Gerstner	—	Member	—
Kris Leslie	Chair	Member	Member

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of our financial statements and the qualifications, independence and performance of our independent auditor. The Audit Committee has discretion to appoint annually our independent auditor, to evaluate its independence and performance and to set clear hiring policies for the independent auditor’s employees or former employees. In 2013, the Board of Directors delegated to the Audit Committee the responsibility, power and authority to, on behalf of the Board, consider, evaluate and approve all agreements for the provision of global distribution systems services, including the agreement entered into with Travelport in February 2014. The Audit Committee approved this transaction, as well as the agreements for the provision of global distribution systems services with providers other than Travelport.

The Audit Committee’s responsibilities include the following:

•	reviewing the audit plans and findings of our independent auditors and our internal audit and risk review staff, including tracking management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items or changes in accounting policies, with our senior management and independent auditor;

•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

•	reviewing and approving or ratifying “related-party transactions” between us or our subsidiaries and related parties, as defined by the rules of the SEC.

The current members of the Audit Committee are Kris (Chair), Mark and Scott, each of whom the Board has determined to be “independent” under the NYSE corporate governance rules and the heightened Audit Committee independence standards under the Exchange Act. The Board has determined that each of Mark, Kris and Scott meet the NYSE’s financial literacy requirements and qualify as “audit committee financial experts” under SEC rules. The Audit Committee met ten times in 2014.

Compensation Committee

The Compensation Committee has general oversight responsibility with respect to our compensation and employee benefit plans, including our executive compensation, incentive compensation and equity-based plans. The Compensation Committee establishes general policies relating to our executive officers’ compensation and benefits and reviews and administers all compensation arrangements for executive officers. A description of the processes and procedures we use to determine our executives’ compensation is included in the section titled “Executive Compensation—Compensation Discussion and Analysis” beginning on page 113 of this proxy statement.

The current members of the Compensation Committee are Scott (Chair), Mark, Brad and Kris. Each Compensation Committee member has been determined by the Board to be “independent” under the NYSE corporate governance rules, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee met seven times in 2014.

Compensation Committee Interlocks and Insider Participation

The Board has determined that all of the directors who served on the Compensation Committee during 2014 are independent within the meaning of the NYSE listing standards. None of the Compensation Committee members is or was (1) an officer or employee of the company, (2) a participant in a related-party transaction since the beginning of 2014 (for a description of our policy on related-party transactions, see “Certain Relationships and Related-Persons Transactions” beginning on page 136 of this proxy statement), or (3) an executive officer of another entity at which one of our executive officers serves on the board of directors.

Independence of Compensation Consultant to the Compensation Committee

Farient Advisors LLC, which we refer to as “Farient” in this proxy statement, has served as the Compensation Committee’s independent compensation consultant since January 2010. During 2014, Farient provided the Compensation Committee advice and services, including (1) participating in Compensation Committee meetings, (2) providing competitive market compensation data for executive positions, (3) conducting periodic reviews of elements of compensation, (4) analyzing “best practices” and providing advice about the design of our compensation programs, (5) advising on the composition of our peer groups for benchmarking pay and performance and (6) updating the Compensation Committee on executive compensation trends, issues and regulatory developments.

At least annually, the Compensation Committee reviews the types of advice and services Farient provides and the fees charged for those services. Farient reports directly to the Compensation Committee on all executive and director compensation matters, regularly meets separately with the Compensation Committee outside the presence of management and speaks separately with the Compensation Committee Chair and other Compensation Committee members between meetings as necessary or desired.

The Compensation Committee believes that its consultant should be able to advise the Compensation Committee independently of management’s influence. During 2014, Farient, including its affiliates, provided no services to the company other than executive and director compensation consulting services to the Compensation Committee.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities relating to our corporate governance matters, including (1) determining criteria for the selection and qualification of the Board members, (2) identifying and recommending director nominees,

(3) recommending Board committee appointments, (4) overseeing executive management succession planning, (5) performing Board, committee and CEO evaluations and (6) reviewing and shaping our corporate governance policies.

The current members of the Nominating & Corporate Governance Committee are Bob (Chair), Kris and Scott, all of whom have been determined by the Board to be “independent” under the NYSE corporate governance rules. The Nominating & Corporate Governance Committee met eight times in 2014.

Board Executive Sessions

The non-management directors of the Board regularly meet alone without any members of management present. Our Chairman presides at these executive sessions.

Meeting Attendance

We expect directors to attend all Board meetings, the annual meeting of stockholders and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. The Board of Directors held ten meetings in 2014. All of the directors except Ken attended at least 75% of the aggregate number of meetings of the Board and all committees on which they served. Five out of the nine directors then serving attended the 2014 annual meeting.

Director Selection Procedures

The Board believes that an appropriate balance of skills and experience represented on the Board is important for an effective Board of Directors. The Nominating & Corporate Governance Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board as a whole. When evaluating potential directors for nomination to the Board, the Nominating & Corporate Governance Committee considers: (1) whether each such candidate has demonstrated, by significant accomplishment in his or her field, an ability to contribute meaningfully to the Board’s oversight of the business and affairs of the company; (2) the candidate’s reputation for honesty and ethical conduct in his or her personal and professional activities; (3) a candidate’s specific experience and skills, relevant industry background and knowledge in light of the perceived needs of the company (including, in particular, knowledge of the travel and e-commerce industries and familiarity with information technology generally); and (4) other factors. The Nominating & Corporate Governance Committee also takes into account diversity, background and experience, and seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s discussions and decision-making process.

The Nominating & Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates. In evaluating candidates submitted by stockholders, the Nominating & Corporate Governance Committee will consider the needs of the Board and the qualifications of the candidate. Our by-laws require stockholders to provide advance notice to our Corporate Secretary to nominate a director candidate. For an annual meeting, stockholders must give notice that is not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. In the event that the annual meeting is held on a date that is not within 30 days before or after that anniversary date, then stockholder notice must be received no later than 90 days prior to such annual meeting or, if later, the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder nominations for the election of directors at a special meeting must be received by our Corporate Secretary no earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or, if later, the close of business on the tenth day following the day on which public disclosure of the date of such special meeting was first made and only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such meeting. No stockholder nominations have been received for the 2015 annual meeting.

A stockholder’s notice to our Corporate Secretary must be in proper written form and must contain information about the stockholder, including:

•	the stockholder’s name and record address;

•	the class or series and number of shares of our common stock owned beneficially or of record by such stockholder;

•	the full notional amount of any securities that, directly or indirectly, underlie any derivative security that constitutes a call equivalent position and that is, directly or indirectly, held or maintained by such stockholder with respect to any shares of any class or series of shares;

•	any rights to dividends on the shares of any class or series of shares of the company owned beneficially by such stockholder that are separated or separable from the underlying shares of the company;

•	any material pending or threatened legal proceeding in which such stockholder is a party or a material participant involving the company or any of its officers, directors or affiliates;

•	any other material relationship between such stockholder, on the one hand, and the company or any affiliate of the company, on the other hand;

•	any direct or indirect material interest in any material contract or agreement of such stockholder with the company or any affiliate of the company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to the Exchange Act;

and as to each person whom the stockholder proposes to nominate for election as a director:

•	the person’s name and record address;

•	the class or series and number of shares of our common stock owned beneficially or of record by the person;

•	any material pending or threatened legal proceeding in which such person is a party or a material participant involving the company or any of its officers, directors or affiliates;

•	any other material relationship between such person, on the one hand, and the company or any affiliate of the company, on the other hand;

•	any direct or indirect material interest in any material contract or agreement of such person with the company or any affiliate of the company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

•	all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such person’s written consent to being named in the proxy);

•	a description of any direct or indirect material interest in any material contract or agreement between or among any nominating stockholder, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand;

•	a completed written questionnaire (in a form provided by the company) with respect to the background, qualifications, stock ownership and independence of such person; and

•	a written representation (in a form provided by the company) regarding voting arrangements and compliance with all company guidelines and policies.

Corporate Governance

We have adopted the Orbitz Worldwide, Inc. Code of Conduct, which applies to all of our directors and employees, including our CEO, CFO and Chief Accounting Officer. In addition, we have adopted a Code of Ethics for our CEO and senior financial officers. The Code of Conduct and the Code of Ethics are available on the Corporate Governance page of our Investor Relations website at www.orbitz-ir.com. Amendments to, or waivers from, the Code of Conduct and the Code of Ethics will be posted on our website. We have also posted current copies of the following materials related to our corporate governance policies and practices on the Corporate Governance page of our Investor Relations website at www.orbitz-ir.com:

•	Corporate Governance Guidelines;

•	Committee charters;

•	Policy on Trading in Securities;

•	Stock Ownership Policy; and

•	Executive Compensation Recoupment Policy.

You may also obtain copies of these materials for free by writing to our Corporate Secretary at: Orbitz Worldwide, Inc., Attn: Corporate Secretary, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States.

Communications with Directors

If a stockholder or any interested party has any concern, question or complaint regarding any accounting, auditing or internal controls matter, any issues arising under the Code of Conduct or Code of Ethics, or any other matter that he or she wishes to communicate with the Board, the non-management directors as a group, or any individual director, the stockholder or interested party may write to any of these groups or individuals c/o Orbitz Worldwide, Inc., Attn: Chairman, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States. Our Chairman will relay the communication to the full Board, director group or individual director as appropriate. From time to time, the Board may change the process for stockholder communication with the Board or its members. You should refer to the Corporate Governance page of our Investor Relations website at www.orbitz-ir.com for any changes in this process.

Whistleblower Hotline

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct or other matters. Any employee, stockholder or other interested party may call the Integrity Line and submit a report. The Integrity Line is operational 24 hours a day, seven days a week. Information on our Integrity Line is available in our Code of Conduct, which is available on the Corporate Governance page of our Investor Relations website at www.orbitz-ir.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to report to the SEC their ownership of our common stock and changes in that ownership. We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act. Based solely on that review, we believe that during 2014, all required filings were timely made in accordance with the requirements of the Exchange Act, except that (1) Sam Fulton did not timely file a Form 4 related to a transaction that occurred on July 29, 2014 and (2) Roger Liew did not timely file a Form 4 related to a transaction that occurred on September 17, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 25, 2015 concerning “beneficial” ownership, as that term is defined in the rules and regulations of the SEC, of our common stock by: (1) each director; (2) each “named executive officer,” as that term is defined in Item 402(a)(3) of SEC Regulation S-K; and (3) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested options that are immediately exercisable or exercisable within 60 days, shares underlying unvested restricted stock units which will become vested within 60 days and shares underlying performance units earned and expected to be issued within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 111,708,318 shares outstanding as of March 25, 2015.

Except as otherwise noted, each beneficial owner’s address is: c/o Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States.

Directors and Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Deferred Stock Units (1)
Directors:
Gavin Baiera	14,824		—	—
Martin Brand	94,922	(2)	*	26,399
Mark Britton	82,872	(3)	*	—
Ken Esterow	71,097	(4)	*	—
Scott Forbes	28,031	(5)	*	—
Bob Friedman	52,929	(5)	*	—
Brad Gerstner	274,088	(6)	*	32,389
Kris Leslie	74,277	(7)	*	—

Named Executive Officers:
Barney Harford	976,352	(8)	*	—
Mike Randolfi	79,223		*
Jim Rogers	59,236		*	—
Chris Orton	0	(9)	*	—
Sam Fulton	120,307		*
Roger Liew	325,790	(8)	*	—
All directors and executive officers as a group (15 persons)	2,277,414	(10)	2.039	58,788

*	Less than one percent.
(1)	Represents Deferred Stock Units, which we refer to as “DSUs” in this proxy statement, granted prior to January 1, 2011. Each DSU granted prior to January 1, 2011 represents a right to receive one share of our common stock on the date which is 200 days immediately following the director’s retirement or termination of service from the Board, or a time period otherwise required by Section 409A of the Code. DSUs granted prior to January 1, 2011, have not been included in the columns titled “Number of Shares Beneficially Owned” or “Percentage of Shares Beneficially Owned.”

DSUs granted on or after January 1, 2011 represent a right to receive one share of our common stock on the date immediately following the director’s retirement or termination of service from the Board. DSUs granted on or after January 1, 2011 have been included in the number of shares shown to be beneficially held by each director for purposes of compliance with SEC rules and regulations.

Each DSU, regardless of when granted by the Board, is immediately vested and non-forfeitable.

(2)	Includes 54,636 shares of our common stock subject to distribution pursuant to DSUs. The DSUs that would have been otherwise granted to Martin were granted to Blackstone Management Partners L.L.C., which we refer to as “BMP” in this proxy statement. Martin is a Senior Managing Director of The Blackstone Group, L.P., which is affiliated with BMP. Martin disclaims beneficial ownership of all shares.
(3)	Includes 51,044 shares of our common stock subject to distribution pursuant to DSUs.
(4)	Includes 48,473 shares of our common stock subject to distribution pursuant to DSUs.
(5)	Includes 12,642 shares of our common stock subject to distribution pursuant to DSUs.
(6)	Includes 111,000 shares of our common stock owned directly by Altimeter Partners Fund, L.P. Altimeter Capital Management LLC has voting and dispositive power over the shares owned by Altimeter Partners Fund, L.P. Brad is the Chief Executive Officer and sole owner of Altimeter Capital Management LLC. Also includes 147,698 shares of our common stock subject to distribution pursuant to DSUs.
(7)	Includes 52,701 shares of our common stock subject to distribution pursuant to DSUs.
(8)	Includes the following number of shares of our common stock subject to stock options that are vested and exercisable within 60 days: Barney (686,992) and Roger (100,000).
(9)	Chris resigned from the company effective July 2, 2014. The company does not have current information regarding Chris’s holdings.
(10)	Includes (1) 786,992 shares of our common stock subject to stock options currently vested and exercisable held by the executive officers and (2) 394,660 shares of our common stock subject to distribution pursuant to DSUs, held by our directors.

Security Ownership by Certain Other Beneficial Owners

The following table displays information about persons we know were the beneficial owners of more than 5% of our issued and outstanding common stock as of March 25, 2015. The percentage of beneficial ownership for the following table is based on 111,708,318 shares of our common stock outstanding as of March 25, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Lazard Asset Management LLC (1)	12,802,164	11.46%
BlackRock, Inc. (2)	11,302,644	10.12%
HG Vora (3)	6,750,000	6.04%
Contrarius Investment Management Limited (4)	6,746,572	6.04%
Magnetar Capital LLC (5)	6,270,518	5.61%

(1)	Based solely on an Amendment to the Schedule 13G filed by Lazard Asset Management LLC, which we refer to as “Lazard” in this proxy statement, with the SEC on February 10, 2015. The business mailing address for Lazard is 30 Rockefeller Plaza, 55th Floor, New York, New York 10112, United States.
(2)	Based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 9, 2015. The business mailing address for BlackRock is 55 East 52nd Street, New York, New York 10022, United States.
(3)

Based solely on Amendment No. 1 to the Schedule 13G filed jointly by the HG Vora Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company, which we refer to as “HG Master Fund” in this proxy statement, HG Vora Capital Management, LLC, a Delaware limited liability company, which we refer to as “HG Investment Manager” in this proxy statement, and Parag Vora, each with shared voting power and dispositive power over the shares, with the SEC on February 27, 2015. Mr. Vora is a director of the HG Master Fund and a managing member of the HG Investment Manager. The business mailing address for the HG Master Fund is Queensgate House, South Church Street, Grand Cayman, KY1-1108, Cayman Islands

and the business mailing address for the HG Investment Manager and Mr. Vora is 330 Madison Avenue, 23rd Floor, New York, New York 10017, United States.
(4)	Based solely on Amendment No. 1 to the Schedule 13G filed by Contrarius Investment Management Limited, which we refer to as “CIM” in this proxy statement, with the SEC on February 5, 2015. Represents shares jointly owned by CIM and Contrarius Investment Management (Bermuda) limited, which we refer to as “CIMB” in this proxy statement. CIM and CIMB have sole voting power and sole dispositive power over all of the shares. The business mailing address for CIM is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands. The business mailing address for CIMB is Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda.
(5)	Based solely on the Schedule 13D filed jointly by Magnetar Financial LLC, a Delaware limited liability company, which we refer to as “Magnetar Financial” in this proxy statement, Magnetar Capital Partners LP, a Delaware limited partnership, which we refer to as “Magnetar Capital” in this proxy statement, Supernova Management LLC, a Delaware limited liability company, which we refer to as “Supernova” in this proxy statement and Alec N. Litowitz, each with shared voting power and dispositive power over the shares, with the SEC on March 16, 2015. Magnetar Capital serves as the sole member and parent holding company of Magnetar Financial. Supernova is the general partner of Magnetar Capital. The manager of Supernova is Mr. Litowitz (who is also CEO of Magnetar Financial). The business mailing address for each of Magnetar Financial, Magnetar Capital, Supernova and Mr. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201, United States.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate our non-employee directors with cash and equity-based compensation, as described and set forth in the table below. Members of the Board who are also employees of the company or employees of our subsidiaries are not compensated for their service on the Board or any of its committees.

In 2014, our non-employee directors received a $100,000 annual equity grant made in the form of DSUs. The DSUs were issued as restricted stock units under the 2007 Equity and Incentive Plan and our Non-Employee Directors Deferred Compensation Plan. DSUs granted pursuant to the Non-Employee Directors Deferred Compensation Plan are immediately vested and non-forfeitable. The DSUs entitle the non-employee directors to receive one share of our common stock for each DSU on the first anniversary of the date of grant. Alternatively, directors may elect to receive their common stock for each DSU on (1) the date immediately following retirement or termination of service from the Board, subject to any delay required by Section 409A of the Code, or (2) the earlier of the first anniversary of the date of grant or the date immediately following retirement or termination of service from the Board, subject to any delay required by Section 409A of the Code. The number of DSUs credited to each non-employee director’s account as of each deferral date is calculated by dividing the amount deferred by the “fair market value” of our common stock on the date of grant. The 2007 Equity and Incentive Plan defines “fair market value” as the mean of the highest and lowest reported sales price per share of our common stock on the date of grant (or if the date of grant is not a trading day, on the last preceding date on which there was a sale of our common stock), unless determined otherwise by the Compensation Committee.

In addition, our non-employee directors receive the following retainers:

All non-employee directors receive an annual retainer fee of $100,000;

•	The Chairman of the Board receives an additional annual retainer of $50,000 (increased from $30,000 effective September 17, 2014);

•	The Chair of the Audit Committee receives an additional annual retainer of $30,000 (increased from $20,000 effective September 17, 2014), and members of the Audit Committee receive an additional annual retainer of $15,000 (increased from $10,000 effective September 17, 2014);

•	The Chair of the Compensation Committee receives an additional annual retainer of $18,750 (increased from $15,000 on September 17, 2014), and members of the Compensation Committee receive an additional annual retainer of $12,500 (increased from $7,500 effective September 17, 2014); and

•	The Chair of the Nominating & Corporate Governance Committee receives an additional annual retainer of $10,000, and members of the Nominating & Corporate Governance Committee receive an additional annual retainer of $7,500 (increased from $5,000 on September 17, 2014).

All of the foregoing retainers are paid on a quarterly basis on the last day of the quarter. Non-employee directors may elect to receive all or any portion of the annual retainer and any committee annual retainers in cash or in the form of DSUs that entitle the non-employee director to receive one share of our common stock for each DSU on the date immediately following the director’s retirement or termination of service from the Board, subject to any delay required by Section 409A of the Code. DSUs granted as deferred payment of director fees are credited to a director’s account on the date that the amounts deferred would have otherwise been paid to the director.

Directors are also reimbursed for travel and related expenses incurred on our behalf.

Director Compensation for 2014

The following table details the total compensation for our non-employee directors for 2014.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Gavin Baiera (3)	72,527	117,260	189,788
Martin Brand (4)	100,000	100,000	200,000
Mark Britton	121,380	100,000	221,380
Jeff Clarke (5)	36,071	—	36,071
Kenneth Esterow	100,000	100,000	200,000
Scott Forbes	161,721	100,000	261,721
Bob Friedman	112,160	100,000	212,160
Brad Gerstner	109,940	100,000	209,940
Kristina Leslie	142,861	100,000	242,861
Jaynie Studenmund (6)	14,722	—	14,722

(1)	For fiscal year 2014, members of the Audit Committee received an additional meeting fee in the first quarter for a special meeting held in connection with the global distribution services agreement negotiations. The following directors elected to take the following amounts of their retainer fees in the form of DSUs with units based on the stock price high/low average at the date of quarter end: Jeff ($36,071) and Brad ($109,940). Effective September 17, 2014, our Chairman of the Board retainer and certain committee chair and member retainer fees increased; amounts shown include the pro-rata increase in cash awards.
(2)	Represents the grant date fair market value of DSUs granted to each non-employee director in 2014. The grant date fair value for the annual equity grant is based on $7.91 per share, the mean between the highest and lowest reported sales price per share of our common stock on the grant date, June 11, 2014.
(3)	Gavin was appointed to the Board on April 10, 2014. Compensation for Gavin was paid directly to Angelo, Gordon & Co. Equity amounts shown for Gavin include an additional pro-rata portion of the 2013 annual equity grant for compensation for the period from April 10, 2014 to June 11, 2014.
(4)	Compensation for Martin was paid directly to Blackstone Management Partners L.L.C., the investment advisor to certain of the Blackstone entities for which Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P. and BCP V Co-Investors (Cayman) L.P. serve as alternative investment vehicles.
(5)	Jeff retired from the Board and his role as Chairman of the Board on April 10, 2014; Scott was named Chairman as of this date.
(6)	Jaynie retired from the Board and all committees on February 7, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis presents compensation information for our Chief Executive Officer, Chief Financial Officer, the three next most highly compensated executive officers who were serving as executive officers at the end of 2014 and one additional individual, Chris Orton, for whom disclosure is required to be included in this Compensation Discussion and Analysis by the securities laws even though he resigned from the company on July 2, 2014 (referred to as our “named executive officers”). For 2014, our named executive officers were:

Name	Title
Barney Harford	Chief Executive Officer
Mike Randolfi	SVP, Chief Financial Officer
Roger Liew	SVP, Chief Technology Officer
Sam Fulton	SVP, U.S. Consumer Travel & President, Orbitz.com
Jim Rogers	SVP, General Counsel and Corporate Secretary
Chris Orton	Former SVP, Chief Operating Officer

In this Compensation Discussion and Analysis, which we refer to as the “CD&A” in this proxy statement, we first provide an executive summary with highlights of the full CD&A. Next, we describe our executive compensation philosophy and objectives, followed by our executive compensation process. We then engage in a detailed discussion of our executive compensation components and decisions, including our compensation approach for 2015. After the CD&A, we present compensation tables and a description of our employment and severance arrangements.

Executive Summary

Our 2014 Performance

We delivered strong financial performance in 2014. Some of the highlights include the following:

•	10% increase in revenue;

•	9% increase in Adjusted EBITDA; and

•	17% growth in stayed room nights.

Our Compensation Philosophy

Our executive compensation philosophy is to offer a market-competitive and performance-driven program that aligns executives’ interests with the long-term interests of our stockholders and the achievement of the company’s key operating and strategic goals.

The Components of Our Compensation Program

The three main components of our compensation program include:

•	Base salary;

•	Short-term cash awards under our annual incentive plan, which we refer to as the “AIP” in this proxy statement; and

•	Long-term, equity-based awards under our long-term incentive plan, which we refer to as the “LTIP” in this proxy statement, in the form of (1) restricted stock units, which we refer to as “RSUs” in this proxy statement, and (2) performance-based restricted stock units, which we refer to as “PSUs” in this proxy statement.

Key Features of our 2014 Executive Compensation Program

✓	Annual incentive plan awards were tied directly to the achievement of pre-established goals that provide a strong link to stockholder value creation.

✓	We delivered a significant portion of compensation through long-term incentives, 50% of which were granted to be earned based on long-term operational performance metrics.

✓	We provided a blend of performance-based and time-based long-term incentives to encourage retention, while also driving performance.

✓	Annual cash and performance-based equity awards included a performance threshold, which established a minimum level of performance to earn an award. Awards were capped for both annual incentive plan awards and performance-based equity awards.

✓	We conducted our regular annual review of our peer group and evaluated the competitiveness of our pay practices.

✓	We maintained a recoupment policy that allows us to recoup any compensation earned in the event of a restatement of our financial results.

✓	We maintained stock ownership guidelines for our executives and directors to further ensure alignment between executive, Board and stockholder interests.

Listening to Our Stockholders

In early 2014, the Chair of our Compensation Committee, together with certain members of management and our outside compensation consultant, consulted with and solicited feedback from some of our largest stockholders, independent corporate governance groups and proxy advisors as part of our 2014 compensation planning. The Compensation Committee took this feedback into account when finalizing the 2014 compensation structure. Among the changes made in 2014, the Compensation Committee determined that equity grants under the LTIP should include long-term performance factors to better align long-term compensation with stockholder returns.

At our 2014 annual meeting of stockholders, over 99% of the votes cast approved the executive compensation for our named executive officers. The Board and Compensation Committee considered the result of our 2014 “say-on-pay” vote when establishing our 2015 compensation programs. In addition, throughout the fall of 2014, the Chair of our Compensation Committee, together with certain members of management and our outside compensation consultant, consulted with and solicited feedback from some of our largest stockholders and proxy advisors. The Compensation Committee took such feedback, as well as the feedback it received in prior years, into account when finalizing the compensation structure for 2015.

Linking Pay and Performance

The Compensation Committee is responsible for overseeing our executive compensation framework and ensuring that there is a strong alignment between pay and performance. In ensuring pay-for-performance alignment, the Compensation Committee worked with its independent compensation consultant, Farient, to assess the relationship between our executive compensation and long-term performance for our stockholders. Farient conducted quantitative analyses to test the alignment of Barney’s compensation and the company’s performance and total stockholder return over rolling three-year periods. This analysis of the company’s pay-for-performance alignment showed that Barney’s pay historically has been and continues to be strongly aligned with the company’s performance and stockholder interests. The Compensation Committee believes that our strong pay-for-performance philosophy and programs have contributed to our financial, strategic and stockholder success.

Executive Compensation Program Philosophy and Objectives

Our overall executive compensation philosophy is to offer a market-competitive and performance-driven program that aligns executives’ interests with the long-term interests of our stockholders. Our objectives are to attract, retain, focus and motivate high-performing individuals and to ensure that compensation reflects the achievement of annual business and individual goals, as well as our most important long-term business and strategic objectives, including the creation of value for the benefit of stockholders.

Our performance objectives are tied to the operating and strategic goals that the Compensation Committee believes are most aligned with creating stockholder value. Actual annual incentive cash awards and equity awards are differentiated based on each individual’s contribution to our business results for the year and the likely impact of each executive on our long-term success. Competition for talent in our rapidly evolving sector is significant, and as a result, retention of key executives, as well as the attraction of new team members, is important to the Company. We offer a competitive total compensation opportunity that helps us effectively recruit and retain individuals who have demonstrated a high level of expertise and who are market leaders in our industry. We have been proactive in building a best-in-class management team that has enabled us to deliver on our strategic objectives and be a leader in the online travel industry.

Compensation Components

In 2014, our executive compensation program comprised the following three principal components:

Pay Component	Role	Determination Process
Base Salary	• Fixed cash component	• Reflects each executive officer’s level of experience and skill, responsibilities and expected future contributions as compared to market data • Reviewed annually, or as responsibilities change
Annual Incentive Plan (AIP)	• Short-term, cash incentive designed to focus and motivate our executive officers to meet and exceed their annual financial and strategic business goals that support the company’s long-term goals

•    Target percentage of salary reviewed and defined annually to reflect individual impact to the company and market practice

•    2014 AIP bonus metrics and goals were approved by the Compensation Committee in March 2014

•    Executive bonuses are earned based on attainment of a Company Performance Factor which we refer to as “CPF” in this proxy statement, that is determined based on Adjusted EBITDA growth and Stayed Room Night Growth

•    AIP awards for named executive officers were determined based on CPF and an individual performance factor, which we refer to as “IPF” in this proxy statement,

•    The IPF for purposes of determining the AIP is set at 2.0. The Compensation Committee exercises negative discretion to ratchet the IPF down from 2.0 based on individual performance in order to determine the actual AIP bonus.

Long-Term Incentive Plan (LTIP)

•    Equity-based incentives intended to:

•    Align our executive officers’ compensation with the interests of our stockholders

•    Maintain a long-term focus on predetermined performance goals that the Compensation Committee deems most critical to our long-term success

•    Provide retention value for executive officers

•    Values driven by market assessment and the executive’s role and expected contribution to the company’s attainment of long-term objectives

•    50% time-based restricted stock units that vest ratably over a four-year period

•    50% performance-based restricted stock units:

•    Earned at the end of a three-year period based on achievement of performance goals over such period

Executive Compensation Processes

The Compensation Committee began its annual compensation process in June of 2013 when it reviewed our current peer group for compensation decisions and determined the peer group for the upcoming year. At that time, the Compensation Committee also began its discussions on annual and long-term incentive plan design and evaluated the Company’s strategic priorities and goals. In February 2014, the Compensation Committee engaged in stockholder outreach to solicit feedback regarding the Company’s compensation practices. In December 2014, the Compensation Committee engaged its independent consultant to conduct a pay analysis and discussion in advance of the compensation determinations for the next year. Annual reviews of executive officers were completed in connection with the compensation planning early in the year. In March 2014, the goals and target bonuses for the 2014 AIP were approved by the Compensation Committee.

Our Peer Group

In making executive compensation program decisions, the Compensation Committee annually reviews our executive compensation programs and practices against a peer group. The Compensation Committee considered companies in a similar industry (internet retailers or internet software and services or application software), of a similar size (revenue generally between $300 million and $2.5 billion), with a similar business model (business-to-consumer, including online travel competitors) and with which we compete for talent. The 2014 peer group approved by the Compensation Committee in September 2013 consisted of the following companies:

1-800-FLOWERS.COM, Inc.

Angie’s List, Inc. (1)

Blue Nile, Inc.

Concur Technologies Inc. (1)

Expedia, Inc.

Groupon, Inc.

HomeAway Inc. (1)

Monster Worldwide, Inc.

Netflix, Inc.

Overstock.com, Inc.

priceline.com Incorporated

Shutterfly, Inc.

TripAdvisor, Inc.

United Online, Inc.

Zillow, Inc. (1)

(1)       Indicates new addition for 2014 based on selection criteria noted above.

Ancestry.com and Kayak Software Corporation were removed from the prior year’s peer group because both companies were acquired, and RealNetworks Inc. was removed from the prior year’s peer group because it did not fit within the updated selection criteria.

Competitive Analysis

The Compensation Committee engages its independent compensation consultant at the end of each year to conduct a comparative analysis of target total direct compensation (including salaries, target bonuses and long-term incentive grant values) covering our executive officers to assist in making pay decisions for the next year.

For 2014 compensation, Farient conducted an analysis of pay levels for named executive officers and other positions using proxy data of our peer companies for the CEO and CFO and size-appropriate survey data from compensation survey providers featuring a broader list of comparable high-technology companies for all of our executive officers. This competitive pay analysis was conducted at the end of 2013 for 2014 pay decisions and actions.

With respect to 2014 compensation decisions, the Compensation Committee used the peer group analysis for a general understanding of market compensation practices and our positioning within the peer group with respect to each element of our compensation program, but the Compensation Committee did not specifically benchmark certain targets in the peer group for 2014 executive compensation decisions.

Compensation Independence and Decision Making

The Compensation Committee retains and does not delegate any of its power to determine executive compensation matters. Barney presents proposals and recommendations to the Compensation Committee related to the structure and business performance metrics for performance-based, short-term cash incentive and long-term, equity-based incentive award programs. The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting. Farient worked directly with the Compensation Committee to assist it in satisfying its responsibilities and did not undertake any project for management except as requested by the Chair of the Compensation Committee and then only in the capacity as the Compensation Committee’s advisor. No work performed for the Committee in 2014 by Farient resulted in a conflict of interest.

The Compensation Committee reviews the performance of each named executive officer at least annually. Barney reviews the annual performance of the named executive officers other than himself with the Compensation Committee and provides compensation recommendations for each named executive officer based on the achievement of agreed-upon individual and business performance objectives. In 2014, these discussions occurred in executive session without the presence of any other executive officer. The Compensation Committee then meets in executive session without Barney to discuss Barney’s performance and compensation. CEO compensation decisions are based on an annual CEO performance review, in addition to competitive pay information and an assessment of Company performance. The CEO performance review is prepared by the Nominating & Corporate Governance Committee in consultation with the Chair of the Compensation Committee and the full Board.

Risk Assessment

In December 2014, the Compensation Committee, with assistance from Farient, reviewed our management of compensation-related risk. Farient advised that our compensation program for executives and other employees is reasonable from a risk-taking perspective in consideration of (1) the weighting between fixed and at-risk pay; (2) the balance between financial and strategic objectives; (3) goals that are stretch, but not unrealistic; (4) caps on the incentive plans; (5) equity incentives that vest over multi-year periods; (6) measurement of performance over three-year rolling periods; and (7) strong governance processes.

Based on the foregoing, the Compensation Committee concluded that the risks arising from our compensation programs are not reasonably likely to have a material adverse effect on our business or results of operations.

2014 Executive Compensation Components and Decisions

Base Salary

Using the peer group and benchmarking processes outlined above, the Compensation Committee considered salaries for all executive officers in 2014. The Compensation Committee elected to maintain Barney’s base salary in 2014 at the 2013 levels because it determined that he was already competitively positioned vis-à-vis the market. Annual base salaries, including any increases, for named executive officers in 2014 were as follows:

Name	2013 Base Salary (as of 12/31)	2014 Base Salary (as of 12/31)
Barney Harford	$825,000	$825,000
Mike Randolfi	$360,000	$360,000
Sam Fulton	$315,000	$390,000
Roger Liew	$350,000	$360,000
Jim Rogers	$350,000	$355,000
Chris Orton	$350,000	N/A

Sam was promoted during 2014 to the role of SVP, US Consumer Travel & President, Orbitz.com. Hence, his base salary increase was more substantial than other named executive officers.

Short-Term Incentive Compensation

In March 2014, the Compensation Committee determined that the short-term AIP bonus would fund based on a CPF driven by two metrics: (1) Adjusted EBITDA and (2) Stayed Room Night Growth, which we refer to as “RNG” in this proxy statement. Adjusted EBITDA represents EBITDA adjusted to exclude objective categories of non-recurring, unusual or infrequent events and stock compensation expense. EBITDA is a non-GAAP measure which represents net income or net loss, plus net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA is calculated by excluding non-recurring items and stock compensation expense from EBITDA. The company’s quarterly earnings release for fourth quarter and full year 2014 sets forth a detailed reconciliation of Adjusted EBITDA from net income, including the specific non-recurring adjustments to EBITDA. RNG is a non-financial operating measure which represents year-over-year growth in stayed hotel room nights. RNG includes both standalone hotel room nights and hotel room nights included in vacation packages. The Compensation Committee selected these metrics because of their direct relevance to our strategy of targeting the higher margin hotel business, and resulting link to stockholder value creation. In addition, the combination of both top line (RNG) and bottom line (Adjusted EBITDA) measures provides an appropriate balance of growth and profitability.

For each of our named executive officers, the target AIP bonus was the product of the individual’s annual base salary, adjusted to reflect actual earnings where appropriate, which we refer to as “Eligible Earnings” in this proxy statement, and the individual’s target bonus percentage, which we refer to as the “Target AIP Bonus” in this proxy statement. The maximum AIP bonus was the product of the Target AIP Bonus, the CPF achieved for fiscal year 2014 and an IPF of 2.0 as set at the beginning of the period, which we refer to as “Maximum AIP Bonus” in this proxy statement. The maximum CPF is 200%

Target AIP Bonus = Eligible Earnings x Target Bonus Percentage

Maximum AIP Bonus = Target AIP Bonus x CPF x 2.0

The AIP bonus pool was the product of the actual CPF and the sum of the Target AIP Bonuses of each of our senior executives. The Compensation Committee exercised negative discretion to adjust down each senior executive’s Maximum AIP Bonus to his actual AIP Bonus by adjusting down his IPF from 2.0, in a process designed to allocate the AIP bonus pool among senior executives based on each senior executive’s relative performance. A senior executive’s IPF could range from 0 to 2.0.

Actual AIP bonus = Target AIP Bonus x CPF x IPF

Company Performance Factor

The 2014 AIP bonus was designed to fund based on the CPF resulting from performance against two measures: Adjusted EBITDA and RNG. Each performance measure contributed 50% to the CPF, with each performance metric funding independently. The threshold funding levels for Adjusted EBITDA was $150 million and for RNG was 10%. At these threshold levels, each performance metric would fund at 25%. The target level for Adjusted EBITDA was $158.2 million and for RNG was 10%. In all instances, the CPF was capped at 200% of target.

In January 2015, the Compensation Committee reviewed our 2014 performance versus the Adjusted EBITDA and RNG goals determined at the outset of the year. For 2014, the Company generated RNG of 17% and Adjusted EBITDA of $156.1 million, which resulted in a CPF for executive officers of 108.8%.

Individual Performance Factor

Barney, with the SVP, Human Resources, evaluated the performance of each named executive officer other than himself, taking into account each executive’s contributions to our 2014 performance and operating and strategic goals. Following the end of fiscal year 2014, Barney discussed his evaluations with the Compensation Committee and recommended IPFs for the named executive officers. Taking into account Barney’s recommendations, the Compensation Committee established the IPF for each executive officer.

The eligible earnings and target bonus for 2014 for each of our named executive officers are set forth in the table below.

Name	Eligible Earnings ($)	Target Bonus (%)
Barney Harford	$825,000	100%
Mike Randolfi	$360,000	75%
Roger Liew	$360,000	60%
Sam Fulton	$357,945	60%
Jim Rogers	$355,000	50%
Chris Orton	$600,000	100%

As a result of a CPF of 108.8% and the individual IPFs as determined by the Compensation Committee, our named executive officers received the bonuses set forth in the section titled “—Summary Compensation Table” beginning on page 123 of this proxy statement.

Long-Term Incentive Compensation

In March 2014, the Compensation Committee approved long-term equity grants to our named executive officers in the following form:

•	50% in the form of time-based RSUs that vest in equal installments over four years; and

•	50% in the form of PSUs.

The PSUs can be earned based on the level of attainment of company performance metrics over a three-year performance period covering fiscal years 2014, 2015 and 2016. Named executive officers can earn between zero and 200 percent of the target number of PSUs granted. Any PSUs earned based on company performance against the performance metrics will cliff vest at the end of the three-year performance period, subject to Compensation Committee certification of performance.

During the annual review process, the Compensation Committee generally considers peer group data, performance for the previous year, anticipated future contributions to the company and each named executive officer’s relative vesting of existing awards. Based on the above considerations, the Compensation Committee determines whether or not to grant an annual equity award and the magnitude of the annual equity award.

The Compensation Committee approved the following annual equity grants to named executive officers in March 2014:

Name	Restricted Stock Units (RSUs) (units)	Performance Based RSUs (units)
Barney Harford	128,665	128,664
Mike Randolfi	25,735	25,734
Roger Liew	25,735	25,734
Sam Fulton	25,735	25,734
Jim Rogers	20,585	20,586
Chris Orton	61,760	61,761

Outside of our annual equity grant process, the Compensation Committee made an equity grant to Sam in July 2014 in connection with his promotion and to Roger in September 2014 in connection with his increased responsibilities.

Other Compensation Program Elements and Considerations

Executive Benefits and Perquisites

We provide perquisites and other benefits to certain of our named executive officers on a limited basis. In determining the benefits and perquisites, the Compensation Committee takes into account various things such as market practices, whether an executive is relocating, if it makes sense to supplement income for commuting, and perquisites that add value by saving executives time or enhancing their health. As a result, the company offers to select executives reimbursement of commuting costs, financial planning, travel and parking benefits, among other items. These benefits and perquisites are shown in the section titled “—Summary Compensation Table” beginning on page 123 of this proxy statement. None of our named executive officers receive benefits under a defined benefit pension plan or a supplemental executive retirement plan.

Stock Ownership Policy

Our Board, based upon the Compensation Committee’s recommendation, adopted a stock ownership policy for our executive officers and non-employee directors, which we refer to as the “Stock Ownership Policy” in this proxy statement. Under our Stock Ownership Policy, executive officers and directors are required to retain a minimum number of shares of our stock, which we refer to as the “Share Threshold” in this proxy statement as follows: (1) 3x base salary for the CEO; (2) 2x base salary for all other executive officers; and (3) 3x the annual cash retainer for non-employee directors. Until reaching the Share Threshold, each executive officer and director is required to retain at least 25% of the net amount of shares granted, delivered or deferred through our equity incentive plans. There is no minimum time period within which the Share Threshold must be reached. The Compensation Committee reviews executive officer and director compliance with the Stock Ownership Policy from time to time. All executive officers and directors are currently in compliance with the Stock Ownership Policy.

Recoupment Policy

Our Board, based upon the Compensation Committee’s recommendation, adopted a recoupment policy. The recoupment policy provides that in the event of a restatement of our financial results, the Compensation Committee will review all cash and equity incentive compensation paid or granted to executive officers for performance periods beginning after December 31, 2009 and that were paid or granted during the restatement period. The Compensation Committee may, in its discretion, require an executive officer to reimburse us for, or to forfeit, the incremental portion of any award in excess of the award that would have been paid or granted based on the restated financial results.

Tax Considerations

In designing our executive compensation programs, the Compensation Committee considers the accounting and tax treatment of the various program elements. The Compensation Committee is not constrained to design compensation elements to guarantee the best tax treatment and will grant compensation that has its deduction limited by Section 162(m) of the Internal Revenue Code when it believes it is appropriate.

Looking Forward Into 2015

On February 12, 2015, the Company announced that it had entered into the merger agreement. As part of the merger agreement, the Board of Directors agreed to certain limitations on the Compensation Committee’s flexibility with respect to 2015 compensation program design. As a result, the Compensation Committee is prohibited from increasing the base salary or target incentive compensation of any named executive officer and has determined not to grant equity to any named executive officers in 2015.

For 2015, the Compensation Committee has again established short-term, performance-based cash incentive awards based on threshold, target and maximum (1) Adjusted EBITDA and (2) RNG goals. Reflecting our focus on the importance of room nights, these 2015 goals will be weighted equally in the calculation of the CPF and hurdles will be in effect to ensure an appropriate balance between these two metrics. In the Compensation Committee’s view, both driving profit and improvement in top line growth, through increased emphasis on RNG, will deliver the most sustainable value to stockholders.

Summary Compensation Table

The table below summarizes the total compensation earned by each of our named executive officers for 2014, 2013 and 2012.

Name & Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	TOTAL ($)
Barney Harford	2014	825,000	—	2,875,650	—	1,200,000	27,702	4,928,352
Chief Executive Officer	2013	825,000	—	2,763,750	—	1,650,000	27,164	5,265,914
	2012	825,000	—	3,003,000	—	—	30,066	3,858,066

Mike Randolfi	2014	360,000	—	575,165	—	400,000	20,765	1,355,929
SVP, Chief Financial Officer (6)	2013	290,769	100,000	3,451,500	—	436,200	72,643	4,351,112

Roger Liew	2014	357,308	—	1,073,046	—	260,000	19,345	1,709,698
SVP, Chief Technology Officer	2013	350,000	—	603,000	—	420,000	18,805	1,391,805
	2012	308,454	—	582,400	—	—	18,036	908,890

Sam Fulton	2014	354,808	—	1,072,676	—	250,000	18,540	1,696,024
SVP, US Consumer								—
Travel & President, Orbitz.com (6)								—

Jim Rogers	2014	353,654	—	460,087	—	250,000	38,058	1,101,799
SVP and General Counsel (6)	2013	350,000	—	603,000	—	350,000	40,790	1,343,790

Chris Orton	2014	292,500	204,110	1,380,349	—	—	25,732	1,902,690
Former Chief Operating Officer (7)	2013	450,000	100,000	603,000	—	900,000	18,245	2,071,246
	2012	388,077		582,400		—	18,932	989,409

(1)	Salaries reflect the actual salary paid.
(2)	Discretionary bonuses for 2014 reflect a promotional award for Chris on a pro-rata basis for time worked prior to resignation. Discretionary bonuses for 2013 reflect a sign-on award for Mike and a retention bonus for Chris.
(3)	Amount reported represents the aggregate grant date fair value for stock awards granted to each named executive officer computed in accordance with ASC Topic 718. The grant date fair value of the maximum amount of shares payable under the performance share units granted in 2014 is as follows: Barney ($3,252,626); Mike ($650,556); Roger ($650,556); Sam ($650,556); Jim ($520,414), and Chris ($1,561,318).
(4)	Represent payouts under our AIP as discussed in the section titled “—Compensation Discussion and Analysis” beginning on page 113 of this proxy statement.

(5)	All Other 2014 Compensation reflects the totals from the table below:

Name	401(k) Match ($)	Financial Planning ($)	Car & Parking Benefits ($)	Housing, Commuting or Relocation ($)	Gym Membership ($)	Executive Life and LT Disability ($)	Other ($)	TOTAL ($)
Barney Harford	7,800	12,010	5,400	—	—	2,492	—	27,702
Mike Randolfi	7,800	11,686	—	—	—	1,279	—	20,765
Roger Liew	7,800	9,475	—	—	813	1,257	—	19,345
Sam Fulton	7,800	9,475	—	—	—	1,265	—	18,540
Jim Rogers	7,800	12,650	—	12,114	1,219	4,274	—	38,058
Chris Orton	7,350	4,699	—	12,771	—	912	—	25,732

(6)	Mike and Jim were not named executive officers in 2012. Sam was not a named executive officer in 2013 or 2012.
(7)	Chris left the company on July 2, 2014.

Grants of Plan-Based Awards During 2014

The table below sets forth specific information with respect to each grant of an award made to our named executive officers under our AIP and LTIP during 2014.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Restricted Stock Units (3) (units)	Closing Price of Stock on Date of Grant ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (units)	Target (units)	Maximum (units)
Barney Harford	AIP			206,250	825,000	3,300,000
	RSU		3/4/2014							128,665	9.71	1,249,337
	PSU		3/4/2014				32,166	128,664	257,328			1,626,313

Mike Randolfi	AIP			67,500	270,000	1,080,000
	RSU		3/4/2014							25,735	9.71	249,887
	PSU		3/4/2014				6,434	25,734	51,468			325,278

Roger Liew	AIP			54,000	216,000	864,000
	RSU		3/4/2014							25,735	9.71	249,887
	PSU		3/4/2014				6,434	25,734	51,468			325,278
	RSU	(4)	9/17/2014							61,240	8.13	497,881

Sam Fulton	AIP			53,692	214,767	859,068
	RSU		3/4/2014							25,735	9.71	249,887
	PSU		3/4/2014				6,434	25,734	51,468			325,278
	RSU	(5)	7/29/2014							55,279	9.00	497,511

Jim Rogers	AIP			44,375	177,500	710,000
	RSU		3/4/2014							20,585	9.71	199,880
	PSU		3/4/2014				5,147	20,586	41,172			260,207

Chris Orton	AIP			150,000	600,000	2,400,000
	RSU		3/4/2014							61,760	9.71	599,690
	PSU		3/4/2014				15,440	61,761	123,522			780,659

(1)

These columns show the potential amounts payable to our named executive officers pursuant to the AIP if the threshold, target or maximum goals established for fiscal year 2014 by the Compensation Committee had been satisfied. Chris was not eligible for an award as he was no longer employed at fiscal year end. For further discussion, see the section titled “—Compensation Discussion and Analysis” beginning of page 113 of this proxy statement. The maximum award shown assumes the maximum CPF and IPF, or 400% of target, which is permitted to occur at an individual level, but the aggregate bonuses at the GVP, SVP, CEO level cannot exceed 200% of the GVP, SVP, CEO pool.
(2)	These columns show the potential number of shares underlying the PSUs that may be earned by our named executive officers per goals established by the Compensation Committee. For a further discussion, see the section titled “—Compensation Discussion and Analysis” beginning of page 113 of this proxy statement.
(3)	This column shows the number of RSUs granted in 2014 to our named executive officers. For a further discussion, see the section titled “—Compensation Discussion and Analysis” beginning of page 113 of this proxy statement.
(4)	Roger’s September 17, 2014 RSU award represented a supplemental RSU grant made in connection with his increased responsibilities.
(5)	Sam received an additional RSU grant on July 29, 2014 in connection with his promotion to SVP, U.S. Consumer Travel & President, Orbitz.com.

Outstanding Equity Awards at Fiscal Year-End 2014

The table below includes information as of December 31, 2014, regarding stock options, RSUs and PSUs previously awarded to our named executive officers that were outstanding as of that date.

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Options Exercisable (units)	Number of Securities Underlying Unexercisable Options (units)	Option Exercise Price ($/share)	Option Expiration Date	Number of Units or Underlying Shares that have Not Vested (units)	Market Value of Units or Shares that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (units)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barney Harford	370,000	—	4.90	6/2/2017	1,116,557	9,189,260	399,368	3,286,795
	500,000	—	4.15	1/6/2016
Mike Randolfi	—	—			363,235	2,989,424	25,734	211,791
Roger Liew	100,000	—	5.86	12/7/2017	136,975	1,127,304	228,234	1,878,366
Sam Fulton	20,000	—	4.90	6/2/2017	118,514	975,370	208,234	1,713,766
Jim Rogers	—	—			114,335	940,977	121,836	1,002,710
Chris Orton	—	—			—		—

(1)	As of December 31, 2014, there were no unexercisable options remaining. All outstanding options have a 7-year term.
(2)	Stock awards include all unvested RSUs and PSUs granted under our equity plans as of December 31, 2014. Market value is calculated by multiplying $8.23, the closing price on December 31, 2014, by the number of units that have not vested. RSUs and earned PSUs from 2013 vest 25% on the first, second, third and fourth anniversaries of the grant date. Barney’s unearned 2013 PSUs and all named executive officers’ unearned 2014 PSUs are assumed at target.

Option Exercises and Stock Vested in 2014

The table below includes information, on an aggregate basis, regarding the exercise of stock options and the vesting of RSUs for our named executive officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (units)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (units)	Value Realized on Vesting ($)
Barney Harford	—	—	547,655	4,462,270
Mike Randolfi	—	—	112,500	1,027,125
Roger Liew	—	—	140,750	1,166,283
Sam Fulton	—	—	110,000	915,650
Jim Rogers	—	—	75,000	661,200
Chris Orton	25,000	100,250	160,000	1,357,225

Pension Benefits in 2014

None of our named executive officers participated in 2014, or currently participates, in a defined benefit plan sponsored by us or any of our subsidiaries.

Non-Qualified Deferred Compensation in 2014

Following our separation from Travelport Limited in 2007, we no longer offer a deferred compensation plan for any of our executive officers or other non-executive employees.

Potential Payments upon Termination of Employment

The table below discloses potential payments and benefits under our compensation and benefit plans and other employment arrangements to which our named executive officers, other than Chris, would be entitled upon a termination of their employment, assuming the termination of employment occurred on December 31, 2014. Because we have assumed that the termination took place on December 31, 2014, if an executive was entitled to a severance payment equal to his target bonus amount, prorated based on the number of days employed in 2014, the calculations in the table below reflect 100% of the executive’s target bonus for 2014. The table assumes a share price of $8.23, the closing price as of December 31, 2014.

In February 2015, our Compensation Committee amended our GVP/SVP Plan to allow participation by our named executive officers. The benefits in the GVP/SVP Plan were materially consistent with existing benefits under previous offer letters. For purposes of the calculations in the table below, we assume that each named executive officer other than Barney receives the applicable benefits under the GVP/SVP Plan, assuming the termination of employment occurred on December 31, 2014 and the named executive officer other than Barney was a participant in the GVP/SVP Plan on that date as well.

Name	Voluntary Resignation ($)	By Company for Cause ($)	By Company Without Cause ($)		By Executive Upon Constructive Termination or Forced Resignation ($)		Change in Control ($)	By Company Without Cause or by Executive Upon Constructive Termination, Following Change in Control ($)		Disability or Death ($)
Barney Harford
Cash Payments	—	—	2,850,000	(1)	2,850,000	(1)	—	4,125,000	(2)	1,200,000	(3)
Accelerated Equity Awards	—	—	7,120,991	(4)	7,120,991	(4)	—	12,476,055	(5)	7,076,870	(6)
Continued Perquisites/Benefits	—	—	6,481	(7)	6,481	(7)	—	12,961	(8)	—
Total	—	—	9,977,472		9,977,472		—	16,614,016		8,276,870

Mike Randolfi
Cash Payments	—	—	760,000	(9)	—		—	900,000	(10)	—
Accelerated Equity Awards	—	—	978,819	(11)	—		—	3,201,215	(5)	—
Continued Perquisites/Benefits	—	—	15,601	(7)	—		—	15,601	(7)	—
Total	—	—	1,754,420		—		—	4,116,816		—

Roger Liew
Cash Payments	—	—	620,000	(9)	—		—	792,000	(10)	—
Accelerated Equity Awards	—	—	1,187,120	(11)	—		—	3,005,670	(5)	—
Continued Perquisites/Benefits	—	—	—		—		—	—		—
Total	—	—	1,807,120		—		—	3,797,670		—

Sam Fulton
Cash Payments	—	—	640,000	(9)	—		—	858,000	(10)	—
Accelerated Equity Awards	—	—	989,674	(11)	—		—	2,689,136	(5)	—
Continued Perquisites/Benefits	—	—	15,601	(7)	—		—	15,601	(7)	—
Total	—	—	1,645,275		—		—	3,562,737		—

Jim Rogers
Cash Payments	—	—	605,000	(9)	—		—	710,000	(10)	—
Accelerated Equity Awards	—	—	659,602	(11)	—		—	1,943,687	(5)	—
Continued Perquisites/Benefits	—	—	11,144	(7)	—		—	11,144	(7)	—
Total	—	—	1,275,746		—		—	2,664,832		—

(1)	This amount represents (a) 24 months’ salary and (b) the pro rata portion, based on the percentage of the year elapsed as of the date of the termination, of the actual bonus Barney would have been entitled to receive for the year of the date of termination as if his employment had not been terminated.
(2)	This amount represents (a) 24 months’ salary, (b) 24 months’ target annual bonus and (c) the pro rata portion of Barney’s target bonus through the assumed termination date.
(3)	This amount represents the pro rata portion, based on the percentage of the year elapsed as of the date of death or disability, of the actual annual bonus Barney would have been entitled to receive for the year of the date of termination as if his employment had not been terminated.

(4)	This amount represents the value of (a) with respect to each grant of RSUs, accelerated vesting of the lesser of (i) all RSUs from the grants that have not yet completely vested or (ii) 37.5% of total granted RSUs under the grants that have not yet completely vested, (b) with respect to each PSU grant prior to 2014, accelerated vesting of the lesser of (i) all PSUs from the grants that have not yet vested and for which the applicable performance goals have been achieved as of the termination date or (ii) 37.5% of the PSUs from the grants that have not yet vested and for which the applicable performance goal has been achieved as of the assumed termination date and (c) accelerated vesting of 37.5% of the target number of 2014 PSUs.
(5)	This amount represents (a) all outstanding RSUs and (b) all outstanding but unvested PSUs for which the applicable performance goals either (i) had been achieved as of the assumed termination date or (ii) had not yet been achieved as of the assumed termination date but still were achievable (in which case, the PSUs are accelerated as though the performance goals had been achieved at target as of the assumed termination date).
(6)	This amount represents the value of (a) with respect to RSUs, accelerated vesting of the lesser of (i) all RSUs from the grants that have not yet completely vested or (ii) 37.5% of total granted RSUs under the grants that have not yet completely vested, and (b) with respect to the 2013 PSU grant for which the applicable performance goal has been achieved, accelerated vesting of the lesser of (i) all PSUs from the grants that have not yet vested or (ii) 37.5% of the PSUs from the grants that have not yet vested, (c) with respect to the 2013 PSU grants for which the applicable performance goal has not been achieved as of the assumed termination date, based on target achievement of the applicable performance goal and (d) with respect to the 2014 PSUs, one-third of the PSUs based on target achievement of the applicable performance goals.
(7)	This amount represents the estimated value of COBRA subsidy payments for 12 months following the covered termination.
(8)	This amount represents the estimated value of COBRA subsidy payments for 24 months following the covered termination.
(9)	This amount represents (a) 12 months’ base salary as of the assumed termination date and (b) an amount equal to the named executive officer’s actual annual bonus for the year of termination, prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received a bonus.
(10)	This amount represents (a) 12 months’ base salary, (b) an amount equal to the named executive officer’s target annual bonus for the year of termination, and (c) an amount equal to the named executive officer’s target annual bonus for the year of termination, prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received a bonus.
(11)	This amount represents (a) with respect to RSUs, accelerated vesting of the unvested RSUs that would have vested in the 12-month period following the assumed termination date and (b) with respect to PSUs for which the performance goals had been achieved as of the assumed termination date, accelerated vesting of such unvested PSUs that would have vested in the 12-month period following the assumed termination date.

Employment and Severance Arrangements

We have entered into employment arrangements with each of our named executive officers that generally provide for minimum base salaries, a target bonus under our AIP and severance compensation in the case of certain termination events, including, in some cases, in connection with or following a change of control. The material terms of each named executive officer’s employment agreements are summarized below.

Barney Harford

We entered into an employment agreement with Barney on January 6, 2009. Barney’s agreement was subsequently amended on July 17, 2009 and July 17, 2010. The employment agreement outlines the terms and conditions of Barney’s employment as our CEO. We also agreed under the employment agreement to use our reasonable best efforts to have Barney re-elected to our Board. The initial term of Barney’s employment agreement expired on January 6, 2013 and the term thereafter extends for additional one-year periods unless

Barney or we give the other at least 180 days prior written notice of the intent not to renew. Under the merger agreement, the parties agreed that Orbitz would irrevocably waive its right to provide notice of intent not to renew with respect to the extension date occurring on January 6, 2016, and that was effected March 3, 2015.

Barney’s base salary in 2014 was $825,000. Barney is eligible for an annual bonus that has a target payment equal to 100% of his annual salary (and a maximum payment of 200% of his annual salary), subject to the terms and conditions of our AIP and further subject to the satisfaction of any performance goals, criteria or targets as may be established by the Compensation Committee.

Barney’s employment may be terminated by him or by us at any time for any reason, provided that he gives us 30 days’ written notice. If his employment is terminated during the term of the employment agreement, he will be entitled to receive all amounts earned, including any annual bonus earned but unpaid for the immediately preceding fiscal year, as of the termination date, which we refer to as the “Accrued Amounts” in this proxy statement. If the termination of employment is due to death or disability, he will be entitled to receive (1) the Accrued Amounts; (2) a pro rata portion of any annual bonus he would have been entitled to receive for the year in which the termination occurs; and (3) accelerated vesting for certain equity units. If we terminate Barney’s employment without “Cause” or if Barney resigns as a result of a “Constructive Termination” not in connection with a “Change in Control” (in each case, as such terms are defined in the employment agreement), Barney will be entitled to receive the Accrued Amounts and, subject to his execution and non-revocation of a separation and release agreement: (1) continued payment of his then-current base salary for a period of 24 months; (2) a pro rata portion of any annual bonus he would have been entitled to receive for the year in which the termination occurs; (3) accelerated vesting for certain equity units; and (4) COBRA continuation medical benefits for 12 months following the termination date. If we terminate Barney’s employment without Cause or if Barney resigns as a result of a Constructive Termination in connection with or within 24 months following a Change in Control, or a Change in Control is completed 90 days following such termination or resignation (and such termination or resignation was in contemplation of the Change in Control), Barney will be entitled to receive the Accrued Amounts and, subject to his execution and non-revocation of a separation and release agreement: (1) a lump sum cash payment equal to the sum of: (a) 24 months of his then-current base salary, (b) 24 months of his then-current target annual bonus and (c) a pro rata portion of his target annual bonus through the termination date; (2) accelerated vesting for certain incentive equity units; and (3) COBRA continuation medical benefits for 24 months following the termination date. If we terminate Barney’s employment for Cause, Barney must pay us any amounts he received from exercising the options granted under his employment agreement in the 24 months preceding either the termination or the breach that gave rise to Cause.

As part of the package necessary to secure his services, the Compensation Committee agreed to a tax restoration payment to Barney in the event that any severance benefits or payments he is entitled to receive in connection with a Change in Control or a Reacquisition are subject to excise tax (or in certain circumstances, otherwise requires that the amount of such payments be reduced to the extent such reduction would eliminate the excise tax obligation).

The employment agreement contains covenants regarding non-competition and non-solicitation that apply during Barney’s employment and generally for a period of one year following the date he ceases to be employed by us. The employment agreement also requires that Barney generally not disclose our confidential information.

Mike Randolfi

An offer letter dated January 16, 2013 sets forth the terms and conditions of Mike’s employment as SVP, Chief Financial Officer. Pursuant to the offer letter, Mike’s base salary is $360,000 and he is eligible to participate in the annual incentive bonus plan. He is eligible for an annual bonus that has a target payment equal to 75% of his annual salary subject to the terms of the AIP and any performance goals, criteria or targets as may be established by the Compensation Committee. Either Mike or we may terminate his employment at any time, with or without cause.

Mike’s severance provisions in his offer letter were superseded by eligibility benefits under our GVP/SVP Plan described below.

Sam Fulton

An offer letter dated November 1, 2012, as amended, sets forth the terms and conditions of Sam’s employment as our SVP, U.S. Consumer Travel & President, Orbitz.com. In 2014, Sam’s annual base salary was increased to $390,000 and he is eligible for an annual bonus that has a target payment equal to 60% of his annual salary, subject to the terms of the AIP and any performance goals, criteria or targets as may be established by the Compensation Committee. Either Sam or we may terminate his employment at any time, with or without cause.

Sam’s severance provisions in his offer letter were superseded by eligibility benefits under our GVP/SVP Plan described below.

Roger Liew

An offer letter dated June 23, 2009, as amended, sets forth the terms and conditions of Roger’s employment as our SVP, Chief Technology Officer. For 2014, Roger’s annual base salary was $360,000 and he is eligible for an annual bonus that has a target payment equal to 60% of his annual salary, subject to the terms of the AIP and any performance goals, criteria or targets as may be established by the Compensation Committee. Either Roger or we may terminate his employment at any time, with or without cause.

Roger’s severance provisions in his offer letter were superseded by eligibility benefits under our GVP/SVP Plan described below.

Jim Rogers

An offer letter dated June 28, 2012 sets forth the terms and conditions of Jim’s employment as our SVP, General Counsel and Corporate Secretary. In 2014, Jim’s annual base salary was $355,000 and he is eligible for an annual bonus that has a target payment equal to 50% of his annual salary subject to the terms of the AIP and any performance goals, criteria or targets as may be established by the Compensation Committee. Jim is also entitled to certain travel benefits during the first 24 months of his employment, subject to an annual cap. Either Jim or we may terminate his employment at any time, with or without cause.

Jim’s severance provisions in his offer letter were superseded by eligibility benefits under our GVP/SVP Plan described below.

Chris Orton

An offer letter dated June 18, 2010, as amended, set forth the terms and conditions of Chris’ employment as our former Chief Operating Officer. Chris resigned from the company on July 2, 2014.

Severance Plan for Group Vice Presidents and Senior Vice Presidents

Our other named executive officers other than Barney are participants in our GVP/SVP Plan at the senior vice president level.

Under the GVP/SVP Plan, if prior to a “Change in Control” (as defined in the GVP/SVP Plan), a senior vice president’s employment is terminated without “Cause” (as defined in the GVP/SVP Plan), then the senior vice president is entitled to receive, subject to his execution and non-revocation of a release of claims: (1) a payment in the amount of 12 months’ base salary and an amount equal to his annual bonus for the year of the date of termination, determined based on actual performance, and prorated based on the number of days employed in the year of termination; (2) 12 months’ accelerated vesting for time-based restricted stock units and stock options; and (3) COBRA subsidy payments for 12 months following the covered termination. If we terminate a senior vice president’s employment without Cause or if a senior vice president resigns due to a “Constructive Termination” (as defined in the GVP/SVP Plan), in each case, within one year following a Change in Control, the senior vice president is entitled to receive, subject to his execution and non-revocation of a release of claims: (1) a payment in the amount of (a) 12 months’ base salary, (b) an amount equal to the target annual bonus for the year of the date of termination and (c) an amount equal to his target annual bonus for the year of the date of termination, prorated based on the number of days employed in the year of termination; (2) full accelerated vesting of restricted stock units, options and performance stock units at target level of achievement; and (3) COBRA subsidy payments for 12 months following the covered termination.

Notwithstanding the foregoing, the accelerated vesting provisions above do not apply for any equity grants on and after the signing of the Merger Agreement.

Compensation Committee Report for the Year Ended December 31, 2014

The Compensation Committee oversees our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in our proxy statement to be filed with the SEC in connection with our annual meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 9, 2015.

The Compensation Committee

Scott Forbes, Chair

Mark Britton

Brad Gerstner

Kris Leslie

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2015. The Board and the Audit Committee recommend that stockholders ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2015. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify this appointment. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Deloitte & Touche LLP will be at the annual meeting, will be given the opportunity to make a statement and will be available to respond to questions.

Pre-Approval Policies

The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditor. The Audit Committee has adopted a policy requiring the pre-approval of any non-audit services performed by the independent auditor to ensure those services do not impair the firm’s independence. This policy requires that, unless a proposed service has received the Audit Committee’s general pre-approval, it will require specific pre-approval if it is to be performed by our independent auditor. All requests or applications for services to be provided by the independent auditor must be submitted to our chief financial officer, who determines whether the services are included within the list of services that have received general pre-approval or whether they require specific pre-approval by the Audit Committee. The Audit Committee has considered whether the nature of the services provided by Deloitte & Touche LLP for tax and non-audit services are compatible with maintaining the nature of the firm’s independence and has determined that those services are compatible with the provision of independent audit services. All of the services performed by Deloitte & Touche LLP in 2014 were pre-approved in accordance with the Audit Committee’s pre-approval policy.

Independent Auditor’s Fees

Set forth below is a summary of fees for professional services by our independent auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for 2014 and 2013.

	2014	2013
Audit Fees	$2,333,705	$1,752,000
Audit-Related Fees	58,000	2,500
Tax Fees	50,000	39,825
All Other Fees	—	—

Total	$2,441,705	$1,794,325

Audit Fees

Audit fees consisted primarily of professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also included professional services rendered in connection with periodic reports and registration statements we filed with the SEC and statutory audits that are required for certain of our foreign subsidiaries.

Audit-Related Fees

Audit-related fees consisted of fees paid for a subscription to an accounting research tool and for due diligence services in connection with a potential transaction.

Tax Fees

Tax fees consisted of fees billed for professional services rendered for tax compliance and international tax planning and consulting.

Report of the Audit Committee for 2014

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2014 and the report of Deloitte & Touche LLP, our independent registered public accounting firm, on those financial statements with management and Deloitte & Touche LLP, including a review and discussion of the quality, not just the acceptability, of our accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in our financial statements, including the disclosures relating to critical accounting policies.

In addition, the Audit Committee has reviewed and discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board, which we refer to as “PCAOB” in this proxy statement, Standard No. 16. In addition, the Audit Committee has discussed with Deloitte & Touche LLP its independence from management and us, and has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has considered whether the services rendered by Deloitte & Touche LLP or its affiliates with respect to tax and non-audit services are compatible with maintaining their independence.

The Audit Committee has also reviewed and discussed with management and Deloitte & Touche LLP management’s report on its assessment of the effectiveness of the company’s internal control over financial reporting and the report of Deloitte & Touche LLP on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that our audited financial statements for fiscal year 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Audit Committee and the Board have also approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Respectfully submitted as of March 3, 2015:

The Audit Committee

Kris Leslie, Chair

Mark Britton

Scott Forbes

Vote Required

Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Orbitz common stock that are present at the annual meeting in person or by proxy and entitled to vote on the auditor ratification proposal is required to approve the auditor ratification proposal. Abstentions will have the same effect as votes “AGAINST” the auditor ratification proposal. Shares not in attendance will have no effect on the outcome of any vote on the auditor ratification proposal.

Board Recommendation

The Board of Directors unanimously recommends that Orbitz stockholders vote “FOR” the auditor ratification proposal.

MARKET PRICE OF ORBITZ COMMON STOCK AND DIVIDEND INFORMATION

Our common stock trades on the NYSE under the symbol “OWW.” As of March 25, 2015, there were 111,708,318 shares of our common stock outstanding, held by approximately 35 stockholders of record.

The following table sets forth the high and low reported sale prices for our common stock for the periods shown as reported on the NYSE. No dividends were declared on the Orbitz common stock in the periods shown.

	Common Stock
	High	Low
Fiscal Year Ending December 31, 2015
First Quarter (as of March 26, 2015)	$11.83	$7.83
Fiscal Year Ended December 31, 2014	$9.96	$6.49
First Quarter	$9.96	$6.72
Second Quarter	$9.00	$6.49
Third Quarter	$9.33	$7.63
Fourth Quarter	$8.79	$7.22
Fiscal Year Ended December 31, 2013	$13.26	$2.60
First Quarter	$5.99	$2.60
Second Quarter	$8.75	$5.45
Third Quarter	$13.26	$8.05
Fourth Quarter	$9.86	$6.40

On February 11, 2015, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on the NYSE were $9.86 and $9.23 per share, respectively, and the closing sale price on that date was $9.62, compared to which the merger consideration represents a premium of approximately 24.7%. The closing sale price of our common stock on the NYSE on January 5, 2015, which was the last trading day prior to the publication of rumors related to a possible strategic transaction involving the company, was $8.11, compared to which the merger consideration represents a premium of approximately 48%. On March 26, 2015, the last trading day before the date of this proxy statement, the high and low sale prices for our common stock as reported on the NYSE were $11.72 and $11.68 per share, respectively, and the closing sale price on that date was $11.68. As of the record date, there were [—] shares of Orbitz common stock issued and outstanding and approximately [—] holders of record.

No cash dividends were paid on our common stock during fiscal year 2015, 2014 or 2013. Our ability to pay future cash dividends will depend upon, among other things, our earnings, anticipated expansions, capital requirements, compliance with limitations under our senior secured loan and revolving credit facilities, and our financial condition. Furthermore, under the terms of the merger agreement, we are generally prohibited from declaring, authorizing, making or paying any dividend or distribution. We do not expect to pay cash dividends in the foreseeable future.

STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

CERTAIN RELATIONSHIPS AND RELATED-PERSONS TRANSACTIONS

Under its charter, our Audit Committee is responsible for the review, approval, authorization or ratification of “related-party transactions” between us or our subsidiaries and related parties. As a general matter, under our Related Party Transactions Policy adopted by our Board, related-party transactions where the amount involved could reasonably be expected to exceed $120,000 in any calendar year and material amendments or modifications of any such transactions are submitted to the Audit Committee for review and approval before the transaction is completed. If advance approval of a related-party transaction is not obtained, then the transaction must be submitted to the Audit Committee for ratification, as soon as reasonably practicable, but in any event at the Audit Committee’s next regularly scheduled meeting. If the Audit Committee does not ratify a related-party transaction that has been consummated without its approval, the Audit Committee will, in consultation with the General Counsel, consider whether additional action is necessary, such as terminating the transaction on a prospective basis, rescinding it or modifying it in a manner that would facilitate ratification by the Audit Committee.

Under the Related Party Transactions Policy, “related party” refers to a person or entity who is, or at any point since the beginning of the last fiscal year was, a director (or a nominee for director), executive officer or 5% stockholder of the company or any immediate family members of any of these individuals, or any entity in which any of the foregoing persons owns more than a 10% equity interest or is a general partner or officer.

As provided in the Audit Committee’s charter and our Related Party Transactions Policy, in the course of its review and approval or ratification of a related-party transaction, the Audit Committee will consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related party and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit Committee deems appropriate.

The Audit Committee has pre-approved certain related-party transactions entered into in the ordinary course of our business in cases where:

•	the interest of the related party arises only from (a) the related party’s position as a director (or similar position) of the entity that is a party to the transaction, or (b) the direct or indirect ownership by the related person of less than a 10% equity interest in the entity that is party to the transaction; and

•	the aggregate amount involved does not, in any single fiscal year, exceed the greater of $1,000,000 or 2% of the consolidated revenue of the other entity that is a party to the transaction.

This approval specifically excludes any related-party transactions where Travelport, its parent company or any of its subsidiaries are a party to or have a direct or indirect material interest in the transaction.

Any Audit Committee member who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction, but he or she may be counted in determining the presence of a quorum at an Audit Committee meeting at which the transaction is considered.

Related-Person Transactions with Travelport and its Subsidiaries

Travelport was the beneficial owner of 5% or more of the Company’s outstanding common stock until July 22, 2014. We have a number of agreements with Travelport under which we each provide certain services, as further described below. We net settle the amounts due to and from Travelport and its subsidiaries under these agreements. For fiscal year 2014, the company paid Travelport approximately $507,600 and Travelport paid the company approximately $90,692,300 under these agreements, for a net amount of approximately $90,121,700 paid by Travelport to the company in 2014.

GDS Services Agreement

On February 4, 2014, we entered into a new Subscriber Services Agreement with Travelport for the provision of global distribution systems, which we refer to as “GDS” in this proxy statement, services, which terminated and replaced our prior GDS Service Agreement with Travelport, which was due to expire at the end of 2014, which we refer to as the “New Travelport GDS Service Agreement” in this proxy statement. The New Travelport GDS Service Agreement maintained certain exclusivity obligations we owed to Travelport through 2014. Specifically, we were obligated in 2014 to use only Travelport GDSs for all air and car segments booked on our domestic agencies and were subject to certain other exclusivity obligations for segments booked in Europe and other markets as defined in the New Travelport GDS Service Agreement. We were required to pay a fee for each segment that was not booked through Travelport GDSs in 2014 subject to the exclusivity obligations discussed above. Beginning January 1, 2015, however, we no longer are subject to exclusivity obligations. Beginning in 2015, we are obligated to provide certain levels of volume over the contract period and may be subject to pay shortfall payments in certain cases if we fail to meet volume commitments. The New Travelport GDS Service Agreement terminates on December 31, 2018. The Audit Committee approved this agreement per our Related Party Transactions Policy.

The Board of Directors delegated to the Audit Committee the responsibility, power and authority to, on behalf of the Board, consider, evaluate and approve all agreements for the provision of GDS services, including the agreement entered into with Travelport in February 2014. The Audit Committee approved this transaction, as well as the agreements for the provision of GDS services with providers other than Travelport.

Separation Agreement

At the time of our initial public offering in 2007, which we refer to as the “IPO” in this proxy statement, we entered into a Separation Agreement with Travelport that governed the general terms for the separation of our respective businesses. We amended the agreement on May 5, 2008, January 23, 2009 and May 9, 2013.

Master License Agreement

We entered into a Master License Agreement with Travelport at the time of the IPO. Under this agreement, Travelport licenses certain of our intellectual property and pays us fees for related maintenance and support services. The licenses include our supplier link technology; portions of ebookers’ booking, search and vacation package technologies; certain of our products and online booking tools for corporate travel; portions of our private label vacation package technology; and our extranet supplier connectivity functionality. The Master License Agreement granted us the right to use a corporate online booking product developed by Travelport. We have entered into a value-added reseller license with Travelport for this product.

Travelport Letter Agreement

On February 1, 2011, we entered into a Letter Agreement with Travelport, which was amended in March 2011, which we refer to as the “Letter Agreement” in this proxy statement. The Letter Agreement amended and clarified certain terms set forth in agreements that we had previously entered into with Travelport and provided certain benefits to us so long as certain conditions were met.

Corporate Travel Agreement

We provide corporate travel management services to Travelport and its subsidiaries.

OTHER MATTERS

As of the date of this proxy statement the Board has not received notice of any stockholder proposal and does not intend to propose any other matters for stockholder action at the annual meeting other than as described in this proxy statement. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE PROMPTLY.

By Order of the Board

James F. Rogers

Secretary

[—], 2015

Chicago, Illinois

WE WILL FURNISH A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 FILED WITH THE SEC FREE OF CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, UPON WRITTEN REQUEST TO OUR CORPORATE SECRETARY AT ORBITZ WORLDWIDE, INC., 500 W. MADISON STREET, SUITE 1000, CHICAGO, ILLINOIS 60661, UNITED STATES.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any of our stockholder meetings that occur after completion of the merger. However, if the merger is not completed, or if Orbitz is otherwise required to do so under applicable law, we will continue to hold annual meetings of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to Orbitz as set forth below.

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for our 2016 annual meeting is [—]. Stockholder proposals that are intended to be presented at our 2016 annual meeting, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, or nominations of a candidate for election as a director, must be delivered to us in accordance with our by-laws not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the tenth day following the day on which we first publicly announce the date of the meeting. All notices must be delivered to our Corporate Secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States, Attn: Corporate Secretary. Provided we do not change our meeting date, in order to be considered for a vote at our 2016 annual meeting, notices of stockholder proposals (other than stockholder proposals submitted pursuant to Rule 14a-8) and director nominations must be submitted after [—] and before [—]. As of the date of this proxy statement, the Board has not received notice of any stockholder proposals for the 2015 annual meeting.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549, United States. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. Please call the SEC at +1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Orbitz through the “Investors” section of our website and the “Financial Reports” tab therein. The website address is www.orbitz-ir.com. The information provided on or accessible through Orbitz’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Orbitz’s website provided in this proxy statement. You may also send a written request to our Corporate Secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois, 60661, United States, Attn: Corporate Secretary, or request materials by calling the Corporate Secretary at +1.312.894.5000.

A list of stockholders will be available for inspection by stockholders of record at our executive offices at 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, United States during ordinary business hours for ten days prior to the date of the annual meeting and will be available for review at the annual meeting or any adjournment or postponement thereof.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the annual meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on February 12, 2015, February 13, 2015 and March 26, 2015.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Orbitz Worldwide, Inc. Attn: Corporate Secretary 500 W. Madison Street, Suite 1000 Chicago, Illinois 60661, United States Telephone number: +1.312.894.5000

You may also obtain documents incorporated by reference by requesting them by telephone from MacKenzie Partners, our proxy solicitation firm, toll-free at +1.800.322.2885 or collect at +1.212.929.5500. Documents should be requested by [—], [—], 2015 in order to receive them before the annual meeting. You should be sure to include your complete name and address in your request.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Orbitz since the date of this proxy statement or that the information herein is correct as of any later date.

Expedia and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Expedia and Merger Sub.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [—], 2015. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

EXPEDIA, INC.,

XETA, INC.

and

ORBITZ WORLDWIDE, INC.

Dated as of February 12, 2015

Page

ARTICLE 1 THE MERGER		A–2

1.1	The Merger	A–2
1.2	Closing and Effective Time of the Merger	A–3

ARTICLE 2 CONVERSION OF SECURITIES IN THE MERGER		A–3

2.1	Conversion of Securities	A–3
2.2	Payment for Securities; Surrender of Certificates	A–4
2.3	Dissenting Shares	A–6
2.4	Treatment of Options and Restricted Stock Units	A–6
2.5	Withholding Rights	A–7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A–7

3.1	Organization and Qualification; Subsidiaries	A–8
3.2	Capitalization	A–8
3.3	Authority	A–9
3.4	No Conflict	A–10
3.5	Required Filings and Consents	A–10
3.6	Permits; Compliance With Law	A–10
3.7	SEC Filings; Financial Statements	A–11
3.8	Internal Controls	A–12
3.9	No Undisclosed Liabilities	A–12
3.10	Absence of Certain Changes or Events	A–13
3.11	Employee Benefit Plans	A–13
3.12	Labor and Other Employment Matters	A–14
3.13	Contracts	A–15
3.14	Litigation	A–16
3.15	Environmental Matters	A–16
3.16	Intellectual Property	A–17
3.17	Tax Matters	A–18
3.18	Insurance	A–19
3.19	Assets; Real Property	A–19
3.20	Opinion of Financial Advisor	A–20
3.21	Information Supplied	A–20
3.22	Brokers	A–20
3.23	Takeover Statutes	A–20
3.24	No Other Representations or Warranties	A–20

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB		A–21

4.1	Organization and Qualification	A–21
4.2	Authority	A–21
4.3	No Conflict	A–21
4.4	Required Filings and Consents	A–22
4.5	Litigation	A–22
4.6	Proxy Statement; Other Information	A–22
4.7	Ownership of Company Capital Stock	A–22
4.8	Sufficient Funds	A–22
4.9	Ownership of Merger Sub	A–22
4.10	Management Arrangements	A–22
4.11	No Other Representations and Warranties	A–22

A–i

Page

ARTICLE 5 COVENANTS		A–23

5.1	Conduct of Business by the Company Pending the Closing	A–23
5.2	Access to Information; Confidentiality	A–26
5.3	No Solicitation	A–27
5.4	SEC Filings; Other Actions	A–29
5.5	Appropriate Action; Consents; Filings	A–30
5.6	Certain Notices	A–33
5.7	Public Announcements	A–33
5.8	Employee Benefit Matters	A–33
5.9	Indemnification of Directors and Officers	A–35
5.10	Parent Agreements Concerning Merger Sub	A–36
5.11	Takeover Statutes	A–36
5.12	Section 16 Matters	A–36
5.13	Stockholder Litigation	A–37

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER		A–37

6.1	Conditions to Obligations of Each Party Under This Agreement	A–37
6.2	Conditions to Obligations of the Company Under This Agreement	A–37
6.3	Conditions to Obligations of the Parent and Merger Sub Under This Agreement	A–37
6.4	Frustration of Closing Conditions	A–38

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		A–38

7.1	Termination	A–38
7.2	Effect of Termination	A–40
7.3	Amendment	A–42
7.4	Waiver	A–42

ARTICLE 8 GENERAL PROVISIONS		A–42

8.1	Non-Survival of Representations and Warranties	A–42
8.2	Fees and Expenses	A–42
8.3	Notices	A–43
8.4	Certain Definitions	A–43
8.5	Terms Defined Elsewhere	A–51
8.6	Headings	A–53
8.7	Severability	A–53
8.8	Entire Agreement	A–53
8.9	Assignment	A–53
8.10	No Third Party Beneficiaries	A–53
8.11	Mutual Drafting; Interpretation	A–54
8.12	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	A–54
8.13	Counterparts	A–55
8.14	Specific Performance	A–55

Exhibit A	Form of Certificate of Incorporation of Surviving Corporation	A–58
Exhibit B	Form of Bylaws of the Surviving Corporation	A–61

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 12, 2015 (this “Agreement”), is made by and among EXPEDIA, INC., a Delaware corporation (the “Parent”), XETA, INC., a Delaware corporation and an indirect wholly owned subsidiary of the Parent (the “Merger Sub”), and ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

A. The Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The respective Boards of Directors of the Parent and Merger Sub and the Board of Directors of the Company (the “Company Board”) have each approved this Agreement and the acquisition of the Company by the Parent (including the Merger) upon the terms and subject to the conditions set forth in this Agreement.

C. On the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation as an indirect wholly owned Parent Subsidiary (the “Merger”).

D. The Company Board has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) by a unanimous vote of the directors present and voting recommended that the stockholders of the Company adopt this Agreement (the “Company Board Recommendation”).

E. The board of directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of Merger Sub and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to its stockholder for adoption, and (iv) recommended that the stockholder of Merger Sub adopt this Agreement.

F. The board of directors of the Parent has, upon the terms and subject to the conditions set forth herein, approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger.

G. The Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(c) At the Effective Time, the Company and the Surviving Corporation shall take all necessary action such that, by virtue of the Merger and without the necessity of further action by the Company or any other person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by the Parent prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the

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Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

(e) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Equity Interests of the Company, other than as expressly permitted by Section 5.1(b), shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any dividend or distribution with a record date during such period, the Merger Consideration will be equitably adjusted to reflect such change.

1.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, on a date to be specified by the parties (the “Closing Date”), such date to be no later than the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at [—], unless another time, date or place is agreed to in writing by the parties hereto. On the Closing Date, or on such other date as Merger Sub and the Company may agree to in writing, Merger Sub or the Company shall cause a certificate of merger (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) or Dissenting Shares, shall be converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”), payable net to the holder in cash, subject to any withholding of Taxes required by applicable Law, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent, Purchaser or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. Each Share held by any direct or indirect wholly owned Subsidiary of the Company or of Parent (other than Purchaser and Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be converted into such number of shares of the Surviving Corporation so as to maintain relative ownership percentages.

(c) Merger Sub Equity Interests. All outstanding Equity Interests of Merger Sub held immediately prior to the Effective Time shall be converted into and become (in the aggregate) 100 shares of newly and validly issued, fully paid and non-assessable shares of common stock of the Surviving Corporation.

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2.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. Prior to the Effective Time, Merger Sub shall designate a reputable bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger (the “Paying Agent”). The Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Merger Sub shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, the Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Merger Sub, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of Merger Sub, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Procedures for Surrender.

(i) Certificates. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Paying Agent, and shall otherwise be in such form as the Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e) and, if required an indemnity bond) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e) and, if required, an indemnity bond) to the Paying Agent or to such other agent or agents as may be appointed by Merger Sub, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Shares held by Dissenting Stockholders, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled

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to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall upon receipt by the Paying Agent of an “agent’s message” (or such other evidence, if any of transfer as the Paying Agent may reasonably request) be entitled to receive, and the Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares of such holder shall at the Effective Time be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as the Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Shares held by Dissenting Stockholders, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of the Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

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(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Merger Sub may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against the Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law. The Company shall give Merger Sub prompt notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Merger Sub shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Merger Sub, voluntarily make any payment with respect to, or settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

2.4 Treatment of Options and Restricted Stock Units.

(a) Treatment of Options. Immediately prior to the Effective Time, each option to purchase Shares (each, a “Company Option”) under any stock option or other equity or equity-based plan of the Company, including the 2007 Equity and Incentive Plan, as amended and restated effective as of June 11, 2013 (the “Company Equity Plans”), that is unexpired and unexercised and vested immediately prior to the Effective Time (a “Vested Company Option”) (or portion thereof), shall be cancelled and, in exchange therefor, each former holder of any such cancelled Vested Company Option shall be entitled to receive, in consideration of the cancellation of such Vested Company Option and in settlement therefor, a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law) of an amount equal to the product of (i) the total number of Shares subject to such Vested Company Option immediately prior to such cancellation and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share subject to such Vested Company Option immediately prior to such cancellation (such amounts payable hereunder being referred to as the “Option Payments”). No holder of a Vested Company Option that, as of immediately prior to such cancellation, has an exercise price per Share that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such cancelled Vested Company Option. From and after the Effective Time, each Vested Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment, if any. On or as soon as practicable following the Closing, but in any event no later than 15 days following the Closing, the Surviving Corporation shall make, by a payroll payment through the Company’s or Merger Sub’s payroll provider and subject to withholding, if any, as described in Section 2.5 to each holder of Vested Company Options, such holder’s Option Payment.

(b) Treatment of Restricted Stock Units. Effective as of the Effective Time, each outstanding restricted stock unit (including performance-based restricted stock units and deferred stock units) with respect to the Shares (each a “Company RSU”) that is outstanding as of immediately prior to the Effective Time shall be assumed by

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the Parent (an “Assumed RSU”). Except as otherwise set forth in this Agreement, each Company RSU so assumed by the Parent pursuant to this Section 2.4(b) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Company Equity Plan and the Company RSU agreements relating thereto, as in effect immediately prior to the Effective Time, except that such Assumed RSU shall cover that number of whole shares of Parent common stock, rounded down to the nearest whole share, equal to the product of the number of Shares underlying such Company RSU immediately prior to the Effective Time multiplied by the Exchange Ratio; provided, however, that with respect to any Company RSU that is subject to performance vesting criteria, the number of Shares underlying such Company RSU immediately prior to the Effective Time shall equal the target number of Shares covered by such Company RSU, and, following the Effective Time, the performance vesting criteria with respect to the Assumed RSU shall no longer apply and the vesting of such Assumed RSU shall be subject to continued employment through the end of the applicable performance period or any later date required under the terms of the Company RSU in effect immediately prior to the Effective Time.

(c) Other Equity Matters. With respect to each employee of the Company and its Subsidiaries who is not a party to an employment agreement, offer letter, or severance plan that provides for acceleration of vesting and whose employment is terminated in an Acceleration Eligible Termination during the one-year period immediately following the Effective Time, (i) any Assumed RSUs (other than Assumed RSUs that were performance-based on the grant date of the corresponding Company RSU) held by such individual that would have vested during the one-year period following the date of the Acceleration Eligible Termination, and (ii) the Pro Rata Portion of any other Assumed RSUs held by such individual immediately shall vest. For purposes of this Agreement, “Pro Rata Portion” shall mean a number of shares of Parent common stock subject to the Assumed RSU equal to the product obtained by multiplying (A) the total number of shares of Parent common stock covered by the Assumed RSU, by (B) a fraction, the numerator of which is the total number of days elapsed from and including the applicable grant date through and including the date of the Acceleration Eligible Termination and the denominator of which is the total number of days in the applicable performance period (or such longer period required under the terms of the applicable Company RSU in effect immediately prior to the Effective Time).

(d) Termination of Company Equity Plans. As of the Effective Time, all Company Equity Plans shall be terminated and no further Shares, Company Options, Company RSUs, Equity Interests or other rights with respect to Shares shall be granted thereunder.

(e) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate (including obtaining any required consents) to effect the transactions described in this Section 2.4.

2.5 Withholding Rights. Merger Sub, Purchaser, Parent, the Company, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any other provision of applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents publicly filed on or after January 1, 2014 and prior to the date hereof (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements, any other disclosures included in any such form, report, schedule, statement or other document to the extent they are precatory, predictive or forward-looking in nature), or (ii) the disclosure schedule delivered by the Company to the Parent and Merger Sub concurrent with

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the execution of this Agreement (the “Company Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article 3 for which it is reasonably apparent on its face that such information is relevant to such other section), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company’s “significant subsidiaries” (as defined in Regulation S-X promulgated under the Securities Act) (each, a “Significant Company Subsidiary”) and each other Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its incorporation or organization and has requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted except as has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries (each, a “Company Subsidiary”) is duly qualified to do business, and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has made available or caused to be made available to Merger Sub true and complete copies of (i) any amendments to the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) not filed prior to the date hereof with the U.S. Securities and Exchange Commission (the “SEC”), (ii) any amendments to the Bylaws of the Company (the “Company Bylaws”) not filed prior to the date hereof with the SEC and (iii) the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each Significant Company Subsidiary, each as currently in effect. The copies of the Company Charter and Company Bylaws, as most recently filed with the SEC, are, in each case, true and correct.

(c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the Company Subsidiaries, together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary. The Company does not, directly or indirectly, own Equity Interests in any Person other than the Company Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 140,000,000 Shares, of which, as of the close of business on February 5, 2015 (the “Capitalization Date”), there were 110,798,050 Shares issued and outstanding (excluding 25,237 Shares held in treasury) and (ii) 100 shares of preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), of which no shares of Company Preferred Stock are issued and outstanding. No Company Subsidiary owns any Shares or has any option or warrant to purchase Shares or any other Equity Interest in the Company. All of the outstanding Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

(b) As of the close of business on the Capitalization Date, the Company has no Shares or shares of Company Preferred Stock subject to or reserved for issuance, except for (i) 1,095,092 Shares subject to outstanding Company Options under the Company Equity Plans at a weighted exercise price of $4.78 per Share (of which Company Options to purchase 1,095,092 Shares were exercisable), (ii) 7,761,955 Shares subject to outstanding Company RSUs under the Company Equity Plans (assuming, with respect to any performance-based

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awards, maximum performance), and (iii) 4,243,257 Shares reserved for future issuance under the Company Equity Plans for awards not yet granted. All Shares subject to issuance under the Company Equity Plans upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

(c) As of the close of business on the Capitalization Date, except for Equity Interests set forth in Section 3.2(a), and the Company Options and Company RSUs set forth in Section 3.2(b), there are no outstanding Equity Interests or other options, warrants or other rights, relating to or based on the value of any Equity Interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company or any Company Subsidiary. From the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued any Shares, Company Options and Company RSUs or other Equity Interests other than Shares issued upon the exercise of any Company Options or settlement of Company RSUs outstanding as of the close of business on the Capitalization Date in accordance with their terms.

(d) Except with respect to the Company Options and Company RSUs pursuant to the Company Equity Plans and the related award agreements, there are no outstanding obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal or similar right with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to, any Shares or other Equity Interests of the Company or any Company Subsidiary.

(e) There are no voting trusts or other agreements to which the Company or any Company Subsidiary is a party with respect to the voting of the Shares or any other Equity Interests of the Company or any Company Subsidiary.

(f) The Company or another Company Subsidiary owns, directly or indirectly, all of the Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than (i) Liens granted to the lenders under the Existing Loan Agreement and (ii) transfer and other restrictions under applicable federal and state securities Laws).

(g) The Company has previously provided to the Parent and Merger Sub a true and correct schedule of (i) each Company Option and Company RSU (collectively, “Company Equity Awards”), (ii) the employee identification number of the Company Equity Award holder, (iii) the number of Company Shares underlying each Company Equity Award, (iv) the date on which the Company Equity Award was granted, (v) the Company Equity Plan under which the Company Equity Award was granted, (vi) the exercise price of each Company Equity Award, if applicable, (vii) the applicable vesting schedule of each Company Equity Award (including whether or not vesting is performance-based), and (viii) the expiration date of each Company Equity Award, if applicable.

3.3 Authority.

(a) The Company has requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to the receipt of the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and, subject to obtaining the Company Stockholder Approval, no other corporate proceedings on the part of the Company and no stockholder votes are necessary to adopt this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by the Parent and Merger Sub, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except that (i) such

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enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

(b) Pursuant to applicable Law (including the DGCL), the Company Charter and the Company Bylaws, the adoption of this Agreement by the affirmative vote of the holders of Shares representing a majority of the outstanding Shares (the “Company Stockholder Approval”) constitutes the only vote required of the holders of any class or series of the Company’s capital stock that is required to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

3.4 No Conflict. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational or governing documents of any Significant Company Subsidiary; (b) conflict with or violate any provision of the charter or the bylaws or any equivalent organizational or governing documents of any other Company Subsidiary; (c) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, and any other condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law or Order applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (d) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to any Contract to which the Company or any Company Subsidiary is a party or any Company Permit, except, with respect to clauses (b), (c)(d) and (d), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.5 Required Filings and Consents. Assuming the accuracy of the representations and warranties of the Parent and Merger Sub in Section 4.4, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with any applicable requirements of any Competition Laws, (c) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (d) filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereby, (e) such filings as may be required under the rules and regulations of the New York Stock Exchange (“NYSE”) and (f) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.6 Permits; Compliance With Law.

(a) The Company and each Company Subsidiary holds all franchises, grants, authorizations, licenses, permits, certificates, variances, exemptions, approvals, Orders, registrations, easements and clearances of any Governmental Entity or pursuant to any Law necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (the “Company Permits”), except where the failure to comply with, to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits, individually or in the aggregate, has

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not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.

(b) Neither the Company nor any Company Subsidiary is, nor since January 1, 2013 has been, in conflict with, default under or violation of any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except for any conflicts, defaults or violations that, individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole. To the Knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending, nor has any Governmental Entity indicated to the Company an intention to conduct any such investigation, except for such investigations, the outcomes of which if determined adversely to the Company or any Company Subsidiary, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(c) Since January 1, 2010, neither the Company nor its Subsidiaries, in connection with the business of the Company or any Company Subsidiary, or, to the Knowledge of the Company, any other Third Party, in each case, acting on behalf of the Company or any Company Subsidiary, have taken any action in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable domestic or foreign anti-bribery or anti-corruption related provisions in criminal and anti-competition laws (collectively, “Bribery Legislation”).

(d) Since January 1, 2010, neither the Company nor its Subsidiaries have been subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA.

(e) Since January 1, 2010, the Company and Company Subsidiaries have at all times conducted their export and related transactions in all material respects in accordance with United States economic sanctions Laws administered by the Office of Foreign Assets Control and all other applicable import and export control Laws in any countries in which the Company and Company Subsidiaries conduct business.

3.7 SEC Filings; Financial Statements.

(a) Since January 1, 2013, the Company has filed or otherwise furnished (as applicable) on a timely basis all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not (or, with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder and the listing and corporate governance rules and regulations of NYSE. None of the Company Subsidiaries is currently required to file any forms, reports or other documents with the SEC.

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(b) The audited consolidated financial statements (including all related notes and schedules) and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries included in the Company SEC Documents (collectively, the “Company Financial Statements”) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments and for the absence of notes).

(c) The Company Financial Statements complied in all material respects, as to form, as of their respective filing dates with the SEC with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. As of the date hereof, there are no material outstanding or unresolved comments in any comment letter received by the Company from the SEC.

(d) Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

3.8 Internal Controls. The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company (a) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (b) based on its most recent evaluation of internal controls prior to the date hereof, has disclosed to the Company’s auditors and the audit committee of the Company Board, which disclosure (if any) is summarized on Section 3.8 of the Company Disclosure Schedule, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2013, to the Knowledge of the Company, neither the Company nor any Company Subsidiary has received any material, unresolved, written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls.

3.9 No Undisclosed Liabilities. Except for those liabilities and obligations (a) reserved against or provided for in the audited consolidated balance sheet of the Company as of December 31, 2013 included in the Company Financial Statements or the quarter end consolidated balance sheets of the Company included in subsequent quarterly periodic reports filed prior to the date hereof, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2013, (c) for Taxes, which are addressed in Section 3.17, (d) incurred under this Agreement in connection with the transactions contemplated hereby, including the Merger, or otherwise disclosed in the Company Disclosure Schedule or (e) that otherwise individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is, as of the date of this Agreement, subject to any material liabilities or obligations.

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3.10 Absence of Certain Changes or Events.

(a) Since December 31, 2013 through the date of this Agreement, except for the discussion and negotiation of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice.

(b) Since December 31, 2013 through the date of this Agreement, there has not been any Company Material Adverse Effect or any change, effect, event or development, that, individually or in the aggregate, had or would reasonably be expected to have a Company Material Adverse Effect.

(c) From September 30, 2014, through the date of this Agreement, the Company has not taken or agreed to take any action that, if taken during the period from the date of this Agreement to the Effective Time, would require consent from Merger Sub under Section 5.1(d), (e), (f), (g), (k)(ii), (k)(iii), (k)(iv), (l) or (o).

3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each material Benefit Plan as of the date hereof. The Company has made available to Parent or filed with the SEC prior to the date hereof correct and complete copies of each material Benefit Plan.

(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Benefit Plan (and any related trust or other funding vehicle) has been administered in accordance with its terms and ERISA, the Code and all other applicable Laws. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status or may rely upon an opinion letter for a prototype plan and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Benefit Plan. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Benefit Plan.

(c) None of the Company, any of the Company Subsidiaries or any Commonly Controlled Entity has sponsored, maintained, contributed to or in the last six years has been required to maintain or contribute to, or has any actual or contingent liability under, any benefit plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA “Multiemployer Plan”)) or is otherwise a defined benefit plan (including any Multiemployer Plan), or otherwise has any liability with respect to Title IV of ERISA. No Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment, except as may be required by applicable Law. None of the Company, any of its Subsidiaries nor any Commonly Controlled Entity, has at any time during the last six (6) years, contributed to or been obligated to contribute to any plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(d) Except as provided in Sections 2.4(a) and 2.4(b) or as expressly permitted by Section 5.1 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby will (alone or in conjunction with any other event, including any termination of employment on or following the Closing) (i) entitle any Participant to any compensation or benefit, (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any of its Subsidiaries; (iii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit or trigger any other material obligation under any Benefit Plan, (iv) result in any breach or violation of or default under or limit the Company’s right to amend, modify or terminate any Benefit Plan or (v) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any Benefit Plan.

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(e) Neither the Company nor any Company Subsidiary is party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).

(f) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or, to the extent required in accordance with GAAP, have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company SEC Documents.

(g) There are no pending or, to the Knowledge of the Company, threatened, material legal or administrative proceedings, claims, suits or actions against the Company or any of its Subsidiaries relating to any Benefit Plan (other than claims for benefits in the ordinary course of business).

(h) With respect to each Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States (each, a “Foreign Plan”): (i) no Foreign Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued, (ii) no material liability exists or reasonably would be imposed upon the assets of the Company or any Company Subsidiary by reason of such Foreign Plan, and (iii) each Foreign Plan that is intended to qualify for special Tax treatment meets all material requirements for such treatment.

3.12 Labor and Other Employment Matters.

(a) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries is in compliance with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, compensation and benefits and wages and hours.

(b) Neither the Company nor any Company Subsidiary is a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union, works council or other labor organization, and to the Company’s Knowledge, no labor union, works council or other labor organization has been certified to represent any employee or the Company or any Company Subsidiary or has applied to represent or is attempting to organize so as to represent such employees. To the Knowledge of the Company, within the last two years, there have not been any union organizing, representation or similar proceedings, or, the threat of any strikes, work slowdowns or similar organized actions, in each case by or with respect to employees of the Company or any of its Subsidiaries.

(c) There is no pending or, to the Company’s Knowledge, threatened, work stoppage, slowdown or labor strike against the Company or any Company Subsidiary and there has been no such work stoppage, slowdown or labor strike against the Company or any Company Subsidiary within the last two years.

(d) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each individual who performs or has performed services for the Company or any of its Subsidiaries has been properly classified as an employee or an independent contractor, and no such individual has been improperly excluded from any Benefit Plan.

(e) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceedings pending, or to the Knowledge of the Company, threatened.

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3.13 Contracts.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of each Contract to which the Company or any Company Subsidiary is a party or which binds or affects their respective properties or assets, and which falls within any of the following categories:

(i) any joint venture, partnership, strategic alliance, limited liability or other similar Contract related to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture in which the Company or any Company Subsidiary owns any interest;

(ii) any agreement that involves future expenditures or receipts by the Company or any Company Subsidiary of more than $3,000,000 in any one year period that cannot be terminated on less than 90 days’ notice without material payment or penalty;

(iii) any Contract that grants any right of first refusal or right of first offer or that limits the ability of the Company, any Company Subsidiary, or any of their respective affiliates (including the Parent and its affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or businesses;

(iv) any Contract that limits the freedom of the Company or any Company Subsidiary and/or their respective affiliates, and that would bind the Parent or its affiliates after the Effective Time so as to similarly limit its or their freedom, to engage in any line of business, solicit or hire any Person, compete with any Person or purchase, sell, supply or distribute any product, or service or that otherwise has the effect of restricting the Company, its Subsidiaries and their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, manufacture, marketing or distribution of products and services, in each case, in any geographic area;

(v) any (i) Contract that contains any (A) exclusivity rights or (B) “most favored nations” provisions that would reasonably be expected to materially impair the business of the Company or its affiliates after the Closing, including the Parent or its affiliates after the Effective Time, or (ii) supply Contract with respect to air or hotel or payment processing Contract in either case that, to the Knowledge of the Company, contains any minimum use, supply or display requirements, in any such case binding the Company or any Company Subsidiary or any of their respective affiliates (including the Parent and its affiliates after the Effective Time);

(vi) any Contract involving derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts, option agreements) with a notional value in excess of $1,000,000;

(vii) any Contract that obligates the Company or any Company Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $2,000,000;

(viii) any acquisition Contract that contains “earn-out” provisions or other contingent payment obligations that could reasonably be expected to result in future payments by the Company or a Company Subsidiary in excess of $2,000,000;

(ix) any Contract relating to Indebtedness in excess of $1,000,000;

(x) (a) with respect to any Person that is one of the top 10 customers of the Company’s Orbitz Partner Network business line as measured by total revenue for the fiscal year ending December 31, 2014, any Contract with such Person related to such business line; (b) with respect to any Person that is one of the top 10 customers of the Company’s Orbitz For Business business line, as measured by total revenue for the fiscal year ending December 31, 2014, any Contract with such Person related to such business line; (c) with respect to any Person that is one of the top 10 vendors of the Company’s air business line, as measured by number of tickets

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booked in the fiscal year ending December 31, 2014, any Contract with such Person related to such business line; (d) with respect to any Person that is one of the top 10 vendors of the Company’s hotel business line, as measured by net booking amount (net of cancellations) for check-in dates during the fiscal year ending December 31, 2014, any Contract with such Person related to such business line; or (e) with respect to any Person that is one of the top 10 vendors of the Company’s car business line, as measured by gross bookings in the fiscal year ending December 31, 2014, any Contract with such Person related to such business line;

(xi) any Contract for the provision of global distribution services;

(xii) any lease or sublease with respect to the Leased Real Property;

(xiii) any Contract pursuant to which the Company or any Company Subsidiary licenses (in or out) Intellectual Property that is material to the conduct of the Company’s and the Company Subsidiaries’ business as currently conducted except (A) Contracts for off-the-shelf, shrink-wrap, click through or pre-installed software, hardware or databases licensed to the Company or any Company Subsidiary with annual fees of less than $1,000,000 and (B) standard form licenses granted to customers by the Company or its Subsidiaries in the ordinary course of business consistent with past practice; and

(xiv) any settlement agreement or similar Contract imposing material operational restrictions or conduct requirements on the Company or any Company Subsidiary or any of their respective affiliates (including the Parent and its affiliates after the Effective Time);

(xv) any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

(b) Each Contract of the type described in this Section 3.13(a) is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract in effect as of the date hereof has been made available to Merger Sub (including pursuant to agreed-upon procedures to protect competitively sensitive information) or publicly filed with the SEC.

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) each Company Material Contract is a legally valid and enforceable obligation of the Company or the Company Subsidiary party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) each Company Material Contract is in full force and effect and (iii) to the Knowledge of the Company none of the Company or any Company Subsidiary or any other party thereto, is in breach or default under any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound or affected.

3.14 Litigation. There is no Proceeding to which the Company or any Company Subsidiary is a party pending or, to the Knowledge of the Company, threatened, that would, individually or in the aggregate, reasonably be expected to (i) result in a material liability of the Company or any Company Subsidiary, (ii) have a Company Material Adverse Effect or (iii) as of the date hereof, challenge the validity or propriety of the Merger. Neither the Company nor any Company Subsidiary is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

3.15 Environmental Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (a) each of the Company and the Company Subsidiaries, and their respective predecessors, is, to the Knowledge of the Company, in compliance with applicable Environmental Laws and each has, or has applied for, all Environmental Permits necessary for the conduct and operation of their respective businesses as now being conducted, and all such Environmental Permits are in good standing; (b) none of the Company or any Company Subsidiary has received any written notice,

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demand, letter or claim alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law; and (c) none of the Company or any Company Subsidiary has entered into or agreed to any consent decree or Order or is subject to any judgment, decree or judicial Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the Knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto. Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.15 are the sole and exclusive representations and warranties made in this Agreement with respect to Hazardous Substances, Environmental Laws, Environmental Permits and any other matter related to the environment or the protection of human health and worker safety.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date hereof of all: (i) patents and patent applications; (ii) registered trademarks, service marks, trade dress, logos, slogans, brand names, trade names and corporate names and applications therefor; (iii) domain name and social media handle registrations; (iv) copyright registrations and applications for copyright registration; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by the Company or any Company Subsidiary with, any state, government or other public legal authority (collectively, “Registered Intellectual Property”); in each case, that are owned by, filed in the name of, applied for by, or subject to a valid obligation of assignment to the Company or any Company Subsidiary, whether wholly or jointly owned (the “Company Registered Intellectual Property”). As of the date of this Agreement, the Company Registered Intellectual Property is subsisting and has not been abandoned or cancelled, and to the Knowledge of the Company, no Proceeding (other than office actions in connection with the prosecution of applications) is pending or threatened before any Governmental Entity, that challenges the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property.

(b) The Company owns the Company Intellectual Property free of all Liens other than Permitted Liens.

(c) Neither the Company nor any Company Subsidiary is obligated to transfer or license the ownership of any Company Intellectual Property, or any Intellectual Property later obtained by the Company or any Company Subsidiary, to a Third Party.

(d) The Company and Company Subsidiaries may exercise, transfer, or license the Company Intellectual Property without material restriction or material payment to a Third Party. As of the date of this Agreement, (i) no material Proceedings are pending against the Company or any Company Subsidiary, or, to the Knowledge of the Company, are threatened, alleging that the Company or any Company Subsidiaries are infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person; (ii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any material Company Intellectual Property, and neither the Company nor any Company Subsidiary has instituted or threatened to institute any Proceeding against any Person with respect to the foregoing in this subsection (ii); and (iii) to the Knowledge of the Company, the operation by the Company and the Company Subsidiaries of their respective businesses as currently conducted does not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property of any Person.

(e) The Company and each Company Subsidiary has taken commercially reasonable actions to maintain and protect all Company Intellectual Property which is material to the business of the Company and the Company Subsidiaries and which derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and all such Intellectual Property has been maintained in confidence in accordance with protection procedures that are customarily used in the industry to protect rights of like importance. To the Knowledge of the Company, there has been no material unauthorized disclosure of the Company Intellectual Property.

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(f) Neither the Company nor any Company Subsidiary has distributed any software under an Open Source License in a manner that would require any material software that is owned by the Company or any Company Subsidiary to (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, (iii) be redistributed, hosted or otherwise made available at no or minimal charge, or (iv) be licensed, sold or otherwise made available on terms that (A) limit in any material manner the ability to charge license fees or otherwise seek compensation in connection with the marketing, licensing or distribution of that software or (B) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of that software. The Company and the Company Subsidiaries are in material compliance with all Open Source Licenses to which they are subject.

(g) Each of the Company and the Company Subsidiaries has (i) complied in all material respects with its Privacy Policies and with all applicable Privacy and Security Obligations, and (ii) taken commercially reasonable measures to protect all Personal Data in its possession in all material respects against loss, damage, unauthorized access, or other misuse. The Company has made available to Parent true and complete copies of all Privacy Policies in effect as of the date of this Agreement, and the execution, delivery and performance of this Agreement, and the transfer of all Personal Data maintained by Company to Merger Sub and to Parent, is and will be compliant with all Privacy Policies and Privacy and Security Obligations. To the Knowledge of the Company, there has been no material loss, unauthorized access, or other misuse of any Personal Data held by or on the behalf of the Company, any Company Subsidiary, or any Company Representative, including in a manner that would trigger a notification or reporting requirement under any Privacy and Security Obligation.

3.17 Tax Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:

(a) all Tax Returns that are required to be filed by or with respect to any of the Company or the Company Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;

(b) each of the Company and the Company Subsidiaries has timely paid all Taxes due and owing by it, including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party (in each case, whether or not shown on any Tax Return), other than Taxes for which adequate reserves have been established in accordance with GAAP, in respect of periods through the date of the last Company Financial Statements, on the Company Financial Statements, and, in respect of any periods beginning after such date, on the financial statements of the Company and the Company Subsidiaries;

(c) each of the Company and the Company Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), including with respect to payments made to any employee, creditor, or other third party;

(d) no deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against the Company or any of the Company Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn;

(e) there is not pending or threatened in writing any audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of the Company Subsidiaries;

(f) neither the Company nor any of the Company Subsidiaries has waived or extended any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(g) neither the Company nor any of the Company Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement;

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(h) neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements, in each case, that are not primarily related to Taxes);

(i) Since January 1, 2009, neither the Company nor any of the Company Subsidiaries (x) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group (A) the common parent of which is the Company or (B) which consists solely of the Company and/or Company Subsidiaries) or (y) has any liability for Taxes of (or amounts measured by reference to Taxes of) any other Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise;

(j) neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481(c) of the Code (or any similar provision of state, local or non-U.S. Law) prior to the Closing, (ii) installment sale, intercompany transaction, or open transaction disposition made or entered into prior to the Closing, (iii) prepaid amount received on or prior to the Closing, (iv) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing or (v) election pursuant to Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law);

(k) without regard to this Agreement, the Company has not undergone an “ownership change” within the meaning of Section 382 of the Code and the net operating losses, capital losses, credits and other carryovers and similar Tax attributes available to the Company or any of its Subsidiaries are not affected by or subject to limitation under Sections 382, 383 or 384 of the Code, Treasury Regulations Sections 1.1502-15, -21 or -22 or otherwise (including under any provision of applicable state, local or non-U.S. Law);

(l) there are no Liens for Taxes upon any property or assets of the Company or the Company Subsidiaries, except for Taxes not yet due and payable; and

(m) neither the Company nor any of the Company Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

3.18 Insurance.

(a) The Company and the Company Subsidiaries maintain policies of insurance covering the Company, the Company Subsidiaries and their respective employees, properties or assets (collectively, “Insurance Policies”) in a form and amount which the Company believes is adequate for the operation of its business. Neither the Company nor any Company Subsidiary (i) is in breach or default of any of the Insurance Policies or (ii) has received any written notice of termination or cancellation or denial of coverage with respect to any Insurance Policy, and all such insurance is outstanding and duly in force, except in each case, which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.19 Assets; Real Property.

(a) The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all material tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens, except Permitted Liens and Liens granted to the lenders under the Existing Loan Agreement.

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(b) As of the date hereof, the Company and its Subsidiaries do not own any real property.

(c) Section 3.19(c) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of any lease, sublease or occupancy agreement for real property that is material to the business of the Company and its Subsidiaries, taken as a whole (“Leased Real Property”) pursuant to which the Company or any Company Subsidiary leases any real property (any such lease, sublease or occupancy agreement, without regard to materiality, being hereinafter referred to as a “Lease”). The Company or a Company Subsidiary has a valid and subsisting leasehold interest in the Leased Real Property. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any material Leased Real Property or any material portion thereof.

3.20 Opinion of Financial Advisor. The Company Board has received the opinion (the “Fairness Opinion”) of Qatalyst Partners (the “Company Financial Advisor”), to the effect that, as of the date of the Fairness Opinion, and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the Merger Consideration, as applicable, to be received by the stockholders (other than the Parent and Merger Sub) of the Company pursuant to the Agreement is fair to such stockholders from a financial point of view.

3.21 Information Supplied. The Proxy Statement will not, when filed with the SEC, when distributed or disseminated to the Company’s stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement and Other Filings will comply as to form in all material respect with the provisions of the Exchange Act and any other applicable federal securities Laws. No representation or warranty is made by the Company as to the accuracy of the statements made or incorporated by reference, or confirmed by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement.

3.22 Brokers. Except for the Company’s obligations to the Company Financial Advisor, no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

3.23 Takeover Statutes. No “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of antitakeover Laws are applicable and of legal effect as to the Agreement or the Merger, or the Company has taken all necessary actions to render any restrictive or adverse terms inapplicable to the Merger.

3.24 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 3, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by the Parent, Merger Sub or any of their respective affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Parent, Merger Sub or their respective Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to the Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from the Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to the Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 3.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

Except as set forth in the disclosure schedule delivered by the Parent and Merger Sub to the Company concurrent with the execution of this Agreement (the “Parent Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article 4 for which it is reasonably apparent on its face that such information is relevant to such other section) Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of the Parent and Merger Sub is a corporation duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions which recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

4.2 Authority. Each of the Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by each of the Parent and Merger Sub, as applicable, and the consummation by the Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action and, subject to the adoption of this Agreement by the Parent, as sole stockholder of Merger Sub, and except for the filing of the Certificate of Merger with the Secretary of State of Delaware, no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Parent and Merger Sub, and assuming due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of the Parent and Merger Sub, enforceable against the Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles, including specific performance and injunctive and other forms of equitable relief).

4.3 No Conflict. The execution, delivery and performance of this Agreement by the Parent or Merger Sub and the consummation of the Merger by the Parent or Merger Sub and any other transaction contemplated by this Agreement, or compliance by the Parent or Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of the Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, and any other condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law applicable to the Parent or Merger Sub or any other Parent Subsidiary or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Parent, Merger Sub or any Parent Subsidiary pursuant to, any Contract, permit or other instrument or obligation to which the Parent, Merger Sub or any Parent Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

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4.4 Required Filings and Consents. Assuming the accuracy of the representations and warranties of the Company in Section 3.5, none of the execution, delivery or performance of this Agreement by the Parent and Merger Sub, the consummation by the Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by the Parent or Merger Sub with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with any applicable requirements of any Competition Laws, (c) compliance with the applicable requirements of the Exchange Act, (d) filings with the SEC as may be required by the Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby, (e) such filings as may be required under the rules and regulations of NASDAQ and (f) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity or any other Person, individually or in the aggregate, has not has and would not reasonably be expected to have a Parent Material Adverse Effect.

4.5 Litigation. As of the date hereof, (a) there is no Proceeding pending, or, to the Knowledge of the Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or challenges the validity or propriety of the Merger, and (b) neither the Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

4.6 Proxy Statement; Other Information. The information supplied by or on behalf of the Parent and Merger Sub for inclusion in, or incorporation by reference into, the Proxy Statement and any Other Filing filed with the SEC by the Company (and any amendment thereof or supplement thereto) will not, when filed with the SEC, when first distributed or disseminated to the Company’s stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.7 Ownership of Company Capital Stock. None of the Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares as of the date hereof.

4.8 Sufficient Funds. The Parent and Merger Sub have, or have access to (including, without limitation, pursuant to commitments under existing credit facilities), all of the funds that are necessary to consummate the Merger and the other transactions contemplated by this Agreement, and to perform their respective obligations under this Agreement.

4.9 Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued and are wholly owned, directly or indirectly, by the Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, has not prior to the date hereof engaged in any business or other activities.

4.10 Management Arrangements. As of the date hereof, none of the Parent or Merger Sub, or their respective executive officers, directors or affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or affiliates of the Company that is currently in effect or would become effective in the future (upon consummation of the Merger or otherwise) and that would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

4.11 No Other Representations and Warranties. Each of the Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and acknowledges that it and its

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representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Each of the Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of the Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided to the Parent or Merger Sub in connection with the transactions contemplated by this Agreement including the accuracy, completeness or currency thereof other than the representations and warranties contained in Article 3. Each of the Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and the Company Subsidiaries, and their respective affiliates, stockholders, controlling persons or Company Representatives shall not have any liability or responsibility whatsoever to the Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Parent Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, affiliates, stockholders, controlling persons or Parent Representatives, except as and only to the extent expressly set forth in this Agreement (as qualified by the Company Disclosure Schedule), other than in the case intentional misrepresentation of material facts constituting common law fraud under applicable Law. Notwithstanding the foregoing, nothing herein is intended to relieve any Company Representative from liability with respect to any contractual or other obligation it has to the Company or any of its Subsidiaries which pre-existed the transactions contemplated hereby and related processes.

ARTICLE 5

COVENANTS

5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except as set forth in Section 5.1 of the Company Disclosure Schedule, as required by applicable Law or as required or expressly permitted by this Agreement, or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to, (i) conduct its operations only in the ordinary course of business consistent with past practice and (ii) use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of key officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Company or any of its Subsidiaries. Without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Schedule, as required by applicable Law or as required or expressly permitted by of this Agreement, or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, directly or indirectly:

(a) amend, modify, waive, rescind or otherwise change its certificate of incorporation, bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary, or any rights based on the value of any such Equity Interests (except for transactions between the Company and any wholly owned Company Subsidiary or among wholly owned Company Subsidiaries), other than (i) the issuance of Shares upon the exercise of Company Options and the vesting of Company RSUs outstanding as of the date hereof in accordance with their terms on the date hereof or otherwise permitted to be granted hereunder in accordance with their terms or (ii) pledges of shares in connection with the incurrence of Indebtedness permitted under Section 5.1(h) below or required under the Existing Loan Agreement as in effect on the date hereof;

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(c) sell, pledge, dispose of, transfer, assign, lease, grant an exclusive license or a nonexclusive license (other than in the ordinary course of business consistent with past practice), abandon, dedicate to the public, or permit to lapse or fail to use reasonable efforts consistent with past practice to protect or prosecute (solely in the case of material Company Intellectual Property), any material property or assets of the Company or any Company Subsidiary (other than transactions between the Company and any wholly owned Company Subsidiary or among wholly owned Company Subsidiaries), except (i) pursuant to Contracts in effect prior to the date hereof (as such Contracts may be modified, extended or amended in the ordinary course of business consistent with past practice and, if applicable, in compliance with Section 5.1(j)), which are set forth on Section 5.1(c)(i) of the Company Disclosure Schedule, (ii) tangible or physical property or assets, if the fair market value of such property or assets does not exceed $2,000,000 in the aggregate, or (iii) Permitted Liens and Liens securing (A) Indebtedness permitted to be incurred by Section 5.1(h) of this Agreement or (B) to the extent such Liens are required under the terms of the Existing Loan Agreement as in effect on the date hereof, obligations under the Existing Loan Agreement and the Loan Documents (as defined in the Existing Loan Agreement);

(d) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests (other than dividends paid by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary) or enter into any agreement with respect to the voting or registration of its capital stock or other Equity Interests;

(e) reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, or other Equity Interests, except (i) the acquisition by the Company of Shares in connection with the surrender of Shares by holders of Company Options in order to pay the exercise price of the Company Option in accordance with the terms of such Company Options as in effect on the date hereof, (ii) the withholding or disposition of Shares to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Equity Plans in accordance with the terms of such awards as in effect on the date hereof, or (iii) upon the forfeiture of outstanding Company Options or Company RSUs pursuant to their terms upon the termination of the employment of the holder thereof or otherwise;

(f) merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary, other than a merger or consolidation of a wholly owned Company Subsidiary with and into another wholly owned Company Subsidiary;

(g) acquire (including by merger, consolidation, or acquisition of stock or assets), any Person;

(h) incur any Indebtedness (other than guarantees of obligations of the Company and/or any direct or indirect wholly owned Company Subsidiary), except for (i) refinancings of existing Indebtedness; provided that any Indebtedness incurred pursuant to any such refinancing (A) is prepayable at any time without penalty or premium, (B) has a principal amount that does not exceed the principal amount of the refinanced Indebtedness plus accrued and unpaid interest thereon and (C) has an all-in cost of funds (including without limitation, interest, margin, original issue discount and upfront fees) prior to the Closing that does not exceed the all-in cost of the refinanced Indebtedness through the Closing, (ii) borrowings in the ordinary course of business under the Revolving Credit Facility (as defined in the Existing Loan Agreement) (as in effect on the date hereof or as may be modified, extended, amended, refinanced or replaced in the ordinary course of business) in accordance with the terms of the Existing Loan Agreement (as in effect on the date hereof or as may be modified, extended, amended, refinanced or replaced in the ordinary course of business); provided that (A) the Company shall notify Parent as promptly as practicable following any such borrowings and (B) any modification, extension, amendment, refinancing or replacement of the Existing Loan Agreement (1) shall ensure that all Indebtedness incurred under the Existing Loan Agreement is prepayable at any time without penalty or premium, (2) shall not increase the principal amount of Indebtedness outstanding under the Existing Loan Agreement (other than as a

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result of capitalizing accrued and unpaid interest thereon), (3) shall not increase the commitment under the Existing Loan Agreement and (4) shall not increase the all-in cost of funds (including without limitation, interest, margin, original issue discount and upfront fees) of Indebtedness incurred under the Existing Loan Agreement through the Closing, or (iii) letters of credit and similar instruments issued in the ordinary course of the Company’s business, consistent with past practice, including the pledging of cash or other security as may be required by the issuer;

(i) make any loans, advances or capital contributions to, or investments in, any other Person (other than any Company Subsidiary) in excess of $2,000,000 in the aggregate;

(j) (A) enter into any new joint venture, (B) renew, modify, or extend any Contract identified on Section 5.1(j)(B) of the Parent Disclosure Schedule, (C) accelerate in any material respect the performance by the Company or any Company Subsidiary under any Company Material Contract other than in the ordinary course of business consistent with past practice or (D) except in the ordinary course of business consistent with past practice and as would not, after the Effective Time, restrict or limit, in any respect, the operations of Parent or the Parent Subsidiaries (other than the Surviving Corporation and its Subsidiaries) or require performance by any of them, enter into, renew materially modify or amend, cancel or terminate or waive, or release or assign any rights or claims with respect to, any Company Material Contract;

(k) except as required by Law or to comply with any Benefit Plan as in effect on the date of this Agreement, (i) increase the compensation or benefits of any employee of the Company, except, with respect to any employee at the level of Vice President or below, for routine increases in cash compensation in the ordinary course of business consistent with past practice or in connection with promotions or normal merit increases in base salaries or base wages and benefit levels, not to exceed 3% in the aggregate, (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any employee of the Company or any Company Subsidiary (other than, with respect to (A) any newly hired employee hired without violating the terms of this Agreement and (B) any employee who is promoted in the ordinary course of business consistent with past practice, severance rights under a severance plan in effect on the date of this Agreement), or establish, adopt, enter into or amend any Benefit Plan or any agreement or plan that would constitute a Benefit Plan or any collective bargaining, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement for the benefit of any employee, director or independent contractor, (iii) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan, (iv) take any action to fund any trust or similar funding vehicle in advance of the payment of compensation or benefits under any Benefit Plan (except for payment of insurance premiums, contributions to tax-qualified plans, or payment of employment Taxes, in each case as required under applicable Law or the applicable Benefit Plan), (v) terminate the employment of any executive officer of the Company, other than for cause, or (vi) hire any employee or individual independent contractor having a total annual compensation (including salary, bonus and benefits) in excess of $200,000, other than any employee or individual independent contractor hired to replace an employee or individual independent contractor whose employment terminates after the date of this Agreement but only if the compensation and benefits provided to such new hire are not greater than those provided to the departed individual being replaced by the new hire;

(l) (i) forgive any loans to directors, officers, employees or any of their respective affiliates or (ii) enter into any transactions or Contracts with any affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC other than in the ordinary course of business and consistent with past practice;

(m) (i) make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or applicable rules and regulations of the SEC or (ii) amend or modify any Privacy Policy of the Company or any Company Subsidiary except as required by Law or to the extent already reflected in the corresponding privacy policy of Parent for the applicable jurisdiction;

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(n) waive, release, assign, settle or compromise any (i) governmental complaint or Proceeding or (ii) claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation arising in connection with this Agreement or the transactions contemplated hereby) or other Proceedings other than settlements of, or compromises for, (A) any litigation or other Proceedings as to which Parent or any Parent Subsidiaries and the Company or any Company Subsidiaries are parties to a joint defense agreement, provided that Parent and Parent Subsidiaries and the Company and the Company Subsidiaries are concurrently settling such litigation or other Proceeding on substantially equivalent settlement terms, or (B) any such litigation or other Proceedings (x) that do not impose equitable relief on or involve the admission of wrongdoing by the Company or any Company Subsidiary or any of its or their officers or directors, or establish a materially adverse precedent for similar settlements by Parent and the Parent Subsidiaries and (y) where amounts paid in such settlement are less than $1,000,000 individually and $5,000,000 in the aggregate;

(o) (i) make, change or rescind any material Tax election, (ii) change or adopt any annual Tax accounting period or adopt (other than in the ordinary course of business) or change any material method of Tax accounting, (iii) file any amended income Tax Return or material non-income Tax Return (including any hotel occupancy Tax Return), (iv) settle or compromise any material Tax liability or any audit or other proceeding relating to a material Tax or surrender any right to claim a material refund of Taxes, (v) seek any Tax ruling from any taxing authority, (vi) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or any binding agreement with any tax authority pursuant to a voluntary disclosure or compliance program offered by such tax authority to permit taxpayers to voluntarily disclose any potential outstanding tax liability, or (vii) otherwise undertake the Tax restructuring project described by the Company as “Project Simplify”;

(p) make or agree to make any capital expenditure or expenditures, or enter into any agreements or arrangements providing for capital expenditures, except, in each case, for capital expenditures (i) in respect of capitalized labor, that do not exceed by more than 5%, in the aggregate, the budgeted amount therefor set forth in the capital expenditure budget made available to Parent prior to the date hereof (the “Budget”) and (ii) other capital expenditures that do not exceed by more than 10%, in the aggregate, the budgeted amount set forth in the Budget;

(q) to the extent commercially practicable, fail to maintain insurance consistent with past practices for the business of the Company and the Company Subsidiaries; or

(r) agree, authorize or enter into any Contract to do any of the foregoing or otherwise make any commitment to do any of the foregoing.

Parent will, promptly following the date hereof, designate two individuals from either of whom the Company may seek approval to undertake any actions not otherwise permitted to be taken under Section 5.1 of this Agreement, and will ensure that such persons (or substitute(s) therefor notified to the Company in accordance with Section 8.3) will respond, on behalf of the Parent, to the Company’s requests in an expeditious manner but in any event, no later than three Business Days from delivery of the Company’s request by email or facsimile as contemplated by Section 8.3. An approval of either such individual shall constitute a consent of Parent.

5.2 Access to Information; Confidentiality.

(a) From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each Company Subsidiary to: (i) provide to the Parent and Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors and authorized agents (collectively, the “Parent Representatives”) reasonable access during normal business hours in such a manner as not to interfere

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unreasonably with the operation of any business conducted by the Company or any Company Subsidiary, upon prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each Company Subsidiary and to the books and records thereof, (ii) use commercially reasonable efforts to furnish during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each Company Subsidiary as the Parent or the Parent Representatives may reasonably request including monthly, quarterly, and annual unaudited financial statements prepared in the ordinary course of business and delivered to Parent within 45 days of the relevant period end, as applicable (“Interim Financial Reports”); provided, however, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes that doing so would: (A) result in the loss of attorney-client privilege (but the Company shall use its reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (B) result in the disclosure of any trade secrets of third parties or violate any obligations existing on the date hereof of the Company or any Company Subsidiary with respect to confidentiality to any Third Party or otherwise breach, contravene or violate any effective Contract existing on the date hereof to which the Company or any Company Subsidiary is a party, or (C) breach, contravene or violate any applicable Law (including Competition Laws).

(b) Each of the Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 5.2 for any competitive or other purpose unrelated to the consummation of the Merger. The Non-Disclosure Agreement, dated December 18, 2014, by and between the Parent and the Company (the “Confidentiality Agreement”), shall apply with respect to information furnished under this Section 5.2 by the Company, the Company Subsidiaries and their Representatives, including the provisions therein regarding “Highly Confidential Information.” Prior to the Closing, each of the Parent and its affiliates shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company’s senior leadership team), customers, suppliers, distributors of the Company or its Subsidiaries regarding the post-closing operation of the business of the Company where the purpose of such communication is to initiate, encourage or solicit a change in such Person’s relationship with the Company or any Company Subsidiary, this Agreement or the Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3 No Solicitation.

(a) Subject to Section 5.3(b), from and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article 7, (x) the Company shall not, and shall cause the Company Subsidiaries not to, and shall use reasonable best efforts to cause the Company Representatives not to on behalf of the Company, directly or indirectly: initiate, solicit or take any action to knowingly encourage or take any other action intended to facilitate (including by way of providing material non-public information) the submission of, any Acquisition Proposal or engage in any discussions or negotiations with respect to any Acquisition Proposal (other than informing any Third Party in writing of the existence of the provisions contained in this Section 5.3), except that the Company may ascertain facts from any Person making an Acquisition Proposal for the purpose of the Company Board informing itself about such Acquisition Proposal and the Third Party making it. Neither the Company Board nor any committee thereof shall (i) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or, if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within 10 Business Days of the request of Parent and reaffirm the Company Board Recommendation within such 10 Business Day period upon such request, (ii) withdraw, change or qualify, or propose publicly to withdraw, change or qualify, in any such case in a manner adverse to the Parent or Merger Sub, the Company Board Recommendation, (iii) approve or cause the Company to enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal, or (iv) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i), (ii) or (iv) of this sentence (to the extent related to the foregoing clauses (i) or (ii) of this sentence), a “Change of Board Recommendation”). The Company shall (A) promptly

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cease and cause (or in the case of the Company Representatives, use reasonable best efforts to cause) to be terminated any discussion or negotiation with any Persons conducted prior to the date hereof by the Company, the Company Subsidiaries or any of the Company Representatives with respect to any Acquisition Proposal, (B) request the prompt return or destruction of all information previously furnished to any such Person or its representatives and written certification of such return or destruction, (C) only waive any “standstill” provisions binding such Person or its representatives of which the Company is a beneficiary on the condition that such Person shall not in any way restrict the Company or the Company Representatives from complying with its obligations under this Section 5.3, provided that the Company must notify Parent of any such waiver within 24 hours, and (D) take such action as is reasonably necessary to enforce against such Person or its representatives any confidentiality provisions or provisions of similar effect to which the Company or any Company Subsidiary is a party or of which any of them is a beneficiary.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date hereof and prior to the receipt of the Company Stockholder Approval (i) the Company has received a bona fide unsolicited written Acquisition Proposal from a Third Party, (ii) the Company has not breached this Section 5.3 in any material respect with respect to such Acquisition Proposal and (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, then the Company may, subject to providing prior written notice to the Parent of its decision to take such action and compliance with Section 5.3(c), (A) furnish information with respect to the Company and the Company Subsidiaries to the Third Party making such Acquisition Proposal, its representatives and potential sources of financing and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Company (x) will not, and will cause the Company Subsidiaries not to and` will instruct the Company Representatives not to disclose any information to such Person without first entering into an Acceptable Confidentiality Agreement with such Person and (y) will provide to the Parent any material information concerning the Company or the Company Subsidiaries provided or made available to such other Person which was not previously provided or made available to the Parent as promptly as practicable (and in any event within 48 hours).

(c) The Company shall promptly (and in any event within 24 hours) notify the Parent in writing in the event that the Company receives any Acquisition Proposal or of any request for information relating to the making of any Acquisition Proposal, and shall keep Parent informed of the material proposed terms (including amendments or proposed amendments thereto) of any such Acquisition Proposal. The Company shall notify the Parent orally and in writing promptly (and in any event within 24 hours) of the identity of such Person and provide to Parent a copy of such Acquisition Proposal (or, where no such copy is available, a reasonable description, including the identity of the other party and all material terms, of such Acquisition Proposal). Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours after such determination) advise the Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b).

(d) Notwithstanding anything to the contrary contained in Section 5.3(a), if the Company has received a bona fide written Acquisition Proposal that did not result from a breach of this Section 5.3 and the Company Board determines, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal, the Company Board may at any time prior to receipt of the Company Stockholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal or fail to include the Company Board Recommendation in the Proxy Statement and/or (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, in either case subject to the requirements of this Section 5.3(d). The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(d) or terminate this Agreement pursuant to this Section 5.3(d) and Section 7.1(f) unless the Company shall have provided to the Parent at least three Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify the material terms and conditions of such Acquisition Proposal (including the identity of the Person making such

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Acquisition Proposal), and shall have provided to the Parent a copy of the available proposed transaction agreement and all other definitive agreements to be entered into in connection with such Acquisition Proposal, and:

(i) during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and intended to cause the relevant proposal to no longer constitute a Superior Proposal; and

(ii) the Company Board shall have considered in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Parent (the “Proposed Changed Terms”) no later than 11:59 a.m., New York City time, on the last day of the Notice Period and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

In the event of any material revisions to such Superior Proposal offered in writing by the party making such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(d) with respect to such new written notice, except that the Notice Period shall be 48 hours with respect to any such revised Superior Proposal, but no such new written notice shall shorten the original Notice Period.

(e) Notwithstanding anything to the contrary contained in Section 5.3(a), in circumstances other than in response to an Acquisition Proposal as provided in Section 5.3(d), the Company Board may at any time prior to obtaining the Company Stockholder Approval effect a Change of Board Recommendation if (i) the Company Board determines that an Intervening Event has occurred and is continuing and (ii) the Company Board determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties to the stockholders of the Company, but such Change of Board Recommendation shall not occur until a time that is after the third Business Day following the Parent’s receipt of written notice from the Company advising the Parent of all available material information with respect to such Intervening Event and stating that it intends to make a Change of Board Recommendation, and provided that (A) during such three Business Day period the Company has negotiated in good faith with the Parent to the extent the Parent wishes to negotiate to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board to proceed with the Company Board Recommendation and (B) at the end of such three Business Day period, the Company Board maintains its determination described in this clause (ii) (after taking into account any adjustments offered in writing by the Parent to the material terms and conditions of this Agreement).

(f) Nothing contained in this Section 5.3 shall prohibit the Company Board from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties or, based on the advice of outside counsel, violate applicable Law. The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

5.4 SEC Filings; Other Actions.

(a) As promptly as reasonably practicable after the execution of this Agreement, but no later than within 20 Business Days, the Company shall prepare and file with the SEC a proxy statement relating to the approval of this Agreement by the Company’s stockholders (as amended and supplemented from time to time, the “Proxy Statement”), which shall, subject to Section 5.3, include the Company Board Recommendation.

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Notwithstanding the foregoing sentence and the 20 Business Day requirement, the Company shall be permitted to amend the Proxy Statement to provide additional disclosure required by applicable Law in connection with the Company’s annual meeting of stockholders no later than 10 Business Days after the initial filing of the Proxy Statement. Parent and Merger Sub, and their counsel, shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by the Parent and Merger Sub or their counsel. The Company shall use all reasonable efforts to respond as promptly as practicable to comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Meeting as promptly as practicable after the date of this Agreement, and in no event more than five Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement. The Company shall provide Parent and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review any such responses and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their affiliates as promptly as practicable after the date hereof.

(b) Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the DGCL, the Company Charter, and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), with the record date and meeting date of the Company Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated hereby (including by postponing or adjourning the Company Meeting by up to an aggregate of 10 Business Days, after consultation with Parent, to allow additional solicitation of votes if necessary in order to obtain the Company Stockholder Approval). The Company may also postpone or adjourn the Company Meeting, limited in the case of the following clause (ii) by up to an aggregate of 10 Business Days (i) with the consent of the Parent, (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal and financial advisors is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting or (iv) if required by Law.

(c) At the Company Meeting or any postponement or adjournment thereof, the Parent shall vote, or cause to be voted, all of the Shares, if any, then owned by the Parent, Merger Sub or any of their respective controlled affiliates in favor of the adoption of this Agreement and approval of the Merger and to deliver or provide, in its capacity as a stockholder of the Company, any other approvals that are required by applicable Law to effect the Merger.

5.5 Appropriate Action; Consents; Filings.

(a) Subject to Section 5.5(b) the Company, the Parent and Merger Sub shall use their best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) take such actions as may be required to cause the expiration of the notice periods under Competition Laws with respect to such transactions as promptly as practicable after the execution of this Agreement, (iii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals,

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authorizations or Orders required to be obtained by the Parent, Merger Sub or the Company, or any of their respective Subsidiaries in order to effect the Closing by not later than two Business Days prior to the Outside Date (or if extended, the Extended Outside Date or Second Extended Outside Date, as then applicable) and to avoid any action or proceeding by any Governmental Entity (including those in connection with Competition Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iv) cause the satisfaction of all conditions set forth in Article 6, (v) vigorously defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement, in each case until the issuance of a final, non-appealable Order, (vi) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, non-appealable Order, (vii) as promptly as practicable, make or cause to be made all necessary applications and filings (and in any event file all required HSR Act notifications within ten Business Days after the date hereof), and thereafter make any other required submissions, and pay any fees due in connection therewith (all such fees to be solely the responsibility of, and to be paid by, the Parent and Merger Sub), with respect to this Agreement or the Merger required under any Competition Laws, and (viii) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement, the Merger required under any Competition Laws and any other applicable Law. The Company, the Parent and Merger Sub shall cooperate with each other in connection with (x) preparing and filing the Proxy Statement and any Other Filings, (y) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Merger and (z) seeking any such actions, consents, approvals or waivers or making any such filings. The Company and the Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. No parties to this Agreement shall consent to any voluntary delay of the Closing at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, delayed or conditioned. The Parent and the Company shall not, except as may be consented to in writing by the other party, directly or indirectly through one or more of their respective affiliates, take any action, including acquiring or making any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that would reasonably be expected to cause a material delay in the satisfaction of the conditions contained in Article 6 or the consummation of the Merger.

(b) Notwithstanding anything to the contrary in Section 5.5(a), the Parent agrees to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under any Competition Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as reasonably practicable (and in any event, no later than the Second Extended Outside Date), including (A) proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of the Company or any of its Subsidiaries, or (B) accepting any operational restrictions or otherwise taking or committing to take actions that limit the Parent’s or any Parent Subsidiary’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of the Company or any of its Subsidiaries in each case, as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other Order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing, as applicable; provided, however, that neither Parent nor any Parent Subsidiary shall be required to propose, negotiate, commit to, effect, or accept any of the actions specified in Section 5.5(b)(A) or 5.5(b)(B)if such actions would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole. In addition, Parent shall use its best efforts to defend through litigation on the merits any claim asserted before any court or administrative body with applicable jurisdiction by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring on or prior to the Second Extended Outside Date (as it may be extended).

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(c) The Company and the Parent shall give (or shall cause their respective Subsidiaries to give) any notices to Third Parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain the Third Party consents, approvals or waivers identified on Schedule 5.5(c) and the Company and Merger Sub shall coordinate and cooperate in seeking any such consents, approvals or waivers. In the event that either party shall fail to obtain any Third Party consent described in the first sentence of this Section 5.5(c) such party shall take any such actions reasonably requested by the other party hereto (at such other party’s sole cost and expense), to minimize any adverse effect upon the Company and the Parent, their respective Subsidiaries, and their respective businesses resulting, or which would reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

(d) Without limiting the generality of anything contained in this Section 5.5, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, Investigation, action or Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, Investigation, action or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement; and (iv) promptly provide to the other parties copies of any written communications received or provided by such party, or any of its Subsidiaries, from or to any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, Investigation, action or Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, Investigation, action or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, Investigation, action or Proceeding.

(e) Nothing contained in this Agreement shall give the Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

(f) Prior to the Effective Time, the Company shall use its reasonable best efforts to cause the Company Representatives to, provide all customary cooperation, including provision of customary financial information, that is reasonably requested by Parent or Merger Sub in connection with any third-party debt financing obtained by Merger Sub for the purpose of financing the Merger (it being understood that the receipt of any such debt financing is not a condition to the Merger); provided, however, that (i) no such cooperation shall be required to the extent it would (A) unreasonably disrupt the conduct of the Company’s business or (B) require the Company or the Company Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified and (ii) the Company and the Company Subsidiaries shall not be required to execute any credit or security documentation or similar agreement prior to the Effective Time.

(g) The Company shall use reasonable best efforts to deliver to Parent and Merger Sub at least three Business Days’ (or such later day as shall be reasonably practicable) prior to the Effective Time a customary payoff letter with respect to the Credit Agreement, dated as of March 25, 2013, among the Company, Credit Suisse AG, as administrative agent, collateral agent, L/C issuer and swingline lender, and the lenders from time to time party thereto (as amended, supplemented, modified, refinanced or replaced, the “Existing Loan Agreement”). The Company shall use reasonable best efforts to facilitate the termination and repayment in full of all obligations under the Existing Loan Agreement, and the release of any liens and termination of all guarantees

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in connection therewith, at, and subject to the occurrence of, the Effective Time; provided that the Company shall have the necessary funds on hand, or shall have received from Parent the funds necessary, to pay in full such obligations. Parent shall reimburse the Company for any out-of-pocket expenses incurred by the Company pursuant to this Section 5.5(g).

(h) The Company shall use reasonable best efforts to cooperate with Parent and Merger Sub in connection with (i) the replacement, backstopping or amendment, as of the Effective Date, of outstanding financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments and obligations of the Company and the Company Subsidiaries, including granting any waivers in respect thereof and facilitating the migration of such financial products to the facilities of Parent or its affiliates and (ii) the satisfaction or amendment, as of the Effective Date, of derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts, option agreements), in each case as reasonably requested by Parent. Parent shall reimburse the Company for any out-of-pocket expenses incurred by the Company pursuant to this Section 5.5(h).

5.6 Certain Notices. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7, unless prohibited by applicable Law each party hereto shall promptly notify the other party hereto of any material change, effect, development or any event that would reasonably be expected to cause any condition to the obligations of any party to effect the Merger or any other transactions contemplated by this Agreement not to be satisfied. Any such notice pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article 6 have been satisfied or give rise to any right of termination set forth in Article 7.

5.7 Public Announcements. So long as this Agreement is in effect, the Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall use their reasonable best efforts to cause their respective advisors not to, issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) to the extent required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, or (b) with respect to any press release or other public statement by the Company expressly permitted by Section 5.3. The press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and the Parent. The Company shall file a current report on Form 8-K with the SEC attaching its press release and copy of this Agreement as exhibits.

5.8 Employee Benefit Matters.

(a) From and after the Effective Time and for a period ending one year following the Effective Time, the Parent shall (i) provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide to each employee of the Company and Company Subsidiaries immediately prior to the Effective Time (each a “Continuing Employee”) base compensation or wages and target annual cash bonus opportunity that is not less favorable than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (ii) provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide benefits (including equity award compensation and long-term compensation, but excluding severance) to each Continuing Employee that, taken as a whole, have a value that is not less favorable in the aggregate than the benefits (including equity award compensation and long-term compensation, but excluding severance) provided to similarly situated employees of the Parent Subsidiaries, excluding the Continuing Employees.

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(b) From and after the Effective Time, the Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to, assume, honor and continue during the one-year period following the Effective Time or, if sooner, until all obligations thereunder have been satisfied, all of the Company’s employment, severance, retention and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreement between the Company and any Continuing Employee) set forth in Section 3.11(a) of the Company Disclosure Schedule, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), without any amendment or modification, other than (i) any amendment or modification made in accordance with the terms of the applicable arrangement, (ii) any amendment or modification required to comply with applicable Law or (iii) as consented to by the parties thereto.

(c) Without limiting the generality of Section 5.8(a), Parent shall consult in good faith with the Company’s senior management team to reasonably determine the level of payments to Continuing Employees pursuant to the Company’s cash incentive plans with respect to the annual performance period in which the Effective Time occurs.

(d) With respect to benefit plans maintained by the Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Continuing Employee’s service with the Company or any Company Subsidiary, as reflected in the Company’s records, shall be treated as service with the Parent or any of the Parent Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan.

(e) The Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Benefit Plan immediately prior to the Effective Time. The Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

(f) Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture and shall not limit future accrual; provided, however, that vacation and paid time off will not carry over from one year to the next or be cashed out except as required by applicable Law.

(g) Any Continuing Employee who participates in the Company’s Performance-Based Annual Incentive Plan (“AIP”) and who experiences a Qualifying Termination on or after the Effective Time and prior to the payment of the annual bonus in respect of calendar year 2015 shall be entitled to receive from the Surviving Corporation a bonus in respect of calendar year 2015 under the AIP equal to the product determined by multiplying (i) the actual bonus that such individual would have earned for the full calendar year based on actual performance and results and (ii) a fraction, the numerator of which is the lesser of (A) 365 and (B) the total number of days elapsed from and including January 1, 2015 through and including the date of the Qualifying

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Termination, and the denominator of which is 365, with any such bonus paid at such time as the Surviving Corporation pays annual bonuses to Continuing Employees generally; provided, however, that if any Continuing Employee is entitled to a prorated bonus in the event of a Qualifying Termination under any Benefit Plan, there shall be no duplication of benefits as a result of this provision.

(h) The parties agree to the additional items set forth in Section 5.8(h) of the Company Disclosure Schedule.

(i) Without limiting the generality of Section 8.10, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of the Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require the Parent, the Surviving Corporation or any of their respective affiliates to continue any Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Benefit Plans or other employee benefit plans, programs or Contracts.

5.9 Indemnification of Directors and Officers.

(a) For six years after the Effective Time, the Surviving Corporation and the Parent shall indemnify and hold harmless all past and present directors, officers and employees of the Company or any Company Subsidiary (collectively, the “Covered Persons”) to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Charter, the Company Bylaws, the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of any Company Subsidiary and indemnification agreements, if any, in existence on the date of this Agreement and made available prior to the date hereof to the Parent with any directors, officers and employees of the Company or any Company Subsidiary (“Provided Indemnification Agreements”) arising out of acts or omissions in their capacity as directors, officers or employees of the Company or any Company Subsidiary occurring at or prior to the Effective Time. Without limiting the foregoing, the Parent further agrees, and the Parent will cause the Surviving Corporation to, indemnify and hold harmless the directors and officers of the Company to the fullest extent permitted by Law for acts or omissions occurring in connection with the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby. The Surviving Corporation and the Parent shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 5.9(a) in accordance with the procedures set forth in the Company Charter, the Company Bylaws, the certificate of incorporation and bylaws, or equivalent organizational documents, of any Company Subsidiary, and Provided Indemnification Agreements, if any; provided, however, that the Covered Person to whom expenses are advanced shall undertake to repay such advanced expenses to the Parent and the Surviving Corporation, if it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that such Covered Person is not entitled to indemnification pursuant to this Section 5.9(a). Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.9(a) shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(b) For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Charter and the Company Bylaws. Following the Effective Time, the Provided Indemnification Agreements, if any, shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

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(c) For not less than six years from and after the Effective Time, the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, maintain for the benefit of the Company’s directors and officers, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy (true and complete copies which have been previously made available to Merger Sub) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; except, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained (whether by Parent, the Company or otherwise) prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of at least six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) In the event the Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.9.

(e) The obligations under this Section 5.9 shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns) without the consent (not to be unreasonably withheld, conditioned or delayed) of such affected indemnitee (or their respective successors and assigns) (it being expressly agreed that the Covered Persons (including successors and assigns) shall be Third Party beneficiaries of this Section 5.9). In the event of any breach by the Surviving Corporation or the Parent of this Section 5.9, the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 5.9 as such fees are incurred upon the written request of such Covered Person.

5.10 Parent Agreements Concerning Merger Sub. The Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. The Parent shall, promptly following execution of this Agreement, cause the applicable Parent Subsidiary to approve and adopt this Agreement in its capacity as sole stockholder of Merger Sub and deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

5.11 Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, the Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.

5.12 Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a “covered person” of the Company for

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purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Shares, Company Options or Company RSUs pursuant to this Agreement, including the Merger, shall be an exempt transaction for purposes of Section 16.

5.13 Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, including the Merger, and no such settlement shall be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity and there shall not be in effect any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that prevents the consummation of the Merger.

(c) Any required waiting period or approval under the Competition Laws identified in Section 4.4 of the Parent Disclosure Schedule applicable to the transactions contemplated by this Agreement shall have expired or been earlier terminated or have been obtained.

6.2 Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) of the following conditions:

(a) Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

(b) The Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

(c) The Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of the Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3 Conditions to Obligations of the Parent and Merger Sub Under This Agreement. The obligations of the Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by the Parent and Merger Sub) of the following conditions:

(a) Each representation and warranty of the Company (i) contained in Sections 3.2(a), (b) and (c) shall be true and correct in all but de minimis respects as of the date of this Agreement and at and as of the Closing

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Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all but de minimis respects as of such date or time); (ii) contained in Sections 3.10(b) and 3.20 shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time); (iii) contained in Section 3.1(a), Section 3.2(d), (e), (f) and (g), Section 3.3, Section 3.4, Section 3.22 and Section 3.23 shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); and (iii) otherwise set forth in Article 3, without giving effect to any qualifications as to materiality (except in the cases of clause (i) of the second sentence of Section 3.7(a) and Section 3.7(b) and the second sentence of Section 3.8) or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

(b) the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date (other the covenants and agreements in Section 5.5(f)).

(c) a Company Material Adverse Effect shall not have occurred since the date of this Agreement and be continuing.

(d) the Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

6.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Section 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Section 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned by action taken or authorized by the board of directors of the terminating party or parties:

(a) By mutual written consent of the Parent and the Company, by action of their respective boards of directors, at any time prior to the Effective Time;

(b) By either the Company or the Parent, if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) By either the Company or the Parent, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order or other action shall have become final and non-appealable; provided, that the right to terminate this

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Agreement pursuant to this Section 7.1(c) shall be available only if the party seeking to terminate this Agreement shall have complied with its obligations under Section 5.5 to resist, resolve or lift, as applicable, such Order before asserting the right to terminate under this Section 7.1(c);

(d) By either the Company or the Parent if (i) the Effective Time shall not have occurred on or before August 12, 2015 (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions in Article 6 other than Sections 6.1(b) or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or have been waived by the Parent and Merger Sub or the Company, as applicable, then the Parent or the Company may, by written notice to the other party, extend the Outside Date to November 12, 2015 (the “Extended Outside Date”); provided, further, that in the event that at the Extended Outside Date all of the conditions in Article 6 other than Section 6.1(b) or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by the Parent and Merger Sub or the Company, as applicable, then the Parent or the Company may further extend the Extended Outside Date from time to time by additional period(s) of no more than one month but ultimately to a date no later than February 12, 2016 (the “Second Extended Outside Date”), provided, further, that in the event that at the Second Extended Outside Date all of the conditions in Article 6 other than Section 6.1(b) or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or have been waived by the Parent and Merger Sub or the Company, as applicable, and at such time there shall exist any claim asserted in court by a party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prohibit the Merger or otherwise prevent the Closing, then the Company may further extend the Second Extended Outside Date to May 12, 2016.

(e) By the Parent, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company Board shall have effected a Change of Board Recommendation (it being understood and agreed that any written notice of the Company’s intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) or (e) shall not result in the Parent or Merger Sub having any termination rights pursuant to this Section 7.1(e)) or the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; provided, that the Parent’s right to terminate this Agreement pursuant to this Section 7.1(e)(i) shall expire at 5:00 p.m. (New York City time) on the 15th calendar day following the date on which the event permitting such termination occurred or (ii) the Company shall have entered into a merger agreement, letter of intent or other similar agreement relating to an Acquisition Proposal;

(f) By the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board determines to accept, and the Company promptly thereafter enters into a definitive agreement providing for, a Superior Proposal, but only if the Company shall have complied in all material respects with its obligations under Section 5.3 with respect to such Superior Proposal; provided, however, that the Company shall have prior to or concurrently with such termination paid the Termination Fee to or for the account of the Parent pursuant to Section 7.2;

(g) By the Parent, at any time prior to the Effective Time, if: (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in either case, such that any condition to the Merger contained in Section 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) Merger Sub shall have delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the applicable Outside Date or, in the case of other breaches, at least 45 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in all material respects, it being understood that such 45-day period shall apply only to the extent the Company continues during such period to diligently pursue efforts to cure such breach; provided, however, that the Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach by the Parent or Merger Sub of its material representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects; or

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(h) By the Company, at any time prior to the Effective Time, if: (i) there has been a breach by the Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) the Company shall have delivered to Merger Sub written notice of such breach and (iii) either such breach is not capable of cure prior to the applicable Outside Date or, in the case of other breaches, at least 45 days shall have elapsed since the date of delivery of such written notice to Merger Sub and such breach shall not have been cured in all material respects, it being understood that such 45-day period shall apply only to the extent the Parent or Merger Sub, as applicable, continues during such period to diligently pursue efforts to cure such breach; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by the Company of its material representations, warranties or covenants contained in this Agreement, and such or breach shall not have been cured in all material respects.

7.2 Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and this Agreement shall become void and there shall be no liability or obligation on the part of the Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, except that (i) Section 5.2(b), Section 5.7, this Section 7.2 and Article 8 shall survive such termination and (ii) nothing herein shall relieve any party from liabilities or damages incurred or suffered as a result of a Willful and Material Breach by the Company, on the one hand, or the Parent or Merger Sub, on the other hand, of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement; provided, that the Parent and Merger Sub shall not be relieved of any liability or damages resulting from termination of this Agreement by the Company as a result of a breach of Section 4.8 (Sufficient Funds) or the obligations of the Parent and Merger Sub to effect the Merger upon the terms and subject to the conditions set forth in this Agreement (provided, that the foregoing proviso shall only apply in circumstances in which the Company has sought specific performance of Parent and Merger Sub’s obligation to effect the Merger (as contemplated by Section 8.14), but such remedy was not available or granted in connection with such breach).

(b) The parties hereto agree that if this Agreement is terminated by Parent pursuant to Section 7.1(e) or the Company pursuant to Section 7.1(f), then the Company shall pay to the Parent prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by the Parent, a termination fee equal to $57,500,000 (the “Company Termination Fee”).

(c) The parties hereto agree that if (x) this Agreement is terminated pursuant to Section 7.1(b) as a result of the failure to obtain the Company Stockholder Approval, (y) after the date hereof and prior to the date of the Company Meeting, an Acquisition Proposal is made to the Company or the Company Board and not withdrawn at least 10 days before the date such meeting is held (taking into account adjournments) (the “Subject Acquisition Proposal”) and (z) the Company or any Company Subsidiary enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, in either such case within 12 months after such termination, then the Company shall pay, (i) $10,000,000 as reimbursement of Parent’s expenses in connection with the negotiation and execution of this Agreement, and pursuit of the transactions contemplated hereby (the “Expense Reimbursement”) to the Parent, no later than two Business Days after entry into a definitive agreement with respect to such an Acquisition Proposal and (ii) the Company Termination Fee to the Parent, no later than two Business Days after the consummation of such an Acquisition Proposal or, if earlier and Parent has terminated this Agreement pursuant to Section 7.1(b) and the Company enters into a definitive agreement with the Person that made the Subject Acquisition Proposal, the 12 month anniversary of the date of the termination of this Agreement. For purposes of this Section 7.2(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “25%” shall be deemed to be references to 50.01%.

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(d) The parties hereto agree that if this Agreement is (x) terminated pursuant to Section 7.1(g) other than for a breach of Section 5.3, (y) the breach by the Company giving rise to Parent’s termination right under Section 7.1(g) occurred on or after the date that an Acquisition Proposal is made to the Company or publicly to the stockholders of the Company and (z) the Company or any Company Subsidiary enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, in either such case within 12 months after such termination, then the Company shall pay (i) the Expense Reimbursement to the Parent no later than two Business Days after entry into a definitive agreement with respect to such an Acquisition Proposal and (ii) the Company Termination Fee to the Parent, no later than two Business Days after the consummation of such an Acquisition Proposal or, if earlier and Parent has terminated this Agreement pursuant to Section 7.1(g) as the result of a Willful and Material Breach, the 12 month anniversary of the date of the termination of this Agreement. For purposes of this Section 7.2(d), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “25%” shall be deemed to be references to 50.01%.

(e) The parties hereto agree that if (x) this Agreement is terminated by Parent pursuant to Section 7.1(g) as a result of a breach of Section 5.3, and (y) the Company or any Company Subsidiary enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, in either such case within 12 months after such termination, then the Company shall pay (i) the Expense Reimbursement to the Parent, no later than two business days following entry into a definitive agreement with respect to such an Acquisition Proposal and (ii) the Company Termination Fee to the Parent, no later than two Business Days after the consummation of such an Acquisition Proposal or, if earlier and Parent has terminated this Agreement pursuant to Section 7.1(g) as the result of a Willful and Material Breach of Section 5.3, the 12 month anniversary of the date of the termination of this Agreement. For purposes of this Section 7.2(e), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “25%” shall be deemed to be references to 50.01%.

(f) To the extent a Company Termination Fee becomes payable, any Expense Reimbursement previously paid shall be deducted from the Company Termination Fee.

(g) The parties hereto agree that if this Agreement is terminated by Parent or the Company pursuant to (x) Section 7.1(d), but only in the event that (i) one or more of the conditions set forth in Section 6.1(b) or 6.1(c) has not been satisfied (but only, in the case of Section 6.1(b), if the failure to meet such condition is a result of the HSR Act or the Competition Law approvals identified in Section 4.4 of the Parent Disclosure Schedule and the Company is not otherwise in Willful and Material Breach of Section 5.5 of this Agreement) and (ii) all of the other conditions set forth in Article 6 have been satisfied or waived (other than conditions that by their nature can only be satisfied on the Closing Date) or (y) Section 7.1(c) (but only if such Order arises under the HSR Act or other Competition Laws and the Company is not otherwise in Willful and Material Breach of Section 5.5 of this Agreement), then within two Business Days after such termination, Parent shall pay, or cause to be paid, to the Company a fee of $115,000,000 in cash (the “Parent Termination Fee”).

(h) Any payment of the Company Termination Fee or the Expense Reimbursement shall be made by wire transfer of immediately available funds to an account designated in writing by Parent. Any payment of the Parent Termination Fee shall be made by wire transfer of immediately available funds to an account designated in writing by the Company.

(i) Each of the parties acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion and in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(j) In circumstances where the Company Termination Fee or the Parent Termination Fee is payable in accordance with Sections 7.2(b), 7.2(c), 7.2(d), 7.2(e) or 7.2(g), Parent’s receipt of the Company Termination

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Fee (if received) from or on behalf of the Company or the Company’s Receipt of the Parent Termination Fee (if received) shall be the Parent’s and Merger Sub’s sole and exclusive remedy (in the case of a Company Termination Fee) and the Company’s sole and exclusive remedy (in the case of a Parent Termination Fee) (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the other party and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, except in each case, in the event of a Willful and Material Breach as provided in Section 7.2(a).

7.3 Amendment. This Agreement may be amended by each of the Company, the Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders unless the Company Stockholder Approval is obtained again with respect to the effectiveness of such amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.4 Waiver. At any time prior to the Effective Time, the Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

8.2 Fees and Expenses. Subject to Section 7.2, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

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8.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained and delivery is followed within one Business Day pursuant to either clause (a) or (b)), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Merger Sub, addressed to it at:

Expedia, Inc.

333 108th Ave NE

Bellevue, WA 98004

Tel: (425) 679-3644

Fax: (425) 679-7251

Attention: General Counsel

Email: bdzielak@expedia.com

with a copy to (for information purposes only):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew J. Nussbaum
Nancy B. Greenbaum
Tel:	212-403-1000
Fax:	212-403-2000
Email:	AJNussbaum@wlrk.com
NBGreenbaum@wlrk.com

If to the Company, addressed to it at:

Orbitz Worldwide, Inc.

500 W. Madison Street, Suite 1000

Chicago, IL 60661

Fax: (312) 275-8177

Attention: General Counsel

Email: jim.rogers@orbitz.com

with a copy to (for information purposes only):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention:	Mark D. Gerstein
Timothy P. FitzSimons
Tel:	(312) 876-7600
Fax:	(312) 993-9767
Email:	mark.gerstein@lw.com
timothy.fitzsimons@lw.com

8.4 Certain Definitions. For purposes of this Agreement, the term:

“Acceleration Eligible Termination” means (a) a termination of employment by the Company, the Surviving Corporation, Merger Sub, the Parent and/or any affiliate of the Parent employing the applicable Continuing

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Employee (the “Employer”) for a reason other than death, disability or any of the following: (i) theft or embezzlement of property of the Employer by the Continuing Employee or dishonesty in the performance of the Continuing Employee’s duties to the Employer; (ii) an act or acts on the Continuing Employee’s part constituting (A) a felony or its equivalent under the relevant local law or (B) a crime involving moral turpitude; (iii) the Continuing Employee’s willful malfeasance or willful misconduct in connection with the Continuing Employee’s duties or any act or omission which is materially injurious to the financial condition or business reputation of the Employer; (iv) the failure of a Continuing Employee to substantially perform the Continuing Employee’s duties to the Employer (other than as a result of disability) for a period of 10 days following receipt of written notice from the Employer to the Continuing Employee of such failure; or (v) the Continuing Employee’s breach of any obligations agreed to with the Employer in writing; OR (b) a voluntary resignation by a Continuing Employee following (i) any material reduction in the Continuing Employee’s base salary; (ii) the failure of such Continuing Employee’s employer to pay compensation or benefits when due, which is deemed to be a breach of the employment relationship between the Continuing Employee and the Employer; or (iii) the primary business office for the Continuing Employee being relocated by more than 50 miles one-way; provided, however, that the foregoing events shall constitute an Acceleration Eligible Termination only if the Employer fails to cure such events within 30 days after receipt by Employer from the Continuing Employee of written notice of the event that constitutes an Acceleration Eligible Termination under this clause (b); and provided, further, that an Acceleration Eligible Termination under this clause (b) shall cease to exist with respect to an event on the 60th day following the later of its occurrence or Continuing Employee’s knowledge of such occurrence, unless the Continuing Employee has given the Employer notice of such occurrence prior to such 60th day.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not contain any standstill provision and shall not in any way restrict the Company or its Representatives from complying with its disclosure obligations under this Agreement, including with respect to such proposal.

“Acquisition Proposal” means any offer, proposal or inquiry from a Third Party concerning (a) a merger, consolidation or other business combination transaction involving the Company or any of the Company Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company and the Company Subsidiaries, (b) a sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, directly or indirectly, of assets of the Company (including Equity Interests of a Company Subsidiary) or the Company Subsidiaries constituting 25% or more of the consolidated assets, net revenues or net income of the Company and the Company Subsidiaries, in the case of assets based on their fair market value as determined in good faith by the Company Board, (c) an issuance (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 25% or more of the voting power of the Company, (d) the acquisition in any manner, directly or indirectly, by a Third Party of 25% or more of any class of equity or voting securities of the Company or any of the Company Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company and the Company Subsidiaries (“Company Material Businesses”) or (e) any combination of the foregoing (in each case, other than the Merger).

“affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. The term “affiliate” with respect to Parent or Merger Sub or any Parent Subsidiary will not be interpreted to include any of the following: (a) IAC/InterActiveCorp or its affiliates (other than Parent and the Parent Subsidiaries); (b) Liberty Interactive Corporation or its affiliates (other than Parent and the Parent Subsidiaries); and (c) solely for purposes of the fifth sentence of Section 5.5(a), eLong, Inc. and its Subsidiaries.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

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“Benefit Plan” means each (a) “employee benefit plan” (as defined in Section 3(3) of ERISA but whether or not subject to ERISA, and, for the avoidance of doubt, including any such plans referred to as schemes rather than plans in any non-U.S. jurisdiction), (b) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy, agreement, scheme or arrangement, (c) employment, consulting, severance, change in control, retention or termination plan, program, policy, agreement, scheme or arrangement or (d) other compensation or benefit plan, program, policy, agreement, scheme or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company, any Company Subsidiary or any Commonly Controlled Entity for the benefit of any Participant, or between the Company, any of the Company Subsidiaries or any Commonly Controlled Entity, on the one hand, and any Participant, on the other hand, or with respect to which any potential liability, whether absolute or contingent, is borne by the Company or any of the Company Subsidiaries, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded.

“Business Day” has the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” means the Company, any of the Company Subsidiaries or any other Person that, together with the Company, is treated as a single employer under Section 414 of the Code.

“Company Intellectual Property” means the Intellectual Property that the Company or any of the Company Subsidiaries claims to own.

“Company Material Adverse Effect” means any change, event, occurrence or development (an “Effect”) that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect, or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a), (b) and (c) of the below shall be so considered to the extent such Effect disproportionately impacts the Company relative to other companies operating in the same industry: any adverse Effect arising out of, resulting from or attributable to (a) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or the Company Subsidiaries operate in the United States or globally, (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis, (d) actions or omissions required of the Company under this Agreement or taken or not taken at the request of, or with the consent of, the Parent or any of its affiliates, (e) the negotiation, announcement, pendency or consummation of this Agreement and the Merger, including the identity of, or the effect of any fact or circumstance relating to, the Parent or any of its affiliates or any communication by the Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact on the relationship of the Company or any its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners), (f) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby, (g) the outcome of any Proceeding or Investigation involving the Company or any Company Subsidiary that has been disclosed in Section 3.14 of the Company Disclosure Schedule, (h) changes in the trading price or trading volume of Shares or any suspension of

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trading, or (i) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Representatives” means the Company’s and the Company Subsidiaries’ respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust laws of any jurisdiction other than the United States.

“Contract” or “Contracts” means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments, whether written or oral, to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“Environmental Laws” means any and all applicable Laws, binding agreements, memoranda of understanding or commitment letters which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, RCRA, the Clean Water Act, as amended, the Clean Air Act, as amended, OSHA or any other Law of similar effect.

“Environmental Permits” means any permit certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” shall mean the quotient obtained by dividing (x) the Merger Consideration by (y) the volume-weighted average price for Parent common stock for the 30 trading days prior to the Closing Date, rounded to the nearest 0.00001 (with amounts between 0.000005 and 0.0000099 rounded up).

“Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and

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performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the transactions contemplated by this Agreement.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Entity” means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government.

“Hazardous Substances” means any pollutant, contaminant, chemical, compound, toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable substance or material, or other substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (d) all guarantees of Indebtedness of others, (e) all capital lease obligations and all synthetic lease obligations, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (g) all securitization transactions, and (h) all obligations, contingent or otherwise, in respect of bankers’ acceptances.

“Intellectual Property” means all technology and intellectual property or other proprietary rights in any jurisdiction, including all: (a) inventions, discoveries, patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), social media handles and other identifiers and indicia of origin, and all applications and registrations in connection therewith; (c) all works of authorship and copyrights (whether or not published), and all applications and registrations in connection therewith, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings; (d) intellectual property rights in Software Programs; (e) mask works and industrial designs, and all applications and registrations in connection therewith; (f) trade secrets and other intellectual property rights in confidential and proprietary information (including inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations, including any and all data and collections of data); and (g) rights of attribution and integrity and other moral rights of an author.

“Intervening Event” means any event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that is material to the Company and its Subsidiaries that (a) was not known to the Company Board as of or prior to the date of this Agreement, and (b) does not involve or relate to any Acquisition Proposal.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Schedule; and (b) when used with respect to the Parent or Merger Sub, the actual knowledge of the individuals listed on Section 8.4(a) of the Parent Disclosure Schedule.

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“Law” means any applicable international, national, provincial, state, municipal, local and common laws, treaties, statutes, ordinances, decrees, bylaws, rules, regulations, ordinances or other requirements, legally binding guidance, Orders, consent decrees, permits, policies, restrictions or licenses of any Governmental Entity, in each case, having the force of law.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, occupancy right, community property interest or other restriction of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Open Source License” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, and any similar license for “free,” “publicly available” or “open source” software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License and the MIT License.

“Order” means any judgment, order, decision, writ, injunction, decree, stipulation, assessment, legal or arbitration award, ruling or other finding or agency requirement or settlement or consent agreement.

“OSHA” means the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

“Other Filings” means all filings made by, or required to be made by, the Company or the Parent and Merger Sub with the SEC in connection with the transactions contemplated by this Agreement, other than the Proxy Statement.

“Outside Date” means the Initial Outside Date, the Extended Outside Date, or the Second Extended Outside Date, as applicable.

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents or materially impairs or materially delays the consummation of the Merger or performance by the Parent or Merger Sub of any of their material obligations under this Agreement.

“Parent Subsidiary” means any Subsidiary of the Parent (except that for purposes of Section 5.8 only, shall not include eLong, Inc. and Trivago GmbH, or their Subsidiaries).

“Participant” means each current or former director, officer, employee or independent contractor of the Company or any of the Company Subsidiaries.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business for amounts not yet due and payable, (c) ordinary course non-exclusive licenses of Intellectual Property in existence on the date hereof, (d) with respect to the Leased Real Property, Liens not securing Indebtedness disclosed on existing title reports or existing surveys made available to the Parent, and (e) such other Liens which would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Company and the Company Subsidiaries as currently conducted or detract from the use, occupancy, value or marketability of the property affected by such Lien.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

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“Personal Data” shall mean any information about an identifiable individual, including: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, social insurance number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person and for greater certainty includes all such information with respect to employees; (ii) any (A) persistent identifier, such as IP address or machine I.D. associated with an individual; (B) Protected Health Information (as such term is defined in HIPAA); (C) Nonpublic Personal Information (as such term is defined in Gramm–Leach–Bliley Act); (D) “personal data,” including “sensitive” personal data, subject to regulation under European Union member state implementations of European Commission Directive 95/46/EC; or (E) Secure Flight Passenger Data or other passenger information subject to the regulations set forth in 49 CFR Part 1560 (including Redress Control Numbers and Known Traveler Numbers); and (iii) any other information from or about an individual that alone or in combination with other information could be used to identify an individual. Personal Data also includes any information not listed above if such information is defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” or “personal information” under any applicable Law and is regulated by such Law.

“Privacy and Security Obligations” means (i) all applicable Laws governing the collection, use, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of Personal Data, including any marketing or advertising using such Personal Data, by the Company or any Company Subsidiary; (ii) each Privacy Policy of the Company and each Company Subsidiary; (iii) all Contracts and third party privacy policies that Company or any Company Subsidiary has been or is contractually obligated to comply with, including any requirement set forth in any Contract binding the Company or any Company Subsidiary with respect to its treatment of any Personal Data and (iv) any rules of any applicable self-regulatory organizations in which the Company or any Company Subsidiary is or has been a member and/or that the Company or any Company Subsidiary is obligated to comply with under any Contract or Law, including the Payment Card Industry Data Security Standard and payment network requirements.

“Privacy Policy” shall mean any past or present privacy policy or written privacy- or security-related representation or obligation of the Company or any Company Subsidiary, including any such policy, written representation or obligation relating to: (i) the privacy of users of any website, service or product operated by or on behalf of the Company or any Company Subsidiary or (ii) the collection, use, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Personal Data.

“Proceedings” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, grievances, audits, investigations, examinations or other proceedings, in each case, by or before any Governmental Entity, including before the U.S. Patent and Trademark Office.

“Purchaser” means the wholly owned Subsidiary of Parent that is the direct parent of Merger Sub.

“Qualifying Termination” shall mean, with respect to a Continuing Employee, (a) if such Continuing Employee is covered by the Company’s Severance Plan for Group Vice Presidents and Senior Vice Presidents or the Company’s Change in Control Plan for Vice Presidents, a termination without “Cause” or a “Constructive Termination” as such terms are defined in the applicable plan, and (b) for all other Continuing Employees, an Acceleration Eligible Termination.

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of common stock, par value $0.01 per share, of the Company.

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“Software Programs” means computer programs (whether in source code, object code or other form), including any and all software implementations of algorithms, models and methodologies, and all documentation, including user manuals and training materials, related to any of the foregoing.

“Subsidiary” of the Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which the Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means a bona fide written Acquisition Proposal (except (i) the references therein to “25%” shall be replaced by “50.01%” and (ii) an Acquisition Proposal shall only be deemed to refer to a transaction involving the Company and not any of its Subsidiaries or Company Material Businesses alone) made by a Third Party which, in the good faith judgment of the Company Board (after consultation with its financial advisors and outside counsel), taking into account such factors as the Company Board considers in good faith to be appropriate (including the transaction consideration, conditionality, timing, certainty of financing and likelihood of consummation of such proposals ), is superior, for the Company’s stockholders, to the Merger (taking into account all of the terms of any proposal made by Parent to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement).

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Governmental Entity responsible for the administration of Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means (a) all taxes, fees, levies, duties, tariffs, imposts, payments in lieu and other charges in the nature of a tax or any other similar fee, charge, assessment or payment imposed by any Governmental Entity, including, without limitation, income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, hotel or room occupancy, accommodations, transient lodging, tourist development, tourist conventions, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, escheat or unclaimed property, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added, transactional and gains tax, and (b) any interest, penalty, fine or additional amounts imposed in respect of any of the foregoing.

“Third Party” shall mean any Person other than the Parent, Merger Sub and their respective affiliates.

“Treasury Regulations” means regulations promulgated under the Code by the IRS.

“Willful and Material Breach” means (a) with respect to any material breach of a representation and warranty, that the breaching party had Knowledge of such breach as of the date of this Agreement and (b) with respect to any material breach of a covenant or other agreement, that the breaching party took or failed to take action with Knowledge that the action so taken or omitted to be taken constituted a material breach of such covenant or agreement.

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8.5 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Acquisition Proposal”	Section 8.4

“Agreement”	Preamble

“AIP”	Section 5.8(g)

“Assumed RSU”	Section 2.4(b)

“Book-Entry Shares”	Section 2.2(b)(ii)

“Bribery Legislation”	Section 3.6(c)

“Budget”	Section 5.1(p)

“Capitalization Date”	Section 3.2(a)

“Certificate of Merger”	Section 1.2

“Certificates”	Section 2.2(b)(i)

“Change of Board Recommendation”	Section 5.3(a)

“Closing”	Section 1.2

“Closing Date”	Section 1.2

“Company”	Preamble

“Company Board”	Recitals

“Company Board Recommendation”	Recitals

“Company Bylaws”	Section 3.1(b)

“Company Charter”	Section 3.1(b)

“Company Disclosure Schedule”	Article 3

“Company Equity Award”	Section 3.2(g)

“Company Equity Plans”	Section 2.4(a)

“Company Financial Advisor”	Section 3.20

“Company Financial Statements”	Section 3.7(a)

“Company Material Businesses”	Section 8.4

“Company Material Contract”	Section 3.13(b)

“Company Meeting”	Section 5.4(b)

“Company Option”	Section 2.4(a)

“Company Permits”	Section 3.6(a)

“Company Preferred Stock”	Section 3.2(a)

“Company Registered Intellectual Property”	Section 3.16(a)

“Company RSU”	Section 2.4(b)

“Company SEC Documents”	Section 3.7(a)

“Company Stockholder Approval”	Section 3.3(b)

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“Company Subsidiary”	Section 3.1(a)

“Company Termination Fee”	Section 7.2(b)

“Confidentiality Agreement”	Section 5.2(b)

“Continuing Employee”	Section 5.8(a)

“Covered Persons”	Section 5.9(a)

“D&O Insurance”	Section 5.9(c)

“DGCL”	Recitals

“Dissenting Shares”	Section 2.3

“Effect”	Section 8.4

“Effective Time”	Section 1.2

“Exchange Act”	Section 3.5

“Existing Loan Agreement”	Section 5.5(g)

“Expense Reimbursement”	Section 7.1(c)

“Extended Outside Date”	Section 7.1(d)

“Fairness Opinion”	Section 3.20

“FCPA”	Section 3.6(c)

“Foreign Plan”	Section 3.11(h)

“Governmental Enforcement Action”	Section 7.1(h)

“Initial Outside Date”	Section 7.1(d)

“Insurance Policies”	Section 3.18(a)

“Interim Financial Reports”	Section 5.2(a)

“Lease”	Section 3.19(c)

“Leased Real Property”	Section 3.19(c)

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“Multiemployer Plan”	Section 3.11(c)

“Notice Period”	Section 5.3(d)

“NYSE”	Section 3.5

“Option Payments”	Section 2.4(a)

“Parent”	Preamble

“Parent Disclosure Schedule”	Article 4

“Parent Representatives”	Section 5.2(a)

“Parent Termination Fee”	Section 7.2(g)

“Paying Agent”	Section 2.2(a)

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“Pro Rata Portion”	Section 2.4(c)

“Proposed Changed Terms”	Section 5.3(d)(ii)

“Provided Indemnification Agreements”	Section 5.9(a)

“Proxy Statement”	Section 5.4

“Registered Intellectual Property”	Section 3.16(a)

“Sarbanes-Oxley Act”	Section 3.7(a)

“SEC”	Section 3.1(b)

“Second Extended Outside Date”	Section 7.1(d)

“Section 16”	Section 5.12

“Significant Company Subsidiary” “Subject Acquisition Proposal”	Section 3.1(a) Section 7.2(c)

“Surviving Corporation”	Section 1.1(a)

“Vested Company Option”	Section 2.4(a)

8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.8 Entire Agreement. This Agreement (together with the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements (except the Confidentiality Agreement) and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

8.9 Assignment. This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties.

8.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) any Persons entitled to indemnification under the provisions of Section 5.9 (Indemnification of Directors and Officers), with respect to such provisions, (b) the stockholders of the Company, after the Effective Time, with respect to the right of such stockholders to receive the Merger Consideration pursuant to the terms of this Agreement and (c) if the Closing occurs, the right of holders of Company Options to receive their respective Option Payments after the Effective Time. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this

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Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto, and consequently, may not accurately characterize actual facts or circumstances.

8.11 Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Disclosure of any item on the Company Disclosure Schedule by reference to any particular Section or Subsection of this Agreement shall be deemed to constitute disclosure with respect to any other Section or Subsection of this Agreement if the applicability of such disclosure to such other Section or Subsection is reasonably apparent from such disclosure or the context in which such disclosure is made.

8.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.12, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by

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Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

8.13 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.14 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or Federal Court of the United States of America, or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. The Company’s or Parent’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach.

[Signature page follows]

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IN WITNESS WHEREOF, the Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Mark D. Okerstrom
	Name:	Mark D. Okerstrom
	Title:	Chief Financial Officer and Executive Vice President

XETA, INC.:

By:	/s/ Eric Hart
	Name:	Eric Hart
	Title:	Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

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ORBITZ WORLDWIDE, INC.:

By:	/s/ Barney Harford
	Name:	Barney Harford
	Title:	Chief Executive Office

[Signature Page to Agreement and Plan of Merger]

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EXHIBIT A

FORM OF

CERTIFICATE OF INCORPORATION

OF SURVIVING CORPORATION

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Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ORBITZ WORLDWIDE, INC.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Orbitz Worldwide, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of the registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1. The Corporation shall be authorized to issue 1000 shares of capital stock, of which 1000 shares shall be shares of Common Stock, $0.01 par value (“Common Stock”).

Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

ARTICLE V

Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted in the election of directors.

ARTICLE VI

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent.

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ARTICLE VIII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE IX

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE X

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article X shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

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EXHIBIT B

FORM OF BYLAWS

OF SURVIVING CORPORATION

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Exhibit B

ORBITZ WORLDWIDE, INC.

* * * * *

BY-LAWS

* * * * *

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Bellevue, State of Washington, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware. If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2. Annual meetings of stockholders shall be held on [—] day of [Month] if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o’clock A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.

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Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

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Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken, or which may be taken, at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors.

An electronic transmission, including but not limited to facsimile and electronic mail, consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered in accordance with Section 228 of the General Corporation Law of the State of Delaware, to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be fixed from time to time by the board of directors, but in no event shall be less than two nor more than five. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be

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necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special meetings of the board may be called by the president on 24 hours’ notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 8. At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Unless otherwise restricted by the certificate of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation except as otherwise restricted by statute, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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Section 13. Unless otherwise provided in the certificate of incorporation, the bylaws or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 14. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors except as otherwise provided by statute.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of Section 232 of the General Corporation Law of the State of Delaware.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a chief financial officer and a secretary. The board of directors may also choose vice-presidents, and one or more assistant secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation otherwise provides.

Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a chief financial officer.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by statute to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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Section 6. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 7. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 8. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 9. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation. If required by the board of directors, he or she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 10. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

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If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer or registrar at the date of issue.

Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Upon surrender to the corporation of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action; however with respect to determining stockholders entitled to consent to corporate action in writing without a meeting, such record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. No record date fixed as described above shall precede the date upon which the resolution fixing the record date is adopted by the board of directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. The fiscal year of the corporation shall be December 31.

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer

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seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided

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when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

Section 12. Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VIII to directors and officers of the corporation.

ARTICLE IX

AMENDMENTS

Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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ANNEX B

February 11, 2015

Board of Directors

Orbitz Worldwide, Inc.

500 W. Madison Street, Suite 1000

Chicago, IL 60661

Members of the Board:

We understand that Orbitz Worldwide, Inc. (the “Company”), Expedia, Inc. (“Parent”) and Xeta, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 11, 2015 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Parent, and each issued and outstanding share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), other than shares held in treasury by the Company, shares held by Parent, Purchaser (as defined in the Merger Agreement) or Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Parent and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $12.00 in cash per share. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliates of Parent (the “Holders”), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed a draft dated February 11, 2015 of the Merger Agreement (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information prepared by management of the Company, including financial projections and operating data of the Company (collectively, the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Draft Merger Agreement, without any modification, waiver or delay. We also have assumed that the final executed Merger Agreement will not differ in any material

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respect from the Draft Merger Agreement reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services payable upon rendering of this opinion. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst or its affiliates; however, Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ QATALYST PARTNERS LP

QATALYST PARTNERS LP

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ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

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(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days

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prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the

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date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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VOTE BY INTERNET - www.proxyvote.com
ORBITZ WORLDWIDE, INC. 500 W. MADISON STREET, SUITE 1000 CHICAGO, IL 60661	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M86719-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORBITZ WORLDWIDE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
4.	Election of Directors each for a three-year term.		☐	☐	☐
Nominees:

	01)	Martin Brand
	02)	Ken Esterow
	03)	Barney Harford

		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:

1.	Adoption of the Merger Agreement. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 12, 2015, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Orbitz Worldwide, Inc., a Delaware corporation, Expedia, Inc., a Delaware corporation, which we refer to as “Expedia,” and Xeta, Inc., an indirect wholly owned subsidiary of Expedia, which we refer to as “Merger Sub.” The merger agreement provides for the merger of Merger Sub with and into Orbitz, with Orbitz continuing as the surviving corporation, which we refer to as the “merger,” and the conversion of each share of Orbitz common stock (other than “excluded shares”), into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes. By “excluded shares,” we mean the shares of Orbitz common stock held by Orbitz as treasury stock, or owned by wholly owned subsidiaries of Orbitz or by Expedia, Merger Sub or any of their wholly owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law.	☐	☐	☐
		For	Against	Abstain

2.	Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Orbitz’s named executive officers in connection with the completion of the merger.	☐	☐	☐

3.	Adjournment of the Annual Meeting. To consider and vote upon a proposal to approve the adjournment of the Annual Meeting from time to time, if necessary or appropriate in the view of the Orbitz Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement.	☐	☐	☐

5.	Ratification of Deloitte & Touche LLP. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M86720-TBD

ORBITZ WORLDWIDE, INC.

Annual Meeting of Stockholders [TBD], 2015 [TBD] a.m.

This proxy is solicited by the Board of Directors

The undersigned hereby makes, constitutes and appoints Barney Harford and Jim Rogers, and each of them, proxies for the undersigned, with the powers the undersigned would possess if personally present, and full power of substitution to vote all shares of the common stock of Orbitz Worldwide, Inc. (the “Company” or “Orbitz”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) of the Company, to be held on [TBD], 2015, at [TBD] a.m. local time, at [TBD], or at any adjournments or postponements thereof. The undersigned also acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement. The undersigned hereby revokes any other proxy executed previously for the Annual Meeting. Each share of common stock of the Company has one vote.

This proxy, when properly executed, will be voted in the manner the undersigned directs on the reverse side of this card. If you sign and return this proxy but do not specify otherwise, this proxy will be voted “FOR” proposals 1, 2, 3, 4 and 5 listed on the reverse side of this card. Simply sign, date and return this proxy. If this proxy is not returned, then the shares of the common stock of the Company that you own will not be voted. Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side